================================================================================

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                    Depositor

              CREDIT-BASED ASSET SERVICING AND SECURITIZATION LLC,
                                     Seller

                            LITTON LOAN SERVICING LP,
                                    Servicer

                                       and

                       LASALLE BANK NATIONAL ASSOCIATION,
                                     Trustee

                         POOLING AND SERVICING AGREEMENT

                            Dated as of April 1, 2007

                              C-BASS 2007-CB4 Trust

         C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB4

================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I DEFINITIONS....................................................      9
   Section 1.01  Defined Terms...........................................      9
   Section 1.02  Accounting..............................................     55

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF
           CERTIFICATES..................................................     56
   Section 2.01  Conveyance of Mortgage Loans............................     56
   Section 2.02  Acceptance by Trustee...................................     58
   Section 2.03  Repurchase or Substitution of Mortgage Loans by the
                 Seller..................................................     59
   Section 2.04  Representations and Warranties of the Seller with
                 Respect to the Mortgage Loans...........................     62
   Section 2.05  Representations, Warranties and Covenants of the
                 Servicer................................................     63
   Section 2.06  Representations and Warranties of the Depositor.........     64
   Section 2.07  Issuance of Certificates and the Uncertificated
                 Regular Interests.......................................     66
   Section 2.08  Representations and Warranties of the Seller............     66
   Section 2.09  Covenants of the Seller.................................     68

ARTICLE III ADMINISTRATION AND SERVICING OF THE TRUST FUND...............     68
   Section 3.01  Servicer to Act as Servicer.............................     68
   Section 3.02  Collection of Mortgage Loan Payments....................     69
   Section 3.03  Realization Upon Defaulted Mortgage Loans...............     70
   Section 3.04  Collection Account and Distribution Account.............     71
   Section 3.05  Permitted Withdrawals From the Collection Account.......     72
   Section 3.06  Establishment of Escrow Account; Deposits in Escrow
                 Account.................................................     73
   Section 3.07  Permitted Withdrawals From Escrow Account...............     74
   Section 3.08  Payment of Taxes, Insurance and Other Charges;
                 Collections Thereunder..................................     74
   Section 3.09  Transfer of Accounts....................................     75
   Section 3.10  Maintenance of Hazard Insurance.........................     75
   Section 3.11  Maintenance of Mortgage Impairment Insurance Policy.....     76
   Section 3.12  Fidelity Bond, Errors and Omissions Insurance...........     76
   Section 3.13  Title, Management and Disposition of REO Property and
                 Certain Delinquent Mortgage Loans.......................     77
   Section 3.14  Due-on-Sale Clauses; Assumption and Substitution
                 Agreements..............................................     79
   Section 3.15  Notification of Adjustments.............................     79
   Section 3.16  Optional Purchases of Mortgage Loans by Servicer........     80

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   Section 3.17  Trustee to Cooperate; Release of Files..................     80
   Section 3.18  Servicing Compensation..................................     81
   Section 3.19  Annual Statement as to Compliance.......................     82
   Section 3.20  Reports on Assessment of Compliance and Attestation.....     82
   Section 3.21  Access to Certain Documentation and Information
                 Regarding the Mortgage Loans............................     84
   Section 3.22  Reserved................................................     84
   Section 3.23  Obligations of the Servicer in Respect of Compensating
                 Interest................................................     84
   Section 3.24  Obligations of the Servicer in Respect of Mortgage
                 Interest Rates and Monthly Payments.....................     85
   Section 3.25  Investment of Funds in the Collection Account and the
                 Distribution Account....................................     85
   Section 3.26  Liability of Servicer; Indemnification..................     86
   Section 3.27  Reports of Foreclosure and Abandonment of Mortgaged
                 Properties..............................................     87
   Section 3.28  Protection of Assets....................................     87
   Section 3.29  Periodic Filings........................................     87
   Section 3.30  Advance Facility........................................     91

ARTICLE IV FLOW OF FUNDS.................................................     93
   Section 4.01  Interest Distributions..................................     93
   Section 4.02  Distributions of Principal and Monthly Excess Cashflow
                 Amounts.................................................     95
   Section 4.03  Allocation of Losses....................................    103
   Section 4.04  Method of Distribution..................................    104
   Section 4.05  Distributions on Book-Entry Certificates................    104
   Section 4.06  Statements..............................................    104
   Section 4.07  Remittance Reports; Advances............................    107

ARTICLE V THE CERTIFICATES...............................................    109
   Section 5.01  The Certificates........................................    109
   Section 5.02  Registration of Transfer and Exchange of Certificates...    109
   Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates.......    115
   Section 5.04  Persons Deemed Owners...................................    115
   Section 5.05  Appointment of Paying Agent.............................    115

ARTICLE VI THE SELLER, THE SERVICER AND THE DEPOSITOR....................    116
   Section 6.01  Liability of the Seller, the Servicer and the
                 Depositor...............................................    116

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   Section 6.02  Merger or Consolidation of, or Assumption of the
                 Obligations of, the Seller, the Servicer or the
                 Depositor...............................................    116
   Section 6.03  Limitation on Liability of the Servicer and Others......    116
   Section 6.04  Servicer Not to Resign..................................    117
   Section 6.05  Delegation of Duties....................................    117

ARTICLE VII DEFAULT......................................................    118
   Section 7.01  Servicer Events of Termination..........................    118
   Section 7.02  Trustee to Act; Appointment of Successor................    119
   Section 7.03  Waiver of Defaults......................................    120
   Section 7.04  Notification to Certificateholders......................    121
   Section 7.05  Survivability of Servicer Liabilities...................    121

ARTICLE VIII THE TRUSTEE.................................................    121
   Section 8.01  Duties of Trustee.......................................    121
   Section 8.02  Certain Matters Affecting the Trustee...................    123
   Section 8.03  Trustee Not Liable for Certificates or Mortgage Loans...    124
   Section 8.04  Trustee May Own Certificates............................    125
   Section 8.05  Seller to Pay Trustee Fees and Expenses.................    125
   Section 8.06  Eligibility Requirements for Trustee....................    125
   Section 8.07  Resignation or Removal of Trustee.......................    126
   Section 8.08  Successor Trustee.......................................    126
   Section 8.09  Merger or Consolidation of Trustee......................    127
   Section 8.10  Appointment of Co-Trustee or Separate Trustee...........    127
   Section 8.11  Limitation of Liability.................................    128
   Section 8.12  Trustee May Enforce Claims Without Possession of
                 Certificates............................................    128
   Section 8.13  Suits for Enforcement...................................    129
   Section 8.14  Waiver of Bond Requirement..............................    129
   Section 8.15  Waiver of Inventory, Accounting and Appraisal
                 Requirement.............................................    129

ARTICLE IX REMIC AND GRANTOR TRUST ADMINISTRATION........................    129
   Section 9.01  REMIC Administration....................................    129
   Section 9.02  Prohibited Transactions and Activities..................    135
   Section 9.03  Indemnification with Respect to Certain Taxes and Loss
                 of REMIC Status.........................................    135
   Section 9.04  REO Property............................................    136

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
ARTICLE X TERMINATION....................................................    136
   Section 10.01 Termination.............................................    136
   Section 10.02 Additional Termination Requirements.....................    138

ARTICLE XI MISCELLANEOUS PROVISIONS......................................    139
   Section 11.01 Amendment...............................................    139
   Section 11.02 Recordation of Agreement; Counterparts..................    140
   Section 11.03 Limitation on Rights of Certificateholders..............    140
   Section 11.04 Governing Law; Jurisdiction.............................    141
   Section 11.05 Notices.................................................    141
   Section 11.06 Severability of Provisions..............................    142
   Section 11.07 Article and Section References..........................    142
   Section 11.08 Notice to the Rating Agencies...........................    142
   Section 11.09 Further Assurances......................................    143
   Section 11.10 Benefits of Agreement...................................    143
   Section 11.11 Acts of Certificateholders..............................    143
   Section 11.12 Compliance with Regulation AB...........................    143

                                    EXHIBITS:

Exhibit A-1   Form of Class A-1 Certificates
Exhibit A-2   Form of Class A-2 Certificates
Exhibit A-3   Form of Class M Certificates
Exhibit B-1   Form of Offered Class B Certificates
Exhibit B-2   Form of Private Class B Certificates (144A)
Exhibit B-3   Form of Private Class B Certificates (Regulation S)
Exhibit C-1   Form of Class R Certificate
Exhibit C-2   Form of Class R-X Certificates
Exhibit C-3   Form of Class P Certificates
Exhibit C-4   Form of Class CE Certificates
Exhibit D-1   Mortgage Loan Schedule
Exhibit D-2   Group I Mortgage Loans
Exhibit D-3   Group II Mortgage Loans
Exhibit E     Form of Request for Release of Documents
Exhibit F-1   Form of Custodian's Initial Certification
Exhibit F-2   Form of Custodian's Final Certification
Exhibit F-3   Form of Receipt of Mortgage Note
Exhibit G     Mortgage Loan Purchase Agreement
Exhibit H     Form of Lost Note Affidavit
Exhibit I     Form of ERISA Representation
Exhibit J     Forms of Investment Letters
Exhibit K     Form of Residual Certificate Transfer Affidavit
Exhibit L     Form of Transferor Certificate
Exhibit M     Monthly Information Provided by Servicer
Exhibit N     Form of Swap Agreement
Exhibit O     Form of Power of Attorney
Exhibit P-1   Form of 1122(d) Servicing Criteria Letter
Exhibit P-2   Servicing Criteria to be Addressed in Assessment on Compliance
Exhibit P-3   Form of Sarbanes-Oxley Certification (Servicer)
Exhibit P-4   Form of Item 1123 Certification of Servicer
Exhibit P-5   Form of Officer's Certificate of trustee
Exhibit Q     Form of Officer's Certificate with Respect to Prepayments
Exhibit R     Form 8-K Disclosure
Exhibit S     Form 10-D Disclosure
Exhibit T     Form 10-K Disclosure
Exhibit U     Form of Additional Disclosure Notification

     This Pooling and Servicing Agreement is dated as of April 1, 2007 (the "Agreement"), among MERRILL LYNCH MORTGAGE INVESTORS, INC., as depositor (the "Depositor"), CREDIT-BASED ASSET SERVICING AND SECURITIZATION LLC, as seller (the "Seller"), LITTON LOAN SERVICING LP, as servicer ("Litton" or the "Servicer") and LASALLE BANK NATIONAL ASSOCIATION, as trustee (the "Trustee").

                             PRELIMINARY STATEMENT

     The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of twenty-three Classes of Certificates, designated as (i) the Class A-1A, Class A-1B, Class A-1C, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, (ii) the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, (iii) the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, (iv) the Class P Certificates, (v) the Class CE-1 and Class CE-2 Certificates and (vi) the Class R Certificates and the Class R-X Certificates.

     As provided herein, the Trustee shall elect that the Trust Fund (other than amounts distributable to the Class P Certificates, the Swap Agreement and the Supplemental Interest Trust) be treated for federal income tax purposes as thirteen separate real estate mortgage investment conduits (each a "REMIC" or, in the alternative, the "SWAP REMIC," "REMIC 1," "REMIC 2," "REMIC M-5," "REMIC M-6," "REMIC B-1," "REMIC B-2," "REMIC B-3," "REMIC B-4," "REMIC B-5," "REMIC CE-1," "REMIC IO" and "REMIC CE-2" respectively). The REMIC CE-2 Regular Interests represent all of the "regular interests" in REMIC CE-2. The REMIC IO Regular Interests represent all of the "regular interests" in REMIC IO. The REMIC CE-1 Regular Interests represent all of the "regular interests" in REMIC CE-1. The REMIC B-5 Regular Interests represent all of the "regular interests" in REMIC B-5. The REMIC B-4 Regular Interests represent all of the "regular interests" in REMIC B-4. The REMIC B-3 Regular Interests represent all of the "regular interests" in REMIC B-3. The REMIC B-2 Regular Interests represent all of the "regular interests" in REMIC B-2. The REMIC B-1 Regular Interests represent all of the "regular interests" in REMIC B-1. The REMIC M-6 Regular Interests represent all of the "regular interests" in REMIC M-6. The REMIC M-5 Regular Interests represent all of the "regular interests" in REMIC M-5. The REMIC 2 Regular Interests represent all of the "regular interests" in REMIC 2. The REMIC 1 Regular Interests represent all of the "regular interests" in REMIC
1. The SWAP REMIC Regular Interests represent all of the "regular interests" in the SWAP REMIC. Each Class of Cap Carryover Certificates (other than the Class M-5, Class M-6 and Class B Certificates) represents beneficial ownership of the Corresponding REMIC 2 Regular Interest, the right to receive payments in respect of Excess Interest and obligations with respect to Class Payment Shortfalls. The Class M-5 Certificates represent beneficial ownership of the REMIC M-5 Regular Interest, the right to receive payments in respect of Excess Interest and obligations with respect to Class Payment Shortfalls. The Class M-6 Certificates represent beneficial ownership of the REMIC M-6 Regular Interest, the right to receive payments in respect of Excess Interest and obligations with respect to Class Payment Shortfalls. The Class B-1 Certificates represent beneficial ownership of the REMIC B-1 Regular Interest, the right to receive payments in respect of Excess Interest and obligations with respect to Class Payment Shortfalls. The Class B-2 Certificates represent beneficial ownership of the REMIC B-2 Regular Interest, the right to receive payments in respect of Excess Interest and obligations with respect to Class Payment Shortfalls. The Class B-3 Certificates represent beneficial ownership of the REMIC B-3 Regular Interest, the right to receive payments in respect of Excess Interest and obligations with respect to Class Payment Shortfalls. The Class B-4 Certificates represent beneficial ownership of the REMIC B-4 Regular Interest, the right to receive payments in respect of Excess Interest and obligations with respect to Class Payment Shortfalls. The Class B-5 Certificates represent beneficial ownership of the REMIC B-5 Regular Interest,

C-BASS 2007-CB4
Pooling and Servicing Agreement
13551833.BUSINESS
the right to receive payments in respect of Excess Interest and obligations with respect to Class Payment Shortfalls.

     For federal income tax purposes, the Class CE-2 Certificates shall represent a "regular interest" in REMIC CE-2 entitled to 100% of the payments on the REMIC 2 CE-2 Interest. For federal income tax purposes, the Class CE-1 Certificates shall represent (i) the right to receive all distributions with respect to the REMIC Regular Interests represented by the REMIC CE-1 CE-1 Interest and the REMIC IO IO Interest, (ii) the obligation to pay amounts in respect of Excess Interest and the right to receive amounts in respect of Class Payment Shortfalls as described in Section 9.01(l) and (iii) ownership of the Swap Agreement and the Supplemental Interest Trust. The Class P Certificates shall be entitled to the amounts distributable in respect of prepayment penalties on the Mortgage Loans pursuant to Section 4.01 hereof and shall not represent a REMIC regular interest. Each of the Class R-SW, Class R-1 and Class R-2 Interests, represented collectively by the Class R Certificates, represents the sole Class of "residual interest" in the SWAP REMIC, REMIC 1 and REMIC 2, respectively, for purposes of the REMIC Provisions. Each of the Class R-M-5, Class R-M-6, Class R-B-1, Class R-B-2, Class R-B-3, Class R-B-4, Class R-B-5, Class R-CE-1, Class R-IO and Class R-CE-2 Interests, represented collectively by the Class R-X Certificates, represent the sole Class of "residual interest" in REMIC M-5, REMIC M-6, REMIC B-1, REMIC B-2, REMIC B-3, REMIC B-4, REMIC B-5, REMIC CE-1, REMIC IO and REMIC CE-2, respectively, for purposes of the REMIC provisions.

     The assets of the Trust Fund (other than the Supplemental Interest Trust, the Swap Agreement and the rights to payments distributable to the Class P Certificates) will be held as assets of the SWAP REMIC. The SWAP REMIC Regular Interests will be held as assets of REMIC 1. The REMIC 1 Regular Interests will be held as assets of REMIC 2. The REMIC 2 M-5 Interest will be held as the sole asset of REMIC M-5. The REMIC 2 M-6 Interest will be held as the sole asset of REMIC M-6. The REMIC 2 B-1 Interest will be held as the sole asset of REMIC B-1. The REMIC 2 B-2 Interest will be held as the sole asset of REMIC B-2. The REMIC 2 B-3 Interest will be held as the sole asset of REMIC B-3. The REMIC 2 B-4 Interest will be held as the sole asset of REMIC B-4. The REMIC 2 B-5 Interest will be held as the sole asset of REMIC B-5. The REMIC 2 CE-1 Interest will be held as the sole asset of REMIC CE-1. The REMIC 2 IO Interest will be held as the sole asset of REMIC IO. The REMIC 2 CE-2 Interest will be held as the sole asset of REMIC CE-2. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the Distribution Date in May 2047.

THE SWAP REMIC

     The following table sets forth the designations, initial principal balances and interest rates for each interest in the SWAP REMIC:

Class     Initial Principal Balance   Interest Rate
-------   -------------------------   -------------
1-SW1          $103,794,217.519            (1)
1-SW1A         $  2,499,067.827            (2)
1-SW1B         $  2,499,067.827            (3)
1-SW2A         $  2,874,019.345            (2)
1-SW2B         $  2,874,019.345            (3)
1-SW3A         $  3,289,121.770            (2)
1-SW3B         $  3,289,121.770            (3)
1-SW4A         $  3,527,764.758            (2)

1-SW4B         $  3,527,764.758            (3)
1-SW5A         $  3,932,567.686            (2)
1-SW5B         $  3,932,567.686            (3)
1-SW6A         $  4,039,596.335            (2)
1-SW6B         $  4,039,596.335            (3)
1-SW7A         $  4,234,250.016            (2)
1-SW7B         $  4,234,250.016            (3)
1-SW8A         $  4,005,978.507            (2)
1-SW8B         $  4,005,978.507            (3)
1-SW9A         $  3,956,179.946            (2)
1-SW9B         $  3,956,179.946            (3)
1-SW10A        $  3,981,091.224            (2)
1-SW10B        $  3,981,091.224            (3)
1-SW11A        $  3,801,868.792            (2)
1-SW11B        $  3,801,868.792            (3)
1-SW12A        $  3,713,064.379            (2)
1-SW12B        $  3,713,064.379            (3)
1-SW13A        $  3,695,317.693            (2)
1-SW13B        $  3,695,317.693            (3)
1-SW14A        $  3,862,604.694            (2)
1-SW14B        $  3,862,604.694            (3)
1-SW15A        $  4,062,549.755            (2)
1-SW15B        $  4,062,549.755            (3)
1-SW16A        $  4,226,361.267            (2)
1-SW16B        $  4,226,361.267            (3)
1-SW17A        $  9,300,157.528            (2)
1-SW17B        $  9,300,157.528            (3)
1-SW18A        $  6,986,544.619            (2)
1-SW18B        $  6,986,544.619            (3)
1-SW19A        $  8,284,597.071            (2)
1-SW19B        $  8,284,597.071            (3)
1-SW20A        $     68,038.460            (2)
1-SW20B        $     68,038.460            (3)
1-SW21A        $  4,114,369.825            (2)
1-SW21B        $  4,114,369.825            (3)
1-SW22A        $  1,193,620.172            (2)
1-SW22B        $  1,193,620.172            (3)
1-SW23A        $  1,413,798.649            (2)
1-SW23B        $  1,413,798.649            (3)
1-SW24A        $  1,790,114.835            (2)
1-SW24B        $  1,790,114.835            (3)
1-SW25A        $  1,513,780.677            (2)
1-SW25B        $  1,513,780.677            (3)
1-SW26A        $    999,385.723            (2)
1-SW26B        $    999,385.723            (3)
1-SW27A        $    776,799.832            (2)
1-SW27B        $    776,799.832            (3)

1-SW28A        $    927,802.124            (2)
1-SW28B        $    927,802.124            (3)
1-SW29A        $  1,472,474.052            (2)
1-SW29B        $  1,472,474.052            (3)
1-SW30A        $    574,914.242            (2)
1-SW30B        $    574,914.242            (3)
1-SW31A        $    539,827.105            (2)
1-SW31B        $    539,827.105            (3)
1-SW32A        $    520,107.565            (2)
1-SW32B        $    520,107.565            (3)
1-SW33A        $    501,121.181            (2)
1-SW33B        $    501,121.181            (3)
1-SW34A        $    482,839.292            (2)
1-SW34B        $    482,839.292            (3)
1-SW35A        $    465,235.238            (2)
1-SW35B        $    465,235.238            (3)
1-SW36A        $    448,283.025            (2)
1-SW36B        $    448,283.025            (3)
1-SW37A        $    431,958.327            (2)
1-SW37B        $    431,958.327            (3)
1-SW38A        $    416,236.482            (2)
1-SW38B        $    416,236.482            (3)
1-SW39A        $    401,095.496            (2)
1-SW39B        $    401,095.496            (3)
1-SW40A        $    386,512.708            (2)
1-SW40B        $    386,512.708            (3)
1-SW41A        $    372,467.456            (2)
1-SW41B        $    372,467.456            (3)
1-SW42A        $    358,939.078            (2)
1-SW42B        $    358,939.078            (3)
1-SW43A        $    345,907.912            (2)
1-SW43B        $    345,907.912            (3)
1-SW44A        $    333,730.206            (2)
1-SW44B        $    333,730.206            (3)
1-SW45A        $  8,892,554.281            (2)
1-SW45B        $  8,892,554.281            (3)
2-SW2          $ 51,934,956.261            (4)
2-SW1A         $  1,250,445.173            (5)
2-SW1B         $  1,250,445.173            (6)
2-SW2A         $  1,438,057.655            (5)
2-SW2B         $  1,438,057.655            (6)
2-SW3A         $  1,645,760.230            (5)
2-SW3B         $  1,645,760.230            (6)
2-SW4A         $  1,765,168.742            (5)
2-SW4B         $  1,765,168.742            (6)
2-SW5A         $  1,967,717.814            (5)
2-SW5B         $  1,967,717.814            (6)

2-SW6A         $  2,021,271.165            (5)
2-SW6B         $  2,021,271.165            (6)
2-SW7A         $  2,118,668.984            (5)
2-SW7B         $  2,118,668.984            (6)
2-SW8A         $  2,004,449.993            (5)
2-SW8B         $  2,004,449.993            (6)
2-SW9A         $  1,979,532.554            (5)
2-SW9B         $  1,979,532.554            (6)
2-SW10A        $  1,991,997.276            (5)
2-SW10B        $  1,991,997.276            (6)
2-SW11A        $  1,902,320.708            (5)
2-SW11B        $  1,902,320.708            (6)
2-SW12A        $  1,857,886.121            (5)
2-SW12B        $  1,857,886.121            (6)
2-SW13A        $  1,849,006.307            (5)
2-SW13B        $  1,849,006.307            (6)
2-SW14A        $  1,932,710.806            (5)
2-SW14B        $  1,932,710.806            (6)
2-SW15A        $  2,032,756.245            (5)
2-SW15B        $  2,032,756.245            (6)
2-SW16A        $  2,114,721.733            (5)
2-SW16B        $  2,114,721.733            (6)
2-SW17A        $  4,653,469.972            (5)
2-SW17B        $  4,653,469.972            (6)
2-SW18A        $  3,495,819.881            (5)
2-SW18B        $  3,495,819.881            (6)
2-SW19A        $  4,145,319.429            (5)
2-SW19B        $  4,145,319.429            (6)
2-SW20A        $     34,044.040            (5)
2-SW20B        $     34,044.040            (6)
2-SW21A        $  2,058,685.175            (5)
2-SW21B        $  2,058,685.175            (6)
2-SW22A        $    597,245.328            (5)
2-SW22B        $    597,245.328            (6)
2-SW23A        $    707,414.851            (5)
2-SW23B        $    707,414.851            (6)
2-SW24A        $    895,710.165            (5)
2-SW24B        $    895,710.165            (6)
2-SW25A        $    757,442.323            (5)
2-SW25B        $    757,442.323            (6)
2-SW26A        $    500,057.277            (5)
2-SW26B        $    500,057.277            (6)
2-SW27A        $    388,683.168            (5)
2-SW27B        $    388,683.168            (6)
2-SW28A        $    464,239.376            (5)
2-SW28B        $    464,239.376            (6)
2-SW29A        $    736,773.948            (5)

2-SW29B        $    736,773.948            (6)
2-SW30A        $    287,666.758            (5)
2-SW30B        $    287,666.758            (6)
2-SW31A        $    270,110.395            (5)
2-SW31B        $    270,110.395            (6)
2-SW32A        $    260,243.435            (5)
2-SW32B        $    260,243.435            (6)
2-SW33A        $    250,743.319            (5)
2-SW33B        $    250,743.319            (6)
2-SW34A        $    241,595.708            (5)
2-SW34B        $    241,595.708            (6)
2-SW35A        $    232,787.262            (5)
2-SW35B        $    232,787.262            (6)
2-SW36A        $    224,304.975            (5)
2-SW36B        $    224,304.975            (6)
2-SW37A        $    216,136.673            (5)
2-SW37B        $    216,136.673            (6)
2-SW38A        $    208,270.018            (5)
2-SW38B        $    208,270.018            (6)
2-SW39A        $    200,694.004            (5)
2-SW39B        $    200,694.004            (6)
2-SW40A        $    193,397.292            (5)
2-SW40B        $    193,397.292            (6)
2-SW41A        $    186,369.544            (5)
2-SW41B        $    186,369.544            (6)
2-SW42A        $    179,600.422            (5)
2-SW42B        $    179,600.422            (6)
2-SW43A        $    173,080.088            (5)
2-SW43B        $    173,080.088            (6)
2-SW44A        $    166,986.794            (5)
2-SW44B        $    166,986.794            (6)
2-SW45A        $  4,449,519.719            (5)
2-SW45B        $  4,449,519.719            (6)
R-SW                         (7)           (7)
SW-CE2                       (8)           (8)

(1) The interest rate on the Class 1-SW1 Interest shall be a per annum rate equal to the Group I Net WAC.

(2) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest beginning with the designation "1" and ending with the designation "A" shall be a per annum rate equal to 2 times the Group I Net WAC, subject to a maximum rate of 2 times the REMIC Swap Rate for such Distribution Date.

(3) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest beginning with the designation "1" and ending with the designation "B" shall be a per annum rate equal to the greater of (x) the excess, if any, of (i) 2 times the Group I Net WAC over
     (ii) 2 times the REMIC Swap Rate for such Distribution Date and (y) 0.00%.

(4) The interest rate on the Class 2-SW2 Interest shall be a per annum rate equal to the Group II Net WAC.

(5) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest beginning with the designation "2" and ending with the designation "A" shall be a per annum rate equal to 2 times the Group II Net WAC, subject to a maximum rate of 2 times the REMIC Swap Rate for such Distribution Date.

(6) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest beginning with the designation "2" and ending with the designation "B" shall be a per annum rate equal to the greater of (x) the excess, if any, of (i) 2 times the Group II Net WAC over (ii) 2 times the REMIC Swap Rate for such Distribution Date and (y) 0.00%.

(7) The Class R-SW Interest shall have no principal amount and shall bear no interest.

(8) The Class SW-CE2 Interest shall be entitled to distributions in the same amounts as all distributions on the Class CE-2 Certificates.

REMIC 1

     The following table specifies the class designation, interest rate, initial principal amount and Class of Related Certificate or Related Loan Group for each class of REMIC 1 Interests.

                                                         Related Certificate or
Designation   Interest Rate   Initial Principal Amount     Related Loan Group
-----------   -------------   ------------------------   ----------------------
LT1-A1A            (1)                  (4)                    Class A-1A
LT1-A1B            (1)                  (4)                    Class A-1B
LT1-A1C            (1)                  (4)                    Class A-1C
LT1-A2A            (1)                  (4)                    Class A-2A
LT1-A2B            (1)                  (4)                    Class A-2B
LT1-A2C            (1)                  (4)                    Class A-2C
LT1-A2D            (1)                  (4)                    Class A-2D
LT1-M1             (1)                  (4)                    Class M-1
LT1-M2             (1)                  (4)                    Class M-2
LT1-M3             (1)                  (4)                    Class M-3
LT1-M4             (1)                  (4)                    Class M-4
LT1-M5             (1)                  (4)                    Class M-5
LT1-M6             (1)                  (4)                    Class M-6
LT1-B1             (1)                  (4)                    Class B-1
LT1-B2             (1)                  (4)                    Class B-2
LT1-B3             (1)                  (4)                    Class B-3
LT1-B4             (1)                  (4)                    Class B-4
LT1-B5             (1)                  (4)                    Class B-5

LT1-X1             (1)                  (5)                        N/A
LT1-IA             (1)                  (6)                   Loan Group I
LT1-IB             (2)                  (7)                   Loan Group I
LT1-IIA            (1)                  (8)                   Loan Group II
LT1-IIB            (3)                  (9)                   Loan Group II
LT1-X2             (1)                  (10)                       N/A
LT1-IO            (11)                  (11)                       N/A
LT1-CE2           (12)                  (12)                       N/A
R-1               (13)                  (13)                       N/A

----------
(1) For any Distribution Date, the interest rate for these interests shall be a per annum rate (but not less than zero) equal to the product of (i) the weighted average of the interest rates on the SWAP REMIC Regular Interests (other than the Class SW-CE2 Interest) for such Distribution Date and (ii) a fraction the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period for the Class A-1 Certificates, provided however, that for any Distribution Date on which the Class LT1-IO Interest is entitled to a portion of interest accruals on a SWAP REMIC Regular Interest ending with a designation "A" as described in footnote 11 below, such weighted average shall be computed by first subjecting the rate on such SWAP REMIC Regular Interest to a cap equal to Swap LIBOR for such Distribution Date.

(2) For each Distribution Date, the interest rate for the Class LT1-IB Interest shall be a per annum rate equal to the product of (i) the weighted average of the interest rates on the SWAP REMIC Regular Interests beginning with the designation "1" for such Distribution Date and (ii) a fraction the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period for the Class A-1 Certificates, provided, however, that for any Distribution Date on which the Class LT1-IO Interest is entitled to a portion of interest accruals on a SWAP REMIC Regular Interest ending with a designation "A" as described in footnote 11 below, such weighted average shall be computed by first subjecting the rate on such SWAP REMIC Regular Interest to a cap equal to Swap LIBOR for such Distribution Date.

(3) For each Distribution Date, the interest rate for the Class LT1-IIB Interest shall be a per annum rate equal to the product of (i) the weighted average of the interest rates on the SWAP REMIC Regular Interests beginning with the designation "2" for such Distribution Date and (ii) a fraction the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period for the Class A-1 Certificates, provided, however, that for any Distribution Date on which the Class LT1-IO Interest is entitled to a portion of interest accruals on a SWAP REMIC Regular Interest ending with a designation "A" as described in footnote 11 below, such weighted average shall be computed by first subjecting the rate on such SWAP REMIC Regular Interest to a cap equal to Swap LIBOR for such Distribution Date.

(4) The initial principal amount of these interests shall be an amount equal to 25% of the initial principal amount of the related certificates.

(5) The initial principal amount of this interest shall be an amount equal to the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the aggregate initial principal amount of the Marker I Interests.

(6) The initial principal amount of the Class LT1-IA Interest shall equal 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of Loan Group I over (ii) the aggregate of the initial principal amount of the Class A-1 Certificates.

(7) The initial principal amount of the Class LT1-IB Interest shall equal 0.05% of the aggregate Cut-off Date Principal Balance of Loan Group I.

(8) The initial principal amount of the Class LT1-IIA Interest shall equal 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of Loan Group II over (ii) the aggregate of the initial principal amount of the Class A-2 Certificates.

(9) The initial principal amount of the Class LT1-IIB Interest shall equal 0.05% of the aggregate Cut-off Date Principal Balance of the Loan Group II.

(10) The initial principal amount of the Class LT1-X2 Interest shall equal the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the aggregate initial principal amount of the Marker II Interests.

(11) The Class LT1-IO Interest is an interest-only class that does not have a principal balance. For only those Distribution Dates listed in the first column of the table below, the Class LT1-IO Interest shall be entitled to interest accrued on the SWAP REMIC Regular Interest listed in the second column below at a per annum rate equal to the excess, if any, of (i) the interest rate for such SWAP REMIC Regular Interest for such Distribution Date over (ii) Swap LIBOR for such Distribution Date.

Distribution      SWAP REMIC
    Date       Regular Interest
------------   ----------------
     1            Class SW-1A
    1-2           Class SW-2A
    1-3           Class SW-3A
    1-4           Class SW-4A
    1-5           Class SW-5A
    1-6           Class SW-6A
    1-7           Class SW-7A
    1-8           Class SW-8A
    1-9           Class SW-9A
   1-10          Class SW-10A
   1-11          Class SW-11A
   1-12          Class SW-12A
   1-13          Class SW-13A
   1-14          Class SW-14A
   1-15          Class SW-15A
   1-16          Class SW-16A
   1-17          Class SW-17A
   1-18          Class SW-18A
   1-19          Class SW-19A
   1-20          Class SW-20A
   1-22          Class SW-21A
   1-27          Class SW-22A
   1-28          Class SW-23A
   1-29          Class SW-24A
   1-30          Class SW-25A
   1-31          Class SW-26A
   1-32          Class SW-27A
   1-33          Class SW-28A
   1-34          Class SW-29A
   1-35          Class SW-30A
   1-36          Class SW-31A
   1-37          Class SW-32A
   1-38          Class SW-33A
   1-39          Class SW-34A
   1-40          Class SW-35A
   1-41          Class SW-36A
   1-42          Class SW-37A

   1-43          Class SW-38A
   1-44          Class SW-39A
   1-45          Class SW-40A
   1-46          Class SW-41A
   1-47          Class SW-42A
   1-48          Class SW-43A
   1-49          Class SW-44A
   1-50          Class SW-45A

(12) The Class LT1-CE2 Interest shall be entitled to distributions in the same amounts as all distributions on the Class CE-2 Certificates.

(13) The Class R-1 Interest shall represent the sole class of residual interest in REMIC 1. The Class R-1 Interest will not have a principal amount or an interest rate. The Class R-1 Interest shall be represented by the Class R Certificate.

     All computations with respect to any REMIC 1 Interest shall be taken out to ten decimal places.

     REMIC 2

     The sole assets of REMIC 2 shall be the REMIC 1 Regular Interests. The regular interests in REMIC 2 shall be the REMIC 2 Regular Interests. The residual interest in REMIC 2 will be the Class R-2 Interest, which will be represented by the Class R Certificate.

     REMIC M-5

     The sole asset of REMIC M-5 shall be the REMIC 2 M-5 Interest. The sole regular interest in REMIC M-5 will be the REMIC M-5 M-5 Interest. The residual interest in REMIC M-5 will be the Class R-M-5 Interest, which will be represented by the Class R-X Certificate.

     REMIC M-6

     The sole asset of REMIC M-6 shall be the REMIC 2 M-6 Interest. The sole regular interest in REMIC M-6 will be the REMIC M-6 M-6 Interest. The residual interest in REMIC M-6 will be the Class R-M-6 Interest, which will be represented by the Class R-X Certificate.

     REMIC B-1

     The sole asset of REMIC B-1 shall be the REMIC 2 B-1 Interest. The sole regular interest in REMIC B-1 will be the REMIC B-1 B-1 Interest. The residual interest in REMIC B-1 will be the Class R-B-1 Interest, which will be represented by the Class R-X Certificate.

     REMIC B-2

     The sole asset of REMIC B-2 shall be the REMIC 2 B-2 Interest. The sole regular interest in REMIC B-2 will be the REMIC B-2 B-2 Interest. The residual interest in REMIC B-2 will be the Class R-B-2 Interest, which will be represented by the Class R-X Certificate.

     REMIC B-3

     The sole asset of REMIC B-3 shall be the REMIC 2 B-3 Interest. The sole regular interest in REMIC B-3 will be the REMIC B-3 B-3 Interest. The residual interest in REMIC B-3 will be the Class R-B-3 Interest, which will be represented by the Class R-X Certificate.

     REMIC B-4

     The sole asset of REMIC B-4 shall be the REMIC 2 B-4 Interest. The sole regular interest in REMIC B-4 will be the REMIC B-4 B-4 Interest. The residual interest in REMIC B-4 will be the Class R-B-4 Interest, which will be represented by the Class R-X Certificate.

     REMIC B-5

     The sole asset of REMIC B-5 shall be the REMIC 2 B-5 Interest. The sole regular interest in REMIC B-5 will be the REMIC B-5 B-5 Interest. The residual interest in REMIC B-5 will be the Class R-B-5 Interest, which will be represented by the Class R-X Certificate.

     REMIC CE-1

     The sole asset of REMIC CE-1 shall be the REMIC 2 CE-1 Interest. The sole regular interest in REMIC CE-1 will be the REMIC CE-1 CE-1 Interest. The residual interest in REMIC CE-1 will be the Class R-CE-1 Interest, which will be represented by the Class R-X Certificate.

     REMIC IO

     The sole asset of REMIC IO shall be the REMIC 2 IO Interest. The sole regular interest in REMIC IO will be the REMIC IO IO Interest. The residual interest in REMIC IO will be the Class R-IO Interest, which will be represented by the Class R-X Certificate.

     REMIC CE-2

     The sole asset of REMIC CE-2 shall be the REMIC 2 CE-2 Interest. The sole regular interest in REMIC CE-2 will be the Class CE-2 Certificates. The residual interest in REMIC CE-2 will be the Class R-CE-2 Interest, which will be represented by the Class R-X Certificate.

     The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance, for each Class of Certificates comprising the interests in the Trust Fund created hereunder:

          Original Class
           Certificate
         Principal Balance   Pass-Through       Final
Class   or Notional Amount       Rate       Maturity Dates
-----   ------------------   ------------   --------------
 A-1A      $168,865,000           (1)       April 25, 2037
 A-1B        55,839,000           (2)       April 25, 2037
 A-1C        28,311,000           (3)       April 25, 2037
 A-2A        67,002,000           (4)       April 25, 2037
 A-2B        28,911,000           (5)       April 25, 2037
 A-2C        18,027,000           (6)       April 25, 2037
 A-2D        12,660,000           (7)       April 25, 2037
 M-1         17,922,000           (8)       April 25, 2037

          Original Class
           Certificate
         Principal Balance   Pass-Through       Final
Class   or Notional Amount       Rate       Maturity Dates
-----   ------------------   ------------   --------------
 M-2         16,429,000           (9)       April 25, 2037
 M-3         10,206,000          (10)       April 25, 2037
 M-4          8,961,000          (11)       April 25, 2037
 M-5          8,214,000          (12)       April 25, 2037
 M-6          7,467,000          (13)       April 25, 2037
 B-1          7,467,000          (14)       April 25, 2037
 B-2          6,472,000          (15)       April 25, 2037
 B-3          5,974,000          (16)       April 25, 2037
 B-4          7,716,000          (17)       April 25, 2037
 B-5          5,476,000          (18)       April 25, 2037
 CE-1               N/A          (19)             N/A
 CE-2               N/A          (20)             N/A
  P                 N/A          (21)             N/A
  R                 N/A          N/A              N/A
 R -X               N/A          N/A              N/A
           ------------
Total      $479,158,000
           ============

(1) Interest will accrue on the Class A-1A Certificates during each Interest Accrual Period at a rate equal to the least of: (i) the Class A-1A Pass-Through Rate, (ii) the Class A-1 Net WAC Cap for such Distribution Date and (iii) the Class A-1 Maximum Rate Cap.

(2) Interest will accrue on the Class A-1B Certificates during each Interest Accrual Period at a rate equal to the least of: (i) the Class A-1B Pass-Through Rate, (ii) the Class A-1 Net WAC Cap for such Distribution Date and (iii) the Class A-1 Maximum Rate Cap.

(3) Interest will accrue on the Class A-1C Certificates during each Interest Accrual Period at a rate equal to the least of: (i) the Class A-1C Pass-Through Rate, (ii) the Class A-1 Net WAC Cap for such Distribution Date and (iii) the Class A-1 Maximum Rate Cap.

(4) Interest will accrue on the Class A-2A Certificates during each Interest Accrual Period at a rate equal to the least of: (i) the Class A-2A Pass-Through Rate and (ii) the Class A-2 Net WAC Cap for such Distribution Date.

(5) Interest will accrue on the Class A-2B Certificates during each Interest Accrual Period at a rate equal to the least of: (i) the Class A-2B Pass-Through Rate and (ii) the Class A-2 Net WAC Cap for such Distribution Date.

(6) Interest will accrue on the Class A-2C Certificates during each Interest Accrual Period at a rate equal to the least of: (i) the Class A-2C Pass-Through Rate and (ii) the Class A-2 Net WAC Cap for such Distribution Date.

(7) Interest will accrue on the Class A-2D Certificates during each Interest Accrual Period at a rate equal to the least of: (i) the Class A-2D Pass-Through Rate and (ii) the Class A-2 Net WAC Cap for such Distribution Date.

(8) Interest will accrue on the Class M-1 Certificates during each Interest Accrual Period at a rate equal to the least of: (i) the Class M-1 Pass-Through Rate, (ii) the Subordinate Net WAC Cap for such Distribution Date and (iii) the Subordinate Maximum Rate Cap.

(9) Interest will accrue on the Class M-2 Certificates during each Interest Accrual Period at a rate equal to the least of: (i) the Class M-2 Pass-Through Rate, (ii) the Subordinate Net WAC Cap for such Distribution Date and (iii) the Subordinate Maximum Rate Cap.

(10) Interest will accrue on the Class M-3 Certificates during each Interest Accrual Period at a rate equal to the least of: (i) the Class M-3 Pass-Through Rate, (ii) the Subordinate Net WAC Cap for such Distribution Date and (iii) the Subordinate Maximum Rate Cap.

(11) Interest will accrue on the Class M-4 Certificates during each Interest Accrual Period at a rate equal to the least of: (i) the Class M-4 Pass-Through Rate, (ii) the Subordinate Net WAC Cap for such Distribution Date and (iii) the Subordinate Maximum Rate Cap.

(12) Interest will accrue on the Class M-5 Certificates during each Interest Accrual Period at a rate equal to the least of: (i) the Class M-5 Pass-Through Rate, (ii) the Subordinate Net WAC Cap for such Distribution Date and (iii) the Subordinate Maximum Rate Cap.

(13) Interest will accrue on the Class M-6 Certificates during each Interest Accrual Period at a rate equal to the least of: (i) the Class M-6 Pass-Through Rate, (ii) the Subordinate Net WAC Cap for such Distribution Date and (iii) the Subordinate Maximum Rate Cap.

(14) Interest will accrue on the Class B-1 Certificates during each Interest Accrual Period at a rate equal to the least of: (i) the Class B-1 Pass-Through Rate, (ii) the Subordinate Net WAC Cap for such Distribution Date and (iii) the Subordinate Maximum Rate Cap.

(15) Interest will accrue on the Class B-2 Certificates during each Interest Accrual Period at a rate equal to the least of: (i) the Class B-2 Pass-Through Rate, (ii) the Subordinate Net WAC Cap for such Distribution Date and (iii) the Subordinate Maximum Rate Cap.

(16) Interest will accrue on the Class B-3 Certificates during each Interest Accrual Period at a rate equal to the least of: (i) the Class B-3 Pass-Through Rate, (ii) the Subordinate Net WAC Cap for such Distribution Date and (iii) the Subordinate Maximum Rate Cap.

(17) Interest will accrue on the Class B-4 Certificates during each Interest Accrual Period at a rate equal to the least of: (i) the Class B-4 Pass-Through Rate, (ii) the Subordinate Net WAC Cap for such Distribution Date and (iii) the Subordinate Maximum Rate Cap.

(18) Interest will accrue on the Class B-5 Certificates during each Interest Accrual Period at a rate equal to the least of: (i) the Class B-5 Pass-Through Rate, (ii) the Subordinate Net WAC Cap for such Distribution Date and (iii) the Subordinate Maximum Rate Cap.

(19) For federal income tax purposes, the Class CE-1 Certificate shall represent
     (i) the right to receive all distributions with respect to the REMIC Regular Interests represented by the REMIC CE-1 CE-1 Interest and the REMIC IO IO Interest, (ii) the obligation to pay amounts in respect of Excess Interest and the right to receive amounts in respect of Class Payment Shortfalls as described in Section 9.01(l) and (iii) ownership of the Swap Agreement and the Supplemental Interest Trust.

(20) The Class CE-2 Certificate shall represent the right to receive the Excess Servicing Fee.

(21) The Class P Certificates shall be entitled to the amounts distributable in respect of prepayment penalties on the Mortgage Loans pursuant to Section
     4.01 hereof and shall not represent a REMIC regular interest.

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01 Defined Terms.

     Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, interest on the Adjustable Rate Certificates and on the REMIC 1 Regular Interests and the REMIC 2 CE-1 Interest will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year. Interest on the Fixed Rate Certificates and the SWAP REMIC Regular Interests will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "1933 Act": The Securities Act of 1933, as amended.

     "60+ Day Delinquent Loan": With respect to any date of determination, each Mortgage Loan with respect to which any portion of a Monthly Payment is, as of the last day of the prior Collection Period, two months or more past due, each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date.

     "Account": Any of the Collection Account, the Distribution Account, the Swap Account, and the Escrow Account.

     "Accountant's Attestation": As defined in Section 3.20.

     "Accrued Certificate Interest": With respect to each Distribution Date and each Class of P&I Certificates, an amount equal to the interest accrued at the applicable rate set forth or described for such Class in the table in the Preliminary Statement during the related Interest Accrual Period on the Certificate Principal Balance or Notional Amount of such Class of Certificates, reduced by such Class's Interest Percentage of Relief Act Interest Shortfalls for such Distribution Date.

     "Adjustable Rate Certificate": Any of the Class A-1, Class M or the Adjustable Rate Class B Certificates.

     "Adjustable Rate Class B Certificate": Any of the Class B-1, Class B-2 or Class B-3 Certificates.

     "Adjustment Date": With respect to each adjustable rate Mortgage Loan, each adjustment date, on which the Mortgage Interest Rate of an adjustable rate Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each adjustable rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

     "Adjustment Period": As defined in the Preliminary Statement.

     "Advance": As to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of any Distribution Date pursuant to Section 4.07.

     "Advance Facility": As defined in Section 3.30(a) hereof.

     "Advance Facility Notice": As defined in Section 3.30(b) hereof.

     "Advance Financing Person": As defined in Section 3.30(a) hereof.

     "Advance Reimbursement Amounts": As defined in Section 3.30(b) hereof.

     "Adverse REMIC Event": As defined in Section 9.01(f) hereof.

     "Affiliate": With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

     "Agreement": This Pooling and Servicing Agreement and all amendments and supplements hereto.

     "Applicable Regulations": As to any Mortgage Loan, all federal, state and local laws, statutes, rules and regulations applicable thereto, including with respect to each FHA Loan, the FHA Regulations and the related FHA Insurance Contract and with respect to each VA Loan, the VA Regulations and the related VA Guaranty.

     "Applied Realized Loss Amount": With respect to each Distribution Date, the excess, if any, of (a) the aggregate of the Certificate Principal Balances of the Certificates (after giving effect to all distributions on such Distribution
Date) over (b) the Pool Balance as of the end of the related Collection Period.

     "Assessment of Compliance": As defined in Section 3.20.

     "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect or record the sale of the Mortgage.

     "Available Funds": As to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the Monthly Payments due during the related Collection Period and received by the Servicer on or prior to the related Determination Date, (b) Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, Principal Prepayments, Substitution Adjustment Amounts, the Purchase Price for any repurchased Mortgage Loan, the Termination Price with respect to the termination of the Trust pursuant to Section 10.01 hereof, any Reimbursement Amount or Subsequent Recovery deposited to the Collection Account and other unscheduled recoveries of principal and interest (excluding prepayment penalties) in respect of the Mortgage Loans during the related Prepayment Period, (c) the aggregate of any amounts received in respect of an REO Property withdrawn from any REO account and deposited in the Collection Account for such Distribution Date, (d) any Compensating Interest for such Distribution Date, and
(e) the aggregate of any Advances made by the Servicer for such Distribution Date over (ii) the sum of (a) amounts reimbursable or payable to the Servicer pursuant to Section 3.05, (b) Stayed Funds, (c) the Servicing Fee, (d) expenses reimbursable pursuant to Section 6.03 and fees, expenses and indemnities due to the Trustee pursuant to Section 8.05 and (e) amounts deposited in the Collection Account or the Distribution Account, as the case may be, in error.

     "Balloon Mortgage Loan": A Mortgage Loan that provides for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding monthly payment.

     "Balloon Payment": A payment of the unamortized principal balance of a Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding Monthly Payment.

     "Bankruptcy Code": Title 11 of the United States Code, as amended.

     "Book-Entry Certificates": Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant," or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, the Class A, Class M and Class B Certificates shall be Book-Entry Certificates.

     "Book-Entry Regulation S Global Security": As defined in Section 5.01.

     "Cap Carryover Certificate": The Class A, Class M and Class B Certificates.

     "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Delaware, the State of New York, the State of Texas, the State of Illinois or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

     "Certificate": Any Regular Certificate or Residual Certificate.

     "Certificate Custodian": Initially, LaSalle Bank National Association; thereafter any other Certificate Custodian acceptable to the Depository and selected by the Trustee.

     "Certificate Owner": With respect to each Book-Entry Certificate, any beneficial owner thereof.

     "Certificate Principal Balance": With respect to any Class of P&I Certificates and any Distribution Date, the Original Class Certificate Principal Balance reduced by the sum of (i) all amounts actually distributed in respect of principal of such Class on all prior Distribution Dates and (ii) Applied Realized Loss Amounts allocated thereto. The Class CE-1, Class CE-2, Class P and Residual Certificates do not have a Certificate Principal Balance. With respect to any Certificate (other than a Class CE-1, Class CE-2, Class P or a Residual Certificate) of a Class and any Distribution Date, the portion of the Certificate Principal Balance of such Class represented by such Certificate equal to the product of the Percentage Interest evidenced by such Certificate and the Certificate Principal Balance of such Class. Notwithstanding the foregoing on any Distribution Date relating to a Collection Period in which a Subsequent Recovery has been received by the Servicer, the Certificate Principal Balance of any Class of Certificates then outstanding for which any Applied Realized Loss Amount has been allocated will be increased, in order of seniority, by an amount equal to the lesser of (i) the Unpaid Realized Loss Amount for such Class of Certificates and (ii) the amount of any Subsequent Recovery allocable to principal distributed on such date to the Certificateholders (reduced by the amount of the increase in the Certificate Principal Balance of any more senior Class of Certificates pursuant to this sentence on such Distribution Date).

     "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02 hereof.

     "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or Disqualified Non-U.S. Person shall not be a Holder of a Residual Certificate for any purpose hereof.

     "Class": Collectively, Certificates or REMIC Regular Interests which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

     "Class A Certificate": Any one of the Certificates with an "A" designated on the face thereof substantially in the form annexed hereto as Exhibits A-1 and A-2, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

     "Class A Certificateholders": Collectively, the Holders of the Class A Certificates.

     "Class A Interest Carry Forward Amount": For any Distribution Date, the sum of the Interest Carry Forward Amounts for the Class A Certificates for such Distribution Date.

     "Class A Principal Distribution Amount": As of any Distribution Date, the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount.

     "Class A-1 Certificates": Any of the Class A-1A, Class A-1B or Class A-1C Certificates.

     "Class A-1 Maximum Rate Cap": With respect to any Distribution Date, will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest that would have accrued on the Group I Mortgage Loans during the related Collection Period at their maximum lifetime Net Mortgage Interest Rates plus the pro rata portion of any Net Swap Payment and Swap Termination Payment (other than a Defaulted Swap Termination Payment), if any, made to the Supplemental Interest Trust and (y) the aggregate Principal Balance of the Group I Mortgage Loans (as of the first day of the related Collection Period) expressed on the basis of a 360 day year and the actual number of days elapsed in the related Interest Accrual Period.

     "Class A-1 Net WAC Cap" With respect to any Distribution Date, a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Group I Mortgage Loans for the related Collection Period at their Net Mortgage Interest Rate less the pro rata portion of any Net Swap Payment or any Swap Termination Payment (other than a Defaulted Swap Termination Payment) owed to the Swap Counterparty and (y) the aggregate Principal Balance of the Group I Mortgage Loans (as of the first day of the related Collection Period), expressed on the basis of a 360 day year and the actual number of days elapsed in the related Interest Accrual Period.

     "Class A-1A Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.090% per annum, and (ii) following the Optional Termination Date, 0.180% per annum.

     "Class A-1A Pass-Through Rate": For each Distribution Date, the least of
(i) LIBOR as of the related LIBOR Determination Date, plus the Class A-1A Certificate Margin, (ii) the Class A-1 Net WAC Cap and (iii) the Class A-1 Maximum Rate Cap.

     "Class A-1B Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.180% per annum, and (ii) following the Optional Termination Date, 0.360% per annum.

     "Class A-1B Pass-Through Rate": For each Distribution Date, the least of
(i) LIBOR as of the related LIBOR Determination Date, plus the Class A-1B Certificate Margin, (ii) the Class A-1 Net WAC Cap and (iii) the Class A-1 Maximum Rate Cap.

     "Class A-1C Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.280% per annum, and (ii) following the Optional Termination Date, 0.560% per annum.

     "Class A-1C Pass-Through Rate": For each Distribution Date, the least of
(i) LIBOR as of the related LIBOR Determination Date, plus the Class A-1C Certificate Margin, (ii) the Class A-1 Net WAC Cap and (iii) the Class A-1 Maximum Rate Cap.

     "Class A-2 Certificates": Any of the Class A-2A, Class A-2B, Class A-2C or Class A-2D Certificates.

     "Class A-2 Maximum Rate Cap": With respect to any Distribution Date, will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest that would have accrued on the Group II Mortgage Loans for the related Collection Period at their Net Mortgage Interest Rates plus the pro rata portion of any Net Swap Payment and Swap Termination Payment (other than a Defaulted Swap Termination Payment), if any, made to the Supplemental Interest Trust and
(y) the aggregate Principal Balance of the Group II Mortgage Loans (as of the first day of the related Collection Period) expressed on the basis of a 360 day year consisting of twelve 30-day months.

     "Class A-2 Net WAC Cap" With respect to any Distribution Date, a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Group II Mortgage Loans for the related Collection Period at their Net Mortgage Interest Rate less the pro rata portion of any Net Swap Payment or any Swap Termination Payment (other than a Defaulted Swap Termination Payment) owed to the Swap Counterparty and (y) the aggregate Principal Balance of the Group II Mortgage Loans (as of the first day of the related Collection Period), expressed on the basis of a 360 day year consisting of twelve 30-day months.

     "Class A-2A Pass-Through Rate": For each Distribution Date, the lesser of
(i) (a) on or prior to the Optional Termination Date, 5.844% per annum and (b) following the Optional Termination Date, 6.344% per annum and (ii) the Class A-2 Net WAC Cap.

     "Class A-2B Pass-Through Rate": For each Distribution Date, the lesser of
(i) (a) on or prior to the Optional Termination Date, 5.723% per annum and (b) following the Optional Termination Date, 6.223% per annum and (ii) the Class A-2 Net WAC Cap.

     "Class A-2C Pass-Through Rate": For each Distribution Date, the lesser of
(i) (a) on or prior to the Optional Termination Date, 6.114% per annum and (b) following the Optional Termination Date, 6.614% per annum and (ii) the Class A-2 Net WAC Cap.

     "Class A-2D Lockout Distribution Amount": For any Distribution Date, the product of (x) the Class A-2D Lockout Distribution Percentage for that Distribution Date and (y) the Class A-2D Pro Rata Distribution Amount for that Distribution Date. In no event shall the Class A-2D Lockout Distribution

Amount for a Distribution Date exceed the principal distribution amount for the Class A-2 Certificates for that Distribution Date or the certificate principal balance of the Class A-2D Certificates immediately prior to that Distribution Date.

     "Class A-2D Lockout Distribution Percentage": The applicable percentage listed in the table below:

                             Class A-2D Lockout
   Distribution Date      Distribution Percentage
   -----------------      -----------------------
May 2007 - April 2010                 0%
May 2010 - April 2012                45%
May 2012 - April 2013                80%
May 2013 - April 2014               100%
May 2014 and thereafter             300%

     "Class A-2D Pro Rata Distribution Amount": For any Distribution Date, an amount equal to the product of (x) a fraction, the numerator of which is the certificate principal balance of the Class A-2D Certificates immediately prior to that Distribution Date and the denominator of which is the aggregate certificate principal balance of the Class A-2 Certificates immediately prior to that Distribution Date and (y) the amount of principal allocated to the Class A-2 Certificates for that Distribution Date.

     "Class A-2D Pass-Through Rate": For each Distribution Date, the lesser of
(i) (a) on or prior to the Optional Termination Date, 5.863% per annum and (b) following the Optional Termination Date, 6.363% per annum and (ii) the Class A-2 Net WAC Cap.

     "Class B Certificate": Any one of the Certificates with a "B" designated on the face thereof substantially in the form annexed hereto as Exhibits B-1, B-2 and B-3, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

     "Class B Certificateholders": Collectively, the Holders of the Class B Certificates.

     "Class B-1 Applied Realized Loss Amount": As to the Class B-1 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class B-1 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class B-2 Applied Realized Loss Amount, the Class B-3 Applied Realized Loss Amount, the Class B-4 Applied Realized Loss Amount and the Class B-5 Applied Realized Loss Amount each case as of such Distribution Date.

     "Class B-1 Certificate Margin": For each Distribution Date, (i) on or prior to the Optional Termination Date, 1.550% per annum and (ii) following the Optional Termination Date, 2.325% per annum.

     "Class B-1 Pass-Through Rate": For each Distribution Date, the least of (i) LIBOR as of the related LIBOR Determination Date, plus the Class B-1 Certificate Margin, (ii) the Subordinate Net WAC Cap and (iii) the Subordinate Maximum Rate Cap.

     "Class B-1 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A and Class M Certificates (after taking into account the payment of the related Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 83.30% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor applicable to such Distribution Date.

     "Class B-1 Realized Loss Amortization Amount": As to the Class B-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-1 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xxiii) hereof, in each case for such Distribution Date.

     "Class B-2 Applied Realized Loss Amount": As to the Class B-2 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class B-2 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class B-3 Applied Realized Loss Amount, the Class B-4 Applied Realized Loss Amount and the Class B-5 Applied Realized Loss Amount, in each case as of such Distribution Date.

     "Class B-2 Certificate Margin": For each Distribution Date, (i) on or prior to the Optional Termination Date, 2.000% per annum and (ii) following the Optional Termination Date, 3.000% per annum.

     "Class B-2 Pass-Through Rate": For each Distribution Date, the least of (i) LIBOR as of the related LIBOR Determination Date, plus the Class B-2 Certificate Margin, (ii) the Subordinate Net WAC Cap and (iii) the Subordinate Maximum Rate Cap.

     "Class B-2 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A, Class M and Class B-1 Certificates (after taking into account the payment of the related Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 85.90% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor applicable to such Distribution Date.

     "Class B-2 Realized Loss Amortization Amount": As to the Class B-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-2 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xxvi) hereof, in each case for such Distribution Date.

     "Class B-3 Applied Realized Loss Amount": As to the Class B-3 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class B-3 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class B-4 Applied Realized Loss Amount and the Class B-5 Applied Realized Loss Amount, in each case as of such Distribution Date.

     "Class B-3 Certificate Margin": For each Distribution Date, (i) on or prior to the Optional Termination Date, 2.500% per annum and (ii) following the Optional Termination Date, 3.750% per annum.

     "Class B-3 Pass-Through Rate": For each Distribution Date, the least of (i) LIBOR as of the related LIBOR Determination Date, plus the Class B-3 Certificate Margin, (ii) the Subordinate Net WAC Cap and (iii) the Subordinate Maximum Rate Cap.

     "Class B-3 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A, Class M, Class B-1 and Class B-2 Certificates (after taking into account the payment of the related Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) approximately 88.30% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor applicable to such Distribution Date.

     "Class B-3 Realized Loss Amortization Amount": As to the Class B-3 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-3 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xxix) hereof, in each case for such Distribution Date.

     "Class B-4 Applied Realized Loss Amount": As to the Class B-4 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class B-4 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the Class B-5 Applied Realized Loss Amount, as of such Distribution Date

     "Class B-4 Pass-Through Rate": For each Distribution Date, the least of (i)
(a) on or prior to the Optional Termination Date, 7.000% per annum and (b) following the Optional Termination Date, 7.500% per annum, (ii) the Subordinate Net WAC Cap and (iii) the Subordinate Maximum Rate Cap.

     "Class B-4 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A, Class M, Class B-1, Class B-2 and Class B-3

Certificates (after taking into account the payment of the related Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.40% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor applicable to such Distribution Date.

     "Class B-4 Realized Loss Amortization Amount": As to the Class B-4 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-4 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xxxii) hereof, in each case for such Distribution Date.

     "Class B-5 Applied Realized Loss Amount": As to the Class B-5 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class B-5 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the Applied Realized Loss Amount as of such Distribution Date.

     "Class B-5 Pass-Through Rate": For each Distribution Date, the least of (i)
(a) on or prior to the Optional Termination Date, 7.000% per annum and (b) following the Optional Termination Date, 7.500% per annum, (ii) the Subordinate Net WAC Cap and (iii) the Subordinate Maximum Rate Cap.

     "Class B-5 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A, Class M, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates (after taking into account the payment of the related Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.60% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor applicable to such Distribution Date.

     "Class B-5 Realized Loss Amortization Amount": As to the Class B-5 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-5 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xxxv) hereof, in each case for such Distribution Date.

     "Class CE-1": Any one of the Class CE-1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit C-4, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

     "Class CE-1 Distributable Amount": On any Distribution Date, the excess of
(i) the sum of (x) the excess of the aggregate Cut-off Date Principal Balances of the Mortgage Loans over the aggregate Original Class Certificate Principal Balance of the Certificates, (y) the aggregate REMIC 2 CE-1 Interest Current Interest for such Distribution Date and all prior Distribution Dates and (z) amounts treated as received by the Class CE-1 Certificates in respect of Class Payment Shortfalls described in Section 9.01(l)(ii) over (ii) the sum of (w) the aggregate payments in respect of Excess Interest for such Distribution Date and all prior Distribution Dates, (x) all prior distributions to the Class CE-1 Certificates under Section 4.02(b)(xl) hereof, (y) all payments treated as distributed by REMIC CE-1 to the REMIC CE-1 CE Interest then paid to the Swap Counterparty as described in Section 9.01(o) and (z) all payments treated as paid by the Class A, Class M and Class B Certificates to the Class CE-1 Certificates in respect of Class Payment Shortfalls then paid to the Swap Counterparty as described in
Section 9.01(o).

     "Class CE-2": Any one of the Class CE-2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit C-4, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

     "Class CE-2 Distributable Amount": On any Distribution Date, the Excess Servicing Fee.

     "Class M Certificate": Any one of the Certificates with an "M" designated on the face thereof substantially in the form annexed hereto as Exhibit A-3, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

     "Class M Certificateholders": Collectively, the Holders of the Class M Certificates.

     "Class M-1 Principal Distribution Amount" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balances of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 59.70% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor applicable to such Distribution Date.

     "Class M-1 Applied Realized Loss Amount": As to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-1 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class M-2 Applied Realized Loss Amount, the Class M-3 Applied Realized Loss Amount, the Class M-4 Applied Realized Loss Amount, the Class M-5 Applied Realized Loss Amount, the Class M-6 Applied Realized Loss Amount, the Class B-1 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount, the Class B-3 Applied Realized Loss Amount, the Class B-4 Applied Realized Loss Amount and the Class B-5 Applied Realized Loss Amount in each case as of such Distribution Date.

     "Class M-1 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.320% per annum, and (ii) following the Optional Termination Date, 0.480% per annum.

     "Class M-1 Pass-Through Rate": For each Distribution Date, the least of (i) LIBOR as of the related LIBOR Determination Date, plus the Class M-1 Certificate Margin, (ii) the Subordinate Net WAC Cap and (iii) the Subordinate Maximum Rate Cap.

     "Class M-1 Realized Loss Amortization Amount": As to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-1 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (v) hereof, in each case for such Distribution Date.

     "Class M-2 Applied Realized Loss Amount": As to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-2 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class M-3 Applied Realized Loss Amount, the Class M-4 Applied Realized Loss Amount, the Class M-5 Applied Realized Loss Amount, the Class M-6 Applied Realized Loss Amount, the Class B-1 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount, the Class B-3 Applied Realized Loss Amount, the Class B-4 Applied Realized Loss Amount and the Class B-5 Applied Realized Loss Amount, in each case as of such Distribution Date.

     "Class M-2 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.370% per annum, and (ii) following the Optional Termination Date, 0.555% per annum.

     "Class M-2 Pass-Through Rate": For each Distribution Date, the least of (i) LIBOR as of the related LIBOR Determination Date, plus the Class M-2 Certificate Margin, (ii) the Subordinate Net WAC Cap and (iii) the Subordinate Maximum Rate Cap.

     "Class M-2 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A and Class M-1 Certificates (after taking into account the payment of the related Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 66.30% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor applicable to such Distribution Date.

     "Class M-2 Realized Loss Amortization Amount": As to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-2 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (viii) hereof, in each case for such Distribution Date.

     "Class M-3 Applied Realized Loss Amount": As to the Class M-3 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-3 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class M-4 Applied Realized Loss Amount, the Class M-5 Applied Realized Loss Amount, the Class M-6 Applied Realized Loss Amount, the Class B-1 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount, the Class B-3 Applied Realized Loss Amount, the Class B-4 Applied Realized Loss Amount and the Class B-5 Applied Realized Loss Amount, in each case as of such Distribution Date.

     "Class M-3 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.450% per annum, and (ii) following the Optional Termination Date, 0.675% per annum.

     "Class M-3 Pass-Through Rate": For each Distribution Date, the least of (i) LIBOR as of the related LIBOR Determination Date, plus the Class M-3 Certificate Margin, (ii) the Subordinate Net WAC Cap and (iii) the Subordinate Maximum Rate Cap.

     "Class M-3 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A, Class M-1 and Class M-2 Certificates (after taking into account the payment of the related Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 70.40% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor applicable to such Distribution Date.

     "Class M-3 Realized Loss Amortization Amount": As to the Class M-3 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-3 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xi) hereof, in each case for such Distribution Date.

     "Class M-4 Applied Realized Loss Amount": As to the Class M-4 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-4 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class M-5 Applied Realized Loss Amount, the Class M-6 Applied Realized Loss Amount, the Class B-1 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount, the Class B-3 the Class B-4 Applied Realized Loss Amount and the Class B-5 Applied Realized Loss Amount, in each case as of such Distribution Date.

     "Class M-4 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.700% per annum, and (ii) following the Optional Termination Date, 1.050% per annum.

     "Class M-4 Pass-Through Rate": For each Distribution Date, the least of (i) LIBOR as of the related LIBOR Determination Date, plus the Class M-4 Certificate Margin, (ii) the Subordinate Net WAC Cap and (iii) the Subordinate Maximum Rate Cap.

     "Class M-4 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A, Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the related Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) approximately 70.00% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor applicable to such Distribution Date.

     "Class M-4 Realized Loss Amortization Amount": As to the Class M-4 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-4 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xiv) hereof, in each case for such Distribution Date.

     "Class M-5 Applied Realized Loss Amount": As to the Class M-5 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-5 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class M-6 Applied Realized Loss Amount, the Class B-1 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount, the Class B-3 Applied Realized Loss Amount, the Class B-4 Applied Realized Loss Amount and the Class B-5 Applied Realized Loss Amount, in each case as of such Distribution Date.

     "Class M-5 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 0.850% per annum, and (ii) following the Optional Termination Date, 1.275% per annum.

     "Class M-5 Pass-Through Rate": For each Distribution Date, the least of (i) LIBOR as of the related LIBOR Determination Date, plus the Class M-5 Certificate Margin, (ii) the Subordinate Net WAC Cap and (iii) the Subordinate Maximum Rate Cap.

     "Class M-5 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the payment of the related Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 77.30% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor applicable to such Distribution Date.

     "Class M-5 Realized Loss Amortization Amount": As to the Class M-5 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-5 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xvii) hereof, in each case for such Distribution Date.

     "Class M-6 Applied Realized Loss Amount": As to the Class M-6 Certificates and as of any Distribution Date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such Distribution Date, but prior to the application of the Class M-6 Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the Class B-1 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount, the Class B-3 Applied

Realized Loss Amount, the Class B-4 Applied Realized Loss Amount and the Class B-5 Applied Realized Loss Amount, in each case as of such Distribution Date.

     "Class M-6 Certificate Margin": For each Distribution Date (i) on or prior to the Optional Termination Date, 1.200% per annum, and (ii) following the Optional Termination Date, 1.800% per annum.

     "Class M-6 Pass-Through Rate": For each Distribution Date, the least of (i) LIBOR as of the related LIBOR Determination Date, plus the Class M-6 Certificate Margin, (ii) the Subordinate Net WAC Cap and (iii) the Subordinate Maximum Rate Cap.

     "Class M-6 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account the payment of the related Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 80.30% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor applicable to such Distribution Date.

     "Class M-6 Realized Loss Amortization Amount": As to the Class M-6 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-6 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in Section 4.02(b)(i) through (xx) hereof, in each case for such Distribution Date.

     "Class P Certificate": Any one of the Certificates with a "P" designated on the face thereof substantially in the form annexed hereto as Exhibit C-3, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar, representing the right to distributions as set forth herein and therein.

     "Class Payment Shortfall": As defined in Section 9.01(l)(ii) herein.

     "Class R Certificate": The Class R Certificate executed by the Trustee on behalf of the Trust, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C-1 and evidencing the ownership of the Residual Interest in each of the SWAP REMIC, REMIC 1 and REMIC 2. The Class R Certificate represents the ownership of the Class R-SW Interest, Class R-1 Interest and Class R-2 Interest.

     "Class R-1 Interest": The uncertificated residual interest in REMIC 1.

     "Class R-2 Interest": The uncertificated residual interest in REMIC 2.

     "Class R-M-5 Interest": The uncertificated residual interest in REMIC M-5.

     "Class R-M-6 Interest": The uncertificated residual interest in REMIC M-6.

     "Class R-B-1 Interest": The uncertificated residual interest in REMIC B-1.

     "Class R-B-2 Interest": The uncertificated residual interest in REMIC B-2.

     "Class R-B-3 Interest": The uncertificated residual interest in REMIC B-3.

     "Class R-B-4 Interest": The uncertificated residual interest in REMIC B-4.

     "Class R-B-5 Interest": The uncertificated residual interest in REMIC B-5.

     "Class R-CE-1 Interest": The uncertificated residual interest in REMIC
CE-1.

     "Class R-CE-2 Interest": The uncertificated residual interest in REMIC
CE-2.

     "Class R-IO Interest": The uncertificated residual interest in REMIC IO.

     "Class R-SW Interest": The uncertificated residual interest in the SWAP REMIC.

     "Class R-X Certificate": The Class R-X Certificate executed by the Trustee on behalf of the Trust, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C-2 and evidencing the ownership of the Residual Interest in each of REMIC M-5, REMIC M-6, REMIC B-1, REMIC B-2, REMIC B-3, REMIC B-4, REMIC B-5, REMIC CE-1, REMIC IO and REMIC CE-2. The Class R-X Certificate represents the ownership of the Class R-M-5 Interest, Class R-M-6 Interest, Class R-B-1 Interest, Class R-B-2 Interest, Class R-B-3 Interest, Class R-B-4 Interest, Class R-B-5 Interest, Class R-CE-1 Interest, Class R-IO Interest and Class R-CE-2 Interest.

     "Closing Date": April 27, 2007.

     "Code": The Internal Revenue Code of 1986, as it may be amended from time to time.

     "Collection Account": The account or accounts created and maintained by the Servicer pursuant to Section 3.04, which shall be entitled "Collection Account, Litton Loan Servicing LP, as Servicer for the registered Holders of the C-BASS 2007-CB4, C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB4," and which must be an Eligible Account.

     "Collection Period": With respect to any Distribution Date, the period from the second day of the calendar month preceding the month in which such Distribution Date occurs through the first day of the month in which such Distribution Date occurs.

     "Combined Loan-to-Value Ratio": As of any date and Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan as of the Cut-off Date plus the principal balance of any related senior mortgage loan, if any, at origination of the Mortgage Loan and the denominator of which is the Value of the related Mortgaged Property.

     "Compensating Interest": As defined in Section 3.23 hereof.

     "Condemnation Proceeds": All awards or settlements in respect of a taking of a Mortgaged Property by exercise of the power of eminent domain or condemnation.

     "Corporate Trust Office": With respect to the Trustee, the principal corporate trust office of the Trustee at which at any particular time (a) its corporate trust business in connection with this Agreement shall be administered, and (b) certificates may be presented for transfer and exchange and for purpose of surrender for the final distribution thereon, which office at the date of execution of this Agreement is located at: 135 S. LaSalle Street, Suite 1511, Chicago, IL 60603, Attention: Global Securities and Trust Services Group - C-BASS 2007-CB4, or at such other addresses as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer and the Seller.

     "Corresponding Cap Carryover Certificate" and "Corresponding REMIC 2 Regular Interest": For any REMIC 2 Regular Interest set forth below, the corresponding Cap Carryover Certificate set forth below, and for any Cap Carryover Certificate set forth below, the corresponding REMIC 2 Regular Interest set forth below:

Corresponding Cap Carryover Certificate   Corresponding REMIC 2 Regular Interest
---------------------------------------   --------------------------------------
         Class A-1A Certificate                    REMIC 2 A-1A Interest
         Class A-1B Certificate                    REMIC 2 A-1B Interest
         Class A-1C Certificate                    REMIC 2 A-1C Interest
         Class A-2A Certificate                    REMIC 2 A-2A Interest
        Class A-2B Certificates                    REMIC 2 A-2B Interest
         Class A-2C Certificate                    REMIC 2 A-2C Interest
        Class A-2D Certificates                    REMIC 2 A-2D Interest
         Class M-1 Certificate                     REMIC 2 M-1 Interest
         Class M-2 Certificate                     REMIC 2 M-2 Interest
         Class M-3 Certificate                     REMIC 2 M-3 Interest
         Class M-4 Certificate                     REMIC 2 M-4 Interest
         Class M-5 Certificate                     REMIC 2 M-5 Interest
         Class M-6 Certificate                     REMIC 2 M-6 Interest
         Class B-1 Certificate                     REMIC 2 B-1 Interest
         Class B-2 Certificate                     REMIC 2 B-2 Interest
         Class B-3 Certificate                     REMIC 2 B-3 Interest
         Class B-4 Certificate                     REMIC 2 B-4 Interest
         Class B-5 Certificate                     REMIC 2 B-5 Interest

     "Custodial Agreement": The Custodial Agreement, dated as of April 1, 2007, among the Trustee, the Servicer and the Custodian, as the same may be amended or supplemented pursuant to the terms thereof.

     "Custodian": The Bank of New York, a New York banking corporation, or any successor custodian appointed pursuant to the terms of the Custodial Agreement.

     "Cut-off Date": April 1, 2007.

     "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date after application of funds received or advanced on or before such date (or as of the applicable date of substitution with respect to an Eligible Substitute Mortgage Loan).

     "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

     "Defaulted Swap Termination Payment": Any payment required to be made by the Supplemental Interest Trust to the Swap Counterparty pursuant to the Swap Agreement as a result of an "Event of Default" (as defined in the Swap Agreement) with respect to which the Swap Counterparty is the defaulting party or a termination event under that agreement (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole "Affected Party" (as defined in the Swap Agreement).

     "Defective Mortgage Loan": A Mortgage Loan replaced or to be replaced by one or more Eligible Substitute Mortgage Loans.

     "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

     "Definitive Certificates": As defined in Section 5.02(c) hereof.

     "Delinquent": Any Mortgage Loan with respect to which the Monthly Payment and/or any Escrow Payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan or any Mortgage Loan with respect to which any Servicing Advances made on or before the Cut-off Date has not been reimbursed by the related Mortgagor.

     "Depositor": Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, or any successor in interest.

     "Depository": The initial depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

     "Depository Participant": A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     "Determination Date": With respect to any Distribution Date, the 16th day of the calendar month in which such Distribution Date occurs or, if such 16th day is not a Business Day, the Business Day immediately following such 16th day.

     "Disqualified Non-U.S. Person": With respect to a Residual Certificate, any
(A) non-U.S. Person or agent thereof or (B) U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person.

     "Disqualified Organization": A "disqualified organization" under Section 860E of the Code, which as of the Closing Date is any of: (i) the United States, any state or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code, or (iv) any other Person so designated to the Trustee based upon an Opinion of Counsel provided by nationally recognized counsel that the holding of an ownership interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and a majority of its board of directors is not selected by a governmental unit. The term "United States," "state" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

     "Distribution Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) which shall be entitled "Distribution Account, LaSalle Bank National Association, as Trustee, in trust for the registered Holders of the C-BASS 2007-CB4 Trust, C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB4" and which must be an Eligible Account.

     "Distribution Date": The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in May 2007.

     "Distribution Information": The items calculated and reported by the Trustee pursuant to Section 4.06(a)(i)-(iv), (xii), (xiv), (xvi)-(xix) and (xxi) and any other information included in the Monthly Statement aggregated or calculated by the Trustee from (a) information contained in the Remittance Report or (b) other information furnished to the Trustee by the Servicer pursuant to Section 4.06(a).

     "Due Date": With respect to each Mortgage Loan and any Distribution Date, the day of the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due, exclusive of any grace period.

     "Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the commercial paper, demand deposit or other short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated "A-2" (or the equivalent) by each of the Rating Agencies at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee.

     "Eligible Substitute Mortgage Loan": A mortgage loan substituted for a Defective Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding principal balance of the Defective Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Interest Rate, with respect to an adjustable rate Mortgage Loan, not less than the Mortgage Interest Rate of the Defective Mortgage Loan and not more than 1% in excess of the Mortgage Interest Rate of such Defective Mortgage Loan,
(iii) if an adjustable rate Mortgage Loan, have a Maximum Loan Rate not less than the Maximum Loan Rate for the Defective Mortgage Loan, (iv) if an adjustable rate Mortgage Loan, have a Minimum Loan Rate not less than the Minimum Loan Rate of the Defective Mortgage Loan, (v) if an adjustable rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Defective Mortgage Loan, (vi) if an adjustable rate Mortgage Loan, have the same Index as the Defective Mortgage Loan, (vii) if an adjustable rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Defective Mortgage Loan, (viii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan, (ix) be current as of the date of substitution, (x) have a Combined Loan-to-Value Ratio as of the date of substitution equal to or lower than the Combined Loan-to-Value Ratio of the Defective Mortgage Loan as of such date, (xi) have a risk grading determined by the Seller at least equal to the risk grading assigned on the Defective Mortgage Loan, (xii) have been reunderwritten by the Seller in accordance with the same underwriting criteria and guidelines as the Defective Mortgage Loan, (xiii) have the same Due Date as the Defective Mortgage Loan and (xiv) conform to each representation and warranty set forth in Section 2.04 hereof applicable to the Defective Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Defective Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Interest Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Interest Rates, the risk gradings described in clause (xi) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (viii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Combined Loan-to-Value Ratios described in clause (x) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xiv) hereof must be satisfied as to each Eligible Substitute Mortgage Loan or in the aggregate, as the case may be.

     "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

     "ERISA-Qualifying Underwriting": A best efforts or firm commitment underwriting or private placement that would satisfy the requirements of Prohibited Transaction Exemption 90-25, 55 Fed. Reg. 21459 (1990), as amended, granted to the Underwriter by the United States Department of Labor (or any other applicable underwriter's exemption granted by the United States Department of Labor), except, in relevant part, for the requirement that the certificates have received a rating at the time of acquisition that is in one of the two highest generic rating categories by at least one of the Rating Agencies.

     "ERISA-Restricted Certificate": The Class M, Class B, Class P, Class CE-1 and Class CE-2 Certificates and any other Certificate, as long as the acquisition and holding of such Certificate is not covered by and exempt under Prohibited Transaction Exemption 90-25, 55 Fed. Reg. 21459 (1990), as amended, granted to the Underwriter by the United States Department of Labor (or any other applicable underwriter's exemption granted by the United States Department of Labor).

     "Escrow Account": The account or accounts created and maintained pursuant to Section 3.06.

     "Escrow Payments": The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

     "Estate in Real Property": A fee simple estate in a parcel of real property.

     "Excess Interest": On any Distribution Date, for each Class of the Class A, Class M and Class B Certificates, the excess, if any, of (1) the amount of interest such Class of Certificates is entitled to receive on such Distribution Date over (2) the amount of interest such Class of Certificates would have been entitled to receive on such Distribution Date at an interest rate equal to the REMIC Pass-Through Rate.

     "Excess Servicing Fee": For any Distribution Date that Litton is the servicer of the Mortgage Loans, one-twelfth of the product of (i) the excess of the Servicing Fee Rate over the Litton Servicing Fee, if any, multiplied by (ii) the Principal Balance of the related Mortgage Loan on which interest on such Mortgage Loan accrues as of the Distribution Date in the preceding calendar month; for any Distribution Date that Litton is not the servicer of the Mortgage Loans, zero.

     "Expense Fee Rate": The sum of (i) the Trustee Fee Rate and (ii) the Servicing Fee Rate.

     "Extended Period": As defined in Section 9.04(b).

     "Extra Principal Distribution Amount": As of any Distribution Date, the lesser of (x) the excess of (i) the Monthly Excess Cashflow Amount for such Distribution Date over (ii) amounts distributed pursuant to Section 4.02(b)(i) and 4.02(b)(ii) on such Distribution Date and (y) the Overcollateralization Deficiency for such Distribution Date.

     "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

     "Fidelity Bond": Shall have the meaning assigned thereto in Section 3.12.

     "Final Maturity Date": As to each Class of Certificates, the date set forth as such in the Preliminary Statement.

     "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller or the Servicer pursuant to or as contemplated by Section 2.03 or 10.01), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The

Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

     "First Lien Mortgage Loan": Any of the Mortgage Loans which are secured by a first mortgage lien that is senior to a Second Lien Mortgage Loan on the related Mortgaged Property.

     "Fitch": Fitch Ratings and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, "Fitch" shall be deemed to refer to any other "nationally recognized statistical rating organization" as set forth on the most current list of such organizations released by the Securities and Exchange Commission.

     "Fixed Rate Certificate": Any of the Class A-2, Class B-4 or Class B-5 Certificates.

     "Foreclosure Price": The amount reasonably expected to be received from the sale of the related Mortgaged Property net of any expenses associated with foreclosure proceedings.

     "Gross Margin": With respect to each adjustable rate Mortgage Loan, the fixed percentage, if any, set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Interest Rate for such Mortgage Loan.

     "Group I Interest Remittance Amount" means, as of any Distribution Date, the sum, without duplication and to the extent of funds available therefor, of
(i) all interest received by the Servicer on or prior to the related Determination Date for such Distribution Date or advanced with respect to Monthly Payments due during the related Collection Period on the Group I Mortgage Loans (net of amounts reimbursable or payable to the Servicer and the Trustee, including without limitation the Servicing Fee and any accrued and unpaid Servicing Fee relating to Group I Mortgage Loans, certain amounts available for reimbursement of Advances and Servicing Advances and certain other reimbursable expenses), (ii) the portion of any full or partial principal prepayment related to interest with respect to a Group I Mortgage Loan received during the related Prepayment Period, (iii) all Compensating Interest paid by the Servicer on the related Determination Date with respect to the Group I Mortgage Loans, (iv) the portion of any payment in connection with any Purchase Price, substitution, Subsequent Recoveries, liquidation proceeds (net of certain expenses), insurance proceeds or condemnation proceeds relating to interest with respect to the Group I Mortgage Loans received during the related Prepayment Period, (v) with respect to the related Distribution Date on which the Trust is to be terminated in accordance with this Agreement, that portion of the Termination Price with respect to the Group I Mortgage Loans in respect of interest and (vi) the portion of any Reimbursement Amount related to the Group I Mortgage Loans received during the related Prepayment Period.

     "Group I Mortgage Loan": Any Mortgage Loan listed in Exhibit D-2 attached hereto.

     "Group I Net WAC": With respect to any Distribution Date, a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Group I Mortgage Loans for the related Collection Period at their Net Mortgage Interest Rates and (y) the aggregate Principal Balance of the Group I Mortgage Loans (as of the first day of the related Collection Period).

     "Group I Principal Distribution Amount": As of any Distribution Date, the product of (x) the Group I Senior Principal Allocation Percentage and (y) the Senior Principal Distribution Amount.

     "Group I Principal Remittance Amount": With respect to any Distribution Date, to the extent of funds available therefor, the amount equal to the sum (net of amounts reimbursable or payable to the

Servicer and the Trustee, including the Servicing Fee and any accrued and unpaid Servicing Fee, with respect to the Group I Mortgage Loans (to the extent such amounts have not been reimbursed or paid from the Group I Interest Remittance Amount), certain amounts available for reimbursement of Advances and Servicing Advances pursuant to Sections 3.05 and 6.03) of the following amounts (without duplication) with respect to the Group I Mortgage Loans and the immediately preceding Collection Period: (i) each payment of principal on a Group I Mortgage Loan due during such Collection Period and received by the Servicer on or prior to the related Determination Date, including any Advances with respect thereto,
(ii) all full and partial principal prepayments received by the Servicer during the related Prepayment Period on the Group I Mortgage Loans, (iii) the insurance proceeds or condemnation proceeds, Subsequent Recoveries and liquidation proceeds (net of certain expenses) allocable to principal actually collected by the Servicer during the related Prepayment Period on the Group I Mortgage Loans,
(iv) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans in Loan Group I with respect to such Prepayment Period,
(v) any Substitution Adjustments allocable to principal received during the related Prepayment Period, and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with this Agreement, that portion of the Termination Price in respect of principal on the Group I Mortgage Loans.

     "Group I Senior Principal Allocation Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group I Principal Remittance Amount for that Distribution Date and the denominator of which is (y) the Principal Remittance Amount for that Distribution Date.

     "Group II Interest Remittance Amount" means, as of any Distribution Date, the sum, without duplication and to the extent of funds available therefor, of
(i) all interest received by the Servicer on or prior to the related Determination Date for such Distribution Date or advanced with respect to Monthly Payments due during the related Collection Period on the Group II Mortgage Loans (net of amounts reimbursable or payable to the Servicer and the Trustee, including without limitation the Servicing Fee and any accrued and unpaid Servicing Fee relating to Group II Mortgage Loans, certain amounts available for reimbursement of Advances and Servicing Advances and certain other reimbursable expenses), (ii) the portion of any full or partial principal prepayment related to interest with respect to a Group II Mortgage Loan received during the related Prepayment Period, (iii) all Compensating Interest paid by the Servicer on the related Determination Date with respect to the Group II Mortgage Loans, (iv) the portion of any payment in connection with any Purchase Price, substitution, Subsequent Recoveries, liquidation proceeds (net of certain expenses), insurance proceeds or condemnation proceeds relating to interest with respect to the Group II Mortgage Loans received during the related Prepayment Period, (v) with respect to the related Distribution Date on which the Trust is to be terminated in accordance with this Agreement, that portion of the Termination Price with respect to the Group II Mortgage Loans in respect of interest and (vi) the portion of any Reimbursement Amount related to the Group II Mortgage Loans received during the related Prepayment Period.

     "Group II Mortgage Loan": Any Mortgage Loan listed in Exhibit D-3 attached hereto.

     "Group II Net WAC": With respect to any Distribution Date, a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Group II Mortgage Loans for the related Collection Period at their Net Mortgage Interest Rates and (y) the aggregate Principal Balance of the Group II Mortgage Loans (as of the first day of the related Collection Period).

     "Group II Principal Distribution Amount": As of any Distribution Date, the product of (x) the Group II Senior Principal Allocation Percentage and (y) the Senior Principal Distribution Amount.

     "Group II Principal Remittance Amount": With respect to any Distribution Date, to the extent of funds available therefor, the amount equal to the sum (net of amounts reimbursable or payable to the Servicer and the Trustee, including the Servicing Fee and any accrued and unpaid Servicing Fee, with respect to the Group II Mortgage Loans (to the extent such amounts have not been reimbursed or paid from the Group II Interest Remittance Amount), certain amounts available for reimbursement of Advances and Servicing Advances pursuant to Sections 3.05 and 6.03) of the following amounts (without duplication) with respect to the Group II Mortgage Loans and the immediately preceding Collection
Period: (i) each payment of principal on a Group II Mortgage Loan due during such Collection Period and received by the Servicer on or prior to the related Determination Date, including any Advances with respect thereto, (ii) all full and partial principal prepayments received by the Servicer during the related Prepayment Period on the Group II Mortgage Loans, (iii) the insurance proceeds or condemnation proceeds, Subsequent Recoveries and liquidation proceeds (net of certain expenses) allocable to principal actually collected by the Servicer during the related Prepayment Period on the Group II Mortgage Loans, (iv) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans in Loan Group II with respect to such Prepayment Period, (v) any Substitution Adjustments allocable to principal received during the related Prepayment Period, and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with this Agreement, that portion of the Termination Price in respect of principal on the Group II Mortgage Loans.

     "Group II Senior Principal Allocation Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group II Principal Remittance Amount for that Distribution Date and the denominator of which is (y) the Principal Remittance Amount for that Distribution Date.

     "HUD": The United States Department of Housing and Urban Development, or any successor thereto, including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

     "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Servicer and their respective Affiliates, (ii) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Servicer or any Affiliate thereof, and (iii) is not connected with the Depositor or the Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Depositor or the Servicer or any Affiliate thereof, as the case may be.

     "Independent Contractor": Either (i) any Person (other than the Servicer) that would be an "independent contractor" with respect to the Trust Fund within the meaning of Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Servicer) if the Trustee has received an Opinion of Counsel, which Opinion of Counsel shall be an expense of the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

     "Index": With respect to each adjustable rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

     "Initial Certificate Principal Balance": With respect to any Certificate of a Class other than a Class P, Class CE-1, Class CE-2 or Residual Certificate, the amount designated "Initial Certificate Principal Balance" on the face thereof.

     "Initial Delinquency Date": As defined in Section 3.16.

     "Initial Overcollateralization Amount": $15,937,173.78.

     "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

     "Interest Accrual Period": With respect to any Distribution Date and (i) with respect to the Adjustable Rate Certificates and the REMIC 1 Regular Interests and the REMIC 2 CE-1 Interest, the period from the preceding Distribution Date through the day prior to the current Distribution Date (or, in the case of the first Distribution Date, the period from the Closing Date through and including May 24, 2007), and (ii) with respect to the Fixed Rate Certificates, the Class CE-2 Certificates and the SWAP REMIC Regular Interests, the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Interest Carry Forward Amount": For any Class of P&I Certificates and any Distribution Date, the sum of (a) the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for each Class for the prior Distribution Date, over the amount in respect of interest actually distributed on such Class on such prior Distribution Date and (b) interest on such excess at the applicable Pass-Through Rate (x) with respect to the Adjustable Rate Certificates, on the basis of the actual number of days elapsed on the basis of a 360-day year since the prior Distribution Date, and (y) with respect to the Fixed Rate Certificates, on the basis of a 360-day year consisting of twelve 30-day months.

     "Interest Percentage": With respect to any Class of Certificates and any Distribution Date, the ratio (expressed as a decimal carried to ten places) of the Accrued Certificate Interest for such Class to the sum of the Accrued Certificate Interest for all Classes of Certificates, in each case with respect to such Distribution Date and without regard to shortfalls caused by the Relief Act or similar state law.

     "Interest Remittance Amount": As of any Distribution Date, the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount.

     "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Collection Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Collection Period and not previously recovered.

     "Lender": As defined in Section 3.30(a) hereof.

     "LIBOR": With respect to each Distribution Date, on each LIBOR Determination Date, the rated determined by the Trustee for the related Accrual Period on the basis of (1) the offered rates for one-month United States dollar deposits from Reuters, as of 11:00 a.m. (London time) on such LIBOR Determination Date (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee) or (2) if such rate does not appear on Reuters as of 11:00 a.m. (London time), the Trustee will determine the Reference Bank Rate.

     "LIBOR Business Day": Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

     "LIBOR Determination Date": With respect to the Class A and Class M Certificates, (i) for the first Distribution Date, the second LIBOR Business Day preceding the Closing Date and (ii) for each subsequent Distribution Date, the second LIBOR Business Day prior to the immediately preceding Distribution Date.

     "Liquidated Mortgage Loan": As to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds and Insurance Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

     "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or Section 10.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to
Section 3.13 or Section 10.01.

     "Liquidation Proceeds": The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation or (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise.

     "Liquidation Report": The report with respect to a Liquidated Mortgage Loan in such form and containing such information as is agreed to by the Servicer and the Trustee.

     "Litton Servicing Fee": For so long as Litton is the servicer of the Mortgage Loans and with respect to each Mortgage Loan, 0.15% per annum.

     "Loan Group": Either of Loan Group I or Loan Group II, as applicable.

     "Loan Group I": The group of Mortgage Loans listed in Exhibit D-2 attached hereto.

     "Loan Group II": The group of Mortgage Loans listed in Exhibit D-3 attached hereto.

     "Losses": As defined in Section 9.03.

     "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

     "Majority Certificateholders": The Holders of Certificates evidencing at least 51% of the Voting Rights.

     "Majority Class R Certificateholders": The Holders of Class R Certificates evidencing at least a 51% Percentage Interest in the Class R Certificates.

     "Marker I Interest": Each of the Class LT1-A1A Interest, the Class LT1-A1B Interest, the Class LT1-A1C Interest, the Class LT1-A2A Interest, the Class LT1-A2B Interest, the Class LT1-A2C Interest, the Class LT1-A2D Interest, the Class LT1-M1 Interest, the Class LT1-M2 Interest, the Class LT1-M3 Interest, the Class LT1-M4 Interest, the Class LT1-M5 Interest, the Class LT1-M6 Interest, the Class LT1-B1 Interest, the Class LT1-B2 Interest, the Class LT1-B3 Interest, the Class LT1-B4 Interest and the Class LT1-B5 Interest.

     "Marker II Interest": Each of the Class LT1-IA Interest, the Class LT1-IB Interest, the Class LT1-IIA Interest and the Class LT1-IIB Interest.

     "Maximum Loan Rate": With respect to each adjustable rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Interest Rate thereunder.

     "Maximum Rate Cap": Any of the Class A-1 Maximum Rate Cap, the Class A-2 Maximum Rate Cap or the Subordinate Maximum Rate Cap.

     "Minimum Loan Rate": With respect to each adjustable rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Interest Rate thereunder or if no such percentage is set forth in the related Mortgage Note, the Gross Margin set forth in the related Mortgage Note.

     "Monthly Excess Cashflow Allocation": Shall have the meaning assigned thereto in Section 4.02.

     "Monthly Excess Cashflow Amount": The sum of the Monthly Excess Interest Amount, the Overcollateralization Release Amount and (without duplication) any portion of the Principal Distribution Amount remaining after principal distributions on the Class A, Class M and Class B Certificates.

     "Monthly Excess Interest Amount": With respect to each Distribution Date, the amount, if any, by which the Group I Interest Remittance Amount and Group II Interest Remittance Amount for such Distribution Date exceeds the aggregate amount distributed on such Distribution Date pursuant to the first paragraph of
Section 4.01 and paragraphs (i) through (xvi) under such Section 4.01.

     "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined:
(a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act or similar state laws; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 3.01; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

     "Moody's": Moody's Investors Service, Inc. and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other "nationally recognized statistical rating organization" as set forth on the most current list of such organizations released by the Securities and Exchange Commission.

     "Mortgage": The mortgage, deed of trust or other instrument creating a first or second lien on, or first or second priority security interest in, a Mortgaged Property securing a Mortgage Note.

     "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

     "Mortgage Interest Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (i) in the case of each adjustable rate Mortgage Loan (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Interest Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded to the nearest 0.125% as provided in the Mortgage Note, of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin subject to the limitations set forth in the related Mortgage Note and (ii) in the case of each fixed rate Mortgage Loan shall remain constant at the rate set forth in the Mortgage Loan Schedule as the Mortgage Interest Rate in effect immediately following the Cut-off Date. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

     "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule and set forth in Exhibit D-1 attached hereto.

     "Mortgage Loan Purchase Agreement": The agreement between the Seller and the Depositor, dated as of April 1, 2007, regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor attached hereto as Exhibit G.

     "Mortgage Loan Schedule": As of any date (i) with respect to the Mortgage Loans, the list of such Mortgage Loans included in the Trust Fund on such date. The Mortgage Loan Schedule shall be prepared by the Seller and shall set forth the following information with respect to each Mortgage Loan:

     (1) the Seller's Mortgage Loan identifying number;

     (2) the city, state, and zip code of the Mortgaged Property;

     (3) the type of Residential Dwelling constituting the Mortgaged Property or a designation that the Mortgaged Property is a multi-family property;

     (4) the occupancy status of the Mortgaged Property at origination;

     (5) the original months to maturity;

     (6) the date of origination;

     (7) the first payment date;

     (8) the stated maturity date;

     (9) the stated remaining months to maturity;

     (10) the original principal amount of the Mortgage Loan;

     (11) the Principal Balance of each Mortgage Loan as of the Cut-off Date;

     (12) the Mortgage Interest Rate of the Mortgage Loan as of the Cut-off
Date;

     (13) the current principal and interest payment of the Mortgage Loan as of the Cut-off Date;

     (14) the contractual interest paid to date of the Mortgage Loan;

     (15) if the Mortgage Loan is not owner-financed, the Combined Loan-to-Value Ratio at origination;

     (16) a code indicating the loan performance status of the Mortgage Loan as of the Cut-off Date;

     (17) a code indicating whether the Mortgaged Property is in bankruptcy or in its forbearance period as of the Cut-off Date;

     (18) [reserved;]

     (19) a code indicating the Index that is associated with such Mortgage
Loan;

     (20) the Gross Margin;

     (21) the Periodic Rate Cap;

     (22) the Minimum Loan Rate;

     (23) the Maximum Loan Rate;

     (24) a code indicating whether the Mortgage Loan has a prepayment penalty and the type of prepayment penalty;

     (25) the first Adjustment Date immediately following the Cut-off Date;

     (26) the rate adjustment frequency;

     (27) the payment adjustment frequency;

     (28) a code indicating whether the Mortgage Loan is owner-financed;

     (29) a code indicating whether the Mortgage Loan is an interest only Mortgage Loan and, if so, the interest only period at origination; and

     (30) a code indicating whether the Mortgage Loan is a Second Lien Mortgage Loan.

     The Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date, with respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Seller in accordance with the provisions of this Agreement. With respect to any Eligible Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

     "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

     "Mortgage Pool": The pool of Mortgage Loans, identified on Exhibit D from time to time, and any REO Properties acquired in respect thereof.

     "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling or multi-family dwelling.

     "Mortgagor": The obligor on a Mortgage Note.

     "Net Liquidation Proceeds": With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of Advances, Servicing Advances, Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

     "Net Mortgage Interest Rate": With respect to any Mortgage Loan, the Mortgage Interest Rate borne by such Mortgage Loan minus the Expense Fee Rate.

     "Net Rate": The per annum rate set forth in footnote 1 to the description of REMIC 1 in the Preliminary Statement hereto (such rate being based on the weighted average of the interest rates on the SWAP REMIC Regular Interests as adjusted and as set forth in such footnote).

     "Net Swap Payment": With respect to any Distribution Date, any net payment (other than a Swap Termination Payment or Defaulted Swap Termination Payment) made by the Supplemental Interest Trust to the Swap Counterparty on the related Fixed Rate Payer Payment Date (as defined in the Swap Agreement) or made by the Swap Counterparty to the Supplemental Interest Trust on the related Floating Rate Payer Payment Date (as defined in the Swap Agreement). In each case, the Net Swap Payment shall not be less than zero.

     "Net WAC": Either the Group I Net WAC or the Group II Net WAC, as applicable.

     "Net WAC Cap": Any of the Class A-1 Net WAC Cap, the Class A-2 Net WAC Cap or the Subordinate Net WAC Cap.

     "Net WAC Carryover Amount": If on any Distribution Date, the Accrued Certificate Interest for any class of (x) the Adjustable Rate Certificates is based on the related Net WAC Cap, the excess of (i) the amount of interest such class would have been entitled to receive on such Distribution Date based on clauses (i) and (iii) only of its Pass-Through Rate over (ii) the amount of interest such class was entitled to receive on such Distribution Date based on the related Net WAC Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate (based on clauses (i) and (iii) only of its Pass-Through Rate) on such class), (y) the Class A-2 Certificates is based on the Class A-2 Net WAC Cap, the excess of (i) the amount of interest such class would have been entitled to receive on such Distribution Date based on clause
(i) only of its Pass-Through Rate, over (ii) the amount of interest such class received on such Distribution Date based on the Class A-2 Net WAC Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass Through Rate based on clause (i) only of its Pass-Through Rate on such class) and (z) the Class B-4 and Class B-5 Certificates is based on the Subordinate Net WAC Cap, the excess of (a) the amount of interest such class would have been entitled to receive on such Distribution Date based on clauses (i) and (iii) only of its Pass-Through Rate, over (b) the amount of interest such class received on such Distribution Date based on the Subordinate Net WAC Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate based on clauses (i) and (iii) only of its Pass-Through Rate on such class).

     "New Lease": Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

     "Nonrecoverable Advance": Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed Advance or Servicing Advance, would not be ultimately recoverable from Late Collections on such Mortgage Loan or REO Property as provided herein.

     "Officer's Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), or by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Servicer, the Seller or the Depositor, as applicable.

     "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Servicer except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

     "Optional Termination Date": The first Distribution Date on which the Servicer may elect to terminate the Mortgage Pool pursuant to Section 10.01.

     "Original Class Certificate Principal Balance": With respect to each Class of Certificates, the Certificate Principal Balance thereof on the Closing Date, as set forth opposite such Class in the Preliminary Statement, except with respect to the Class P, Class CE-1, Class CE-2 and Residual Certificates, which have an Original Class Certificate Principal Balance of zero.

     "Originator": Any originator contemplated by Item 1110 (Section 229.1110) of Regulation AB.

     "Overcollateralization Amount": As of any Distribution Date, the excess, if any, of (x) the Pool Balance as of the last day of the immediately preceding Collection Period over (y) the aggregate Certificate Principal Balances of all the Class A, Class M and Class B Certificates (after taking into account all distributions of principal on such Distribution Date).

     "Overcollateralization Deficiency": As of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all Classes of the Class A, Class M and Class B Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date.

     "Overcollateralization Floor": For any Distribution Date (x) on or before the Distribution Date in April 2027, 0.50% of the Pool Balance as of the Cut-off Date and (y) after the Distribution Date in April 2027, the greater of (1) 0.50% of the Pool Balance as of the Cut-off Date and (2) the Pool Balance of the Mortgage Loans that have a maturity term of greater than 30 years plus 0.10% of the Pool Balance as of the Cut-off Date.

     "Overcollateralization Release Amount": With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for such Distribution Date and
(y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Class A, Class M and Class B Certificates on such Distribution Date, over (ii) the Targeted Overcollateralization Amount for such Distribution Date. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

     "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     "P&I Certificates: Any of the Class A, Class M and Class B Certificates.

     "Pass-Through Rate": Any of the Class A-1A Pass-Through Rate, the Class A-1B Pass-Through Rate, the Class A-1C Pass-Through Rate, the Class A-2A Pass-Through Rate, the Class A-2B Pass-Through Rate, the Class A-2C Pass-Through Rate, the Class A-2D Pass-Through Rate, the Class M-1 Pass-Through Rate, the Class M-2 Pass-Through Rate, the Class M-3 Pass-Through Rate, the Class M-4 Pass-Through Rate, the Class M-5 Pass-Through Rate, the Class M-6 Pass-Through Rate, the Class B-1 Pass-Through Rate, the Class B-2 Pass-Through Rate, the Class B-3 Pass-Through Rate, the Class B-4 Pass-Through Rate and the Class B-5 Pass-Through Rate.

     "Paying Agent": Any paying agent appointed pursuant to Section 5.05.

     "Percentage Interest": With respect to any Certificate (other than a Class P, Class CE-1, Class CE-2 or Residual Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance of the related Class. With respect to a Class CE-1, Class CE-2, Class P or Residual Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, that the sum of all such percentages for each such Class totals 100%.

     "Periodic Rate Cap": With respect to each adjustable rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Loan Rate or the Minimum Loan Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

     "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Servicer, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

               (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

               (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of S&P and Moody's and the highest available rating category of Fitch and provided that each such investment has an original maturity of no more than 365 days and
(B) any other demand or time deposit or deposit which is fully insured by the FDIC;

               (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A-1+ or higher by S&P and Fitch and rated A2 or higher by Moody's, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest or (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

               (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by each Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

               (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

               (vi) units of money market funds registered under the Investment Company Act of 1940 including funds managed or advised by the Trustee or affiliates thereof having the highest rating category by each applicable Rating Agency; and

               (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, that (i) no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations and (ii) each such investment must be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code.

     "Permitted Transferee": Any transferee of a Residual Certificate other than a Disqualified Organization or a Disqualified Non-U.S. Person.

     "Person": Any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

     "Pool Balance": As of any date of determination, the aggregate Principal Balance of the Mortgage Loans.

     "Prepayment Interest Excess": With respect to any Servicer Remittance Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Servicer Remittance Date occurs and the last day of the related Prepayment Period, an amount equal to interest at the applicable Net Mortgage Interest Rate on the amount of such Principal Prepayment in full for the number of days commencing on the first day of the calendar month in which such Servicer Remittance Date occurs and ending on the date on which such Principal Prepayment in full is so applied.

     "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was during the related Prepayment Period the subject of a Principal Prepayment in full that was applied by the Servicer to reduce the outstanding principal balance of such loan on a date preceding the related Due Date, an amount equal to interest at the applicable Mortgage Interest Rate (net of the Servicing Fee Rate) on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the prior calendar month.

     "Prepayment Period": With respect to any Distribution Date, means the period commencing on the 16th day of the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, from April 1, 2007) and ending on the 15th day of the calendar month in which such Distribution Date occurs.

     "Primary Insurance Policy": Each policy of primary guaranty mortgage insurance issued by a Qualified Insurer in effect with respect to any Mortgage Loan, or any replacement policy therefor obtained by the Servicer pursuant to
Section 3.08.

     "Principal Balance": As to any Mortgage Loan and any day, other than a Liquidated Mortgage Loan, the related Cut-off Date Principal Balance, minus the sum of (i) all collections and other amounts credited against the principal balance of any such Mortgage Loan, (ii) the principal portion of Advances, (iii) any Deficient Valuation and (iv) any principal reduction resulting from a Servicer Modification. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

     "Principal Distribution Amount": As to any Distribution Date, the sum of
(i) the Principal Remittance Amount minus, for Distribution Dates occurring on and after the Stepdown Date and for which a Trigger Event is not in effect, the Overcollateralization Release Amount, if any, and (ii) the Extra Principal Distribution Amount, if any.

     "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

     "Principal Remittance Amount": With respect to any Distribution Date, the sum of the Group I Principal Remittance Amount and the Group II Principal Remittance Amount.

     "Private Certificates": Any of the Class B-5, Class P, Class CE-1, Class CE-2 and Residual Certificates.

     "Property Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are received by the Servicer and are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the Servicer's servicing procedures, subject to the terms and conditions of the related Mortgage Note and Mortgage.

     "Prospectus Supplement": That certain Prospectus Supplement dated April 26, 2007, relating to the public offering of the Class A, Class M Certificates, Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates and
Class B-4 Certificates.

     "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or 10.01, and as confirmed by an Officer's Certificate from the Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Principal Balance at the applicable Mortgage Interest Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an Advance by the Servicer, which payment or Advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, its fair market value, determined in good faith by the Servicer, (iii) any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to
Section 3.13, and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, (x) any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory and abusive lending law and (y) expenses reasonably incurred or to be incurred by the Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation.

     "Qualified Insurer": Any insurance company acceptable to Fannie Mae or Freddie Mac.

     "Rating Agency" or "Rating Agencies": Fitch, Moody's and S&P, or their respective successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating organizations as set forth on the most current list of such organizations released by the Securities and Exchange Commission and designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicer.

     "Rating Agency Condition": As defined in the Swap Agreement.

     "Realized Loss": With respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid Principal Balance of the Mortgage Loan plus accrued and unpaid interest thereon at the Mortgage Interest Rate through the last day of the month of liquidation, exceeds the amount of Net Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. With respect to any Mortgage Loan, a Deficient Valuation or a reduction in the Principal Balance thereof resulting from a Servicer Modification.

     "Realized Loss Amortization Amount": Any of the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class M-3 Realized Loss Amortization Amount, the Class M-4 Realized Loss Amortization Amount, the Class M-5 Realized Loss Amortization Amount, the Class M-6 Realized Loss Amortization Amount, the Class B-1 Realized Loss Amortization Amount, the Class B-2 Realized Loss Amortization Amount, the Class B-3 Realized Loss Amortization Amount, the Class B-4 Realized Loss Amortization Amount and the Class B-5 Realized Loss Amortization Amount.

     "Record Date": With respect to the Adjustable Rate Certificates, the Business Day immediately preceding such Distribution Date; provided, however, that if any such Certificate becomes a Definitive Certificate, the Record Date for such Certificate shall be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs. With respect to the Fixed Rate Certificates and the Class P, Class CE-1, Class CE-2, Class R and Class R-X Certificates, the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs. The Record Date for the first Distribution Date for all classes of Certificates is the Closing Date.

     "Reference Bank Rate" The rate determined by the Trustee on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Trustee) as of 11:00 A.M., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Offered Certificates. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Offered Certificates. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date.

     "Reference Banks": Those banks (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Depositor or the Trustee, (iii) that have been designated as such by the Trustee, and (iv) that are engaged in transactions in the London interbank market.

     "Regular Certificate": Any of the Class A, Class M, Class B, Class P, Class CE-1 and Class CE-2 Certificates.

     "Regulation AB": Subpart 22.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed Reg. 1,506 (Jan. 7,
2005)) or by the staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time.

     "Regulation S": Regulation S promulgated under the Securities Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition or term contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

     "Regulation S Global Securities": The Book-Entry Regulation S Global Securities and the Definitive Regulation S Global Securities.

     "Reimbursement Amount": As defined in Section 2.03.

     "Related Documents": With respect to any Mortgage Loan, the related Mortgage Notes, Mortgages and other related documents.

     "Related Loan Group": With respect to any REMIC 1 Regular Interest, the Loan Group appearing on the same row in the table entitled "REMIC 1" in the Preliminary Statement hereto.

     "Relief Act": The Servicemembers Civil Relief Act and similar state laws.

     "Relief Act Interest Shortfall": With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Collection Period as a result of the application of the Relief Act or similar state laws, the amount by which (i) interest collectible on such Mortgage Loan during such Collection Period is less than (ii) one month's interest on the Principal Balance of such Mortgage Loan at the Mortgage Interest Rate for such Mortgage Loan before giving effect to the application of the Relief Act or similar state laws.

     "REMIC": A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

     "REMIC Pass-Through Rate": In the case of a Class of the Class A, Class M and Class B Certificates, the REMIC 2 Net WAC Cap.

     "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Regular Interest": Any SWAP REMIC Regular Interest, REMIC 1 Regular Interest, REMIC 2 Regular Interest, REMIC M-5 Regular Interest, REMIC M-6 Regular Interest, REMIC B-1 Regular Interest, REMIC B-2 Regular Interest, REMIC B-3 Regular Interest, REMIC B-4 Regular

Interest, REMIC B-5 Regular Interest, REMIC CE-1 Regular Interest, REMIC IO Regular Interest or REMIC CE-2 Regular Interest.

     "REMIC Swap Rate": For each Distribution Date (and the related Interest Accrual Period), a per annum rate equal to the Fixed Rate used to compute the obligation of the Supplemental Interest Trust under the Swap Agreement for such Distribution Date.

     "REMIC 1": As defined in the Preliminary Statement.

     "REMIC 1 Interest": Each interest in REMIC 1 as described in the Preliminary Statement.

     "REMIC 1 Regular Interest": Each REMIC 1 Interest other than the Class R-1 Interest.

     "REMIC 1 Subordinated Balance Ratio": The ratio among the principal balances of the Class LT1-IA Interest and the Class LT1-IIA Interest that is equal to the ratio among, with respect to each such REMIC 1 Regular Interest, the excess of (x) the Pool Balance of the Related Loan Group as of the end of the related Prepayment Period over (y) the aggregate Certificate Principal Balances of the Class A-1 Certificates (in the case of the Class LT1-IA Interest) or the Class A-2 Certificates (in the case of the Class LT1-IIA Interest) (after taking into account all distributions of principal and allocations of losses on such Distribution Date).

     "REMIC 2": As defined in the Preliminary Statement.

     "REMIC 2 Interest": Each of the REMIC 2 Regular Interests and the Class R-2 Interest.

     "REMIC 2 Net WAC Cap": For each Distribution Date, (i) in the case of the Class A-1 Certificates, a per annum rate equal to the weighted average of the interest rate of the Class LT1-IB Interest, (ii) in the case of the Class A-2 Certificates, a per annum rate equal to the weighted average of the interest rate of the Class LT1-IIB Interest and (iii) in the case of the Class M and Class B Certificates, a per annum rate equal to the weighted average of the interest rates of the Class LT1-IB and Class LT1-IIB Interests for such Distribution Date weighted, respectively, on the basis of the uncertificated principal balances of the Class LT1-IA and Class LT1-IIA Interests. In the case of any class that accrues interest on a "30/360" basis, the per annum rates described in this definition shall be adjusted to reflect accruals on such basis.

     "REMIC 2 Regular Interest": Each of the REMIC 2 A-1A Interest, the REMIC 2 A-1B Interest, the REMIC 2 A-1C Interest, the REMIC 2 A-2A Interest, the REMIC 2 A-2B Interest, the REMIC 2 A-2C Interest, the REMIC 2 A-2D Interest, the REMIC 2 M-1 Interest, the REMIC 2 M-2 Interest, the REMIC 2 M-3 Interest, the REMIC 2 M-4 Interest, the REMIC 2 M-5 Interest, the REMIC 2 M-6 Interest, the REMIC 2 B-1 Interest, the REMIC 2 B-2 Interest, the REMIC 2 B-3 Interest, the REMIC 2 B-4 Interest, the REMIC 2 B-5 Interest, the REMIC 2 CE-1 Interest, the REMIC 2 IO Interest and the REMIC 2 CE-2 Interest.

     "REMIC 2 A-1A Interest": An uncertificated "regular interest" in REMIC 2 represented by the Class A-1A Certificates having the same rights to payments as the Class A-1A Certificates other than the right to any payments in respect of Excess Interest and other than the obligation to make payments in respect of Class Payment Shortfalls.

     "REMIC 2 A-1B Interest": An uncertificated "regular interest" in REMIC 2 represented by the Class A-1B Certificates having the same rights to payments as the Class A-1B Certificates other than the right to any payments in respect of Excess Interest and other than the obligation to make payments in respect of Class Payment Shortfalls.

     "REMIC 2 A-1C Interest": An uncertificated "regular interest" in REMIC 2 represented by the Class A-1C Certificates having the same rights to payments as the Class A-1C Certificates other than the right to any payments in respect of Excess Interest and other than the obligation to make payments in respect of Class Payment Shortfalls.

     "REMIC 2 A-2A Interest": An uncertificated "regular interest" in REMIC 2 represented by the Class A-2A Certificates having the same rights to payments as the Class A-2A Certificates other than the right to any payments in respect of Excess Interest and other than the obligation to make payments in respect of Class Payment Shortfalls.

     "REMIC 2 A-2B Interest": An uncertificated "regular interest" in REMIC 2 represented by the Class A-2B Certificates having the same rights to payments as the Class A-2B Certificates other than the right to any payments in respect of Excess Interest and other than the obligation to make payments in respect of Class Payment Shortfalls.

     "REMIC 2 A-2C Interest": An uncertificated "regular interest" in REMIC 2 represented by the Class A-2C Certificates having the same rights to payments as the Class A-2C Certificates other than the right to any payments in respect of Excess Interest and other than the obligation to make payments in respect of Class Payment Shortfalls.

     "REMIC 2 A-2D Interest": An uncertificated "regular interest" in REMIC 2 represented by the Class A-2D Certificates having the same rights to payments as the Class A-2D Certificates other than the right to any payments in respect of Excess Interest and other than the obligation to make payments in respect of Class Payment Shortfalls.

     "REMIC 2 M-1 Interest": An uncertificated "regular interest" in REMIC 2 represented by the Class M-1 Certificates having the same rights to payments as the Class M-1 Certificates other than the right to any payments in respect of Excess Interest and other than the obligation to make payments in respect of Class Payment Shortfalls.

     "REMIC 2 M-2 Interest": An uncertificated "regular interest" in REMIC 2 represented by the Class M-2 Certificates having the same rights to payments as the Class M-2 Certificates other than the right to any payments in respect of Excess Interest and other than the obligation to make payments in respect of Class Payment Shortfalls.

     "REMIC 2 M-3 Interest": An uncertificated "regular interest" in REMIC 2 represented by the Class M-3 Certificates having the same rights to payments as the Class M-3 Certificates other than the right to any payments in respect of Excess Interest and other than the obligation to make payments in respect of Class Payment Shortfalls.

     "REMIC 2 M-4 Interest": An uncertificated "regular interest" in REMIC 2 represented by the Class M-4 Certificates having the same rights to payments as the Class M-4 Certificates other than the right to any payments in respect of Excess Interest and other than the obligation to make payments in respect of Class Payment Shortfalls.

     "REMIC 2 M-5 Interest": An uncertificated "regular interest" in REMIC 2 held by REMIC M-5 having the same rights to payments as the Class M-5 Certificates other than the right to any payments in respect of Excess Interest and other than the obligation to make payments in respect of Class Payment Shortfalls.

     "REMIC 2 M-6 Interest": An uncertificated "regular interest" in REMIC 2 held by REMIC M-6 having the same rights to payments as the Class M-6 Certificates other than the right to any payments in respect of Excess Interest and other than the obligation to make payments in respect of Class Payment Shortfalls.

     "REMIC 2 B-1 Interest": An uncertificated "regular interest" in REMIC 2 held by REMIC B-1 having the same rights to payments as the Class B-1 Certificates other than the right to any payments in respect of Excess Interest and other than the obligation to make payments in respect of Class Payment Shortfalls.

     "REMIC 2 B-2 Interest": An uncertificated "regular interest" in REMIC 2 held by REMIC B-2 having the same rights to payments as the Class B-2 Certificates other than the right to any payments in respect of Excess Interest and other than the obligation to make payments in respect of Class Payment Shortfalls.

     "REMIC 2 B-3 Interest": An uncertificated "regular interest" in REMIC 2 held by REMIC B-3 having the same rights to payments as the Class B-3 Certificates other than the right to any payments in respect of Excess Interest and other than the obligation to make payments in respect of Class Payment Shortfalls.

     "REMIC 2 B-4 Interest": An uncertificated "regular interest" in REMIC 2 held by REMIC B-4 having the same rights to payments as the Class B-4 Certificates other than the right to any payments in respect of Excess Interest and other than the obligation to make payments in respect of Class Payment Shortfalls.

     "REMIC 2 B-5 Interest": An uncertificated "regular interest" in REMIC 2 held by REMIC B-5 having the same rights to payments as the Class B-5 Certificates other than the right to any payments in respect of Excess Interest and other than the obligation to make payments in respect of Class Payment Shortfalls.

     "REMIC 2 CE-1 Interest": An uncertificated "regular interest" in REMIC 2 held by REMIC CE-1 having an initial principal balance equal to the Initial Overcollateralization Amount and bearing interest at the REMIC 2 CE-1 Interest Distributable Interest Rate on a notional balance equal to the aggregate of the Principal Balance of the Mortgage Loans outstanding as of the beginning of the related Interest Accrual Period.

     "REMIC 2 CE-1 Interest Current Interest": As of any Distribution Date, the interest accrued during the related Interest Accrual Period at the REMIC 2 CE-1 Interest Distributable Interest Rate on a notional amount equal to the aggregate of the Principal Balance of the Mortgage Loans outstanding as of the beginning of such Interest Accrual Period (such amount of interest representing a "specified portion" (within the meaning of Treasury Regulations Section 1.860G-1(a)(2)(i)(C)) of interest payments on the REMIC 1 Regular Interests (other than the Class LT1-IO Interest and Class LT1-CE2 Interest)).

     "REMIC 2 CE-1 Interest Distributable Interest Rate": The excess, if any, of
(a) the weighted average of the interest rates on the REMIC 1 Regular Interests (other than the Class LT1-IO Interest and Class LT1-CE2 Interest) over (b) two times the weighted average of the interest rates on the Marker I Interests and the Class LT1-X1 Interest (treating for purposes of this clause (b) the interest rate on each of the Marker I Interests as being subject to a cap and a floor equal to the interest rate (as adjusted, if necessary, to reflect accruals on an "actual/360" basis) or the Corresponding REMIC 2 Regular Interest of the Related Certificate of such Marker I Interest (as described in the Preliminary Statement) and treating the interest rate on the Class LT1-X1 Interest as being capped at zero). The averages described in the preceding sentence shall be weighted on the basis of the respective principal balances of the relevant REMIC 1 Regular Interests immediately prior to any date of determination.

     "REMIC 2 CE-2 Interest": An uncertificated "regular interest" in REMIC 2 held by REMIC CE-2 which shall not have a principal amount or an interest rate, but which shall be entitled to 100% of the interest accrued with respect to the Class LT1-CE2 Interest.

     "REMIC 2 IO Interest": An uncertificated "regular interest" in REMIC 2 held by REMIC IO which shall not have a principal amount or an interest rate, but which shall be entitled to 100% of the interest accrued with respect to the Class LT1-IO Interest.

     "REMIC M-5": As defined in the Preliminary Statement.

     "REMIC M-5 Interest": Each of the REMIC M-5 Regular Interests and the Class R-M-5 Interest.

     "REMIC M-5 Regular Interest": The REMIC M-5 M-5 Interest.

     "REMIC M-5 M-5 Interest": An uncertificated "regular interest" in REMIC M-5 represented by the Class M-5 Certificates having the same rights to payments as the Class M-5 Certificates other than the right to any payments in respect of Excess Interest and other than the obligation to make payments in respect of Class Payment Shortfalls.

     "REMIC M-6": As defined in the Preliminary Statement.

     "REMIC M-6 Interest": Each of the REMIC M-6 Regular Interests and the Class R-M-6 Interest.

     "REMIC M-6 Regular Interest": The REMIC M-6 M-6 Interest.

     "REMIC M-6 M-6 Interest": An uncertificated "regular interest" in REMIC M-6 represented by the Class M-6 Certificates having the same rights to payments as the Class M-6 Certificates other than the right to any payments in respect of Excess Interest and other than the obligation to make payments in respect of Class Payment Shortfalls.

     "REMIC B-1": As defined in the Preliminary Statement.

     "REMIC B-1 Interest": Each of the REMIC B-1 Regular Interests and the Class R-B-1 Interest.

     "REMIC B-1 Regular Interest": The REMIC B-1 B-1 Interest.

     "REMIC B-1 B-1 Interest": An uncertificated "regular interest" in REMIC B-1 represented by the Class B-1 Certificates having the same rights to payments as the Class B-1 Certificates other than the right to any payments in respect of Excess Interest and other than the obligation to make payments in respect of Class Payment Shortfalls.

     "REMIC B-2": As defined in the Preliminary Statement.

     "REMIC B-2 Interest": Each of the REMIC B-2 Regular Interests and the Class R-B-2 Interest.

     "REMIC B-2 Regular Interest": The REMIC B-2 B-2 Interest.

     "REMIC B-2 B-2 Interest": An uncertificated "regular interest" in REMIC B-2 represented by the Class B-2 Certificates having the same rights to payments as the Class B-2 Certificates other than the right to any payments in respect of Excess Interest and other than the obligation to make payments in respect of Class Payment Shortfalls.

     "REMIC B-3": As defined in the Preliminary Statement.

     "REMIC B-3 Interest": Each of the REMIC B-3 Regular Interests and the Class R-B-3 Interest.

     "REMIC B-3 Regular Interest": The REMIC B-3 B-3 Interest.

     "REMIC B-3 B-3 Interest": An uncertificated "regular interest" in REMIC B-3 represented by the Class B-3 Certificates having the same rights to payments as the Class B-3 Certificates other than the right to any payments in respect of Excess Interest and other than the obligation to make payments in respect of Class Payment Shortfalls.

     "REMIC B-4": As defined in the Preliminary Statement.

     "REMIC B-4 Interest": Each of the REMIC B-4 Regular Interests and the Class R-B-4 Interest.

     "REMIC B-4 Regular Interest": The REMIC B-4 B-4 Interest.

     "REMIC B-4 B-4 Interest": An uncertificated "regular interest" in REMIC B-4 represented by the Class B-4 Certificates having the same rights to payments as the Class B-4 Certificates other than the right to any payments in respect of Excess Interest and other than the obligation to make payments in respect of Class Payment Shortfalls.

     "REMIC B-5": As defined in the Preliminary Statement.

     "REMIC B-5 Interest": Each of the REMIC B-5 Regular Interests and the Class R-B-5 Interest.

     "REMIC B-5 Regular Interest": The REMIC B-5 B-5 Interest.

     "REMIC B-5 B-5 Interest": An uncertificated "regular interest" in REMIC B-5 represented by the Class B-5 Certificates having the same rights to payments as the Class B-5 Certificates other than the right to any payments in respect of Excess Interest and other than the obligation to make payments in respect of Class Payment Shortfalls.

     "REMIC CE-1": As defined in the Preliminary Statement.

     "REMIC CE-1 Interest": Each of the REMIC CE-1 Regular Interests and the Class R-CE-1 Interest.

     "REMIC CE-1 Regular Interest": The REMIC CE-1 CE-1 Interest.

     "REMIC CE-1 CE-1 Interest": An uncertificated "regular interest" in REMIC CE-1 represented by the Class CE-1 Certificates and entitled to all payments in respect of the REMIC 2 CE-1 Interest.

     "REMIC CE-2": As defined in the Preliminary Statement.

     "REMIC CE-2 Interest": Each of the REMIC CE-2 Regular Interests and the Class R-CE-2 Interest.

     "REMIC CE-2 Regular Interest": The Class CE-2 Certificates.

     "REMIC IO": As defined in the Preliminary Statement.

     "REMIC IO Interest": Each of the REMIC IO Regular Interests and the Class R-IO Interest.

     "REMIC IO Regular Interest": The REMIC IO IO Interest.

     "REMIC IO IO Interest": An uncertificated "regular interest" in REMIC IO represented by the Class CE-1 Certificates and entitled to all payments in respect of the REMIC 2 IO Interest.

     "Remittance Report": A report prepared by the Servicer and delivered to the Trustee pursuant to Section 4.07, containing the information attached hereto as Exhibit M.

     "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

     "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust Fund.

     "REO Principal Amortization": With respect to any REO Property, for any calendar month, the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section
3.13 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to Section
3.13 for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan.

     "REO Property": A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.13.

     "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

     "Residential Dwelling": Any one of the following: (i) a one-family dwelling, (ii) a two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, (iv) a one-family dwelling in a planned unit development, which is not a co-operative, or (v) a mobile or manufactured home (as defined in 42 United States Code, Section 5402(6)).

     "Residual Certificates": The Class R Certificates and the Class R-X Certificates.

     "Residual Interest": The sole Class of "residual interests" in each REMIC within the meaning of Section 860G(a)(2) of the Code.

     "Responsible Officer": When used with respect to the Trustee, any officer assigned to the Corporate Trust Division (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and in each case having direct responsibility for the administration of this Agreement.

     "Reuters": Reuters Monitor Money Rates Service.

     "S&P": Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other "nationally recognized statistical rating organization" as set forth on the most current list of such organizations released by the Securities and Exchange Commission.

     "Second Lien Mortgage Loan": Any of the Mortgage Loans which are secured by a second mortgage lien that is junior to a First Lien Mortgage Loan on the related Mortgaged Property.

     "Seller": Credit-Based Asset Servicing and Securitization LLC, or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

     "Senior Enhancement Percentage": For any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balances of the Subordinated Certificates and (ii) the Overcollateralization Amount, in each case before taking into account the distribution of the Principal Distribution Amount on such Distribution Date by (y) the Pool Balance as of the last day of the related Collection Period.

     "Senior Principal Distribution Amount": As of any Distribution Date (i) before the Stepdown Date or on which a Trigger Event is in effect, the Principal Distribution Amount and (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the Certificate Principal Balance of the Class A Certificates immediately prior to that Distribution Date over (y) the lesser of (A) the product of (1) approximately 52.50% and (2) the Pool Balance of the Mortgage Loans as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period and (B) the Pool Balance as of the last day of the related Collection Period (after giving effect to unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor applicable to such Distribution Date.

     "Senior Specified Enhancement Percentage": On any date of determination thereof, 47.50%.

     "Servicer": Litton Loan Servicing LP, a Delaware limited partnership, or any successor servicer appointed as herein provided, in its capacity as Servicer hereunder.

     "Servicer Affiliate": A Person (i) controlling, controlled by or under common control with the Servicer or which is 50% or more owned by the Servicer and (ii) which is qualified to service residential mortgage loans.

     "Servicer Event of Termination": One or more of the events described in
Section 7.01.

     "Servicer Modification": A modification to the terms of a Mortgage Loan, in accordance with the terms of Section 3.01, as to which the Mortgagor is in default or as to which, in the judgment of the Servicer, default is reasonably foreseeable.

     "Servicer Remittance Date": With respect to any Distribution Date, one Business Day prior to such Distribution Date.

     "Servicer's Assignee": As defined in Section 3.30(b) hereof.

     "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including without limitation, legal fees and disbursements) incurred by the Servicer in the performance of its servicing obligations to the extent such costs or expenses constitute "unanticipated expenses" within the meaning of Treasury Regulations 1.860G-1(b)(3)(ii), including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Section 3.08.

     "Servicing Criteria": The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

     "Servicing Fee": With respect to each Mortgage Loan (including each REO Property) and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month.

     "Servicing Fee Rate": With respect to each Mortgage Loan, 0.50% per annum.

     "Servicing Officer": Any officer of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

     "Servicing Rights Pledgee": One or more lenders, selected by the Servicer, to which the Servicer may pledge and assign all of its right, title and interest in, to and under this Agreement, including JPMorgan Chase Bank, National Association, as the representative of certain lenders.

     "Servicing Standard": Shall mean the standards set forth in Section 3.01.

     "Significance Estimate": With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be an amount determined based on the reasonable good-faith estimate by the Depositor or its affiliate of the aggregate maximum probable exposure of the outstanding Certificates to the Swap Agreement.

     "Significance Percentage": With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be a percentage equal to the Significance Estimate divided by the aggregate outstanding Certificate Principal Balance of the Certificates, prior to the distribution of the Principal Distribution Amount on such Distribution Date.

     "Special Hazard Loss": Any Realized Losses that result from direct physical damage to Mortgaged Properties caused by natural disasters and other hazards (i) which are not covered by hazard insurance policies (such as earthquakes) and
(ii) for which claims have been submitted and rejected by the related hazard insurer and any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies.

     "SPV": As defined in Section 3.30(a) hereof.

     "Startup Day": As defined in Section 9.01(b) hereof.

     "Stayed Funds": Any payment required to be made under the terms of the Certificates and this Agreement but which is not remitted by the Servicer because the Servicer is the subject of a proceeding under the Bankruptcy Code and the making of such remittance is prohibited by Section 362 of the Bankruptcy Code.

     "Stepdown Date": The earlier to occur of (x) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and (y) the later of (A) the Distribution Date in May 2010 and
(B) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

     "Subcontractor": Any vendor, subcontractor or other Person utilized by a Servicer, a Subservicer, the Trustee or the Custodian, as applicable, that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans.

     "Subordinate Maximum Rate Cap": For any Distribution Date and (x) with respect to the Class M Certificates and the Adjustable Rate Class B Certificates will be a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate Principal Balance of each Loan Group, the current Certificate Principal Balance of the Class A-1 Certificates, in the case of Loan Group I, or the Class A-2 Certificates, in the case of Loan Group II) of (i) the Class A-1 Maximum Rate Cap and (ii) the Class A-2 Maximum Rate Cap multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period and (y) with respect to the Class B-4 and Class B-5 Certificates will be a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate Principal Balance of each Loan Group, the current Certificate Principal Balance of the Class A-1 Certificates, in the case of Loan Group I, or the Class A-2 Certificates, in the case of Loan Group II) of (i) the Class A-1 Maximum Rate Cap multiplied by a fraction, the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 30 and (ii) the Class A-2 Maximum Rate Cap.

     "Subordinate Net WAC Cap": For any Distribution Date and (x) with respect to the Class M Certificates and the Adjustable Rate Class B Certificates will be a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate Principal Balance of each Loan Group, the current Certificate Principal Balance of the Class A-1 Certificates, in the case of Loan Group I, or the Class A-2 Certificates, in the case of Loan Group
II) of (i) the Class A-1 Net WAC Cap and (ii) the Class A-2 Net WAC Cap multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period and
(y) with respect to the Class B-4 and Class B-5 Certificates will be a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate Principal Balance of each Loan Group, the current Certificate Principal Balance of the Class A-1 Certificates, in the case of Loan Group I, or the Class A-2 Certificates, in the case of Loan Group II) of (i) the Class A-1 Net WAC Cap multiplied by a fraction, the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 30 and (ii) the Class A-2 Net WAC Cap.

     "Subordinated Certificates": The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class P, Class CE-1, Class CE-2, Class R and Class R-X Certificates.

     "Subsequent Overcollateralization Amount": As of any Distribution Date, after the application of principal payments and Applied Realized Loss Amounts, an amount equal to the excess, if any of (a) the Pool Balance over (b) the sum of (i) the Certificate Principal Balance of each Class of the Class A, Class M and Class B Certificates and (ii) the remaining Initial Overcollateralization Amount.

     "Subsequent Recovery": Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan.

     "Subservicer": Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement, with respect to some or all of the Mortgage Loans, that are identified in Item 1122(d) of Regulation AB.

     "Substitution Adjustment Amount": As defined in Section 2.03(d) hereof.

     "Supplemental Interest Trust": The separate trust, established pursuant to
Section 4.02(i) of this Agreement and held by the Trustee in its capacity as Supplemental Interest Trust Trustee for the benefit of the holders of the Certificates as a segregated subtrust of the Trust Fund, in which the Swap Agreement and the Swap Account will be held, out of which any Swap Termination Payments or Net Swap Payments owed to the Swap Counterparty will be paid, certain distributions to Certificateholders will be made, and into which any Swap Termination Payments or Net Swap Payments received from the Swap Counterparty will be deposited as set forth in Section 4.02 hereof.

     "Swap Account": The separate Eligible Account created and maintained by the Supplemental Interest Trust Trustee pursuant to Section 4.02(i)(i) in the name of the Trustee for the benefit of the Trust Fund and designated "LaSalle Bank, as Supplemental Interest Trust Trustee, in trust for registered holders of C-BASS 2007-CB4 Trust, C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB4." Funds in the Swap Account shall be held in trust for the Trust Fund for the uses and purposes set forth in this Agreement. Amounts on deposit in the Swap Account shall remain uninvested.

     "Swap Agreement": The confirmation to the master agreement, dated as of April 27, 2007, between the Swap Counterparty and the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust for the benefit of the Issuing Entity or any other swap agreement (including any related schedules) held by the Supplemental Interest Trust pursuant to Section 4.02(i) hereof.

     "Swap Counterparty": The Bank of New York or any successor counterparty who meets the requirements set forth in the Swap Agreement.

     "Swap LIBOR": With respect to any Distribution Date (and the related Interest Accrual Period) the product of (i) the Floating Rate Option (as defined in the Swap Agreement for the related Swap Payment Date), (ii) two and (iii) the quotient of (a) the actual number of days in the Interest Accrual Period for the REMIC 1 Regular Interests divided by (b) 30.

     "Swap Payment Date": For so long as the Swap Agreement is in effect or amounts remain unpaid thereunder, one Business Day preceding each Distribution Date.

     "SWAP REMIC": As defined in the Preliminary Statement.

     "SWAP REMIC Interests": Each interest in the SWAP REMIC as described in the Preliminary Statement.

     "SWAP REMIC Regular Interests": Each SWAP REMIC Interest other than the Class R-SW Interest.

     "Swap Termination Payment": Any payment payable by the Supplemental Interest Trust or the Swap Counterparty upon termination of the Swap Agreement as a result of termination of the Swap Agreement.

     "Targeted Overcollateralization Amount": As of any Distribution Date, (x) prior to the Stepdown Date, 3.20% of the Pool Balance on the Cut-off Date and
(y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred, the lesser of (a) 3.20% of the Pool Balance on the Cut-off Date and (b) the greater of (A) 6.40% of the Pool Balance as of the last day of the related Collection Period and (B) the Overcollateralization Floor applicable to such Distribution Date and (ii) if a Trigger Event has occurred, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates to zero, the Targeted Overcollateralization Amount shall be zero.

     "Tax Matters Person": The tax matters person appointed pursuant to Section 9.01(e) hereof.

     "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust for each of the REMICs created pursuant to this Agreement under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

     "Termination Price": As defined in Section 10.01(a) hereof.

     "Trigger Event": With respect to any Distribution Date, if (i) the six-month rolling average of 60+ Day Delinquent Loans equals or exceeds 33.65% of the Senior Enhancement Percentage or (ii) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Collection Period divided by the Pool Balance as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

DISTRIBUTION DATE OCCURRING IN   PERCENTAGE
------------------------------   ----------
May 2009 through June 2010          1.30%
May 2010 through June 2011          3.20%
May 2011 through June 2012          5.10%
May 2012 through June 2013          6.60%
May 2013 throughout June 2014       7.45%
May 2014 and thereafter             7.55%

     "Trust": C-BASS 2007-CB4 Trust, the trust created hereunder.

     "Trust Fund": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to a portion of which REMIC elections are to be made, such entire Trust Fund consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby), (v) the Supplemental Interest Trust, which in turns holds the Swap Agreement and the Swap Account and (vi) the Collection Account, the Distribution Account and any REO account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto.

     "Trustee": LaSalle Bank National Association, a banking association organized and existing under the laws of United States of America, or any successor Trustee appointed as herein provided.

     "Trustee's Certification" shall have the meaning ascribed to such term in
Section 3.29(a) of this Agreement.

     "Trustee Fee": With respect to any Distribution Date, the product of (x) one-twelfth of the Trustee Fee Rate and (y) the aggregate of the Principal Balances of all Mortgage Loans as of the opening of business on the first day of the related Collection Period.

     "Trustee Fee Rate": With respect to any Distribution Date, 0.0060% per annum.

     "Underwriter": Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriter with respect to the Class A and Class M Certificates.

     "United States Person" or "U.S. Person": (i) A citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person.

     "Unpaid Realized Loss Amount": For any Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates and as to any Distribution Date, the excess of (1) the cumulative amount of related Applied Realized Loss Amounts with respect to such Class for all prior Distribution Dates over (2) the sum of (x) the cumulative amount of related Realized Loss Amortization Amounts with respect to such Class for all prior Distribution Dates, (y) all increases in the Certificate Principal Balance of such Class pursuant to the last sentence of the definition of "Certificate Principal Balance", and (z) the cumulative amount of distributions with respect to such Class for all prior Distribution Dates pursuant to clause
(viii) pursuant to Section 4.02(i).

     "Value": With respect to any Mortgaged Property, the lower of the value thereof as determined by an independent appraisal made at the time of the origination of the related Mortgage Loan or the sale price, if the appraisal is not available; except that, with respect to any Mortgage Loan that is a purchase money mortgage loan, the lesser of (i) the value thereof as determined by an independent appraisal made at the time of the origination of such Mortgage Loan, if any, and (ii) the sales price of the related Mortgaged Property.

     "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. The Voting Rights allocated among Holders of the Class A, Class M and Class B Certificates shall be 98%, and shall be allocated among each such Class according to the fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of all the Certificates of such Class then outstanding and the denominator of which is the aggregate Certificate Principal Balance of all the Class A, Class M and Class B Certificates then outstanding. The Voting Rights allocated to each such Class of Certificates shall be allocated among all holders of each such Class in proportion to the outstanding Certificate Principal Balance of such Certificates; provided, however, that any Certificate registered in the name of the Servicer, the Depositor or the Trustee or any of their respective affiliates shall not be included in the calculation of Voting Rights; provided that only such Certificates as are known by a Responsible Officer of the Trustee to be so registered will be so excluded. On each Distribution Date, the percentage of all the Voting Rights allocated among the Holders of the Class P Certificates and the Class CE-1 Certificates shall be 2%. The Residual Certificates and the Class CE-2 Certificates shall have no Voting Rights.

     "Written Order to Authenticate": A written order by which the Depositor directs the Trustee to execute, authenticate and deliver the Certificates.

     Section 1.02 Accounting.

     Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

     Section 2.01 Conveyance of Mortgage Loans.

     The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, without recourse, for the benefit of the Certificateholders, all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-off Date Principal Balance, all interest accruing thereon after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date;
(ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans; (iv) all proceeds of any of the foregoing; (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement, and (vi) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal due to the Depositor or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

     The Depositor, the Seller, the Servicer and the Trustee hereto agree and understand that it is not intended that any Mortgage Loan be included in the Trust Fund that is, without limitation, a "High-Cost Home Loan" as defined by the Home Ownership and Equity Protection Act of 1994 or any other applicable anti-predatory lending laws, including but not limited to (i) a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003; (ii) a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004; (iii) a "High-Cost Home Loan" as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 (iv) a "High-Cost Home Loan" as defined by the Indiana High Cost Home Loan Law effective January 1, 2005; or (v) a "High-Cost Home Loan" as defined by the Illinois High-Risk Home Loan Act effective January 1, 2004.

     In connection with such transfer and assignment, the Seller, on behalf of the Depositor, does hereby deliver to, and deposit with the Custodian, the following documents or instruments with respect to each Mortgage Loan (a "Mortgage File") so transferred and assigned:

               (i) the original Mortgage Note including any riders thereto, endorsed either (A) in blank or (B) in the following form: "Pay to the order of LaSalle Bank National Association, as Trustee for the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB4, without recourse," or with respect to any lost Mortgage Note, an original Lost Note Affidavit, together with a copy of the related Mortgage Note;

               (ii) the original Mortgage including any riders thereto, with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

               (iii) an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank or
(B) to "LaSalle Bank National Association, as Trustee for the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB4, without recourse";

               (iv) an original or a certified copy of any intervening assignment of Mortgage showing a complete chain of assignments;

               (v) the original or a certified copy of lender's title insurance policy; and

               (vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

     The Custodian agrees to execute and deliver to the Depositor on or prior to the Closing Date an acknowledgment of receipt of the original Mortgage Note (with any exceptions noted), substantially in the form attached as Exhibit F-3 hereto.

     If any of the documents referred to in Section 2.01(ii), (iii) or (iv) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Custodian no later than the Closing Date, of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. The Seller shall deliver or cause to be delivered to the Custodian promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

     Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Seller shall have 120 days to cure such defect or 150 days following the Closing Date, in the case of missing Mortgages or Assignments or deliver such missing document to the Trustee or the Custodian. If the Seller does not cure such defect or deliver such missing document within such time period, and such failure to deliver or cure, as applicable, would have a material and adverse effect on Certificateholders, the Seller shall either repurchase or substitute for such Mortgage Loan in accordance with Section 2.03.

     The Servicer shall cause the Assignments of Mortgage which were delivered in blank to be completed and shall cause all Assignments referred to in Section 2.01(iii) hereof and, to the extent necessary, in Section 2.01(iv) hereof to be recorded at the Servicer's expense and of no cost to the Trust Fund; provided, however, the Servicer need not cause to be recorded any Assignment which relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Servicer to the Trustee and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee's interest, on behalf of the Trust, in the related Mortgage Loan. The Servicer shall be required to deliver such assignments for recording within 30 days of the Closing Date. The Servicer shall furnish the Custodian with a copy of each assignment of Mortgage submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Servicer shall promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded. In the event that any Mortgage Note is endorsed in blank as of the Closing Date, promptly following the Closing Date the Servicer shall cause to be completed such endorsements "Pay to the order of LaSalle Bank National Association, as Trustee for the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB4, without recourse."

     In the event that any Assignments of Mortgage is not recorded or is improperly recorded (as a result of actions taken or not taken by a person other than the Servicer), neither the Servicer nor the Trustee shall have any liability for its failure to receive notices related to such Assignment of Mortgage.

     The Depositor herewith delivers to the Trustee executed copies of the Mortgage Loan Purchase Agreement.

     Section 2.02 Acceptance by Trustee.

     The Trustee acknowledges the Custodian's receipt of, subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the documents referred to in Section 2.01 above and all other assets included in the definition of "Trust Fund" and declares that the Custodian holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that the Custodian holds or will hold all such assets and such other assets included in the definition of "Trust Fund" in trust for the exclusive use and benefit of all present and future Certificateholders.

     The Custodian pursuant to the terms of the Custodial Agreement shall review each Mortgage File within 60 days after the Closing Date (or, with respect to any document delivered after the Startup Day, within 60 days of receipt and with respect to any Qualified Substitute Mortgage, within 60 days after the assignment thereof) and the Custodian shall certify in substantially the form attached hereto as Exhibit F-1 that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (1), (2), (3), (5), (13) and
(26) (in the case of (26), only as to whether there is a prepayment penalty) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Custodian is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

     Prior to the first anniversary date of this Agreement the Custodian shall deliver to the Depositor and the Servicer a final certification in the form annexed hereto as Exhibit F-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

     If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Custodian finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Custodian shall so notify the Seller, the Depositor and the Servicer. In addition, upon the discovery by the Seller, Depositor, the Trustee or the Servicer (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Seller in the related

Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

     The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans and the Related Documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee and that such property not be part of the Depositor's estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee, on behalf of the Trust, a first priority perfected security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and the Related Documents, and that this Agreement shall constitute a security agreement under applicable law.

     The Trustee is hereby directed to execute, deliver and perform its obligations Supplemental Interest Trust Trustee under the Swap Agreement on the Closing Date and thereafter on behalf of the Supplemental Interest Trust for the benefit of the Holders of the Adjustable Rate Certificates. The Seller, the Servicer, the Depositor and the Holders of the Adjustable Rate Certificates by acceptance of their Certificates acknowledge and agree that the Trustee shall execute, deliver and perform its obligations under the Swap Agreement and shall do so solely in its capacity as Trustee of the Supplemental Interest Trust and not in its individual capacity. The Trustee shall not, individually or personally, have any liability to perform any covenant either express or implied contained in the Swap Agreement and under no circumstance shall the Trustee be personally liable for the payment of any amounts payable by or on behalf of the Supplemental Interest Trust under the Swap Agreement or expenses by or on behalf of the Supplemental Interest Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by or on behalf of the Supplemental Interest Trust under the Swap Agreement.

     Section 2.03 Repurchase or Substitution of Mortgage Loans by the Seller.

          (a) Upon discovery or receipt from the Custodian of written notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement or in Section 2.04 in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee (or the Custodian, as applicable) shall promptly notify the Seller, the Servicer and the Trustee of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 120 days or 150 days following the Closing Date, in the case of missing Mortgages or Assignments from the date the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, and such missing document, defect or breach will have a material and adverse effect on the Certificateholders, the Trustee shall enforce the Seller's obligation under the Mortgage Loan Purchase Agreement and inform the Seller of its obligation to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 120 day period (subject to Section 2.03(e)); provided that, in connection with any such breach that is susceptible to cure but that could not reasonably have been cured within such 120 day or 150 day period, if the Seller shall have commenced to cure such breach within such 120 day or 150 day period, the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the same within 120 days. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account, and the Custodian, upon receipt of written certification from the Servicer of such deposit, shall release to the Seller the related Mortgage

File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto and neither the Trustee nor the Custodian shall have further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, the Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Defective Mortgage Loan) and substitute one or more Eligible Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). In addition to the foregoing, in the case of a breach of the Seller's representation set forth in Section 3.01(6) of the Mortgage Loan Purchase Agreement, the Seller shall reimburse the Trust for all costs or damages incurred by the Trust as a result of the violation of such law (such amount, the "Reimbursement Amount"). The Reimbursement Amount shall be delivered to the Servicer for deposit into the Collection Account within 10 days from the date the Seller was notified by the Trustee of the amount of such costs and damages. It is understood and agreed that the obligation of the Seller to pay the Reimbursement Amount and to either cure or repurchase (or substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such omission, defect or breach available to the Trustee and the Trustee on behalf of the Certificateholders.

          (b) [Reserved].

          (c) Within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of any representation, warranty or covenant of the Servicer set forth in Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Servicer shall cure such breach in all material respects.

          (d) Any substitution of Eligible Substitute Mortgage Loans for Defective Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Defective Mortgage Loan for which the Seller substitutes an Eligible Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Custodian for such Eligible Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officer's Certificate providing that each such Eligible Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment Amount (as described below), if any, in connection with such substitution. The Custodian shall acknowledge receipt for such Eligible Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, shall review (or cause the Custodian to review) such documents as specified in Section 2.02 and deliver (or cause the Custodian to deliver) to the Servicer, with respect to such Eligible Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit F-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver (or cause the Custodian to deliver) to the Servicer a certification substantially in the form of Exhibit F-2 hereto with respect to such Eligible Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Eligible Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Defective Mortgage Loan in the Collection Period preceding the month of substitution and the Depositor or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Defective Mortgage Loan. The Seller shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Defective Mortgage Loan from the terms of this Agreement and the substitution of the Eligible Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee. Upon such substitution, such Eligible Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Seller, the Mortgage Loan Purchase Agreement, including, in the case of a substitution effected by the Seller all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement and all applicable representations and warranties thereof set forth in Section 2.04, in each case as of the date of substitution.

     For any month in which the Seller substitutes one or more Eligible Substitute Mortgage Loans for one or more Defective Mortgage Loans, the Servicer will determine the amount (the "Substitution Adjustment Amount"), if any, by which the aggregate Purchase Price of all such Defective Mortgage Loans exceeds the aggregate, as to each such Eligible Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month's interest on such principal balance at the applicable Net Mortgage Interest Rate. On the date of such substitution, the Seller will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Adjustment Amount, if any, and the Trustee, upon receipt by it or the Custodian of the related Eligible Substitute Mortgage Loan or Loans and certification by the Servicer of such deposit, shall release to the Seller the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Seller shall deliver to it and as shall be necessary to vest therein any Defective Mortgage Loan released pursuant hereto.

     In addition, the Seller shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(l) of the Code or on "contributions after the startup date" under
Section 860G(d)(l) of the Code, or (b) any REMIC formed under this Agreement to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel cannot be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

          (e) Upon discovery by the Seller, the Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Seller shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Eligible Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. In addition, upon discovery that a Mortgage Loan is defective in a manner that would cause it to be a "defective obligation" within the meaning of Treasury regulations relating to REMICs, the Seller shall cure the defect or make the required purchase or substitution no later than 90 days after the discovery of the defect. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a), if made by the Seller. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

     Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Custodian with respect to the custody, acceptance, inspection and release of the Mortgage Files pursuant to Sections 2.01, 2.02 and 2.03 and preparation and delivery of the certifications in the form of Exhibit F-1 and Exhibit F-2 shall be performed by the Custodian pursuant to the terms and conditions of the Custodial Agreement. The fees and expenses of the Custodian shall be paid by the Servicer.

     Section 2.04 Representations and Warranties of the Seller with Respect to the Mortgage Loans.

     The Seller hereby represents and warrants to the Trustee and the Depositor for the benefit of the Certificateholders that as of the Closing Date or as of such other date specifically provided herein:

          (a) The representations and warranties made by the Seller pursuant to
Section 3.01 of the Mortgage Loan Purchase Agreement are hereby being made to the Trustee and are true and correct as of the Closing Date.

          (b) Any written agreement between the Mortgagor in respect of a Mortgage Loan and the Servicer modifying such Mortgagor's obligation to make payments under the Mortgage Loan (such modified Mortgage Loan, a "Modified Mortgage Loan") involved some assessment of the Mortgagor's ability to repay the Modified Mortgage Loan.

     With respect to the representations and warranties set forth in this
Section 2.04 that are made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by the Depositor, the Seller, the Servicer or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Certificateholders then, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

     Upon discovery by the Depositor, the Seller, the Servicer or the Trustee of a breach of any of the representations and warranties contained in this Section that materially and adversely affects the value of any Mortgage Loan or the interest therein of the Certificateholders, the party discovering the breach shall give prompt written notice to the others and in no event later than two Business Days from the date of such discovery. Within ninety days of its discovery or its receipt of notice of any such missing or materially defective documentation or any such breach of a representation or warranty, the Seller shall promptly deliver such missing document or cure such defect or breach in all material respects, or in the event such defect or breach cannot be cured, the Seller shall repurchase the affected Mortgage Loan or cause the removal of such Mortgage Loan from the Trust Fund and substitute for it one or more Eligible Substitute Mortgage Loans, in either case, in accordance with Section 2.03.

     It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. It is understood and agreed that the obligations of the Seller set forth in Section 2.03(a) and (c) to cure, substitute for or repurchase a Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement and to reimburse the Trust the Reimbursement Amount, constitute the sole remedies available to the Certificateholders or to the Trustee on their behalf respecting a breach of the representations and warranties contained in this Section 2.04.

     Section 2.05 Representations, Warranties and Covenants of the Servicer.

     The Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee and the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

               (i) The Servicer is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to carry on its business as now being conducted, except for such licenses, certificates and permits the absence of which, individually or in the aggregate, would not have a material adverse effect on the ability of the Servicer to conduct its business as it is presently conducted, and is licensed, qualified and in good standing in the states where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer or to ensure the enforceability or validity of each Mortgage Loan; the Servicer has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally; and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

               (ii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer and will not result in the breach of any term or provision of the certificate of formation or the partnership agreement of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

               (iii) The Servicer is an approved servicer of conventional mortgage loans for Fannie Mae and has the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is, and shall remain for as long as it is servicing the Mortgage Loans hereunder, in good standing to service mortgage loans for HUD, Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with HUD, Fannie Mae or Freddie Mac eligibility requirements or which would require notification to any of HUD, Fannie Mae or Freddie Mac;

               (iv) This Agreement, and all documents and instruments contemplated hereby which are executed and delivered by the Servicer, constitute and will constitute valid, legal and binding obligations of the Servicer, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy laws and general principles of equity;

               (v) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

               (vi) There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against the Servicer that, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or that would draw into question the validity or enforceability of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or that would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

               (vii) No consent, approval or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained;

               (viii) Neither this Agreement nor any information, certificate of an officer, statement furnished in writing or report delivered to the Trustee by the Servicer in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; and

               (ix) The Servicer has fully furnished, and shall continue to fully furnish for so long as it is servicing the Mortgage Loans hereunder, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on the Mortgagor credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis.

     It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Servicer, the Seller or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties hereto.

     Section 2.06 Representations and Warranties of the Depositor.

     The Depositor represents and warrants to the Trust and the Trustee on behalf of the Certificateholders as follows:

               (i) This agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

               (ii) Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

               (iii) As of the Closing Date, the Depositor has transferred all right, title interest in the Mortgage Loans to the Trustee on behalf of the Trust;

               (iv) The Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

               (v) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

               (vi) The Depositor is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

               (vii) The execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws of the Depositor or, to the best of the Depositor's knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

               (viii) To the best of the Depositor's knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or Blue Sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

               (ix) There are no actions, proceedings or investigations pending before or, to the Depositor's knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

     Section 2.07 Issuance of Certificates and the Uncertificated Regular Interests.

The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it (or the Custodian, as bailee and Custodian of the Trustee) of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, and the Trustee acknowledges the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the Written Order to Authenticate executed by an officer of the Depositor, has executed, and the Certificate Registrar has authenticated and delivered to or upon the order of the Depositor, the Certificates (other than the Class CE-1 and Residual Certificates) in minimum dollar denominations or $25,000 and integral dollar multiples of $1 in excess. The Class CE-1 and Class R Certificates are issuable only in minimum Percentage Interests of 10%. The Class R-X Certificates are issuable only in minimum Percentage Interests of 50%. The Trustee acknowledges the issuance of the uncertificated SWAP REMIC Regular Interests, the uncertificated REMIC 1 Regular Interests, the uncertificated REMIC 2 Regular Interests, the uncertificated REMIC M-5 Regular Interests, the uncertificated REMIC M-6 Regular Interests, the uncertificated REMIC B-1 Regular Interests, the uncertificated REMIC B-2 Regular Interests, the uncertificated REMIC B-3 Regular Interests, the uncertificated REMIC B-4 Regular Interests, the uncertificated REMIC B-5 Regular Interests, the uncertificated REMIC CE-1 Regular Interests and the uncertificated REMIC IO Regular Interests and declares that it holds the SWAP REMIC Regular Interests as assets of REMIC 1, the REMIC 1 Regular Interests as assets of REMIC 2, the REMIC 2 M-5 Interest as the asset of REMIC M-5, the REMIC 2 M-6 Interest as the asset of REMIC M-6, the REMIC 2 B-1 Interest as the asset of REMIC B-1, the REMIC 2 B-2 Interest as the asset of REMIC B-2, the REMIC 2 B-3 Interest as the asset of REMIC B-3, the REMIC 2 B-4 Interest as the asset of REMIC B-4, the REMIC 2 B-5 Interest as the asset of REMIC B-5, the REMIC 2 CE-1 Interest as the asset of REMIC CE-1, the REMIC 2 IO Interest as the asset of REMIC IO and the REMIC 2 CE-2 Interest as the asset of REMIC CE-2. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

     Section 2.08 Representations and Warranties of the Seller.

     The Seller hereby represents and warrants to the Trust and the Trustee on behalf of the Certificateholders that as of the Closing Date or as of such date specifically provided herein:

               (i) The Seller is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Delaware and has the power and authority to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on (a) its business, properties, assets or condition (financial or other), (b) the performance of its obligations under this Agreement, (c) the value or marketability of the Mortgage Loans, or (d) its ability to foreclose on the related Mortgaged Properties.

               (ii) The Seller has the power and authority to make, execute, deliver and perform this Agreement and to consummate all of the transactions contemplated hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the Seller's legal, valid and binding obligations enforceable in accordance with its terms, except as enforcement of such terms may be limited by (1) bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies, (2) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (3) public policy considerations underlying the securities laws, to the extent that such policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from securities laws liabilities.

               (iii) The Seller holds all necessary licenses, certificates and permits from all governmental authorities necessary for conducting its business as it is presently conducted, except for such licenses, certificates and permits the absence of which, individually or in the aggregate, would not have a material adverse effect on the ability of the Seller to conduct its business as it is presently conducted. It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations as shall have been obtained or filed, as the case may be, prior to the Closing Date.

               (iv) The execution, delivery and performance of this Agreement by the Seller will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any of its properties or any provision of its Limited Liability Company Agreement, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound.

               (v) No certificate of an officer, written statement or report delivered pursuant to the terms hereof by the Seller contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

               (vi) The transactions contemplated by this Agreement are in the ordinary course of the Seller's business.

               (vii) The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Mortgage Loans to the Depositor, nor is the Seller aware of any pending insolvency.

               (viii) The Seller is not in violation of, and the execution and delivery of this Agreement by it and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to any order or decree of any court, or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the Seller's condition (financial or otherwise) or operations or any of the Seller's properties, or materially and adversely affect the performance of any of its duties hereunder.

               (ix) There are no actions or proceedings against, or investigations of, the Seller pending or, to its knowledge, threatened, before any court, administrative agency or other tribunal (i) that, if determined adversely, would prohibit the Seller from entering into this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) that, if determined adversely, would prohibit or materially and adversely affect the Seller's performance of any of its respective obligations under, or the validity or enforceability of, this Agreement.

               (x) The Seller did not transfer the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of its creditors.

               (xi) The Seller acquired title to the Mortgage Loans in good faith, without notice of any adverse claims.

               (xii) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller to the Depositor are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

     Section 2.09 Covenants of the Seller.

     The Seller hereby covenants that except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Depositor, of the existence of any lien on any Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trust, as assignee of the Depositor, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 2.09 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

     Section 3.01 Servicer to Act as Servicer.

     The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and the normal and usual standards of practice of prudent mortgage servicers, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement and consistent with the standard of care which the Servicer uses and/or would use in servicing mortgage loans for its own account (the "Servicing Standards").

     Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Certificateholders; provided, however, that the Servicer shall not make future advances and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) the Servicer shall not permit any modification with respect to any Mortgage Loan that would (i) change the Mortgage Interest Rate, defer or forgive the payment thereof of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal) or extend the final maturity date with respect to such Mortgage Loan, (ii) affect adversely the status of any REMIC constituting part of the Trust Fund as a REMIC or (iii) cause any REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions. Notwithstanding the foregoing, the Servicer shall not permit any modification with respect to any Mortgage Loan that would both (x) effect an exchange or reissuance of such Mortgage Loan under
Section 1.860G-2(b) of the Treasury Regulations and (y) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself, and the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. The Servicer shall make all required Servicing Advances and shall service and administer the Mortgage Loans in accordance with Applicable Regulations, and shall provide to the Mortgagors any reports required to be provided to them thereby. If reasonably required by the Servicer, the Trustee shall furnish the Servicer a power of attorney (substantially in the form annexed hereto as Exhibit O) and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement. The Trustee shall not be liable for the actions of the

Servicer or any Subservicers under such powers of attorney and shall be indemnified by the Servicer for any costs, liabilities or expenses incurred by the Trustee in connection with the Servicer's misuse of such powers of attorney.

     Notwithstanding anything contained herein to the contrary, the Servicer shall not, without the Trustee's written consent: (i) initiate any action, suit or proceeding directly relating to the servicing of a Mortgage Loan solely under the Trustee's name without indicating the Servicer's representative capacity (provided that the Servicer shall not be required to sign the power of attorney in order to perform the functions enumerated therein), (ii) initiate any other action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or the Seller for breaches of representations and warranties) solely under the Trustee's name, (iii) engage counsel to represent the Trustee in any action, suit or proceeding not directly related to the servicing of any Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or the Seller for breaches of representations and warranties, or (iv) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

     In servicing and administering the Mortgage Loans, the Servicer shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to accepted mortgage servicing practices of prudent lending institutions and the Certificateholders' reliance on the Servicer.

     The Servicer shall give prompt notice to the Trustee of any action, of which the Servicer has actual knowledge, which action purports to (i) assert a claim against the Trust Fund or (ii) assert jurisdiction over the Trust Fund.

     Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment in full, the Servicer may not waive any prepayment penalty or portion thereof required by the terms of the related Mortgage Note unless (i) the related Mortgage Loan is in default or foreseeable default and such waiver (a) is standard and customary in servicing mortgage loans similar to the Mortgage Loans and (b) would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such prepayment penalty and the related Mortgage Loan, (ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or
(B) the enforceability is otherwise limited or prohibited by applicable law,
(iii) if the Servicer has not been provided with information sufficient to enable it to collect the prepayment penalty or (iv) if the collection of such prepayment penalty would be considered "predatory" pursuant to written guidance published or issued by an applicable federal, state, or local regulatory authority acting in its official capacity and having jurisdiction over such matters. In the event of a Principal Prepayment in full with respect to any Mortgage Loan, the Servicer shall deliver to the Trustee an Officer's Certificate, substantially in the form of Exhibit Q, no later than the third Business Day following the immediately succeeding Determination Date. For the avoidance of doubt, the Servicer may waive a prepayment penalty in connection with a short sale or short payoff on a defaulted Mortgage Loan. If the Servicer has waived all or a portion of a prepayment penalty relating to a Principal Prepayment, other than as provided above, the Servicer shall deliver to the Trustee as soon as possible after the date of payoff, but in no event later than five business days from such date, for deposit into the Distribution Account the amount of such prepayment penalty (or such portion thereof as had been waived) for distribution in accordance with the terms of this Agreement.

     During the period when reports are required to be filed for the Trust under the Exchange Act, the Servicer shall not permit a Subservicer to perform any servicing responsibilities hereunder with respect to the Mortgage Loans unless that Subservicer first agrees in writing with the Servicer to deliver an Assessment of Compliance and an Accountant's Attestation in such manner and at such times that permits the Servicer to comply with Section 3.20 of this Agreement.

     With respect to Mortgage Loans affected by a hurricane or other natural disaster, if the Mortgaged Property is located in public and individual assistance counties, as designated by Federal Emergency Management Agency (as set forth on its website www.fema.gov), Servicer may, at its sole option, cease collection activities, charging late fees and credit reporting activity for all Mortgagors in such counties for a period of time and, if reasonably prudent, may extend such period as long as it deems necessary. In addition, the Servicer may suspend all foreclosure and bankruptcy activity relating to such Mortgage Loans for a period of time and, if reasonably prudent, may extend such period as long as it deems necessary.

     Section 3.02 Collection of Mortgage Loan Payments.

     Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will diligently collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy and Applicable Regulations, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Servicer will take special care in ascertaining and estimating taxes, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to that end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

     Section 3.03 Realization Upon Defaulted Mortgage Loans.

     In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Certificateholders, including either foreclosing on any such Mortgage Loan or working out an agreement with the Mortgagor, which may involve waiving or modifying certain terms of the Mortgage Loan. With respect to any defaulted Mortgage Loan, the Servicer shall have the right to review the status of the related forbearance plan and, subject to the second paragraph of Section 3.01, may modify such forbearance plan; including, extending the Mortgage Loan repayment date for a period of one year, which period will not go beyond the latest Final Maturity Date.

     In connection with a foreclosure or other conversion, the Servicer shall exercise such rights and powers vested in it hereunder and use the same degree of care and skill in its exercise as prudent mortgage servicers would exercise or use under the circumstances in the conduct of their own affairs and consistent with Applicable Regulations and the servicing standards set forth in the Fannie Mae Guide, including, without limitation, advancing funds for the payment of taxes and insurance premiums with respect to first lien Mortgage Loans.

     Notwithstanding the foregoing provisions of this Section 3.03, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property if, as a result of any such action, the Trust Fund would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

     A. such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Certificateholders to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

     B. there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Certificateholders to take such actions with respect to the affected Mortgaged Property.

     The cost of the environmental audit report contemplated by this Section
3.03 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.05(ii).

     If the Servicer determines, as described above, that it is in the best economic interest of the Certificateholders to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Certificateholders. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.05(ii).

     Section 3.04 Collection Account and Distribution Account.

          (a) The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts. Each Collection Account shall be an Eligible Account.

     The Servicer shall deposit in the Collection Account on a daily basis within two Business Days of determining the proper application after receipt of such funds, and retain therein, the following payments and collections received or made by it after the Cut-off Date with respect to the Mortgage Loans:

               (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

               (ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Interest Rate less the Servicing Fee Rate;

               (iii) all proceeds from a Cash Liquidation;

               (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Section 3.10, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

               (v) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law; and

               (vi) any amounts required to be deposited by the Servicer in connection with any REO Property pursuant to Section 3.13.

     Any interest paid on funds deposited in the Collection Account, subject to
Section 3.25, shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Collection Account pursuant to Section 3.05(v). The foregoing requirements for deposit from the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, prepayment charges that are not prepayment penalties, and assumption fees need not be deposited by the Servicer in the Collection Account.

          (b) On behalf of the Trust Fund, the Trustee shall establish and maintain one or more accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Certificateholders. On behalf of the Trust Fund, the Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account by the 3:00 PM New York time on the Servicer Remittance Date, that portion of the Available Funds (calculated without regard to the references in the definition thereof to amounts that may be deposited to the Distribution Account from a different source as provided herein) then on deposit in the Collection Account; provided, further, in connection with any failure by the Servicer to make any remittance required to be made by the Servicer to the Distribution Account on the day and by the time such remittance is required to be made under the terms of this Agreement (without giving effect to any grace or sure period), the Servicer shall pay to the Trustee for the account of the Trustee interest at the Prime Rate or such other rate mutually agreed to between the Servicer and the Trustee or any amount not timely remitted from and including the day such remittance was required to be made to, but not including, the day on which such remittance was actually made. Amounts in the Distribution Account shall be deemed to be held on behalf of the related REMICs in accordance with the REMIC distributions set forth in Section 9.01. Funds on deposit in the Distribution Account may be invested in Permitted Investments.

          (c) Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.25. The Servicer shall give notice to the Trustee certifying the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the Servicer and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

          (d) In the event the Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time in writing request that the Trustee withdraw such amount from the Distribution Account and remit to the Servicer any such amount, any provision herein to the contrary notwithstanding. In addition, the Servicer shall deliver to the Trustee from time to time for deposit, and the Trustee shall so deposit, in the Distribution Account in respect of the SWAP REMIC (provided, however, that notwithstanding the foregoing, any amounts distributable to the Class P Certificates shall not, for federal income tax purposes, be treated as part of any REMIC):

               (i) any Advances, as required pursuant to Section 4.07;

               (ii) any Stayed Funds, as soon as permitted by the federal bankruptcy court having jurisdiction in such matters;

               (iii) any prepayment penalties or amounts in connection with the waiver of such prepayment penalties, in each case required to be deposited pursuant to Section 3.01;

               (iv) any amounts required to be deposited in the Distribution Account pursuant to Sections 2.03, 3.04, 3.15, 3.16, 3.23 or 4.07; and

               (v) any amounts required to be deposited by the Servicer pursuant to Section 3.11 in connection with the deductible clause in any blanket hazard insurance policy, such deposit being made from the Servicer's own funds, without reimbursement therefor.

          (e) Promptly upon receipt of any Stayed Funds, whether from the Servicer, a trustee in bankruptcy, or federal bankruptcy court or other source, the Trustee shall notify the Servicer of such receipt and deposit such funds in the Distribution Account, subject to withdrawal thereof as permitted hereunder.

     Section 3.05 Permitted Withdrawals From the Collection Account.

     The Servicer may, from time to time, withdraw from the Collection Account for the following purposes:

               (i) to remit to the Trustee for deposit in the Distribution Account (a) the amounts required to be so remitted pursuant to Section 3.04(b),
(b) the amounts permitted to be so remitted pursuant to the first sentence of
Section 3.04(d) or clause (ii) of the first sentence of the second paragraph of
Section 4.07(b), (c) any amounts required to be so remitted pursuant to Section
6.03 and (d) any amounts required to be so remitted pursuant to Section 8.05;

               (ii) to reimburse itself for (a) Advances and Servicing Advances to the extent of amounts received on the related Mortgage Loan which represent payments of (x) principal and/or interest respecting which any such Advance was made or (y) Condemnation Proceeds, Insurance Proceeds or Liquidation Proceeds respecting which any such Servicing Advance was made; or (b) any unreimbursed Advances or Servicing Advances to the extent of funds held in the Collection Account for future distributions that were not included in Available Funds for the preceding Distribution Date (provided, however, any funds so applied will be replaced by the Servicer by deposit in the Collection Account no later than one Business Day prior to the Distribution Date on which such funds are required to be distributed) and to reimburse itself for Advances and Servicing Advances made in connection with the modification of a Mortgage Loan;

               (iii) to reimburse itself for unreimbursed Servicing Advances, any unpaid Servicing Fees and for unreimbursed Advances to the extent that such amounts are deemed to be Nonrecoverable Advances and to reimburse itself for such amounts to the extent that such amounts are nonrecoverable from the disposition of the related REO Property or have been written-off pursuant to
Section 3.13 hereof;

               (iv) to reimburse itself for any amounts paid pursuant to Section
3.03 (and not otherwise previously reimbursed);

               (v) to pay to itself as servicing compensation (a) any interest earned on funds in the Collection Account (all such interest to be withdrawn monthly not later than each Servicer Remittance Date) and (b) the Servicing Fee from that portion of any payment or recovery as to interest to a particular Mortgage Loan to the extent not retained pursuant to Section 3.04(d);

               (vi) to pay or reimburse itself for any amounts payable or paid pursuant to Section 6.03 (and not otherwise previously reimbursed) and to reimburse itself as set forth in Section 9.01(c); and

               (vii) to clear and terminate the Collection Account upon the termination of this Agreement.

     The foregoing requirements for withdrawal from the Collection Account shall be exclusive. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

     Section 3.06 Establishment of Escrow Account; Deposits in Escrow Account.

     The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts. A copy of such letter agreement shall be furnished to the Trustee upon request. The Escrow Account shall be an Eligible Account.

     The Servicer shall deposit in the Escrow Account on a daily basis within two Business Days of receipt, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and
(ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Servicer shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be set forth in, or in accordance with, Section 3.07. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by the related Mortgage Loan or Applicable Regulations, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

     Section 3.07 Permitted Withdrawals From Escrow Account.

     Withdrawals from the Escrow Account may be made by the Servicer (i) to effect timely payments of taxes, fire, flood and hazard insurance premiums, Primary Insurance Policy premiums, if applicable, and comparable items, (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or Late Collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Collection Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Servicer, or to the Mortgagor to the extent required by the related Mortgage Loan or Applicable Regulations, any interest paid on the funds deposited in the Escrow Account,
(vii) to clear and terminate the Escrow Account on the termination of this Agreement, or (viii) to transfer to the Collection Account any insurance proceeds. As part of its servicing duties, the Servicer shall pay to the

Mortgagor interest on funds in the Escrow Account, to the extent required by the related Mortgage Loan or Applicable Regulations, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

     In the event the Servicer shall deposit in the Escrow Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Escrow Account, any provision herein to the contrary notwithstanding.

     Section 3.08 Payment of Taxes, Insurance and Other Charges; Collections Thereunder.

     With respect to each first lien Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of taxes and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy premiums and fire, flood and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or Applicable Regulations. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall (i) determine whether any such payments are made by the Mortgagor in a manner and at a time that is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien and (ii) ensure that all insurance required to be maintained on the Mortgaged Property pursuant to this Agreement is maintained. If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage Loan being imposed, the Servicer will, to the extent required to avoid loss of the Mortgaged Property, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property. The Servicer assumes full responsibility for the payment of all such bills and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances from its own funds to effect such payments.

     The Servicer, on behalf of the Trustee, as mortgagee, will maintain in full force and effect (to the extent a Mortgage Loan has a Primary Insurance Policy) a Primary Insurance Policy issued by a Qualified Insurer with respect to each Mortgage Loan for which such coverage is required. Such coverage will be maintained until the Combined Loan-to-Value Ratio of the related Mortgage Loan is reduced to 80% or less. The Servicer will not cancel or refuse to renew any Primary Insurance Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Insurance Policy for such cancelled or non-renewed policy is obtained from and maintained with a Qualified Insurer. The Servicer shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.14, the Servicer shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Insurance Policy. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Insurance Policy as provided above.

     In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Trustee, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 3.04, any amounts collected by the Servicer under any Primary Insurance Policy shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05.

     Section 3.09 Transfer of Accounts.

     The Servicer may transfer the Collection Account or the Escrow Account to a different depository institution from time to time, provided such depository institutions shall maintain Eligible Accounts. Upon such transfer, the Servicer shall deliver to the Trustee and the Depositor, a certification or letter agreement, as the case may be, as required pursuant to Sections 3.04 and 3.06.

     Section 3.10 Maintenance of Hazard Insurance.

     The Servicer shall cause to be maintained for each first lien Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis and (ii) the Principal Balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the Principal Balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Servicer shall also maintain on the REO Property for the benefit of the Certificateholders, (x) fire and hazard insurance with extended coverage in an amount which is at least equal to the replacement cost of the improvements which are a part of such property,
(y) public liability insurance and, (z) to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05. It is understood and agreed that no earthquake or other additional insurance is required to be maintained by the Servicer or the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such Applicable Regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount of or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a general policy rating of B:VI or better in Best's Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

     Section 3.11 Maintenance of Mortgage Impairment Insurance Policy.

     In the event that the Servicer shall obtain and maintain a blanket policy issued by an insurer that has a general policy rating of B:VI or better in Best's Key Rating Guide insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.10 and otherwise complies with all other requirements of Section 3.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with
Section 3.10, and there shall have been a loss which would have been covered by such policy, deliver to the Trustee for deposit in the Distribution Account the amount not otherwise payable under the blanket policy because of such deductible clause, which amount shall not be reimbursable to the Servicer from the Trust Fund. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the Trustee, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Trustee, the Servicer shall cause to be delivered to the Trustee a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty days prior written notice to the Trustee.

     Section 3.12 Fidelity Bond, Errors and Omissions Insurance.

     The Servicer shall maintain, at its own expense, a blanket fidelity bond (the "Fidelity Bond") and an errors and omissions insurance policy, with broad coverage with financially responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae MBS Selling and Servicing Guide or by Freddie Mac in the Freddie Mac Servicer's Guide. Upon the request of any party hereto, each year the Servicer shall cause to be delivered to such party proof of coverage of the Fidelity Bond and errors and omissions insurance policy and a statement from the surety and the insurer that the surety and the insurer shall endeavor to notify the Trustee within 30 days prior to such Fidelity Bond's errors and omissions insurance policy's termination or material modification.

     Section 3.13 Title, Management and Disposition of REO Property and Certain Delinquent Mortgage Loans.

          (a) In the event that title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken (pursuant to a limited power of attorney to be provided by the Trustee to the Servicer) in the name of the Trustee or a nominee thereof (which nominee shall not be the Servicer), on behalf of the Certificateholders, or in the event the Trustee or a nominee (which nominee shall not be the Servicer) thereof is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the benefit of the Trustee. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer shall ensure that such title to such REO Property references this Agreement and the Trustee's capacity hereunder.

          (b) In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property before the end of the third calendar year beginning after the year of its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code or if the Trust Fund has received (at the expense of the Trust Fund) from the Internal Revenue Service an extension of the period during which it may hold such REO Property without such REO Property failing to be treated as "foreclosure property" (within the meaning of Section 860G(a)(8) of the Code), before the end of such extension, unless the Servicer obtains an Opinion of Counsel, addressed to the Servicer and the Trustee, to the effect that the holding by the Trust Fund of such REO Property subsequent to such period will not: (i) result in the imposition of any tax on "prohibited transactions" as defined in Section 860F of the Code; or (ii) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Servicer shall be entitled to be reimbursed from the Collection Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.05.

     Subject to compliance with applicable laws and regulations as shall at any time be in force, and notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any REMIC constituting part of the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

     The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders and the Trust Fund solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the related REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Servicer shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Mortgage Servicing File and copies thereof shall be forwarded by the Servicer to the Trustee upon request. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders and the Trust Fund.

     With respect to each REO Property, the Servicer shall account separately for each REO Property with respect to all funds collected and received in connection with the operation of such REO Property.

     The Servicer shall deposit or cause to be deposited, on a daily basis, within two Business Days of determining the proper cash application after receipt of such funds, in the Collection Account, all revenues received with respect to each REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the related REO Property, including the cost of maintaining any hazard insurance pursuant to Section 3.10 hereof and the fees of any managing agent acting on behalf of the Servicer.

     The Servicer shall furnish to the Trustee, on each Servicer Remittance Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operating statement shall be accompanied by such other information as the Trustee shall reasonably request.

     The Servicer shall use its best efforts to dispose of the REO Property as promptly as is practically consistent with protecting the Certificateholders' interests.

     Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders. If as of the date title to any REO Property was acquired by the Servicer there were outstanding unreimbursed Servicing Advances with respect to the REO Property or the related Mortgage Loan, the Servicer, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to the Servicer as provided above, shall be deposited in the Collection Account for distribution on the succeeding Servicer Remittance Date in accordance with Section 4.01.

     Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration and an Opinion of Counsel is obtained by the Servicer to the effect that such sale shall not cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC).

          (c) The Servicer may write-off any Second Lien Mortgage Loan that has been Delinquent for a period of 180 days or more if the Servicer determines that any amount that could be recovered on such Mortgage Loan would be less than the cost required to achieve such recovery.

     Section 3.14 Due-on-Sale Clauses; Assumption and Substitution Agreements.

     When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. An Opinion of Counsel at the expense of the Servicer (which expense shall constitute a Servicing Advance) delivered to the Trustee and the Depositor to the foregoing effect shall conclusively establish the reasonableness of such belief. In such event, the Servicer shall make reasonable efforts to enter into an assumption and modification agreement with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer is authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Note. In addition to the foregoing, the Servicer shall not be required to enforce any "due-on-sale" clause if, in the reasonable judgment of the Servicer, entering into an assumption and modification agreement with a person to whom such Mortgaged Property shall be conveyed and releasing the original Mortgagor from liability would be in the best interests of the Certificateholders. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee (or the Custodian, as the case may be) the original copy of such assumption or substitution agreement (indicating the Mortgage File to which it relates) which copy shall be added by the Trustee (or the Custodian, as the case may be) to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the Monthly Payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

     Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

     Section 3.15 Notification of Adjustments.

     On each Adjustment Date, the Servicer shall make Mortgage Interest Rate adjustments for each Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note and Applicable Regulations. The Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note and Applicable Regulations regarding Mortgage Interest Rate adjustments. The Servicer also shall provide timely notification to the Trustee of all applicable data and information regarding such Mortgage Interest Rate adjustments and the Servicer's methods of implementing such Mortgage Interest Rate adjustments. Upon the discovery by the Servicer or the Trustee that the Servicer has failed to adjust or has incorrectly adjusted a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Servicer shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor; provided, however, the Servicer shall be held harmless with respect to any Mortgage Interest Rate adjustments made by any servicer prior to the Servicer. Under no circumstances shall the Trustee be responsible for monitoring or recalculating any Mortgage Interest Rate adjustment provided by the servicer.

     Section 3.16 Optional Purchases of Mortgage Loans by Servicer.

     The Servicer (or an affiliate of the Servicer) may, at its option, purchase a Mortgage Loan or REO Property which becomes 120 or more days Delinquent or for which the Servicer has accepted a deed in lieu of foreclosure, during the period commencing on the first day of the calendar quarter succeeding the calendar quarter in which the Initial Delinquency Date occurred with respect to such Mortgage Loan and ending on the last Business Day of such calendar quarter. If the Servicer (or an affiliate of the Servicer) does not exercise its purchase right with respect to a Mortgage Loan during the period specified in the preceding sentence, such Mortgage Loan shall thereafter again become eligible for purchase pursuant to the preceding sentence only after the Mortgage Loan ceases to be 120 days or more Delinquent and thereafter becomes 120 days Delinquent again. The "Initial Delinquency Date" of a Mortgage Loan shall mean the date on which the Mortgage Loan first became 120 days Delinquent. Prior to repurchase pursuant to this Section 3.16, the Servicer shall be required to continue to make monthly advances pursuant to Section 4.07. The Servicer shall not use any procedure in selecting Mortgage Loans to be repurchased which is materially adverse to the interests of the Certificateholders. The Servicer shall purchase such (i) delinquent Mortgage Loan at a price equal to the Principal Balance of the Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate from the date to which interest has last been paid to the Trust Fund to the date of purchase plus any unreimbursed Servicing Advances and Advances or (ii) REO Property at its fair market value as determined in good faith by the Servicer. Any such repurchase of a Mortgage Loan or REO Property pursuant to this Section 3.16 shall be accomplished by delivery to the Trustee for deposit in the Distribution Account of the amount of the purchase price. The Trustee shall immediately effectuate the conveyance of such delinquent Mortgage Loan or REO Property to the Servicer to the extent necessary, including the prompt delivery of all necessary documentation provided by it to the Servicer.

     Section 3.17 Trustee to Cooperate; Release of Files.

          (a) Upon the payment in full of any Mortgage Loan (including any liquidation of such Mortgage Loan through foreclosure or otherwise, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes), the Servicer shall deliver to the Custodian two executed copies of a completed "Request for Release" in the form of Exhibit E. Upon receipt of such Request for Release of Documents, the Custodian shall promptly release the related Mortgage File, in trust to (i) the Servicer, or (ii) such other party identified in the related Request for Release. Upon any such payment in full, or the receipt of such notification that such funds have been placed in escrow, the Servicer shall direct the Trustee in writing to execute an instrument of satisfaction (or assignment of Mortgage without recourse, representation or warranty) regarding the Mortgaged Property relating to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account. In lieu of executing any such satisfaction or assignment, as the case may be, the Servicer may prepare and submit to the Trustee a satisfaction (or assignment without recourse, representation or warranty if requested by the Person or Persons entitled thereto) in form for execution by the Trustee with all requisite information completed by the Servicer; in such event, the Trustee shall execute and acknowledge such satisfaction or assignment, as the case may be, and deliver the same with the related Mortgage File, as aforesaid.

          (b) From time to time and as appropriate in the servicing of any Mortgage Loan, including, without limitation, foreclosure or other comparable conversion of a Mortgage Loan or collection under any insurance policy relating to a Mortgage Loan, the Trustee shall (except in the case of the payment or liquidation pursuant to which the related Mortgage File is released to an escrow agent or an employee, agent or attorney of the Trustee), upon written request of the Servicer and delivery to the Custodian of two executed copies of a "Request for Release" in the form of Exhibit E signed by a Servicing Officer, release the related Mortgage File to the Servicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings, including, without limitation, an assignment without recourse, representation or warranty of the related Mortgage to the Servicer. Such receipt shall obligate the Servicer to return the Mortgage File to the Custodian when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a Request for Release evidencing such liquidation, the receipt shall be released by the Custodian to the Servicer.

          (c) Subject to Section 3.01, the Servicer shall have the right to accept applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations, (iii) removal, demolition or division of properties subject to Mortgages and (iv) second mortgage subordination agreements. No application for approval shall be considered by the Servicer unless: (w) it has received an Opinion of

Counsel, addressed to the Trustee (which opinion shall not be an expense of the Trustee or the Trust Fund) that such sale, disposition, substitution, acquisition or contribution will not affect adversely the status of any REMIC constituting part of the Trust Fund as a REMIC or cause any REMIC constituting part of the Trust Fund to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions; (x) the provisions of the related Mortgage Note and Mortgage have been complied with; (y) the Combined Loan-to-Value Ratio and debt-to-income ratio after any release does not exceed the maximum Combined Loan-to-Value Ratio and debt-to-income ratio established in accordance with the underwriting standards of the Mortgage Loans; and (z) the lien priority of the related Mortgage is not affected. Upon receipt by the Trustee of a Servicing Officer's certificate setting forth the action proposed to be taken in respect of a particular Mortgage Loan and certifying that the criteria set forth in the immediately preceding sentence have been satisfied, the Trustee shall execute and deliver to the Servicer the consent or partial release so requested by the Servicer. A proposed form of consent or partial release, as the case may be, shall accompany any Servicing Officer's certificate delivered by the Servicer pursuant to this paragraph.

     Section 3.18 Servicing Compensation.

     As compensation for its activities hereunder, the Servicer shall be entitled to retain the amount of the Servicing Fee with respect to each Mortgage Loan (including REO Properties). The Servicer shall be entitled to retain additional servicing compensation in the form of release fees, bad check charges, assumption fees, modification or extension fees, late payment charges, customary real-estate referral fees, Prepayment Interest Excess or any other service-related fees, Insurance Proceeds and Liquidation Proceeds not required to be deposited in the Collection Account or the Distribution Account and similar items, to the extent collected from Mortgagors. For so long as Litton is the servicer of the Mortgage Loans, Litton will receive the Litton Servicing Fee and the Holders of the Class CE-2 Certificates will receive the Excess Servicing Fee.

     Section 3.19 Annual Statement as to Compliance.

     The Servicer shall deliver or cause to be delivered, and shall cause each Subservicer engaged by such Servicer to deliver or cause to be delivered to the Depositor, the Rating Agencies and the Trustee on or before March 15th of each calendar year, commencing in 2008, an Officer's Certificate stating, as to each signatory thereof, that (i) a review of the activities of such Servicer or Subservicer, as applicable, during the preceding calendar year and of performance under this Agreement, or the applicable Subservicing Agreement, as the case may be, has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, such Servicer or Subservicer, and each Subcontractor utilized by such Servicer and determined by such Servicer to be "participating in a servicing function" within the meaning of Item 1122 of Regulation AB, as applicable, has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officers and the nature and status thereof. Promptly after receipt of such Officer's Certificate, the Depositor shall review such Officer's Certificate and, if applicable, consult with the applicable Servicer as to the nature of any defaults by such Servicer or any related Subservicer in the fulfillment of any such Servicer's or any related Subservicer's obligations. The obligations of a Servicer or Subservicer under this Section apply to each Servicer that serviced a Mortgage Loan during the applicable period, whether or not such Servicer or Subservicer is acting as a Servicer or Subservicer at the time such Officer's Certificate is required to be delivered. For purposes of (ii) above, the Servicer or Subservicer will be entitled to rely reasonably upon a certification of any Subcontractor not affiliated with the Servicer or Subservicer. Notwithstanding anything to the contrary set forth herein, the statement required under this Section 3.19 with respect to any Subservicer or Subcontractor shall not be required to be delivered with respect to any year in which an annual report on Form 10-K for the Trust is not required to be filed pursuant to the Exchange Act.

     Section 3.20 Assessment of Compliance with Servicing Criteria; Independent Public Accountant's Attestation.

          (a) Not later than March 15th of each calendar year commencing in 2008, the Servicer and the Custodian (pursuant to the Custodial Agreement), each shall deliver, and the Servicer shall cause each Subservicer engaged by such Servicer and the Servicer and the Trustee shall cause each Subcontractor utilized by such Servicer and determined by such Servicer to be "participating in a servicing function" within the meaning of Item 1122 of Regulation AB, to deliver, and not later than March 15 of each calendar year in which the annual report on Form 10-K for the Trust contemplated by this Agreement is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, (or, if such March 15 is not a Business Day, the immediately preceding Business Day), the Trustee shall deliver and the Trustee shall cause each Subcontractor utilized by the Trustee and determined by the Trustee to be "participating in a servicing function" within the meaning of Item 1122 of Regulation AB, to deliver, each at its own expense, to the Depositor and the Trustee, with a copy to the Rating Agencies, a report on an assessment of compliance with the Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Servicing Criteria applicable to it, (B) a statement that such party used the Servicing Criteria to assess compliance with the applicable Servicing Criteria, (C) such party's assessment of compliance with the applicable Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 3.29, setting forth any material instance of noncompliance with the applicable Servicing Criteria, and (D) a statement that a registered public accounting firm has issued an attestation report on such Person's assessment of compliance with the applicable Servicing Criteria as of and for such period. Each such assessment of compliance report shall be delivered to the Depositor and shall address each of the Servicing Criteria applicable to such party specified on a certification substantially in the form of Exhibit N hereto delivered to the Depositor on the Closing Date. Notwithstanding anything to the contrary set forth herein, the statements and attestations required under this Section 3.20 with respect to any Subservicer or Subcontractor shall not be required to be delivered with respect to any year in which an annual report on Form 10-K for the Trust is not required to be filed pursuant to the Exchange Act.

          (b) Not later than March 15th of each calendar year commencing in 2008, the Servicer shall and the Custodian (pursuant to the Custodial Agreement), and the Servicer shall cause each Subservicer engaged by such Servicer and each Subcontractor utilized by such Servicer and determined by such Servicer to be "participating in a servicing function" within the meaning of
Item 1122 of Regulation AB, to, cause, and not later than March 15 of each calendar year in which the Depositor's annual report on Form 10-K with respect to the transactions contemplated by this Agreement is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, if such March 15 is not a Business Day, the immediately preceding Business
Day), the Trustee shall cause, each at its own expense, a registered public accounting firm (which may also render other services to such party) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee and the Depositor, with a copy to the Rating Agencies, to the effect that (i) it has obtained a representation regarding certain matters from the management of such Person, which includes an assertion that such Person has complied with the Servicing Criteria and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such Person's compliance with the Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such Person's assessment of compliance with the Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language. Each such related accountant's attestation report shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. Notwithstanding anything to the contrary set forth herein, the statements and attestations required under this Section
3.20 with respect to any Subservicer or Subcontractor shall not be required to be delivered with respect to any year in which an annual report on Form 10-K for the Trust is not required to be filed pursuant to the Exchange Act.

          (c) On the Closing Date, the Servicer, the Trustee and the Custodian (pursuant to the Custodial Agreement) shall furnish to the Depositor the Servicing Criteria, substantially in the form of Exhibit N hereto appropriately completed, to be subject of the assessment of compliance to be delivered pursuant to Section 3.20(a) by each of them (and in the case of the Servicer, each Subservicer engaged by such Servicer and in the case of the Servicer and Trustee each Subcontractor utilized by the Servicer or the Trustee, as applicable, and determined by such Servicer or the Trustee, as applicable, pursuant to be "participating in a servicing function" within the meaning of
Item 1122 of Regulation AB).

     Section 3.21 Access to Certain Documentation and Information Regarding the Mortgage Loans.

     The Servicer shall provide to the Trustee, Certificateholders that are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of each of the foregoing (which, in the case of supervisory agents and examiners, may be required by applicable state and federal regulations) access to the documentation regarding the Mortgage Loans, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

     Section 3.22 Reserved.

     Section 3.23 Obligations of the Servicer in Respect of Compensating
Interest.

     Not later than the close of business on each Servicer Remittance Date, the Servicer shall deliver to the Trustee for deposit in the Distribution Account an amount ("Compensating Interest") equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls on the Mortgage Loans for the related Distribution Date resulting from Principal Prepayments in full on the Mortgage Loans during the related Prepayment Period and (B) 50% of the aggregate Servicing Fee for the related Collection Period. The Servicer shall apply Compensating Interest to offset any Prepayment Interest Shortfalls on the Mortgage Loans. The Servicer shall not have the right to reimbursement for any amounts remitted to the Trustee in respect of Compensating Interest. Such amounts so remitted shall be included in the Available Funds and distributed therewith on the next Distribution Date. The Servicer shall not be obligated to pay Compensating Interest with respect to Prepayment Interest Shortfalls or Relief Act Interest Shortfalls.

     Section 3.24 Obligations of the Servicer in Respect of Mortgage Interest Rates and Monthly Payments.

     In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Interest Rates, Monthly Payments or Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement.

     Section 3.25 Investment of Funds in the Collection Account and the Distribution Account.

          (a) The Servicer with respect to the Collection Account and the Trustee with respect to the Distribution Account may direct any depository institution maintaining the Collection Account or Distribution Account to invest the funds in the Collection Account or the Distribution Account, as applicable, in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon. In the absence of such direction, funds in the Collection Account and the Distribution Account shall remain uninvested. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in the Collection Account or the Distribution Account, shall be made in the name of the Trustee or the Servicer, as applicable (in its capacity as such), or in the name of a nominee of the Trustee. Upon the occurrence of a Servicer Event of Termination, the Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account) over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in the Collection Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall at the direction of the Servicer:

          (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Collection Account.

          (b) All income and gain realized from the investment of funds in the Collection Account shall be for the benefit of the Servicer. All income and gain realized from the investment of funds in the Distribution Account shall be for the benefit of the Trustee. The Servicer shall deposit in the Collection Account and the Trustee shall deposit into the Distribution Account the amount of any loss incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss.

          (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(a)(v), upon the request of the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

     The Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any investment loss on any Permitted Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

     Section 3.26 Liability of Servicer; Indemnification.

          (a) Subject to clause (b) below and Section 6.03, the Servicer (or its successor hereunder (except the Trustee if it is required to succeed the Servicer hereunder)) indemnifies and holds the Trustee, the Seller, the Depositor and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Depositor and any Certificateholder may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the Servicing Standards. The Servicer shall immediately notify the Trustee, the Depositor and each Certificateholder if a claim is made that may result in such claims, losses, penalties, fines, forfeitures, legal fees or related costs, judgments, or any other costs, fees and expenses, and the Servicer shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, Trustee, the Depositor and/or Certificateholder in respect of such claim. The provisions of this Section 3.26 shall survive the termination of this Agreement, the termination or resignation of the Servicer or the Trustee and the payment of the outstanding Certificates.

          (b) None of the Depositor, the Seller, the Servicer, or any of the directors, officers, employees or agents of the Depositor, the Seller or the Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Seller or the Servicer or any such Person against any breach of warranties or representations made herein, or against any specific liability imposed on the Servicer for a breach of the Servicing Standard, or against any liability which would otherwise be imposed by reason of its respective willful misfeasance, bad faith, fraud or negligence in the performance of its duties or by reasons of negligent disregard of its respective obligations or duties hereunder.

     The Depositor, the Servicer, the Seller and any director, officer, employee or agent of the Depositor, the Seller or the Servicer, may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person with respect to any matters arising hereunder. The Depositor, the Servicer, the Seller, and any director, officer, employee or agent of the Depositor, the Seller or the Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred in connection with any legal action incurred by reason of its respective misfeasance, bad faith, fraud or negligence, a breach of a representation or warranty hereunder or (in the case of the Servicer) a breach of the Servicing Standard in the performance of its respective duties or by reason of negligent disregard of its respective obligations or duties hereunder. Neither the Depositor, the Seller nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability; provided, however, that the Depositor, the Seller or the Servicer may in its discretion undertake any action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.

     Section 3.27 Reports of Foreclosure and Abandonment of Mortgaged
          Properties.

     On or before the last day of February of each year beginning in 2008, the Servicer shall file the reports of foreclosure and abandonment of any Mortgaged Property required by Section 6050J of the Code with the Internal Revenue Service and provide an Officer's Certificate certifying its compliance with this Section
3.27 to the Trustee. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by such Section 6050J.

     Section 3.28 Protection of Assets.

          (a) Except for transactions and activities entered into in connection with the securitization that is the subject of this Agreement, the Trust is not authorized and has no power to:

               (1)  borrow money or issue debt;

               (2) merge with another entity, reorganize, liquidate or sell assets; or

               (3)  engage in any business or activities.

          (b) Each party to this Agreement agrees that it will not file an involuntary bankruptcy petition against the Trustee or the Trust Fund or initiate any other form of insolvency proceeding until after the Certificates have been paid.

     Section 3.29 Periodic Filings.

          (a) The Trustee and the Servicer shall reasonably cooperate with the Depositor in connection with the reporting requirements of the Trust under the Exchange Act. As set forth below, the Trustee shall prepare for execution by the Servicer any Forms 10-D and 10-K required by the Exchange Act and the rules and regulations of the Commission thereunder, in order to permit the timely filing thereof, and the Trustee shall file (via the Commission's Electronic Data Gathering and Retrieval System) such Forms executed by the Servicer.

          (b) Each Form 10-D shall be filed by the Trustee within 15 days after each Distribution Date, including (i) a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto (the "Monthly Statement"); and (ii) such other information ("Additional Form 10-D Disclosure") as is required by Form 10-D as listed on Exhibit S and provided by the party listed on Exhibit S to the Trustee and the Depositor in the manner provided in the following paragraph; provided that such information is provided to the Trustee no later than the fifth Business Day immediately following the related Distribution Date. The Trustee shall not be responsible for determining what information is required to be filed on Form 10-D (unless such information is specific to the Trustee, in which case the Trustee will be responsible for making such a determination) or for any filing that is not made on a timely basis in accordance with Regulation AB in the event that such information is not delivered to the Trustee on or prior to the first Business Day immediately following the related Determination Date. The Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

     As set forth on Exhibit S hereto, within 5 calendar days after the related Distribution Date, the parties described on Exhibit S shall be required to provide to the Trustee and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification in the form of Exhibit U hereto (an "Additional Disclosure Notification") and the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit S (other than with respect to the Trustee) of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information.

     After preparing the Form 10-D, the Trustee shall forward electronically a copy of the Form 10-D to the Depositor and the Servicer. Within two Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date, the Depositor and the Servicer shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D and the Depositor shall cause a duly authorized representative of the Servicer to sign the Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in Section 3.29(h). Promptly (but no later than one Business Day) after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-D filed by the Trustee. Each party to this Agreement acknowledges that the performance by the Trustee of its duties under this Section 3.29(b) related to the timely preparation, arrangement for execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.29(b). The Trustee shall not have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or any Servicing Function Participant of any party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

     On or prior to the 90th day after the end of each year commencing in 2008 (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Commission), the Trustee shall file a Form 10-K. Such Form 10-K shall include the information listed on Exhibit T and each party shall provide the information they are responsible for pursuant to Exhibit T. Such Form 10-K shall include as exhibits (to the extent they have been delivered to the Trustee in accordance with the timeframes contained within this agreement)
(i) each annual statement of compliance described under Section 3.19 of this Agreement and (ii) the annual report on assessments of compliance and annual independent public accountant's servicing reports described under Section 3.20 of this Agreement, in each case to the extent they have been timely delivered to the Trustee. Promptly upon receipt by the Servicer of (i)(A) any Officer's Certificate relating to the Trustee's or Subservicer's annual statement as to compliance delivered pursuant to Section 3.19 of this Agreement and (B) any annual report on assessment of compliance and annual independent public accountant's servicing report, pursuant to Section 3.20 of this Agreement, the Servicer shall review such Officer's Certificate's and reports. As part of the Form 10-K required to be filed pursuant to this Section 3.29, the Servicer shall include each such annual statement as to compliance, annual report on assessment of servicing compliance with servicing criteria and annual independent public accountant's servicing report required to be delivered under this Agreement. In addition, if there is any material instance of non-compliance disclosed in a report delivered pursuant to Section 3.19 or 3.20 of this Agreement, a description of each material instance of non-compliance shall be provided to the Trustee and the Trustee shall include such disclosure in the Form 10-K required to be filed pursuant to this Section 3.29. If the Trustee is unable to file such Form 10-K by the applicable due date, the Trustee shall prepare for execution by the Servicer and file a Form 12b-25 not later than one Business Day following the due date from such Form 10-K. Within 5 days following the filing of such Form 12b-25, the Trustee shall prepare and file the related Form 10-K. The Form 10-K shall also include a certification in the form attached hereto as Exhibit P-3, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission (the "Sarbanes Certification"), which shall, except as described below, be signed by the senior officer in charge of the servicing function of the Servicer. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. If the Servicer's report on assessment of compliance with Servicing Criteria is not included as an exhibit to such Form 10-K, the Servicer shall provide disclosure that such report is not included and an explanation why such report is not included. If any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, the Reporting Servicer to which such attestation relates shall provide disclosure that such report is not included and an explanation why such report is not included.

     Any disclosure or information in addition to the attachments listed above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be reported by the parties set forth on Exhibit T to the Depositor and the Trustee [and directed and approved by the Depositor pursuant to the following paragraph], and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

     As set forth on Exhibit T hereto, no later than March 15 of each year, commencing in 2008, (i) the parties described on Exhibit T shall be required to provide to the Trustee and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit T (other than with respect to the Trustee) of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

     After preparing the Form 10-K, the Trustee shall forward electronically a copy of the Form 10-K to the Depositor and the Servicer. Within three Business Days after receipt of such copy, but no later than March 25th, the Servicer shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K and shall cause the senior officer of the Servicer in charge of the securitization function to return a signed copy of the Form 10-K to the Trustee. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in Section 3.29(h). Promptly (but no later than one Business Day) after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-K filed by the Trustee. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 3.29(c) related to the timely preparation, arrangement for execution and filing of Form 10-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.29(c), Section 3.29(d), Section 3.19 and
Section 3.20. The Trustee shall not have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-K, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or any Servicing Function Participant needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

     In connection with the Form 10-K, the Trustee shall sign a back-up certification (in the form attached hereto as Exhibit P-5) for the benefit of the Servicer and its officers, directors and Affiliates. Each such back-up certification shall be delivered to the Servicer no later than March 15th of each year (or if such day is not a Business Day, the immediately preceding Business Day) and the Servicer shall deliver the Sarbanes Certification to be filed with each Form 10-K to the Trustee and the Depositor no later than March 15th of each year (or if such day is not a Business Day, the immediately preceding Business Day).

     In the event that prior to the filing date of the Form 10-K in March of each year, if any party hereto has actual knowledge of information material to the Sarbanes Certification, that party shall promptly notify the Servicer and each of the other parties signing the certifications. In addition, (i) the Trustee shall, subject to Sections 8.01 and 8.02 hereof, indemnify and hold harmless the Depositor and the Servicer and any of their officers, directors, employees, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Trustee's obligations under this Section 3.29, the Trustee's negligence, bad faith or willful misconduct in connection therewith or any material misstatement in the Trustee's certification and (ii) the Servicer shall indemnify and hold harmless the Depositor and the Trustee and any of their respective officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses (other than punitive damages) arising out of or based upon any breach of the Servicer's obligations under Section 3.29 or any material misstatement or omission in the Sarbanes Certification. If the indemnification provided for in the preceding sentence is unavailable or insufficient to hold harmless any indemnified party, then (i) the Trustee agrees in connection with a breach of the Trustee's obligations under this Section 3.29 or the Trustee's negligence, bad faith or willful misconduct in connection therewith that it shall contribute to the amount paid or payable by the indemnified party as a result of the losses, claims, damages or liabilities of the indemnified party, on the one hand, and the Trustee, on the other, and (ii) the Servicer agrees that it shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities of such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnified party, on the one hand, and the Servicer, on the other, in connection with a breach of the Servicer's obligations under this Section 3.29.

          (c) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and if requested by the Depositor, the Trustee shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K other than the initial Form 8-K ("Form 8-K Disclosure Information") shall be reported by the parties set forth on Exhibit R to the Depositor and the Trustee (unless such item is specific to the Trustee, in which case the Trustee will be deemed to have notice) and directed and approved by the Depositor pursuant to the following paragraph, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

     As set forth on Exhibit R hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the close of business (New York City time) on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties described on Exhibit R shall be required to provide to the Trustee and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Trustee and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification in the form attached hereto as Exhibit U and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit R (other than with respect to the Trustee) of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

     After preparing the Form 8-K, the Trustee shall, upon request, forward electronically a copy of the Form 8-K to the Depositor and the Servicer. Promptly, but no later than the close of business on the third Business Day after the Reportable Event, the Servicer shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K and shall cause a duly authorized representative of the Servicer to return a signed copy of each Form 8-K to the Trustee. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in Section 3.29(g). Promptly (but no later than one Business Day) after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 8-K filed by it. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 3.29(d) related to the timely preparation, arrangement for execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.29(d). The Trustee shall not have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 8-K, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any other party hereto (unless such item is specific to the Trustee, in which case the Trustee will be deemed to have notice) or any Servicing Function Participant needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

          (d) Upon any filing with the Commission, the Trustee shall promptly deliver to the Depositor and the Servicer a copy of any executed report, statement or information.

          (e) The obligations set forth in paragraphs (a) through (c) of this Section shall only apply with respect to periods for which reports are required to be filed with respect to the Trust under the Exchange Act. Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust. At any time after the filing of a Form 15 Suspension Notification, if the number of Certificateholders of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Trustee shall recommence preparing and filing reports on Form 10-K and Form 10-D as required pursuant to this Section 3.29 and the parties hereto shall have the obligations set forth in this Section.

     In the event that the Trustee is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trustee will promptly notify the Depositor. In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trustee will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended in connection with any Additional Form 10-D Disclosure (other than, in the case of Form 10-D, for the purpose of restating any Monthly Statement), Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the Trustee will notify the Depositor and the Servicer and such other parties to the transaction as are affected by such amendment, and such parties will cooperate to prepare any necessary 8-K/A, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a duly authorized representative, or senior officer in charge of securitization, as applicable, of the Servicer. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 3.29(g) related to the timely preparation, arrangement for execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section. The Trustee shall not have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or any Servicing Function Participant needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

          (f) For so long as reports are required to be filed with the Commission under the Exchange Act with respect to the Trust, each of the Depositor, the Trustee and the Servicer shall notify the Depositor, the Servicer and the Trustee in writing of any litigation (material to Certificateholders) or proceeding pending against such notifying person (or, in the case of the Depositor, against the Depositor, or in the case of any Servicer, against the Servicer or any Subservicer engaged by it), or any affiliations or relationships that develop following the Closing Date between such notifying person, or in the case of any Servicer, between the Servicer or any Subservicer engaged by it, and any other party hereto or any originator, that may have to be reported on a Form 8-K, Form 10-K or Form 10-D with respect to the Trust.

     To the extent that, following the Closing Date, the Depositor certifies that reports and certifications differing from those required under this Section
3.29 comply with the reporting requirements under the Exchange Act, the Trustee and the Servicer hereby agree that they will reasonably cooperate to amend the provisions of this Section 3.29 in order to comply with such amended reporting requirements and such amendment of this Section 3.29. Any such amendment may result in the reduction of the reports filed by the Depositor under the Exchange Act. Notwithstanding the foregoing, the parties hereto shall not be obligated to enter into any amendment pursuant to this Section 3.29 that adversely affects its obligations and immunities under this Agreement.

     Section 3.30 Advance Facility.

          (a) The Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, an "Advance Facility"), the documentation for which complies with Section 3.30(e) below, under which (1) the Servicer assigns or pledges its rights under this Agreement to be reimbursed for any or all Advances and/or Servicing Advances to (i) a Person, which may be a special-purpose bankruptcy-remote entity (an "SPV"), (ii) a Person, which may simultaneously assign or pledge such rights to an SPV or (iii) a lender (a "Lender"), which, in the case of any Person or SPV of the type described in either of the preceding clauses (i) or (ii), may directly or through other assignees and/or pledgees, assign or pledge such rights to a Person, which may include a trustee acting on behalf of holders of debt instruments (any such Person or any such Lender, an "Advance Financing Person"), and/or (2) an Advance Financing Person agrees to fund all the Advances and/or Servicing Advances required to be made by the Servicer pursuant to this Agreement. No consent of the Trustee, Certificateholders or any other party shall be required before the Servicer may enter into an Advance Facility nor shall the Trustee or the Certificateholders be a third party beneficiary of any obligation of an Advance Financing Person to the Servicer. Notwithstanding the existence of any Advance Facility under which an Advance Financing Person agrees to fund Advances and/or Servicing Advances, (A) the Servicer (i) shall remain obligated pursuant to this Agreement to make Advances and/or Servicing Advances pursuant to and as required by this Agreement and (ii) shall not be relieved of such obligations by virtue of such Advance Facility and

(B) neither the Advance Financing Person nor any Servicer's Assignee (as hereinafter defined) shall have any right to proceed against or otherwise contact any Mortgagor for the purpose of collecting any payment that may be due with respect to any related Mortgage Loan or enforcing any covenant of such Mortgagor under the related Mortgage Loan documents.

          (b) If the Servicer enters into an Advance Facility, the Servicer and the related Advance Financing Person shall deliver to the Trustee at the address set forth in Section 11.05 hereof a written notice (an "Advance Facility Notice"), stating (a) the identity of the Advance Financing Person and (b) the identity of the Person (the "Servicer's Assignee") that will, subject to Section 3.30(c) hereof, have the right to make withdrawals from the Collection Account pursuant to Section 3.05 hereof to reimburse previously unreimbursed Advances and/or Servicing Advances ("Advance Reimbursement Amounts"). Advance Reimbursement Amounts (i) shall consist solely of amounts in respect of Advances and/or Servicing Advances for which the Servicer would be permitted to reimburse itself in accordance with Section 3.05 hereof, assuming the Servicer had made the related Advance(s) and/or Servicing Advance(s) and (ii) shall not consist of amounts payable to a successor Servicer in accordance with Section 3.05 hereof to the extent permitted under Section 3.30(e) below.

          (c) Notwithstanding the existence of an Advance Facility, the Servicer, on behalf of the Advance Financing Person, and the Servicer's Assignee, shall be entitled to receive reimbursements of Advances and/or Servicing Advances in accordance with Section 3.05 hereof, which entitlement may be terminated by the Advance Financing Person pursuant to a written notice to the Trustee in the manner set forth in Section 11.05 hereof. Upon receipt of such written notice, the Servicer shall no longer be entitled to receive reimbursement for any Advance Reimbursement Amounts and the Servicer's Assignee shall immediately have the right to receive from the Collection Account all Advance Reimbursement Amounts. Notwithstanding the foregoing, and for the avoidance of doubt, (i) the Servicer and/or the Servicer's Assignee shall only be entitled to reimbursement of Advance Reimbursement Amounts hereunder from withdrawals from the Collection Account pursuant to Section 3.05 of this Agreement and shall not otherwise be entitled to make withdrawals of, or receive, Advance Reimbursement Amounts that shall be deposited in the Distribution Account pursuant to Section 3.04(b) hereof, and (ii) none of the Trustee or the Certificateholders shall have any right to, or otherwise be entitled to, receive any Advance Reimbursement Amounts to which the Servicer or Servicer's Assignee, as applicable, shall be entitled pursuant to Section 3.05 hereof. Without limiting the foregoing, none of the Trustee or the Certificateholders shall have any right to set off against Advance Reimbursement Amounts hereunder. An Advance Facility may be terminated by the joint written direction of the Servicer and the related Advance Financing Person. Written notice of such termination shall be delivered to the Trustee in the manner set forth in Section 11.05 hereof. The Trustee shall have no duty or liability with respect to the calculation of any Advance Reimbursement Amount and shall be entitled to rely without independent investigation on the Advance Facility Notice and on such Servicer's report of the amount of Advance Reimbursement Amounts and Servicing Advance Reimbursement Amounts that were included in the remittance from such Servicer to the Trustee pursuant to Section 4.07. Such Servicer shall maintain and provide to any successor Servicer a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advance Financing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

          (d) [Reserved.]

          (e) As between a predecessor Servicer and its Advance Financing Person, on the one hand, and a successor Servicer and its Advance Financing Person, if any, on the other hand, Advance Reimbursement Amounts on a loan-by-loan basis with respect to each Mortgage Loan as to which a

Advance and/or Servicing Advance shall have been made and be outstanding shall be allocated on a "first-in, first out" basis. In the event the Servicer's Assignee shall have received some or all of an Advance Reimbursement Amount related to Advances and/or Servicing Advances that were made by a Person other than such predecessor Servicer or its related Advance Financing Person in error, then such Servicer's Assignee shall be required to remit any portion of such Advance Reimbursement Amount to each Person entitled to such portion of such Advance Reimbursement Amount. Without limiting the generality of the foregoing, the Servicer shall remain entitled to be reimbursed by the Advance Financing Person for all Advances and/or Servicing Advances funded by the Servicer to the extent the related Advance Reimbursement Amounts have not been assigned or pledged to such Advance Financing Person or Servicer's Assignee.

          (f) For purposes of any certification of a Servicing Officer of the Servicer made pursuant to Section 4.07(d), any Nonrecoverable Advance referred to therein may have been made by such Servicer or any predecessor Servicer. In making its determination that any Advance or Servicing Advance theretofore made has become a Nonrecoverable Advance, the Servicer shall apply the same criteria in making such determination regardless of whether such Advance or Servicing Advance shall have been made by the Servicer or any predecessor Servicer.

          (g) The Trustee shall not, as a result of the existence of any Advance Facility, have any additional responsibility to track or monitor Advance Reimbursement Amounts or any Advance Facility, and, except as expressly provided in Section 3.30(c) above, is not and shall not be obligated to make any payment with respect to any Advance Reimbursement Amount. The Servicer hereby indemnifies the Trustee, the Trust Fund and any successor Servicer, as applicable, from and against any claims, losses, liabilities or damages resulting from any claim by the related Advancing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the Trustee or the successor Servicer, or failure by the successor Servicer or the Trustee to remit funds as required by this Agreement or the commission of an act or omission to act by the successor Servicer or the Trustee, and the passage of any applicable cure or grace period, such that a Servicer Event of Termination under this Agreement occurs or such entity is subject to termination for cause under this Agreement.

          (h) Any amendment to this Section 3.30 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.30, including amendments to add provisions relating to a successor Servicer, may be entered into by the Trustee, the Depositor and the Servicer without the consent of any Certificateholder, provided such amendment complies with Section 11.01 hereof. All reasonable costs and expenses (including attorneys' fees) of each party hereto of any such amendment shall be borne solely by the Servicer. The parties hereto hereby acknowledge and agree that: (a) the Advances and/or Servicing Advances financed by and/or pledged to an Advance Financing Person under any Advance Facility are obligations owed to the Servicer payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances and/or Servicing Advances only to the extent provided herein, and the Trustee and the Trust are not, as a result of the existence of any Advance Facility, obligated or liable to repay any Advances and/or Servicing Advances financed by the Advance Financing Person; (b) the Servicer will be responsible for remitting to the Advance Financing Person the applicable amounts collected by it as reimbursement for Advances and/or Servicing Advances funded by the Advance Financing Person, subject to the provisions of this Agreement; and (c) the Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and any Advance Financing Person.

                                   ARTICLE IV

                                  FLOW OF FUNDS

     Section 4.01 Interest Distributions.

     On each Distribution Date, the Trustee shall withdraw from the Distribution Account any prepayment charges collected on the Mortgage Loans and (A) any amounts paid by the Seller or the Servicer in respect of prepayment charges pursuant to this Agreement or (B) any amounts received in respect of any indemnification paid as a result of a prepayment charge being unenforceable in breach of the representations and warranties set forth in the Sale Agreement received during the related Prepayment Period; and distribute such amounts to the Class P Certificates. On each Distribution Date, for so long as Litton is the Servicer of the Mortgage Loans, the Trustee shall distribute to the Holders of the Class CE-2 Certificates, with respect to each Mortgage Loan and for each such calendar month, the Excess Servicing Fee. Following such distribution, the Trustee shall withdraw from the Distribution Account the remaining Interest Remittance Amount and apply it in the following order of priority (based upon the Mortgage Loan information provided to it in the Remittance Report, upon which the Trustee may conclusively rely), the calculations required to be made by the Trustee, to the extent available:

               (i) to the Trustee, the Trustee Fee for such Distribution Date;

               (ii) to the Supplemental Interest Trust, any Net Swap Payments owed to the Swap Counterparty;

               (iii) to the Supplemental Interest Trust, any Swap Termination Payment owed by the Trust to the Swap Counterparty (other than any Defaulted Swap Termination Payment);

               (iv) concurrently, (1) from the Group I Interest Remittance Amount, to the Class A-1A, Class A-1B and Class A-1C Certificates, pro rata, the applicable Accrued Certificate Interest for such Distribution Date, and (2) from the Group II Interest Remittance Amount, to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, pro rata, the applicable Accrued Certificate Interest for such Distribution Date; provided, that if any Interest Remittance Amount for any Loan Group is insufficient to make the related distributions set forth in this paragraph, any Interest Remittance Amount relating to the other Loan Group remaining after payment of the related Accrued Certificate Interest will be available to cover that shortfall;

               (v) concurrently (1) from the Group I Interest Remittance Amount, to the Class A-1A, Class A-1B and Class A-1C Certificates, pro rata, all applicable Interest Carry Forward Amounts for such Distribution Date, and (2) from the Group II Interest Remittance Amount, to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, pro rata, all applicable Interest Carry Forward Amounts for such Distribution Date; provided, that if any Interest Remittance Amount for any Loan Group is insufficient to make the related distributions set forth in this paragraph, any Interest Remittance Amount relating to the other Loan Group remaining after payment of the related Interest Carry Forward Amount will be available to cover that shortfall;

               (vi) to the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

               (vii) to the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

               (viii) to the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

               (ix) to the Class M-4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

               (x) to the Class M-5 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

               (xi) to the Class M-6 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

               (xii) to the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

               (xiii) to the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

               (xiv) to the Class B-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

               (xv) to the Class B-4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

               (xvi) to the Class B-5 Certificates, the Accrued Certificate Interest thereon for such Distribution Date; and

               (xvii) the amount, if any, of the Interest Remittance Amount remaining after application with respect to the priorities set forth above will be applied as described under Section 4.02(b) hereof.

     The Trustee Fee shall be paid from the Group I Interest Remittance Amount and the Group II Interest Remittance Amount pro rata based on the principal balance of the Mortgage Loans in each Loan Group.

     Section 4.02 Distributions of Principal and Monthly Excess Cashflow
          Amounts.

          (a) On each Distribution Date, the Trustee shall make the following distributions in the following order of priority (based upon the Mortgage Loan information provided to it in the Remittance Report), and the calculations required to be made by the Trustee, to the extent of the Principal Distribution
Amount:

               (i) to the Supplemental Interest Trust, any Net Swap Payments owed to the Swap Counterparty, to the extent not paid pursuant to Section 4.01(ii);

               (ii) to the Supplemental Interest Trust, any Swap Termination Payment owed by the Trust to the Swap Counterparty (other than any Defaulted Swap Termination Payment), to the extent not paid pursuant to Section 4.01(iii);

               (iii) before the Stepdown Date or on each Distribution Date with respect to which a Trigger Event is in effect, sequentially, as follows:

                    (A) the Group I Principal Distribution Amount will be distributed (1) sequentially to the Class A-1A, Class A-1B and Class A-1C Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero and (2) after distributions pursuant to
Section 4.02(a)(iii)(B)(1) below, sequentially to the Class A-2D Certificates up to the Class A-2D Lockout Distribution Amount, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero;

                    (B) the Group II Principal Distribution Amount will be distributed (1) sequentially to the Class A-2D Certificates up to the Class A-2D Lockout Distribution Amount, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero and (2) after distributions pursuant to
Section 4.02(a)(iii)(A)(1) above, sequentially to the Class A-1A, Class A-1B and Class A-1C Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero; and

                    (C) any Group I Principal Distribution Amount and Group II Principal Distribution Amount remaining after distributions pursuant to Sections 4.02(a)(iii)(A) and 4.02(a)(iii)(B) above will be distributed as follows:

                    (1) to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                    (2) to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                    (3) to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                    (4) to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                    (5) to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                    (6) to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                    (7) to the Class B-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                    (8) to the Class B-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                    (9) to the Class B-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                    (10) to the Class B-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                    (11) to the Class B-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

               (iv) any amount of the Principal Distribution Amount remaining after making all of the distributions in clauses (i) through (iii) shall be applied as set forth in Section 4.02(b).

               (v) on or after the Stepdown Date and as long as a Trigger Event is not in effect sequentially, as follows:

                    (A) the Group I Principal Distribution Amount will be distributed (1) sequentially to the Class A-1A, Class A-1B and Class A-1C Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero and (2) after distributions pursuant to
Section 4.02(a)(v)(B)(1) below, sequentially to the Class A-2D Certificates up to the Class A-2D Lockout Distribution Amount, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero;

                    (B) the Group II Principal Distribution Amount will be distributed (1) sequentially to the Class A-2D Certificates up to the Class A-2D Lockout Distribution Amount, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the respective Certificate Principal Balances have been reduced to zero and (2) and distributions pursuant to Section 4.02(a)(v)(A)(1) above, sequentially to the Class A-1A, Class A-1B and Class A-1C Certificates until their respective Certificate Principal Balances have been reduced to zero;

                    (C) any Group I Principal Distribution Amount and Group II Principal Distribution Amount remaining after distributions pursuant to Sections 4.02(a)(v)(A) and 4.02(a)(v)(B) above will be distributed as follows:

                    (1) to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                    (2) to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                    (3) to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                    (4) to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                    (5) to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                    (6) to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                    (7) to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                    (8) to the Class B-2 Certificates, the Class B-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                    (9) to the Class B-3 Certificates, the Class B-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                    (10) to the Class B-4 Certificates, the Class B-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                    (11) to the Class B-5 Certificates, the Class B-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                    and

                    (D) any amount of the Principal Distribution Amount remaining after making all of the distributions in Section 4.02(a)(v)(A) through
Section 4.02(a)(v)(C) above shall be applied as set forth in Section 4.02(b).

          (b) On each Distribution Date, any Monthly Excess Cashflow Amount shall be distributed, to the extent available, in the following order of priority (the "Monthly Excess Cashflow Allocation") on such Distribution Date:

               (i) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date, pro rata, among the Class A Certificates;

               (ii) to pay any remaining Interest Carry Forward Amounts for the classes of Class A Certificates, if any, pro rata, among the Class A Certificates;

               (iii) to pay the Extra Principal Distribution Amount for such Distribution Date in accordance with Section 4.02(a);

               (iv) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class M-1 Certificates;

               (v) to pay the remaining Class M-1 Interest Carry Forward Amount, if any;

               (vi) to pay the Class M-1 Realized Loss Amortization Amount for such Distribution Date;

               (vii) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class M-2 Certificates;

               (viii) to pay the remaining Class M-2 Interest Carry Forward Amount, if any;

               (ix) to pay the Class M-2 Realized Loss Amortization Amount for such Distribution Date;

               (x) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class M-3 Certificates;

               (xi) to pay the remaining Class M-3 Interest Carry Forward Amount, if any;

               (xii) to pay the Class M-3 Realized Loss Amortization Amount for such Distribution Date;

               (xiii) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class M-4 Certificates;

               (xiv) to pay the Interest Carry Forward Amount for the Class M-4 Certificates, if any;

               (xv) to pay the Class M-4 Realized Loss Amortization Amount for such Distribution Date;

               (xvi) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class M-5 Certificates;

               (xvii) to pay the Interest Carry Forward Amount for the Class M-5 Certificates, if any;

               (xviii) to pay the Class M-5 Realized Loss Amortization Amount for such Distribution Date;

               (xix) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class M-6 Certificates;

               (xx) to pay the Interest Carry Forward Amount for the Class M-6 Certificates, if any;

               (xxi) to pay the Class M-6 Realized Loss Amortization Amount for such Distribution Date;

               (xxii) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class B-1 Certificates;

               (xxiii) to pay the remaining Class B-1 Interest Carry Forward Amount, if any;

               (xxiv) to pay the Class B-1 Realized Loss Amortization Amount for such Distribution Date;

               (xxv) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class B-2 Certificates;

               (xxvi) to pay the remaining Class B-2 Interest Carry Forward Amount, if any;

               (xxvii) to pay the Class B-2 Realized Loss Amortization Amount for such Distribution Date;

               (xxviii) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class B-3 Certificates;

               (xxix) to pay the remaining Class B-3 Interest Carry Forward Amount, if any;

               (xxx) to pay the Class B-3 Realized Loss Amortization Amount for such Distribution Date;

               (xxxi) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class B-4 Certificates;

               (xxxii) to pay the Interest Carry Forward Amount for the Class B-4 Certificates, if any;

               (xxxiii) to pay the Class B-4 Realized Loss Amortization Amount for such Distribution Date;

               (xxxiv) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class B-5 Certificates;

               (xxxv) to pay the Interest Carry Forward Amount for the Class B-5 Certificates, if any;

               (xxxvi) to pay the Class B-5 Realized Loss Amortization Amount for such Distribution Date;

               (xxxvii) to the Class A Certificates, pro rata, the aggregate amount of any Net WAC Carryover Amount due to such Certificates;

               (xxxviii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, in that order, any Net WAC Carryover Amount due to such Certificates;

               (xxxix) to the Supplemental Interest Trust, to fund any Defaulted Swap Termination Payment; and

               (xl) to the Class CE-1 Certificates, the Class CE-1 Distributable Amount for such Distribution Date.

     On each Distribution Date, there shall be distributed to the Holders of the Class R Certificates any remaining amount in the Distribution Account on such date after the application pursuant to Sections 4.01, 4.02(a) and 4.02(b)(i)-(xl).

          (c) [Reserved].

          (d) Any amounts distributed to the Certificates in respect of Excess Interest (other than from proceeds of the Swap Agreement) shall first be deemed distributed by REMIC 2 as a distribution in respect of the REMIC 2 CE-1 Interest, to REMIC CE-1 and distributed thereby as a distribution to the REMIC CE-1 CE-1 Interest, and then distributed to such Certificates as payments on notional principal contracts. The Trustee shall account for the rights to receive Excess Interest as rights in a limited recourse notional principal contract written by the Holders of the Class CE-1 Certificates. For federal information reporting purposes, such rights shall be assigned a value of zero.

          (e) Any amounts distributed to the Class M-5 Certificates pursuant to
Section 4.01 or this Section 4.02, other than payments in respect of Excess Interest, shall be deemed distributed by REMIC 2 to REMIC M-5 in respect of the REMIC 2 M-5 Interest, and distributed thereby as a distribution in respect of the REMIC M-5 M-5 Interest. Any amounts distributed to the Class M-6 Certificates pursuant to Section 4.01 or this Section 4.02, other than payments in respect of Excess Interest, shall be deemed distributed by REMIC 2 to REMIC M-6 in respect of the REMIC 2 M-6 Interest, and distributed thereby as a distribution in respect of the REMIC M-6 M-6 Interest. Any amounts distributed to the Class B-1 Certificates pursuant to Section 4.01 or this Section 4.02, other than payments in respect of Excess Interest, shall be deemed distributed by REMIC 2 to REMIC B-1 in respect of the REMIC 2 B-1 Interest, and distributed thereby as a distribution in respect of the REMIC B-1 B-1 Interest. Any amounts distributed to the Class B-2 Certificates pursuant to Section 4.01 or this Section 4.02, other than payments in respect of Excess Interest, shall be deemed distributed by REMIC 2 to REMIC B-2 in respect of the REMIC 2 B-2 Interest, and distributed thereby as a distribution in respect of the REMIC B-2 B-2 Interest. Any amounts distributed to the Class B-3 Certificates pursuant to Section 4.01 or this Section 4.02, other than payments in respect of Excess Interest, shall be deemed distributed by REMIC 2 to REMIC B-3 in respect of the REMIC 2 B-3 Interest, and distributed thereby as a distribution in respect of the REMIC B-3 B-3 Interest. Any amounts distributed to the Class B-4 Certificates pursuant to Section 4.01 or this
Section 4.02, other than payments in respect of Excess Interest, shall be deemed distributed by REMIC 2 to REMIC B-4 in respect of the REMIC 2 B-4 Interest, and distributed thereby as a distribution in respect of the REMIC B-4 B-4 Interest. Any amounts distributed to the Class B-5 Certificates pursuant to Section 4.01 or this Section 4.02, other than payments in respect of Excess Interest, shall be deemed distributed by REMIC 2 to REMIC B-5 in respect of the REMIC 2 B-5 Interest, and distributed thereby as a distribution in respect of the REMIC B-5 B-5 Interest. Any amounts distributed to the Class CE-1 Certificates pursuant to
Section 4.01 or this Section 4.02, other than payments in respect of Class Payment Shortfalls and other than from proceeds of the Swap Agreement, shall be deemed distributed by REMIC 2 to REMIC CE-1 in respect of the REMIC 2 CE-1 Interest, and distributed thereby as a distribution in respect of the REMIC CE-1 CE-1 Interest. Any amounts distributed to the Class CE-2 Certificates pursuant to Section 4.01 or this Section 4.02 shall be deemed distributed by REMIC 2 to REMIC CE-2 in respect of the REMIC 2 CE-2 Interest, and distributed thereby as a distribution in respect of the Class CE-2 Certificates.

          (f) [Reserved].

          (g) [Reserved].

          (h) The Trustee in its capacity as Supplemental Interest Trust Trustee is hereby directed by the Depositor to execute the Swap Agreement on behalf of the Supplemental Interest Trust in the form presented to it by the Depositor and shall have no responsibility for the contents of the Swap Agreement, including, without limitation, the representations and warranties contained therein. The Depositor directs the Supplemental Interest Trust Trustee to make all representations of Party B, as defined in the Swap Agreement, on behalf of the Supplemental Interest Trust Trustee. Any funds payable by the Trustee under the Swap Agreement at closing shall be paid by the Depositor. Notwithstanding anything to the contrary contained herein or contained in the Swap Agreement, except as set forth in paragraph 2 of the Swap Agreement, the Trust shall not be required to make any payments to the counterparty under the Swap Agreement.

               (i) On the Closing Date, the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, shall establish and maintain in its name, the following account for the benefit of the Issuing Entity and the Certificateholders and which shall be held in the Supplemental Interest Trust: the "Swap Account", which is the account into which all Net Swap Payments and Swap Termination Payments received from the Swap Counterparty will be deposited and from which all Net Swap Payments, Swap Termination Payments and Defaulted Swap Termination Payments will be made.

               (ii) Reserved.

               (iii) Amounts on deposit in the Swap Account will remain uninvested pending distribution to Certificateholders.

               (iv) Reserved.

          (i) A separate trust is hereby established (the "Supplemental Interest Trust"), the corpus of which shall be held by the Supplemental Interest Trust Trustee for the benefit of the holders of the Class A, Class M and Class B Certificates as a segregated subtrust of the Trust Fund. The Supplemental Interest Trust shall be a party to the Swap Agreement and shall contain the Swap Account, which shall each be an Eligible Account, and funds deposited therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement. In no event shall any funds deposited in the Swap Account be credited to or made available to any other account of the Trust Fund. The records of the Trustee shall at all times reflect that the Supplemental Interest Trust is a subtrust of the Trust Fund, the assets of which are segregated from other assets of the Trust Fund.

     The Trustee shall enforce all of the rights of the Supplemental Interest Trust and exercise any remedies under the Swap Agreement. In the event the Swap Agreement is terminated as a result of the designation by either party thereto of an Early Termination Date (as defined in the Swap Agreement), the Depositor shall find a replacement counterparty to enter into a replacement swap agreement utilizing the amounts of the net Swap Termination Payments received.

     For each Distribution Date, through and including the Distribution Date in June 2011, the Trustee shall, based on the Significance Estimate (which shall be provided to the Trustee by the Depositor within five Business Days prior to the Distribution Date), calculate the Significance Percentage of the Swap Agreement. If on any such Distribution Date, the Significance Percentage is equal to or greater than 9%, the Trustee shall promptly notify the Depositor and the Depositor, on behalf of the Trustee, shall obtain the financial information required to be delivered by the Swap Counterparty pursuant to the terms of the Swap Agreement. If, on any succeeding Distribution Date through and including the Distribution Date in June 2011, the Significance Percentage is equal to or greater than 10%, the Trustee shall promptly notify the Depositor and the Depositor shall, within five Business Days of such Distribution Date, deliver to the Trustee the financial information provided to it by the Swap Counterparty for inclusion in the Form 10-D relating to such Distribution Date.

     Any Swap Termination Payment received by the Supplemental Interest Trust Trustee shall be deposited in the Swap Account and shall be used to make any upfront payment required under a replacement swap agreement and any upfront payment received from the counterparty to a replacement swap agreement shall be used to pay any Swap Termination Payment owed to the Swap Counterparty.

     Notwithstanding anything contained herein, in the event that a replacement swap agreement cannot be obtained within 30 days after receipt by the Supplemental Interest Trust Trustee of the Swap Termination Payment paid by the terminated Swap Counterparty, the Supplemental Interest Trust Trustee shall deposit such Swap Termination Payment into a separate, segregated non-interest bearing subtrust established by the Trustee and the Trustee shall, on each Distribution Date following receipt of such Swap Termination Payment, withdraw from such subtrust, an amount equal to the Net Swap Payment, if any, that would have been paid to the Supplemental Interest Trust by the original Swap Counterparty (computed in accordance with the original Swap Agreement) and distribute such amount in accordance with this Section 4.02(i). Any such subtrust shall not be an asset of any REMIC. Any amounts remaining in such subtrust shall be distributed to the holders of the Class CE-1 Certificates on the Distribution Date following the earlier of (i) the termination of the Trust Fund pursuant to Section 10.01 and (ii) the Distribution Date in June 2011.

     On any Distribution Date, any Swap Termination Payments or Net Swap Payments owed to the Swap Counterparty will be paid out of, or any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty will be deposited into, the Swap Account. The Supplemental

Interest Trust will not be an asset of any REMIC. Funds in the Swap Account within the Supplemental Interest Trust shall be distributed in the following order of priority by the Trustee:

               (i) to the Swap Counterparty, from the Swap Account only, all Net Swap Payments, if any, owed to the Swap Counterparty for such Distribution Date;

               (ii) to the Swap Counterparty, from the Swap Account only, any Swap Termination Payment, other than a Defaulted Swap Termination Payment, if any, owed to the Swap Counterparty;

               (iii) to each class of the Class A-1 Certificates, on a pro rata basis, any Accrued Certificate Interest with respect to such class to the extent unpaid pursuant to Section 4.01 and Section 4.02(b);

               (iv) to each class of the Class A-1 Certificates, on a pro rata basis, any Interest Carry Forward Amount with respect to such class to the extent unpaid pursuant to Section 4.01 and Section 4.02(b);

               (v) sequentially, to the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, in that order, any Accrued Certificate Interest for such class to the extent unpaid pursuant to
Section 4.01 and Section 4.02(b);

               (vi) sequentially, to the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, in that order, any Interest Carry Forward with respect to such class to the extent unpaid pursuant to Section 4.01 and Section 4.02(b);

               (vii) to the P&I Certificates, to pay principal as described and in the same manner and order of priority as set forth in Section 4.02(a) in order to maintain the Targeted Overcollateralization Amount, and after giving effect to distributions from Principal Distribution Amount for each such Class;

               (viii) sequentially, to each Class of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any remaining Unpaid Realized Loss Amount for such Distribution Date;

               (ix) to the Class A-1 Certificates, on a pro rata basis, any Net WAC Carryover Amount to the extent not paid pursuant to Section 4.02(b);

               (x) sequentially, to the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, in that order, any Net WAC Carryover Amount to the extent not paid pursuant to Section 4.02(b);

               (xi) to the Swap Counterparty, from the Swap Account only, any Defaulted Swap Termination Payment owed to the Swap Counterparty to the extent not already paid; and

               (xii) to the Class CE-1 Certificates any remaining amount.

     Notwithstanding the foregoing, however, the sum of all cumulative amounts distributed pursuant to clauses (vii) and (viii) above shall not exceed the cumulative Realized Losses incurred. Upon termination of the Trust Fund, any amounts remaining in the Swap Account within the Supplemental Interest Trust shall be distributed pursuant to the priorities set forth in this Section 4.02(i).

     With respect to the failure of the Swap Counterparty to perform any of its obligations under the Swap Agreement, the breach by the Swap Counterparty of any of its representations and warranties made pursuant to the Swap Agreement, or the termination of the Swap Agreement, the Trustee shall send any notices and make any demands required hereunder.

     Section 4.03 Allocation of Losses.

     Realized Losses shall be allocated first against any Initial Overcollateralization Amount remaining and second to the Subsequent Overcollateralization Amount, until the Overcollateralization Amount has been reduced to zero. If, after giving effect to the distribution of the Principal Distribution Amount on any Distribution Date the aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates exceeds the Pool Balance as of the end of the related Collection Period, such excess will be allocated against the Class B-5, Class B-4, Class B-3, Class B-2, Class B-1, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, until the respective Certificate Principal Balances thereof are reduced to zero.

     Special Hazard Losses will be allocated as described above, provided that if the cumulative amount of such losses, as of any date of determination, exceeds the greatest of (i) 1.0% of the Pool Balance as of the Cut-off Date,
(ii) two times the amount of the principal balance of the largest Mortgage Loan as of the date of determination and (iii) an amount equal to the aggregate principal balances of the Mortgage Loans in the largest zip-code concentration in the State of California as of the date of determination, such losses will be allocated among the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, pro rata, based on their respective Certificate Principal Balances. For the avoidance of doubt, any losses allocated as Special Hazard Losses shall not be reimbursed pursuant to Section 4.02(b) as Realized Loss Amortization Amounts.

     Section 4.04 Method of Distribution.

     The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) by wire transfer in immediately available funds to the account of the Person entitled thereto or, if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of such Certificates ,by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

     Section 4.05 Distributions on Book-Entry Certificates.

     Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a

"brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Depositor, the Servicer or the Seller shall have any responsibility therefor except as otherwise provided by applicable law.

     Section 4.06 Statements.

          (a) On each Distribution Date, based, as applicable, on the Mortgage Loan information contained in the Remittance Report, the Trustee shall prepare and post on its website at etrustee.net, a statement as to the distributions made on such Distribution Date:

               (i) the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and liquidation proceeds in that distribution, in the aggregate and with respect to Loan Group I and Loan Group II;

               (ii) the amount of the distribution allocable to interest, any unpaid interest amounts included in such distribution and any remaining unpaid interest amounts after giving effect to such distribution and any Net WAC Carryover Amount for such Distribution Date;

               (iii) if the distribution to the holders of such Class of Certificates is less than the full amount that would be distributable to such holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation of the shortfall as between principal and interest;

               (iv) the Certificate Principal Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

               (v) the aggregate stated Principal Balance of the Mortgage Loans for the following Distribution Date;

               (vi) the amount of the expenses and fees paid to or retained by the Servicer and paid to or retained by the Trustee with respect to such Distribution Date, in each case, identifying the general purpose of such fees;

               (vii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

               (viii) the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances reported by the Servicer (and the Trustee as successor Servicer and any other successor Servicer, if applicable) as outstanding as of the close of business on the Determination Date immediately preceding such distribution date;

               (ix) the number and aggregate outstanding Principal Balances of Mortgage Loans (1) as to which the scheduled payment is Delinquent 31 to 60 days, 61 to 90 days and 91 or more days, (2) that have become REO property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last business day of the immediately preceding month, in the aggregate and with respect to the Loan Group I and Loan Group II, all in accordance with the OTS Method of measuring delinquencies;

               (x) the total number and principal balance of any REO properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date, in the aggregate;

               (xi) whether a Trigger Event has occurred and is continuing (including the calculation demonstrating the existence of the Trigger Event and the aggregate outstanding balance of all mortgage loans 60 or more days Delinquent);

               (xii) in the aggregate and for each Class of Certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date, in the aggregate and with respect to Loan Group I and Loan Group II;

               (xiii) the amount of any net monthly excess cashflow on such Distribution Date and the allocation of it to the certificateholders with respect to unpaid interest amounts;

               (xiv) the Overcollateralization Amount and Targeted Overcollateralization Amount;

               (xv) prepayment premiums or charges collected by the Servicer, in the aggregate;

               (xvi) the amount of any Net Swap Payments or Swap Termination Payments paid or received by the Supplemental Interest Trust pursuant to the Swap Agreement and the amount of any Defaulted Swap Termination Payments paid by the Supplemental Interest Trust;

               (xvii) the percentage equal to the aggregate Realized Losses divided by the aggregate stated Principal Balance of the Mortgage Loans as of the Cut-off Date;

               (xviii) the amount distributed on the Class CE-1, Class CE-2, Class P, Class R and Class R-X Certificates;

               (xix) the amount of any Subsequent Recoveries for such Distribution Date;

               (xx) the Record Date for such Distribution Date;

               (xxi) updated Mortgage Loan information, such as weighted average interest rate, and weighted average remaining term;

               (xxii) material breaches of Mortgage Loan representations of warranties of which the Trustee or the Servicer has actual knowledge or has received written notice; and

               (xxiii) material breaches of any covenants under the Pooling and Servicing Agreement of which the Trustee or the Servicer has received written notice.

     Parties that are unable to use or access the Trustee's website are entitled to have a paper copy mailed to them via first class mail by calling the Trustee at (312) 992-1743 and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

     The Trustee may fully rely upon and shall have no liability with respect to information with respect to the Mortgage Loans provided by the Servicer.

     In the case of information furnished pursuant to subclauses (i), (iii) and
(iv) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-off Date.

     The Trustee's responsibility for providing the above statement is limited to the availability, timeliness and accuracy of the information derived from the Servicer (or as provided by such other party providing notice of a material breach in clauses (xxii) and (xxiii) above.

          (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses
(i), (iii), (xvii) and (xxii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

          (c) On each Distribution Date, the Trustee shall make available to the Residual Certificateholders a copy of the reports made available to the Regular Certificateholders in respect of such Distribution Date with such other information as the Trustee deems necessary or appropriate. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Residual Certificateholders by the Trustee pursuant to any requirements of the Code as from time to time in force.

     Section 4.07 Remittance Reports; Advances.

          (a) On the second Business Day following each Determination Date but in no event less than four Business Days prior to the related Distribution Date, the Servicer shall deliver to the Trustee by telecopy (or by such other means as the Servicer and the Trustee may agree from time to time) a Remittance Report with respect to the related Distribution Date. On the same date, the Servicer shall forward to the Trustee by overnight mail a computer readable magnetic tape or diskette or in such other medium as may be agreed between the Servicer and the Trustee containing the information set forth in such Remittance Report, such other information reasonably available to it with respect to the Mortgage Loans as the Trustee may reasonably request or order in order for the Trustee to perform the calculations necessary to make the distributions contemplated by
Section 4.01, 4.02 and 4.03 and to prepare the statements to Certificateholders contemplated by Section 4.06 with respect to the related Distribution Date. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicer.

          (b) The amount of Advances to be made by the Servicer for any Distribution Date shall equal, subject to Section 4.07(d), the sum of (i) the aggregate amount of Monthly Payments (net of the related Servicing Fee), due during the related Collection Period in respect of the Mortgage Loans, which Monthly Payments were delinquent on a contractual basis as of the close of business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the interest portion of Monthly Payments (net of the related Servicing
Fee) that would have been due on the related Due Date in respect of the related Mortgage Loans, over the net income from such REO Property deposited in the Collection Account pursuant to Section 3.13 for distribution on such Distribution Date. For purposes of the preceding sentence, the Monthly Payment on each Balloon Mortgage Loan with a delinquent Balloon Payment is equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Mortgage Loan. The Servicer shall not be required to make any Advances with respect to the principal portion of the Monthly Payments that would have been due on the related Due Date with respect to Second Lien Mortgage Loans and shall not make any Advances with respect to the principal portion of the Monthly Payments that would have been due on the related Due Date with respect to REO Properties. The Servicer will not advance shortfalls in interest collections due to bankruptcy proceedings or the application of the Relief Act.

     On or before 3:00 PM New York time on the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of the Collection Account that amounts held for future distribution have been, as permitted by this Section 4.07, used by the Servicer in discharge of any such Advance or Servicing Advance) or (iii) in the form of any combination of (i) and
(ii) aggregating the total amount of Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties. In addition, the Servicer shall have the right to reimburse itself for any such Advance from amounts held from time to time in the Collection Account to the extent such amounts are not then required to be distributed. Any amounts held for future distribution and so used shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before any future Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 and
4.02 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Servicer may reimburse itself from any amounts in the Collection Account for any prior Advances or Servicing Advances that have not been reimbursed at the time the Mortgage Loan is modified. The Trustee will provide notice to the Servicer by telecopy by the close of business on any Servicer Remittance Date in the event that the amount remitted by the Servicer to the Trustee on such date is less than the Advances required to be made by the Servicer for the related Distribution Date, as set forth in the related Remittance Report.

          (c) The obligation of the Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until the earlier of such time as the Trust acquires title to the related Mortgaged Property or such Mortgage Loan is paid in full by the Mortgagor or disposed of by the Trust, or until the recovery of all Liquidation Proceeds thereon.

          (d) Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Servicer delivered to the Depositor and the Trustee.

                                    ARTICLE V

                                THE CERTIFICATES

     Section 5.01 The Certificates.

     Each of the Class A, Class M, Class B, Class P, Class CE-1, Class CE-2, Class R and Class R-X Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed by the Trustee and authenticated and delivered by the Certificate Registrar to or upon the receipt of a Written Order to Authenticate from the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. Each Class of the Class A, Class M and Class B Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar (or notional amount) denomination of $25,000 and integral multiples of $1 in excess thereof. The Class P, Class CE-1, Class CE-2 and Class R Certificates are issuable only in minimum Percentage Interests of 10%. The Class R-X Certificates are issuable only in minimum Percentage Interests of 50%.

     The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Certificate Registrar substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 5.02(c), the Class A, Class M and Class B Certificates shall be Book-Entry Certificates. The Class P, Class CE-1, Class CE-2, Class R and Class R-X Certificates shall not be Book-Entry Certificates but shall be issued in fully registered certificate form.

     The Class B-5 Certificates sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit B-3 hereto added to the forms of such Certificates (each, a "Book-Entry Regulation S Global Security"), which shall be deposited on behalf of the Holders of such Certificates represented thereby with the Certificate Registrar, as custodian for DTC and registered in the name of a nominee of DTC, duly executed and authenticated by the Certificate Registrar as hereinafter provided. The aggregate principal amounts of the Book-Entry Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar or DTC or its nominee, as the case may be, as hereinafter provided.

     Section 5.02 Registration of Transfer and Exchange of Certificates.

          (a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office of the Trustee a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee as Certificate Registrar shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Trustee, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05, 8.14 and 8.15 shall apply to the Certificate Registrar to the same extent as they apply to the Trustee. Any Certificate Registrar appointed in accordance with this Section 5.02(a) may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Servicer and the Depositor, such resignation to become effective upon appointment of a successor Certificate Registrar.

     Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph and, in the case of a Residual Certificate, upon satisfaction of the conditions set forth below, the Trustee on behalf of the Trust shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

     At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to the Depository, the initial Depository, by, or on behalf of, the Depositor; or to, and deposited with the Certificate Custodian, on behalf of the Depository, if directed to do so pursuant to instructions from the Depository. Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times:
(i) registration of such Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee and their agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

     All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry

Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

          (c) If (i)(x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option with the consent of the Trustee elects to terminate the book-entry system through the Depository or
(iii) after the occurrence of a Servicer Event of Termination, the Certificate Owners of each Class of Book-Entry Certificates representing Percentage Interests of such Classes aggregating not less than 51% advises the Trustee and Depository through the Financial Intermediaries and the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the "Definitive Certificates") to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Depositor's expense, in the case of (ii) above, or the Seller's expense, in the case of (i) and (iii) above, execute on behalf of the Trust and the Certificate Registrar shall authenticate the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, the Servicer, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

          (d) No transfer, sale, pledge or other disposition of any Private Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, other than the initial transfer of the Private Certificates by the Depositor, (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Certificate Registrar, in substantially the form attached hereto as Exhibit J) under the 1933 Act, the Certificate Registrar and the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Certificate Registrar, the Trustee or the Depositor or (ii) the Certificate Registrar shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit L) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Certificate Registrar certifying to the Depositor and the Certificate Registrar the facts surrounding such transfer, which investment letter shall not be an expense of the Certificate Registrar or the Depositor. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     By acceptance of a Regulation S Global Security, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will only transfer such a Certificate as provided herein. In addition, each Holder of a Regulation S Global Security shall be deemed to have represented and warranted to the Trustee, the Depositor, the Certificate Registrar and any of their respective successors that: (i) such Person is not a "U.S. person" within the meaning of Regulation S and was, at the time the buy order was originated, outside the United States and (ii) such Person understands that such Certificates have not been registered under the Securities Act and that (x) until the expiration of the 40-day distribution compliance period (within the meaning of Regulation S), no offer, sale, pledge or other transfer of such Certificates or any interest therein shall be made in the United States or to or for the account or benefit of a U.S. person (each as defined in Regulation S), (y) if in the future it decides to offer, resell, pledge or otherwise transfer such Certificates, such Certificates may be offered, resold, pledged or otherwise transferred only (A) to a person which the seller reasonably believes is a "qualified institutional buyer" (a "QIB") as defined in Rule 144A under the Securities Act, that is purchasing such Certificates for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A or (B) in an offshore transaction (as defined in Regulation S) in compliance with the provisions of Regulation S, in each case in compliance with the requirements of this Agreement; and it will notify such transferee of the transfer restrictions specified in this Section.

     The beneficial ownership (as determined for federal income tax purposes) of a Class P or Class CE-1 Certificate shall not be transferred to a non-United States Person unless the Certificate Registrar has received, in the manner required by applicable Treasury regulations (and with all required attachments, including, where the non-United States Person is providing a Form W-8IMY, Forms W-8BEN, W-8EXP or W-9 from all persons treated as beneficially owning an interest in the Class CE-1 or Class P Certificate through such non-U.S. Person either directly, through an intermediary or through another entity that is treated as a partnership for U.S. federal income tax purposes), a properly completed Internal Revenue Service Form W-8IMY, Form W-8BEN, Form W-8EXP or Form W-8ECI from such non-United States Person. No Class CE-1 Certificate may be pledged or used as collateral for any obligation if it would cause any portion of the Trust Fund to be treated as a taxable mortgage pool under Section 7701(i) of the Code.

     No transfer of a Certificate that is neither an ERISA-Restricted Certificate nor a Residual Certificate shall be registered unless the Trustee and the Certificate Registrar shall have received a representation substantially in the form of Exhibit I hereto that either (i) the transferee is not, and is not acting for, on behalf of or with any assets of, an employee benefit plan or other arrangement subject to Title I of ERISA or plan subject to Section 4975 of the Code, or (ii) until the termination of the Swap Agreement, the acquisition and holding of such Certificate will not constitute or result in a non-exempt, prohibited transaction under Title I of ERISA or Section 4975 of the Code.

     No transfer of an ERISA-Restricted Certificate or a Residual Certificate shall be registered unless the Trustee and the Certificate Registrar shall have received (I) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee and the Certificate Registrar (such requirement is satisfied only by the Certificate Registrar's receipt of a representation letter from the transferee substantially in the form of Exhibit I or Exhibit K hereto, as applicable), to the effect that such transferee is not an employee benefit plan or arrangement subject to Title I of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law") (collectively, a "Plan"), and is not directly or indirectly acquiring the Certificate for, on behalf of or with any assets of any such Plan, or (II) solely in the case of an ERISA-Restricted Certificate, (A) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation letter from the transferee substantially in the form of Exhibit I hereto, that the transferee is an insurance company that is acquiring the Certificate with assets of an "insurance company general account" as defined in Section V(e) of PTCE 95-60 and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (B) solely in the case of a Definitive Certificate, an Opinion of Counsel satisfactory to the Trustee and the Certificate Registrar, and upon which the Trustee and the Certificate Registrar shall be entitled to rely, to the effect that the acquisition and holding of such Certificate by the transferee will not result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of

Similar Law, and will not subject the Certificate Registrar, the Depositor, the Servicer or the Trustee to any obligation in addition to those undertaken by such entities in this Agreement, which opinion of counsel shall not be an expense of the Certificate Registrar, the Depositor, the Servicer or the Trustee.

     The representations set forth in the preceding two paragraphs (other than clause (II)(B) in the immediately preceding paragraph) shall be deemed to have been made to the Certificate Registrar and the Trustee by the Certificate Owner's acceptance of the beneficial interest in any such class of Certificates, unless the Trustee and the Certificate Registrar shall have received from the transferee an alternative representation acceptable in form and substance to the Trustee and the Certificate Registrar.

     Notwithstanding any other provision herein to the contrary, any purported transfer of a Certificate to or on behalf of a Plan without the delivery to the Trustee and the Certificate Registrar of a representation or an Opinion of Counsel satisfactory to the Trustee and the Certificate Registrar as described above shall be void and of no effect. None of the Certificate Registrar, the Depositor, the Servicer or the Trustee shall be under any liability to any Person for any registration or transfer of any Certificate that is in fact not permitted by this Section 5.02(d) nor shall the Paying Agent be under any liability for making any payments due on such Certificate to the holder thereof or taking any other action with respect to such holder under the provisions of this Agreement so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements. The Certificate Registrar, Depositor, Servicer, Paying Agent and/or Trustee shall be entitled, but not obligated, to recover from any holder of any Certificate that was in fact a Plan and that held such Certificate in violation of this Section 5.02(d) all payments made on such Certificate at and after the time it commenced such holding. Any such payments so recovered shall be paid and delivered to the last preceding holder of such Certificate that is not a Plan.

     Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

               (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

               (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

               (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Certificate Registrar shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

                    (A) an affidavit in the form of Exhibit K hereto from the proposed transferee to the effect that, among other things, such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

                    (B) a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificates.

               (iv) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Certificate Registrar shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Certificate Registrar received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

               (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Certificate Registrar shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

               (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations. The Trustee shall be entitled to reasonable compensation for providing such information from the person to whom it is provided.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Certificate Registrar, in form and substance satisfactory to the Certificate Registrar, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC hereunder to fail to qualify as a REMIC.

          (e) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

     Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust, and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 5.04 Persons Deemed Owners.

     The Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Servicer, the Depositor, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and 4.02 and for all other purposes whatsoever, and none of the Servicer, the Trust, the Trustee, any Paying Agent nor any agent of any of them shall be affected by notice to the contrary.

     Section 5.05 Appointment of Paying Agent.

     The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 4.01 and 4.02 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Collection Account pursuant to Section 3.05 and for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor and the Rating Agencies. The Trustee as Paying Agent shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Trustee, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05, 8.14 and 8.15 shall apply to the Paying Agent to the same extent as they apply to the Trustee. Any Paying Agent appointed in accordance with this Section 5.05 may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Servicer and the Depositor, such resignation to become effective upon appointment of a successor Paying Agent.

                                   ARTICLE VI

                   THE SELLER, THE SERVICER AND THE DEPOSITOR

     Section 6.01 Liability of the Seller, the Servicer and the Depositor.

     The Seller and the Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Seller or Servicer, as the case may be, herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

     Section 6.02 Merger or Consolidation of, or Assumption of the Obligations of, the Seller, the Servicer or the Depositor.

     Any entity into which the Seller, the Servicer or the Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Seller, the Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Seller, the Servicer or the Depositor, shall be the successor of the Seller, the Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor Servicer shall satisfy all the requirements of Section 7.02 with respect to the qualifications of a successor Servicer.

     Section 6.03 Limitation on Liability of the Servicer and Others.

     Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties of the Servicer or by reason of its reckless disregard of its obligations and duties of the Servicer hereunder; provided, further, that this provision shall not be construed to entitle the Servicer to indemnity in the event that amounts advanced by the Servicer to retire any senior lien exceed Liquidation Proceeds (in excess of related liquidation expenses) realized with respect to the related Mortgage Loan. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. The Servicer may undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall be entitled to pay such expenses from the proceeds of the Trust or to be reimbursed therefor pursuant to Section 3.05 upon presentation to the Trustee of documentation of such expenses, costs and liabilities. The Servicer's right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Servicer solely in its capacity as Servicer hereunder and in no other capacities.

     Section 6.04 Servicer Not to Resign.

     Subject to the provisions of Section 7.01 and Section 6.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) either (x) the Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee or (y) the Servicing Rights Pledgee has delivered to the Trustee a letter signed by the Servicer whereunder the Servicer resigns as Servicer under this Agreement pursuant to the second paragraph of this Section 6.04 or the second paragraph of Section 7.02(a); and (b) each Rating Agency shall have delivered a letter to the Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Regular Certificates; or the ratings that are in effect; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (i) above, the Trustee shall have assumed the Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with the second paragraph of this Section
6.04 or with Section 7.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer pursuant to clause
(i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee.

     The Trustee and the Depositor hereby specifically (i) consent to the pledge and assignment by the Servicer of all the Servicer's right, title and interest in, to and under this Agreement to the Servicing Rights Pledgee, for the benefit of certain lenders, and (ii) provided that no Servicer Event of Termination exists, agree that upon delivery to the Trustee by the Servicing Rights Pledgee of a letter signed by the Servicer whereunder the Servicer shall resign as Servicer under this Agreement, the Trustee shall appoint the Servicing Rights Pledgee or its designee as successor Servicer, provided that at the time of such appointment, the Servicing Rights Pledgee or such designee meets the requirements of a successor Servicer pursuant to Section 7.02(a) and agrees to be subject to the terms of this Agreement. If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor.

     Section 6.05 Delegation of Duties.

     In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04. At any time that reporting under the Exchange Act is required, the Servicer shall provide the Trustee and the Rating Agencies with 30 days prior written notice prior to the delegation of any of its duties to any Person other than any of the Servicer's Affiliates or their respective successors and assigns.

                                   ARTICLE VII

                                     DEFAULT

     Section 7.01 Servicer Events of Termination.

          (a) If any one of the following events (each, a "Servicer Event of Termination") shall occur and be continuing:

               (i) (A) The failure by the Servicer to make any required Advance; or (B) any other failure by the Servicer to deposit in the Collection Account or Distribution Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or by any Holder of a Regular Certificate evidencing at least 25% of the Voting Rights; or

               (ii) The failure by the Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days, after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or by any Holder of a Regular Certificate evidencing at least 25% of the Voting Rights or (B) actual knowledge of such failure by a Servicing Officer of the Servicer; or

               (iii) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

               (iv) The Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

          (b) Then, and in each and every such case, so long as a Servicer Event of Termination shall not have been remedied within the applicable grace period,
(x) with respect solely to clause (i)(A) above, if such Advance is not made by 11 AM, New York time, on the Business Day immediately following the Servicer Remittance Date, the Trustee may terminate all of the rights and obligations of the Servicer under this Agreement and the Trustee, or a successor servicer appointed in accordance with Section 7.02, shall immediately make such Advance and assume, pursuant to Section 7.02, the duties of a successor Servicer and (y) in the case of (i)(B), (ii), (iii), (iv) and (v) above, the Trustee shall, at the direction of the Holders of each Class of Regular Certificates evidencing Percentage Interests aggregating not less than 51%, by notice then given in writing to the Servicer (and to the Trustee if given by Holders of Certificates), terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to each Rating Agency, the Depositor and the Seller. On or after the receipt by the Servicer (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and Related Documents or otherwise. The Servicer agrees to cooperate with the Trustee (or the applicable successor Servicer) in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the delivery to the successor servicer of all documents and records requested by it to enable it to assume the Servicer's functions under this Agreement within ten Business Days subsequent to such notice, the transfer within one Business Day subsequent to such notice to the Trustee (or the applicable successor Servicer) for the administration by it of all cash amounts that shall at the time be held by the Servicer and to be deposited by it in the Collection Account, the Distribution Account, any REO account or any Escrow Account or that have been deposited by the Servicer in such accounts or thereafter received by the Servicer with respect to the Mortgage Loans or any REO Property received by the Servicer. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the servicing to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Trustee, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses or, if not paid by such predecessor servicer, then by the Trust Fund.

     Section 7.02 Trustee to Act; Appointment of Successor.

          (a) Within 90 days of the time the Servicer (and the Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to
Section 7.01 or 6.04, the Trustee (or such other successor Servicer as is approved in accordance with this Agreement) shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on and after its succession; except that the Trustee shall not be (i) liable for losses of the predecessor Servicer pursuant to Section 3.04 or any acts or omissions of the predecessor Servicer hereunder, (ii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, (iii) responsible for expenses of the predecessor Servicer pursuant to Section 2.03, (iv) obligated to make Advances if it is prohibited from doing so by applicable law, (v) deemed to have made any representations and warranties of the Servicer hereunder, or (vi) obligated to perform any obligation of the Servicer under Sections 3.19, 3.20 or 3.29 of this Agreement with respect to any period of time during which the Trustee was not the Servicer. As compensation therefor, the Trustee (or such other successor Servicer) shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates or the ratings that are in effect by the Rating Agencies as evidenced by a letter to such effect from the Rating Agencies. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to Section 3.18 (or such other compensation as the Trustee and such successor shall agree, not to exceed the Servicing Fee). The successor servicer shall be entitled to withdraw from the Collection Account all costs and expenses associated with the transfer of the servicing to the successor servicer. The appointment of a successor servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer to pay any deductible under an insurance policy pursuant to Section 3.12 or to indemnify the parties indicated in Section
3.26 pursuant to the terms thereof, nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     In the event of a Servicer Event of Termination, notwithstanding anything to the contrary above, the Trustee and the Depositor hereby agree that upon delivery to the Trustee by the Servicing Rights Pledgee of a letter signed by the Servicer within ten Business Days of when notification of such event shall have been provided to the Trustee, whereunder the Servicer shall resign as Servicer under this Agreement, the Servicing Rights Pledgee or its designee shall be appointed as successor Servicer (provided that at the time of such appointment the Servicing Rights Pledgee or such designee meets the requirements of a successor Servicer set forth above) and the Servicing Rights Pledgee agrees to be subject to the terms of this Agreement.

          (b) Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a Fidelity Bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.12.

     Section 7.03 Waiver of Defaults.

     The Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the Class of Certificates affected by a Servicer Event of Termination may, on behalf of all Certificateholders, waive any events permitting removal of the Servicer as servicer pursuant to this Article VII, provided, however, that such Holders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist and any Servicer Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies.

     Section 7.04 Notification to Certificateholders.

          (a) On any termination or appointment of a successor the Servicer pursuant to this Article VII or Section 6.04, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register and each Rating Agency.

          (b) No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a Servicer Event of Termination for five Business Days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Certificateholders notice of such occurrence unless such default or Servicer Event of Termination shall have been waived or cured. Such notice shall be given to the Rating Agencies promptly after any such occurrence.

     Section 7.05 Survivability of Servicer Liabilities.

     Notwithstanding anything herein to the contrary, upon termination of the Servicer hereunder, any liabilities of the Servicer which accrued prior to such termination shall survive such termination.

                                  ARTICLE VIII

                                   THE TRUSTEE

     Section 8.01 Duties of Trustee.

     The Trustee, prior to the occurrence of a Servicer Event of Termination of which a Responsible Officer of the Trustee shall have actual knowledge and after the curing of all Servicer Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Event of Termination has occurred (which has not been cured) of which a Responsible Officer has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement to the extent specified herein; provided, however, that that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer, the Seller or the Depositor hereunder. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificateholders of such instrument in the event that the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

               (i) prior to the occurrence of a Servicer Event of Termination, and after the curing of all such Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming on their face to the requirements of this Agreement to the extent specified herein;

               (ii) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

               (iii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Majority Certificateholders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising or omitting to exercise any trust or power conferred upon the Trustee under this Agreement; and

               (iv) the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (i) and (ii) of Section 7.01(a) or any Servicer Event of Termination unless a Responsible Officer of the Trustee at the applicable Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer or the Majority Certificateholders. In the absence of such receipt of such notice, the Trustee may conclusively assume that there is no Servicer Event of Termination.

     The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement; provided, however, the Trustee shall not seek reimbursement or repayment of any of its expenses from the Trust Fund except in connection with expenses that would constitute "unanticipated expenses" under Treasury Regulation 1.860G-1(b)(3)(ii).

     The Trustee shall not have any duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account.

     The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall promptly remit to the Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Trustee at its Corporate Trust Office; (ii) of which a Responsible Officer has actual knowledge and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates to is a Mortgaged Property.

     Section 8.02 Certain Matters Affecting the Trustee.

          (a) Except as otherwise provided in Section 8.01:

               (i) the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

               (iii) the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

               (iv) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) prior to the occurrence of a Servicer Event of Termination and after the curing of all Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Certificateholder; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee shall be reimbursed by the Servicer upon demand. Nothing in this clause
(v) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

               (vi) the Trustee shall not be accountable, shall not have any liability and shall not make any representation as to any acts or omissions hereunder of the Servicer until such time as the Trustee may be required to act as Servicer pursuant to Section 7.02;

               (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by it with due care or with respect to the initial custodian; and

               (viii) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

     Section 8.03 Trustee Not Liable for Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Seller, and the Trustee does not assume any responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or Related Document. The Trustee shall not be accountable for the use or application by the Servicer, or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer. The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); the compliance by the Depositor, the Seller or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom; the acts or omissions of any of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02), or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02), taken in the name of the Trustee; the failure of the Servicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement. The Trustee shall not have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder.

     Section 8.04 Trustee May Own Certificates.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with the Seller, the Servicer, the Depositor or their Affiliates.

     Section 8.05 Seller to Pay Trustee Fees and Expenses.

     The Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to itself the Trustee Fee pursuant to Section 4.01(i) and, to the extent the Interest Remittance Amount is at any time insufficient for such purpose, the Seller shall pay such fees as reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Seller will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from such party's negligence or bad faith or which is the responsibility of Certificateholders, the Trustee hereunder. Notwithstanding any other provision of this Agreement, including Section 2.03(a) and Section 2.04, to the contrary, the Seller covenants and agrees to indemnify the Trustee and its officers, directors, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, damages, claims or expenses incurred in connection with (a) any legal action relating to this Agreement, the Custodial Agreement, the Certificates or incurred in connection with the administration of the Trust, other than with respect to a party, any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of such party in the performance of its duties hereunder or by reason of such party's reckless disregard of obligations and duties hereunder and (b) the second paragraph of Section 2.01. Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified, to the extent not paid by the Seller pursuant to this Section by the Trust Fund and held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement) incurred by the Trustee or such party arising out of or in connection with the acceptance or administration of its duties under this Agreement, other than in connection with the indemnification provided pursuant to clause (a) above, any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance by the Trustee of its duties under this Agreement or by reason of the reckless disregard of the Trustee's obligations and duties under this Agreement. This section shall survive termination of this Agreement or the resignation or removal of any Trustee hereunder.

     Section 8.06 Eligibility Requirements for Trustee.

     The Trustee hereunder shall at all times be a Department of Housing and Urban Development and Federal Housing Administration approved mortgagee, an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and a minimum long-term debt rating of BBB by Fitch and S&P, a long term debt rating of at least A1 or better by Moody's, and a minimum short term debt rating of at least A1 by S&P, and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

     Section 8.07 Resignation or Removal of Trustee.

     The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee. If the Depositor or the Servicer removes the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

     The Majority Certificateholders may at any time remove the Trustee by written instrument or instruments delivered to the Servicer, the Depositor and the Trustee; the Depositor shall thereupon use its best efforts to appoint a successor Trustee in accordance with this Section.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

     Section 8.08 Successor Trustee.

     Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Rating Agencies, the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     No successor Trustee shall accept appointment as provided in this Section
8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee shall not result in a downgrading of the Regular Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

     Upon acceptance of appointment by a successor Trustee as provided in this
Section 8.08, the successor Trustee shall mail notice of the appointment of a successor Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency.

     Section 8.09 Merger or Consolidation of Trustee.

     Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and 8.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 8.10 Appointment of Co-Trustee or Separate Trustee.

     Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case a Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 8.08. The Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

               (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

               (iii) the Servicer and the Trustee, acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of a Servicer Event of Termination, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor, the Rating Agencies and the Servicer.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

     Section 8.11 Limitation of Liability.

     The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

     Section 8.12 Trustee May Enforce Claims Without Possession of Certificates.

          (a) All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

          (b) The Trustee shall afford the Seller, the Depositor, the Servicer and each Certificateholder upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. The Trustee shall cooperate fully with the Seller, the Servicer, the Depositor and such Certificateholder and shall make available to the Seller, the Servicer, the Depositor and such Certificateholder for review and copying at the expense of the party requesting such copies, such books, documents or records as may be requested with respect to the Trustee's duties hereunder. The Seller, the Depositor, the Servicer and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

     Section 8.13 Suits for Enforcement.

     In case a Servicer Event of Termination or other default by the Servicer or the Seller hereunder shall occur and be continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

     Section 8.14 Waiver of Bond Requirement.

     The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

     Section 8.15 Waiver of Inventory, Accounting and Appraisal Requirement.

     The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

                                   ARTICLE IX

                     REMIC AND GRANTOR TRUST ADMINISTRATION

     Section 9.01 REMIC Administration.

          (a) The Trustee shall make or cause to be made REMIC elections for each of REMIC 1, REMIC 2, REMIC M-5, REMIC M-6, REMIC B-1, REMIC B-2, REMIC B-3, REMIC B-4, REMIC B-5, the SWAP REMIC, REMIC IO, REMIC CE-1 and REMIC CE-2 as set forth in the Preliminary Statement on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

          (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of section 860G(a)(9) of the Code.

          (c) The Servicer shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Servicer in fulfilling its duties hereunder. The Servicer shall be entitled to reimbursement of expenses to the extent provided in clause
(i) above from the Collection Account, but only to the extent that such expenses are "unanticipated expenses" under Treasury Regulations Section 1.860G-1(b)(3)(ii).

          (d) The Trustee shall prepare or cause to be prepared, sign and file or cause to be filed, each REMIC's federal and state tax and information returns as such REMIC's direct representative. The expenses of preparing and filing such returns shall be borne by the Trustee.

          (e) The Holder of the Residual Certificates with respect to each REMIC holding the largest Percentage Interest shall be the "tax matters person" as defined in the REMIC Provisions (the "Tax Matters Person") with respect to the applicable REMIC or REMICs, and the Trustee is irrevocably designated as and shall act as attorney-in-fact and agent for such Tax Matters Person for each REMIC. The Trustee, as agent for the Tax Matters Person, shall perform, on behalf of each REMIC, all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee, as agent for the Tax Matters Person, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

          (f) The Trustee, the Servicer and the Holders of Certificates shall take any action or cause any REMIC to take any action necessary to create or maintain the status of such REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status within the scope of their duties as described herein. Neither the Trustee, the Servicer, nor the Holder of any Residual Certificate shall take any action or cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such REMIC as a REMIC or (ii) result in the imposition of a tax upon such REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless such action or failure to take such action is expressly permitted under the terms of this Agreement or the Trustee and the Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee and the Servicer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to such REMIC, and no such Person shall take any such action or cause such REMIC to take any such action as to which the Trustee or the Servicer has advised it in writing that an Adverse REMIC Event could occur.

          (g) Each Holder of a Residual Certificate shall pay when due its pro rata share of any and all taxes imposed on any REMIC by federal or state governmental authorities. To the extent that such REMIC taxes are not paid by Residual Certificateholders, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in each REMIC or, if no such amounts are available, out of other amounts held in the Collection Account, and shall reduce amounts otherwise payable to Holders of the REMIC Regular Interests or the Certificates, as the case may be.

          (h) The Trustee, shall, for federal income tax purposes, maintain or cause to be maintained books and records with respect to each REMIC on a calendar year and on an accrual basis.

          (i) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement with respect to Eligible Substitute Mortgage Loans.

          (j) Neither the Trustee nor the Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

          (k) On or before April 15 of each calendar year beginning in 2008, the Servicer shall deliver to the Trustee and each Rating Agency an Officer's Certificate stating the Servicer's compliance with the provisions of this
Section 9.01.

          (l) (i) It is intended that the rights of each Class of the Class A, Class M and Class B Certificates to receive payments in respect of Excess Interest shall be treated as a right in interest rate cap contracts written by the Class CE-1 Certificateholders in favor of the holders of each Class of the

Class A, Class M and Class B Certificates and such shall be accounted for as property held separate and apart from the regular interests in REMIC 2 held by the holders of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, the regular interest in REMIC M-5 held by the holders of the Class M-5 Certificates, the regular interest in REMIC M-6 held by the holders of the Class M-6 Certificates, the regular interest in REMIC B-1 held by the holders of the Class B-1 Certificates, the regular interest in REMIC B-2 held by the holders of the Class B-2 Certificates, the regular interest in REMIC B-3 held by the holders of the Class B-3 Certificates, the regular interest in REMIC B-4 held by the holders of the Class B-4 Certificates and the regular interest in REMIC B-5 held by the holders of the Class B-5 Certificates. For information reporting requirements, the rights of the Class A, Class M and Class B Certificates to receive payments in respect of Excess Interest shall be assumed to have zero or a de minimis value. This provision is intended to satisfy the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with REMIC interests to be separately respected and shall be interpreted consistently with such regulation. On each Distribution Date, to the extent that any of the Class A, Class M and Class B Certificates receive payments in respect of Excess Interest, such amounts, to the extent not derived from payments on the Swap Agreement, will be treated as distributed by REMIC CE-1 to the Class CE-1 Certificates pro rata and then paid to the relevant Class of Certificates pursuant to the related interest rate cap agreement.

               (ii) It is intended that the beneficial owners of the Certificates (other than the Class P, Class CE-1, Class CE-2 and Residual Certificates) shall be treated as having entered into a notional principal contract with respect to the beneficial owners of the Class CE-1 Certificates. Pursuant to each such notional principal contract, all beneficial owners of each Class of Certificates (other than the Class P, Class CE-1, Class CE-2 and Residual Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the beneficial owners of the Class CE-1 Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the Corresponding REMIC 2 Regular Interest of such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a "Class Payment Shortfall"). A Class Payment Shortfall shall be allocated to each Class of Certificates to the extent that interest accrued on such Class for the related Interest Accrual Period at the Pass-Through Rate for a Class, computed by substituting "REMIC 2 Net WAC Cap" for the related Net WAC Cap set forth in the definition thereof, exceeds the amount of interest accrued on such Certificate at the Pass-Through Rate (without such substitution) for the related Interest Accrual Period, and a Class Payment Shortfall payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding principal balance to the extent of such balance.

          (m) The parties intend that the portion of the Trust Fund consisting of the uncertificated REMIC CE-1 CE-1 Interest, the uncertificated REMIC IO IO Interest, the rights to receive payments deemed made by the Class A, Class M and Class B Certificates in respect of notional principal contracts described in
Section 9.01(l)(ii), the Supplemental Interest Trust which holds the Swap Agreement and the obligation of the holders of the Class CE-1 Certificates to pay amounts in respect of Excess Interest to the holders of the Class A, Class M and Class B Certificates shall be treated as a "grantor trust" under the Code, for the benefit of the holders of the Class CE-1 Certificates, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (i) furnish or cause to be furnished to the holders of the Class CE-1 Certificates information regarding their allocable share, if any, of the income with respect to such grantor trust,
(ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable and (iii) comply with such information reporting obligations with respect to payments from such grantor trust to the holders of Class A, Class M, Class B and Class CE-1 Certificates as may be applicable under the Code.

          (n) The parties intend that the portion of the Trust Fund consisting of the right to receive amounts distributable to the Class P Certificates pursuant to Section 4.01 hereof shall be treated as a "grantor trust" under the Code, for the benefit of the holders of the Class P Certificates, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (i) furnish or cause to be furnished to the holders of the Class P Certificates information regarding their allocable share of the income with respect to such grantor trust and (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable.

          (o) The parties intend that amounts paid to the Swap Counterparty under the Swap Agreement shall be deemed for federal income tax purposes to be paid by the Class CE-1 Certificates first, out of funds deemed received in respect of the REMIC IO IO Interest, second, out of funds deemed received in respect of the REMIC CE-1 CE-1 Interest and third, out of funds deemed received in respect of notional principal contracts described in Section 9.01(l)(ii), and the provisions hereof shall be interpreted consistently with this intention. On each Distribution Date, to the extent that amounts paid to the Swap Counterparty are deemed paid out of funds received in respect of the REMIC IO IO Interest or the REMIC CE-1 CE-1 Interest, such amounts will be treated as distributed by REMIC IO or REMIC CE-1, respectively, to the Class CE-1 Certificates pro rata and then paid to the Swap Counterparty pursuant to the Swap Agreement.

     The Supplemental Interest Trust shall be an "outside reserve fund" for federal income tax purposes and not an asset of any REMIC. Furthermore, the Holders of the Class CE-1 Certificates shall be the beneficial owners of the Supplemental Interest Trust for all federal income tax purposes, and shall be taxable on all income earned thereon.

          (p) REMIC CE-2. All amounts deemed distributed in respect of the REMIC 2 CE-2 Interest shall be treated as received by REMIC CE-2 and then distributed by REMIC CE-2 in respect of the Class CE-2 Certificates.

          (q) REMIC IO. All amounts deemed distributed in respect of the REMIC 2 IO Interest shall be treated as received by REMIC IO and then distributed by REMIC IO in respect of the REMIC IO IO Interest.

          (r) REMIC CE-1. All amounts deemed distributed in respect of the REMIC 2 CE-1 Interest shall be treated as received by REMIC CE-1 and then distributed by REMIC CE-1 in respect of the REMIC CE-1 CE-1 Interest. All allocations of Realized Losses to the REMIC 2 CE-1 Interest shall result in similar allocations to the REMIC CE-1 CE-1 Interest.

          (s) REMIC M-5. All amounts deemed distributed in respect of the REMIC 2 M-5 Interest shall be treated as received by REMIC M-5 then distributed by REMIC M-5 in respect of the REMIC M-5 M-5 Interest. All allocations of Applied Realized Loss Amounts and Realized Loss Amortization Amounts to the REMIC 2 M-5 Interest shall result in similar allocations to the REMIC M-5 M-5 Interest. If on any Distribution Date the Certificate Principal Balance of the Class M-5 Certificates is increased pursuant to the last sentence of the definition of "Certificate Principal Balance", then there shall be an equivalent increase in the principal amount of the REMIC M-5 M-5 Interest on such Distribution Date.

          (t) REMIC M-6. All amounts deemed distributed in respect of the REMIC 2 M-6 Interest shall be treated as received by REMIC M-6 then distributed by REMIC M-6 in respect of the REMIC M-6 M-6 Interest. All allocations of Applied Realized Loss Amounts and Realized Loss

Amortization Amounts to the REMIC 2 M-6 Interest shall result in similar allocations to the REMIC M-6 M-6 Interest. If on any Distribution Date the Certificate Principal Balance of the Class M-6 Certificates is increased pursuant to the last sentence of the definition of "Certificate Principal Balance", then there shall be an equivalent increase in the principal amount of the REMIC M-6 M-6 Interest on such Distribution Date.

          (u) REMIC B-1. All amounts deemed distributed in respect of the REMIC 2 B-1 Interest shall be treated as received by REMIC B-1 then distributed by REMIC B-1 in respect of the REMIC B-1 B-1 Interest. All allocations of Applied Realized Loss Amounts and Realized Loss Amortization Amounts to the REMIC 2 B-1 Interest shall result in similar allocations to the REMIC B-1 B-1 Interest. If on any Distribution Date the Certificate Principal Balance of the Class B-1 Certificates is increased pursuant to the last sentence of the definition of "Certificate Principal Balance", then there shall be an equivalent increase in the principal amount of the REMIC B-1 B-1 Interest on such Distribution Date.

          (v) REMIC B-2. All amounts deemed distributed in respect of the REMIC 2 B-2 Interest shall be treated as received by REMIC B-2 then distributed by REMIC B-2 in respect of the REMIC B-2 B-2 Interest. All allocations of Applied Realized Loss Amounts and Realized Loss Amortization Amounts to the REMIC 2 B-2 Interest shall result in similar allocations to the REMIC B-2 B-2 Interest. If on any Distribution Date the Certificate Principal Balance of the Class B-2 Certificates is increased pursuant to the last sentence of the definition of "Certificate Principal Balance", then there shall be an equivalent increase in the principal amount of the REMIC B-2 B-2 Interest on such Distribution Date.

          (w) REMIC B-3. All amounts deemed distributed in respect of the REMIC 2 B-3 Interest shall be treated as received by REMIC B-3 then distributed by REMIC B-3 in respect of the REMIC B-3 B-3 Interest. All allocations of Applied Realized Loss Amounts and Realized Loss Amortization Amounts to the REMIC 2 B-3 Interest shall result in similar allocations to the REMIC B-3 B-3 Interest. If on any Distribution Date the Certificate Principal Balance of the Class B-3 Certificates is increased pursuant to the last sentence of the definition of "Certificate Principal Balance", then there shall be an equivalent increase in the principal amount of the REMIC B-3 B-3 Interest on such Distribution Date.

          (x) REMIC B-4. All amounts deemed distributed in respect of the REMIC 2 B-4 Interest shall be treated as received by REMIC B-4 then distributed by REMIC B-4 in respect of the REMIC B-4 B-4 Interest. All allocations of Applied Realized Loss Amounts and Realized Loss Amortization Amounts to the REMIC 2 B-4 Interest shall result in similar allocations to the REMIC B-4 B-4 Interest. If on any Distribution Date the Certificate Principal Balance of the Class B-4 Certificates is increased pursuant to the last sentence of the definition of "Certificate Principal Balance", then there shall be an equivalent increase in the principal amount of the REMIC B-4 B-4 Interest on such Distribution Date.

          (y) REMIC B-5. All amounts deemed distributed in respect of the REMIC 2 B-5 Interest shall be treated as received by REMIC B-5 then distributed by REMIC B-5 in respect of the REMIC B-5 B-5 Interest. All allocations of Applied Realized Loss Amounts and Realized Loss Amortization Amounts to the REMIC 2 B-5 Interest shall result in similar allocations to the REMIC B-5 B-5 Interest. If on any Distribution Date the Certificate Principal Balance of the Class B-5 Certificates is increased pursuant to the last sentence of the definition of "Certificate Principal Balance", then there shall be an equivalent increase in the principal amount of the REMIC B-5 B-5 Interest on such Distribution Date.

          (z) REMIC 2. On each Distribution Date, REMIC 2 shall be deemed to have received the amounts deemed distributed in respect of the REMIC 1 Regular Interests. Principal, interest, shortfalls and Realized Losses shall be deemed paid to and allocated among the REMIC 2 Regular Interests in the same manner as such items (other than payments to the Cap Carryover Certificates in respect of Excess Interest and disregarding the deemed obligation to make payments in respect of Class Payment Shortfalls) are paid or allocated in respect of the related Certificates (the REMIC 2 A-1A Interest being related to the Class A-1A Certificates, the REMIC 2 A-1B Interest being related to the Class A-1B Certificates, the REMIC 2 A-1C Interest being related to the Class A-1C Certificates, the REMIC 2 A-2A Interest being related to the Class A-2A Certificates, the REMIC 2 A-2B Interest being related to the Class A-2B Certificates, the REMIC 2 A-2C Interest being related to the Class A-2C Certificates, the REMIC 2 A-2D Interest being related to the Class A-2D Certificates, the REMIC 2 M-1 Interest being related to the Class M-1 Certificates, the REMIC 2 M-2 Interest being related to the Class M-2 Certificates, the REMIC 2 M-3 Interest being related to the Class M-3 Certificates, the REMIC 2 M-4 Interest being related to the Class M-4 Certificates, the REMIC 2 M-5 Interest being related to the Class M-5 Certificates, the REMIC 2 M-6 Interest being related to the Class M-6 Certificates, the REMIC 2 B-1 Interest being related to the Class B-1 Certificates, the REMIC 2 B-2 Interest being related to the Class B-2 Certificates, the REMIC 2 B-3 Interest being related to the Class B-3 Certificates, the REMIC 2 B-4 Interest being related to the Class B-4 Certificates, and the REMIC 2 B-5 Interest being related to the Class B-5 Certificates). Amounts shall be deemed paid and allocated to the REMIC 2 CE-2 Interest equal to amounts paid and allocated to the Class LT1-CE2 Interest. Amounts shall be deemed paid and allocated to the REMIC 2 IO Interest equal to amounts paid and allocated to the Class LT1-IO Interest. On each Distribution Date, principal shall be paid to, Realized Losses shall be allocated to and accrued but unpaid interest shall be added to the principal amount of the REMIC 2 CE-1 Interest so that such principal amount shall equal the excess of (i) the Pool Balance as of the close of the related Collection Period over (ii) the aggregate Certificate Principal Balance of each Class of Certificates on such Distribution Date after all principal payments have been made and Realized Losses have been allocated to such Certificates (other than the Class CE-1 Certificates). The portion of Available Funds remaining in REMIC 2 on a Distribution Date after all distributions have been made to the REMIC 2 Regular Interests shall be distributed to the Class R Certificates in respect of the Class R-2 Interest. If on any Distribution Date the Certificate Principal Balance of any Class of Certificates is increased pursuant to the last sentence of the definition of "Certificate Principal Balance", then there shall be an equivalent increase in the principal amounts of the REMIC 2 Regular Interests, with each Corresponding REMIC 2 Regular Interest having an increase in its principal amount equal to the increase in the Certificate Principal Balance of the Corresponding Cap Carryover Certificates.

          (aa) REMIC 1. On each Distribution Date, REMIC 1 shall be deemed to have received the amounts deemed distributed in respect of the SWAP REMIC Regular Interests. Amounts with respect to interest shall accrue on the REMIC 1 Regular Interests at the rates specified in the Preliminary Statement. Payments and Realized Losses shall be allocated among the REMIC 1 Regular Interests so that (i) each of the Marker I Interests shall have a principal balance equal to 25% of the principal balance of the related REMIC 2 Regular Interest (with, for purposes of this Section 9.01(aa), the REMIC 2 A-1A Interest being related to the Class LT1-A1A Interest, the REMIC 2 A-1B Interest being related to the Class LT1-A1B Interest, the REMIC 2 A-1C Interest being related to the Class LT1-A1C Interest, the REMIC 2 A-2A Interest being related to the Class LT1-A2A Interest, the REMIC 2 A-2B Interest being related to the Class LT1-A2B Interest, the REMIC 2 A-2C Interest being related to the Class LT1-A2C Interest, the REMIC 2 A-2D Interest being related to the Class LT1-A2D Interest, the REMIC 2 M-1 Interest being related to the Class LT1-M1 Interest, the REMIC 2 M-2 Interest being related to the Class LT1-M2 Interest, the REMIC 2 M-3 Interest being related to the Class LT1-M3 Interest, the REMIC 2 M-4 Interest being related to the Class LT1-M4 Interest, the REMIC 2 M-5 Interest being related to the Class LT1-M5 Interest, the REMIC 2 M-6 Interest being related to the Class LT1-M6

Interest, the REMIC 2 B-1 Interest being related to the Class LT1-B1 Interest, the REMIC 2 B-2 Interest being related to the Class LT1-B2 Interest, the REMIC 2 B-3 Interest being related to the Class LT1-B3 Interest the REMIC 2 B-4 Interest being related to the Class LT1-B4 Interest, and the REMIC 2 B-5 Interest being related to the Class LT1-B-5 Interest), (ii) the Class LT1-X1 Interest has a principal balance equal to the excess of (x) 50% of the remaining principal balance of the Mortgage Loans over (y) the aggregate principal balance of the Marker I Interests (if necessary to reflect an increase in overcollateralization, accrued and unpaid interest on the Class LT1-X1 interest may be added to its principal amount to achieve this result) and (iii) the aggregate principal amount of the Class LT1-IA Interest, Class LT1-IB Interest, Class LT1-IIA Interest, Class LT1-IIB Interest and the Class LT1-X2 Interest shall equal 50% of the remaining principal balance of the Mortgage Loans. Distributions and Realized Losses allocated to the REMIC 1 Regular Interests described in clause (iii) of the preceding sentence will be allocated among such REMIC 1 Regular Interests in the following manner: (x) distributions shall be deemed made to such REMIC 1 Regular Interests first, so as to keep the principal balance of the each such REMIC 1 Regular Interest with "B" at the end of its designation equal to 0.005% of the aggregate scheduled principal balance of the Mortgage Loans in the Related Loan Group; second, to such REMIC 1 Regular Interests with "A" at the end of its designation so that the uncertificated principal balance of each such REMIC 1 Regular Interest is equal to 0.005% of the excess of (I) the aggregate scheduled principal balance of the Mortgage Loans in the Related Loan Group over (II) the aggregate principal balance of the Class A-1 Certificates, in the case of Loan Group I, or the Class A-2 Certificates, in the case of Loan Group II (except that if 0.005% of any such excess is greater than the principal amount of the corresponding REMIC 1 Regular Interest with "A" at the end of its designation, the least amount of principal shall be distributed to such REMIC 1 Regular Interests with "A" at the end of its designation such that the REMIC 1 Subordinated Balance Ratio is maintained) and finally, any remaining distributions of principal to the Class LT1-X2 Interest and (y) Realized Losses shall be allocated among the REMIC 1 Regular Interests described in clause (iii) of the preceding sentence in the following manner: (x) Realized Losses shall be deemed allocated to such REMIC 1 Regular Interests first, so as to keep the principal balance of the each such REMIC 1 Regular Interest with "B" at the end of its designation equal to 0.005% of the aggregate scheduled principal balance of the Mortgage Loans in the Related Loan Group; second, to such REMIC 1 Regular Interests with "A" at the end of its designation so that the uncertificated principal balance of each such REMIC 1 Regular Interest is equal to 0.005% of the excess of (I) the aggregate scheduled principal balance of the Mortgage Loans in the Related Loan Group over (II) the aggregate principal balance of the Class A-1Certificates, in the case of Loan Group I, or the Class A-2 Certificates, in the case of Loan Group II (except that if 0.005% of any such excess is greater than the principal amount of the corresponding REMIC 1 Regular Interest with "A" at the end of its designation, the least amount of Realized Losses shall be allocated to such REMIC 1 Regular Interests with "A" at the end of its designation such that the REMIC 1 Subordinated Balance Ratio is maintained) and finally, any remaining Realized Losses to the Class LT1-X2 Interest. Notwithstanding the preceding two sentences, however, Realized Losses not allocated to any Class of Certificates will not be allocated to any REMIC 1 Regular Interests. All computations with respect to the REMIC 1 Regular Interests shall be taken out to ten decimal places. Any portion of Available Funds remaining in REMIC 1 on a Distribution Date after distributions to the REMIC 1 Regular Interests shall be distributed to the Class R Certificates in respect of the Class R-1 Interest. If on any Distribution Date the Certificate Principal Balance of any Class of Certificates is increased pursuant to the last sentence of the definition of "Certificate Principal Balance", then there shall be an equivalent increase in the principal amounts of the REMIC 1 Regular Interests, with such increase allocated (before the making of distributions and the allocation of losses on the REMIC 1 Regular Interests on such Distribution Date) among the REMIC 1 Regular Interests so that, to the greatest extent possible, (i) each of the Marker I Interests has a principal balance equal to 25% of the principal balance of the related REMIC 2 Regular Interest, (ii) the Class LT1-X1 Interest has a principal balance equal to the excess of (x) 50% of the remaining principal balance of the Mortgage Loans over (y) the aggregate principal balance of the Marker I Interests and
(iii) the aggregate principal
amount of the Class LT1-IA Interest, Class LT1-IB Interest, Class LT1-IIA Interest, Class LT1-IIB Interest and Class LT1-X2 Interest shall equal 50% of the remaining principal balance of the Mortgage Loans. Allocations in connection with clause (iii) shall be made so that, to the greatest extent possible, (a) the principal balance of each such REMIC 1 Regular Interest with "B" at the end of its designation equals 0.005% of the aggregate scheduled principal balance of the Mortgage Loans in Related Loan Group, (b) the principal balance of each such REMIC 1 Regular Interest with "A" at the end of its designation equals 0.005% of the excess of (x) the aggregate scheduled principal balance of the Mortgage Loans in Related Loan Group over (y) the aggregate principal balance of the Class A-1 Certificates in the case of the Class LT1-IA Interest, or the Class A-2 Certificates in the case of the Class LT1-IIA Interest and (c) any remaining allocations are made to the Class LT1-X2 Interest.

          (bb) The SWAP REMIC. The Class SW-CE2 Interest shall be entitled to distributions from the SWAP REMIC in the same amounts as all distributions on the Class CE-2 Certificates. All payments of principal and interest at the Net Mortgage Interest Rate on each of the Mortgage Loans (other than amounts distributable to the Class P Certificates pursuant to Section 4.01 hereof) received by the SWAP REMIC with respect to the Mortgage Loans shall be paid to the SWAP REMIC Regular Interests until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed. Any available funds remaining in the SWAP REMIC on a Distribution Date after distributions to the SWAP REMIC Regular Interests shall be distributed to the Class R Certificates on account of the Class R-SW Interest. On each Distribution Date, the Trustee shall distribute the aggregate Interest Remittance Amount (net of expenses (other than any Net Swap Payment or Swap Termination Payment made to the Swap Counterparty) and payments to the Class P Certificates) with respect to each of the SWAP REMIC Regular Interests (other than the Class SW-CE2 Interest) based on the interest rates for each such SWAP REMIC Regular Interest. On each Distribution Date, the Trustee shall distribute the aggregate Group I Principal Remittance Amount first to the Class 1-SW1 Interest until its principal balance is reduced to zero and then sequentially to each of the other SWAP REMIC Regular Interests (other than the Class SW-CE2 Interest) beginning with the designation "1" in ascending order of their numerical class designation, in equal amounts to each such class in such numerical designation, until the principal balance of each such class is reduced to zero. All losses with respect to Loan Group I shall be allocated among the SWAP REMIC Regular Interests beginning with designation "1" in the same manner that principal distributions are allocated. On each Distribution Date, the Trustee shall distribute the aggregate Group II Principal Remittance Amount first to the Class 2-SW2 Interest until its principal balance is reduced to zero and then sequentially to each of the other SWAP REMIC Regular Interests (other than the Class SW-CE2 Interest) beginning with the designation "2" in ascending order of their numerical class designation, in equal amounts to each such class in such numerical designation, until the principal balance of each such class is reduced to zero. All losses with respect to Loan Group II shall be allocated among the SWAP REMIC Regular Interests beginning with designation "2" in the same manner that principal distributions are allocated. Subsequent Recoveries and loss reimbursements with respect to Loan Group I and Loan Group II shall be allocated in the reverse fashion from the manner in which losses are allocated.

          (cc) Notwithstanding anything to the contrary contained herein, the above distributions in this Section 9.01 (other than on the Certificates) are deemed distributions, and distributions of funds from the Distribution Account shall be made only in accordance with Sections 4.01 and 4.02 hereof.

     Section 9.02 Prohibited Transactions and Activities.

     Neither the Seller, the Depositor, the Servicer nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan,

(ii) the bankruptcy of the Trust Fund, (iii) the termination of any REMIC pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC constituting part of the Trust Fund, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC constituting part of the Trust Fund after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of such REMIC as a REMIC or of the interests therein other than the Residual Certificates as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause such REMIC to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

     Section 9.03 Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

     In the event that any REMIC formed hereunder fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the Holder of the related Residual Certificate against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

     Section 9.04 REO Property.

          (a) Subject to compliance with applicable laws and regulations as shall at any time be in force, and notwithstanding any other provision of this Agreement, the Servicer, acting on behalf of the Trust hereunder, shall not rent, lease, or otherwise earn income on behalf of any REMIC constituting part of the Trust Fund with respect to any REO Property which might cause such REO Property to fail to qualify as "foreclosure" property within the meaning of section 860G(a)(8) of the Code or result in the receipt by any REMIC constituting part of the Trust Fund of any "income from non-permitted assets" within the meaning of section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless the Servicer has advised the Trustee in writing to the effect that, under the REMIC Provisions, such action would not adversely affect the status of any REMIC constituting part of the Trust Fund as a REMIC and any income generated for such REMIC by the REO Property would not result in the imposition of a tax upon such REMIC.

          (b) The Servicer shall make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Servicer shall dispose of any REO Property before the close of the third calendar year beginning after the year of its acquisition by the Trust Fund unless the Servicer has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC

Provisions and any relevant proposed legislation and under applicable state law, any REMIC constituting part of the Trust Fund may hold REO Property for a longer period without adversely affecting its REMIC status or causing the imposition of a Federal or state tax upon any REMIC. If the Servicer has received such an extension, then the Servicer shall continue to attempt to sell the REO Property for its fair market value as determined in good faith by the Servicer for such longer period as such extension permits (the "Extended Period"). If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the applicable period,
(i) purchase such REO Property at a price equal to the REO Property's fair market value as determined in good faith by the Servicer or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the applicable period.

                                    ARTICLE X

                                   TERMINATION

     Section 10.01 Termination.

          (a) The respective obligations and responsibilities of the Seller, the Servicer, the Depositor, the Trustee and the Certificate Registrar created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust Fund, and (iii) the optional purchase by the Servicer of the Mortgage Loans as described below. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     The Servicer (or an Affiliate) may, at its option, terminate the Mortgage Loans in the Trust Fund and retire the Certificates on the next succeeding Distribution Date upon which the current Pool Balance is 10% or less of the Pool Balance of the Mortgage Loans as of the Cut-off Date (x) by purchasing all of the outstanding (i) Mortgage Loans in the Trust Fund at a price equal to the sum of the outstanding Principal Balance of the Mortgage Loans and except to the extent previously advanced by the Servicer, accrued and unpaid interest thereon at the weighted average of the Mortgage Interest Rates through the end of the Collection Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances and any unpaid Servicing Fees allocable to such Mortgage Loans plus any costs or damages incurred by the Trust Fund in connection with any violation by such Mortgage Loan of any predatory or abusive lending laws and (ii) REO Properties in the Trust Fund at a price equal to their fair market value as determined in good faith by the Servicer, and (y) in addition to the foregoing, by paying sufficient funds to pay any Swap Termination Payment in connection with the termination of the Trust Fund pursuant to this Section 10.01 (the "Termination Price"). Notwithstanding the foregoing, the Servicer (or an Affiliate) may not exercise its optional purchase right unless any Reimbursement Amount owed to the Trust pursuant to Section 2.03 hereof has been paid.

     Notwithstanding anything herein to the contrary, only an amount equal to the Termination Price, reduced by the portion thereof consisting of any funds to pay any Swap Termination Payment in connection with the termination of the Trust Fund pursuant to this Section 10.01 (such portion, the "Swap

Optional Termination Payment"), shall be made available for distribution to the Certificates. The Swap Optional Termination Payment shall be withdrawn by the Trustee from the Distribution Account and remitted to the Supplemental Interest Trust for payment to the Swap Counterparty. The Swap Optional Termination Payment shall not be part of any REMIC and shall not be paid into any account which is part of any REMIC. In connection with any such purchase pursuant to the preceding paragraph, the Servicer shall deliver to the Trustee for deposit in the Distribution Account all amounts then on deposit in the Collection Account (less amounts permitted to be withdrawn by the Servicer pursuant to Section 3.07), which deposit shall be deemed to have occurred immediately following such purchase.

     Any such purchase shall be accomplished by delivery to the Trustee for deposit into the Distribution Account as part of Available Funds on the Determination Date before such Distribution Date of the Termination Price.

          (b) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the Servicer, by letter to the Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the 15th day of the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

          (c) Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 10.02.

          (d) In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Servicer (if the Servicer has exercised its right to purchase the Mortgage Loans) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and such Certificateholders shall look to the Class R Certificateholders for payment.

     Section 10.02 Additional Termination Requirements.

          (a) In the event that the Servicer exercises its purchase option as provided in Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code or (ii) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (i) The Trustee shall designate a date within 90 days prior to the final Distribution Date as the date of adoption of plans of complete liquidation delivered to it by the Servicer of each of the remaining REMICs included in the Trust Fund and shall specify such date in the final federal income tax return of each REMIC;

               (ii) After the date of adoption of such plans of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust to the Servicer for cash; and

               (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited in the following order of priority (A) (i) to the Holders of each of the Class A Certificates, pro rata and (ii) to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, the related Certificate Principal Balance, as applicable, plus one month's interest thereon at the applicable Pass-Through Rate, (B) (i) any Net WAC Carryover Amounts not previously distributed and (ii) to the Class CE-1 Certificates, the amount of any remaining Monthly Excess Cashflow Amounts not previously distributed thereon, (C) to the remaining REMIC Regular Interests the amounts allocable thereto pursuant to Section 9.01 and (D) to the Class R Certificateholders, all cash on hand in respect of the related REMIC or REMICs after such payment (other than cash retained to meet claims) and the Trust shall terminate at such time.

          (b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) designate such date of adoption of plans of complete liquidation and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plans of complete liquidation all in accordance with the terms hereof.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     Section 11.01 Amendment.

     This Agreement may be amended from time to time by the Seller, the Depositor, the Servicer and the Trustee; and without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement, or (iv) to comply with any requirements imposed by the Code; provided, however, that any such action listed in clause (i) through
(iv) above shall not adversely affect in any respect the interests of any Certificateholder, as evidenced by (i) notice in writing to the Depositor, the Servicer and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency, or (ii) an Opinion of Counsel delivered to the Servicer and the Trustee (which opinion of Counsel shall not be an expense of the Trustee or the Trust Fund). In addition, this Agreement may be amended from time to time by the Seller, the Depositor, the Servicer and the Trustee without the consent of any of the Certificateholders to comply with the provisions of Regulation AB.

     In addition, this Agreement may be amended from time to time by the Seller, the Depositor, the Servicer and the Trustee, with the consent of the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates which are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a 66 2/3% Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agencies.

     Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel (at the expense of the Person seeking such amendment) stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

     The Trustee shall not enter into any amendment to this Agreement unless (i) it receives an Officer's Certificate from the Depositor indicating that such amendment will not have a materially adverse effect on the Swap Counterparty or
(ii) it obtains the written consent of the Swap Counterparty.

     Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by (and at the expense of) the Person seeking such Amendment, to the effect that such amendment is permitted hereunder and will not result in the imposition of a tax on any REMIC constituting part of the Trust Fund pursuant to the REMIC Provisions or cause any REMIC constituting part of the Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof.

     Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is the Seller or the Servicer (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Servicer and each Rating Agency.

     It shall not be necessary for the consent of Certificateholders under this
Section 11.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     Notwithstanding anything to the contrary in this Section 11.01, the Trustee, the Seller and the Servicer shall reasonably cooperate with the Depositor and its counsel to enter into such amendments or modifications to the Agreement as may be necessary to comply with Regulation AB and any interpretation thereof by the Securities and Exchange Commission.
Notwithstanding the foregoing, none of the Seller, the Servicer and the Trustee shall be obligated to enter into any amendment pursuant to this paragraph that adversely affects its obligations and immunities under this Agreement.

     Section 11.02 Recordation of Agreement; Counterparts.

     To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Trust, but only upon direction of Certificateholders, accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     Section 11.03 Limitation on Rights of Certificateholders.

     The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as herein provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03 each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 11.04 Governing Law; Jurisdiction.

     This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

     Section 11.05 Notices.

     All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of the Seller, Credit-Based Asset Servicing and Securitization LLC, 335 Madison Avenue, 19th Floor, New York, New York 10017, Attention: Director - Mortgage Finance (telecopy number (212) 850-7760), or such other address or telecopy number as may hereafter be furnished to the Depositor and the Trustee in writing by the Seller, (b) in the case of the Trustee, LaSalle Bank National Association, 135 S. LaSalle Street, Suite 1511, Chicago, IL 60603, Attention:
Global Securities and Trust Services - C-BASS-2007-CB4, or such other address as may hereafter be furnished to the Depositor, the Seller and the Servicer in writing by the Trustee, (c) in the case of the Depositor, Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080, Attention: Asset-Backed Finance, or such other address as may be furnished to the Seller, the Servicer and the Trustee in writing by the Depositor, and (d) in the case of the Servicer, Litton Loan Servicing LP, 4828 Loop Central Drive, Houston, Texas 77081, Attention: Janice McClure, or such other address as may be furnished to the Seller, the Depositor and the Trustee in writing by the Servicer. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Servicer Event of Termination shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

     Section 11.06 Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     Section 11.07 Article and Section References.

     All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

     Section 11.08 Notice to the Rating Agencies.

     Each of the Trustee and the Servicer shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which a Responsible Officer of the Trustee or the Servicer, as the case may be, has actual knowledge:

               (i) any material change or amendment to this Agreement;

               (ii) the occurrence of any Servicer Event of Termination that has not been cured or waived;

               (iii) the resignation or termination of the Servicer or the Trustee;

               (iv) the final payment to Holders of the Certificates of any Class;

               (v) any change in the location of any Account; and

               (vi) if the Trustee is acting as successor Servicer pursuant to
Section 7.02 hereof, any event that would result in the inability of the Trustee to make Advances.

               (vii) In addition, the Servicer shall promptly furnish to each Rating Agency copies of the following:

                    (A) each annual statement as to compliance described in
Section 3.19 hereof;

                    (B) each annual independent public accountants' servicing report described in Section 3.20 hereof; and

                    (C) each notice delivered pursuant to Section 7.01(a) hereof which relates to the fact that the Servicer has not made an Advance.

     Any such notice pursuant to this Section 11.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:
Managing Director, Residential Mortgage-Backed Securities; and Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention: Mortgage Surveillance Group.

     Section 11.09 Further Assurances.

     Notwithstanding any other provision of this Agreement, neither the holders of the Regular Certificates nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys' fees) to be incurred in connection therewith.

     Section 11.10 Benefits of Agreement.

     Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement; provided, however, that the Swap Counterparty shall be a third-party beneficiary with respect to the fourth paragraph of Section 11.01.

     Section 11.11 Acts of Certificateholders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and such action shall become effective when such instrument or instruments are delivered to the Trustee, the Seller and the Servicer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section 11.11.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

          (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificate.

     Section 11.12 Compliance with Regulation AB.

     Each of the parties hereto acknowledges and agrees that the purpose of Sections 3.19, 3.20 and 3.29 of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish compliance with Regulation AB, (b) the parties' obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and (c) the parties shall comply with reasonable requests made by the Depositor for delivery of that or different information as the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, provided that such information is available to such party without unreasonable effort or expense and within such timeframe as may be reasonably requested.

                      [SIGNATURE PAGES IMMEDIATELY FOLLOW]

     IN WITNESS WHEREOF, the Seller, the Depositor, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                        MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                           as Depositor


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        CREDIT-BASED ASSET SERVICING AND
                                           SECURITIZATION LLC, as Seller


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        LITTON LOAN SERVICING LP, as Servicer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        LASALLE BANK NATIONAL ASSOCIATION, not
                                           in its individual capacity but solely
                                           as Trustee for the C-BASS Mortgage
                                           Loan Asset-Backed Certificates,
                                           Series 2007-CB4


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT A-1
                   FORM OF THE CLASS A-1[A][B][C] CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

UNTIL THE TERMINATION OF THE SWAP AGREEMENT, EACH TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO REPRESENT (OR IN THE CASE OF A DEFINITIVE CERTIFICATE, SHALL REPRESENT) TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT, AND IS NOT ACTING FOR, ON BEHALF OF OR WITH ANY ASSETS OF, ANY EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR ANY PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) THE TRANSFEREE'S ACQUISITION AND HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE.


                                      A-1-1

                 C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES

                       SERIES 2007-CB4, CLASS A-1[A][B][C]

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one-to four-family first and second lien mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Series 2007-CB4, Class A-1[A][B][C]     Original Class Certificate Principal
                                        Balance of the Class A-1[A][B][C]
                                        Certificates as of the Closing Date:
                                        $[BALANCE]

Pass-Through Rate: Variable(1)

Date of Pooling and Servicing           Initial Certificate Principal Balance:
Agreement and Cut-off Date: April 1,    $[BALANCE]
2007

First Distribution Date: May 25, 2007   Servicer: Litton Loan Servicing LP

No. 1                                   Trustee: LaSalle Bank National
                                        Association

CUSIP: [CUSIP]                          Closing Date: April 27, 2007

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

     This certifies that CEDE & CO. is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class A-1[A][B][C] Certificates) in that certain beneficial ownership interest evidenced by all the Class A-1[A][B][C] Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), Credit-Based Asset Servicing and Securitization LLC (the "Sponsor"), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not

----------
(1) One-Month LIBOR plus [RATE]%, subject to a cap as described in the Agreement


                                      A-1-2
defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered (i) for the Class A, Class M and Class B Certificates, on the Business Day immediately preceding such Distribution Date or (ii) for the Class CE-I, Class CE-2, Class P, Class R or Class R-X Certificates, on the last Business Day of the month immediately preceding such Distribution Date on the Business Day immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-1[A][B][C] Certificates on such Distribution Date pursuant to the Agreement provided, however, that if any Class A-1[A][B][C] Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

     All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-1[A][B][C] Certificates the aggregate Initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

     The Class A-1[A][B][C] Pass-Through Rate on each Distribution Date will be a rate per annum equal to the least of (i) the Class A-1[A][B][C] Pass-Through Rate, (ii) the Class A-1 Net WAC Cap for such Distribution Date and (iii) the Class A-1 Maximum Rate Cap.

     This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-1[A][B][C] Certificates.

     The Class A-1[A][B][C] Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to


                                      A-1-3

Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Sponsor and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Sponsor and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable in fully registered form only without coupons in Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The Depositor, the Servicer, the Trustee, any Paying Agent and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, any Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar, any Paying Agent nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans


                                      A-1-4
and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Servicer assumes responsibility for their correctness.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                      A-1-5

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: April 27, 2007

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned Agreement.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar


                                        By:
                                            ------------------------------------
                                            Authorized Signatory
Date of authentication: April 27, 2007


                                      A-1-6

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - Custodian
                                                                (Cust) (Minor)
TEN ENT - as tenants by the entireties                          under Uniform
                                                                Gifts to Minors
                                                                Act
JT TEN  - as joint tenants with right of                        _______________
          survivorship and not as tenants                           (State)
          in common

     Additional abbreviations may also be used though not in the above list.


                                      A-1-7

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:
       ------------------------------


                                        ----------------------------------------
                                        Signature by or on behalf of assignor


                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________

________________________________________________________________________________

for the account of _____________________________________________, account number

_______________, or, if mailed by check, to ___________________________________.

Applicable statements should be mailed to ______________________________________

This information is provided by _______________________________________________,

the assignee named above, or ____________________________________, as its agent.


                                      A-1-8

                                   EXHIBIT A-2
                   FORM OF CLASS A-2[A][B][C][D] CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

UNTIL THE TERMINATION OF THE SWAP AGREEMENT, EACH TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO REPRESENT (OR IN THE CASE OF A DEFINITIVE CERTIFICATE, SHALL REPRESENT) TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT, AND IS NOT ACTING FOR, ON BEHALF OF OR WITH ANY ASSETS OF, ANY EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR ANY PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) THE TRANSFEREE'S ACQUISITION AND HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE.


                                      A-2-1

                 C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES

                     SERIES 2007-CB4, CLASS A-2[A][B][C][D]

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Series 2007-CB4,                        Original Class Certificate Principal
Class A-2[A][B][C][D]                   Balance of the Class A-2[A][B][C][D]
                                        Certificates as of the Closing Date:
                                        $[BALANCE]

Pass-Through Rate: [RATE]%(2)

Date of Pooling and Servicing           Initial Certificate Principal Balance:
Agreement and Cut-off Date: April 1,    $[BALANCE]
2007

First Distribution Date: May 25, 2007   Servicer: Litton Loan Servicing LP

No. 1                                   Trustee: LaSalle Bank National
                                        Association

CUSIP: [CUSIP]                          Closing Date: April 27, 2007

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

     This certifies that CEDE & CO. is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class A-2[A][B][C][D] Certificates) in that certain beneficial ownership interest evidenced by all the Class A-2[A][B][C][D] Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), Credit-Based Asset Servicing and Securitization LLC (the "Sponsor"), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the

----------
(2)  Subject to a cap as described in the Agreement.


                                      A-2-2

Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered (i) for the Class A, Class M and Class B Certificates, on the Business Day immediately preceding such Distribution Date or (ii) for the Class CE-I, Class CE-2, Class P, Class R or Class R-X Certificates, on the last Business Day of the month immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-2[A][B][C][D] Certificates on such Distribution Date pursuant to the Agreement provided, however, that if any Class A-2[A][B][C][D] Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

     All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-2[A][B][C][D] Certificates the aggregate Initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

     The Class A-2[A][B][C][D] Pass-Through Rate on each Distribution Date will be a rate per annum equal to the least of (i) the Class A-2[A][B][C][D] Pass-Through Rate and (ii) the Class A-2 Net WAC Cap for such Distribution Date.

     This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-2[A][B][C][D] Certificates.

     The Class A-2[A][B][C][D] Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.


                                      A-2-3

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Sponsor and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Sponsor and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable in fully registered form only without coupons in Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The Depositor, the Servicer, the Trustee, any Paying Agent and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, any Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar, any Paying Agent nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as


                                      A-2-4
provided in the Agreement. The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Servicer assumes responsibility for their correctness.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                      A-2-5

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: April 27, 2007


                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned Agreement.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar


                                        By:
                                            ------------------------------------
                                            Authorized Signatory
Date of authentication: April 27, 2007


                                      A-2-6

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - Custodian
                                                                (Cust) (Minor)
TEN ENT - as tenants by the entireties                          under Uniform
                                                                Gifts to Minors
                                                                Act
JT TEN  - as joint tenants with right of                        ________________
          survivorship and not as tenants                           (State)
          in common

     Additional abbreviations may also be used though not in the above list.


                                      A-2-7

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:
       ------------------------------


                                        ----------------------------------------
                                        Signature by or on behalf of assignor


                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________

________________________________________________________________________________

for the account of _____________________________________________, account number

_____________, or, if mailed by check, to _____________________________________.

Applicable statements should be mailed to ______________________________________

This information is provided by _______________________________________________,

the assignee named above, or ____________________________________, as its agent.


                                      A-2-8

                                   EXHIBIT A-3
                 FORM OF CLASS M-[1][2][3][4][5][6] CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE AND CERTAIN OTHER PROPERTY.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUSTEE WITH (A) A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60 AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60 OR (C) SOLELY IN THE CASE OF A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, AND UPON WHICH THE TRUSTEE SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL


                                      A-3-1

NOT SUBJECT THE TRUSTEE, THE SERVICER OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE SERVICER OR THE DEPOSITOR.


                                      A-3-2

                 C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES

                   SERIES 2007-CB4, CLASS M-[1][2][3][4][5][6]

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Series 2007-CB4,                        Original Class Certificate Principal
Class M-[1][2][3][4][5][6]              Balance of the Class
                                        M-[1][2][3][4][5][6] Certificates as of
                                        the Closing Date: $[BALANCE]

Pass-Through Rate: Variable(3)

Date of Pooling and Servicing           Initial Certificate Principal Balance:
Agreement and Cut-off Date: April 1,    $[BALANCE]
2007

First Distribution Date: May 25, 2007   Servicer: Litton Loan Servicing LP

No. 1                                   Trustee: LaSalle Bank National
                                        Association

CUSIP: [CUSIP]                          Closing Date: April 27, 2007

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUSTEE AND THE DEPOSITOR WITH (A) A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-

----------
(3) One-Month LIBOR plus [RATE]%, subject to a cap as described in the Agreement.


                                      A-3-3

QUALIFYING UNDERWRITING, A REPRESENTATION THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60 AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60 OR (C) SOLELY IN THE CASE OF A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, AND UPON WHICH THE TRUSTEE SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICER OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE POOLING AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE SERVICER OR THE DEPOSITOR.

     This certifies that CEDE & CO. is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-[1][2][3][4][5][6] Certificates) in that certain beneficial ownership interest evidenced by all the Class M-[1][2][3][4][5][6] Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), Credit-Based Asset Servicing and Securitization LLC (the "Sponsor"), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered (i) for the Class A, Class M and Class B Certificates, on the Business Day immediately preceding such Distribution Date or (ii) for the Class CE-I, Class CE-2, Class P, Class R or Class R-X Certificates, on the last Business Day of the month immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-[1][2][3][4][5][6] Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class M-[1][2][3][4][5][6] Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.


                                      A-3-4

     All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-[1][2][3][4][5][6] Certificates the aggregate Initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

     The Class M-[1][2][3][4][5][6] Pass-Through Rate on each Distribution Date will be a rate per annum equal to the least of (i) the Class
M-[1][2][3][4][5][6] Pass-Through Rate, (ii) the Subordinate Net WAC Cap for such Distribution Date and (iii) the Subordinate Maximum Rate Cap.

     This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-[1][2][3][4][5][6] Certificates.

     The Class M-[1][2][3][4][5][6] Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

     This Certificate is subordinated in right of payment to the Class A Certificates as described in the Agreement.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Sponsor and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Sponsor and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as


                                      A-3-5
provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable in fully registered form only without coupons in Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The Depositor, the Servicer, the Trustee, any Paying Agent and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, any Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar, any Paying Agent nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Servicer assumes responsibility for their correctness.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                      A-3-6

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: April 27, 2007

                                        LASALLE BANK NATIONAL ASSOCIATION
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned Agreement.

                                        LASALLE BANK NATIONAL ASSOCIATION
                                        as Certificate Registrar


                                        By:
                                            ------------------------------------
                                             Authorized Signatory

Date of authentication: April 27, 2007


                                      A-3-7

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - Custodian
                                                                (Cust)(Minor)
TEN ENT - as tenants by the entireties                          under Uniform
                                                                Gifts to Minors
                                                                Act
JT TEN  - as joint tenants with right                           _______________
          of survivorship and not as                             (State)
          tenants in common

     Additional abbreviations may also be used though not in the above list.


                                      A-3-8

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

     a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:
       -----------------------------


                                        ----------------------------------------
                                        Signature by or on behalf of assignor


                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________________
________________________________________________________________________ for the
account of _____________________________________, account number ______________, or, if mailed by check, to ______________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or __________________________________________________,
as its agent.


                                      A-3-9

                                   EXHIBIT B-1
                    FORM OF CLASS B-[1][2][3][4] CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE AND CERTAIN OTHER PROPERTY.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUSTEE WITH (A) A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60 AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60 OR (C) SOLELY IN THE CASE OF A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, AND UPON WHICH THE TRUSTEE SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL


                                      B-1-1

NOT SUBJECT THE TRUSTEE, THE SERVICER OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE SERVICER OR THE DEPOSITOR.


                                      B-1-2

                 C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES

                      SERIES 2007-CB4, CLASS B-[1][2][3][4]

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Series 2007-CB4, Class B-[1][2][3][4]   Original Class Certificate Principal
                                        Balance of the Class B-[1][2][3][4]
                                        Certificates as of the Closing Date:
                                        $[BALANCE]
Pass-Through Rate: Variable(1)

Date of Pooling and Servicing           Initial Certificate Principal Balance:
Agreement and                           $[BALANCE]
Cut-off Date: April 1, 2007
First Distribution Date: May 25, 2007   Servicer: Litton Loan Servicing LP

No. 1                                   Trustee: LaSalle Bank National
                                        Association

CUSIP: [CUSIP]                          Closing Date: April 27, 2007

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUSTEE AND THE DEPOSITOR WITH (A) A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-

----------
(1) One-Month LIBOR plus [RATE]%, subject to a cap as described in the Agreement


                                      B-1-3

QUALIFYING UNDERWRITING, A REPRESENTATION THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60 AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60 OR (C) SOLELY IN THE CASE OF A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, AND UPON WHICH THE TRUSTEE SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICER OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE POOLING AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE SERVICER OR THE DEPOSITOR.

     This certifies that CEDE & CO. is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class B-[1][2][3][4] Certificates) in that certain beneficial ownership interest evidenced by all the Class B-[1][2][3][4] Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), Credit-Based Asset Servicing and Securitization LLC (the "Sponsor"), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered (i) for the Class A, Class M and B Certificates, on the Business Day immediately preceding such Distribution Date or (ii) for the Class CE-I, Class CE-2, Class P, Class R or Class R-X Certificates, on the last Business Day of the month immediately preceding such Distribution Date (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-[1][2][3][4] Certificates on such Distribution Date pursuant to the Agreement; provided, however, that if any Class B-[1][2][3][4] Certificate becomes a Definitive Certificate, the Record Date for such Certificate will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.


                                      B-1-4

     All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class B-[1][2][3][4] Certificates the aggregate Initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

     The Class B-[1][2][3][4] Pass-Through Rate on each Distribution Date will be a rate per annum equal to the least of (i) the Class B-[1][2][3][4] Pass-Through Rate, (ii) the Subordinate Net WAC Cap for such Distribution Date and (iii) the Subordinate Maximum Rate Cap.

     This Certificate is one of a duly authorized issue of Certificates designated as C-BASS Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class B-[1][2][3][4] Certificates.

     The Class B-[1][2][3][4] Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

     This Certificate is subordinated in right of payment to the Class A and Class M Certificates as described in the Agreement.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Sponsor and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Sponsor and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form


                                      B-1-5
below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable in fully registered form only without coupons in Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The Depositor, the Servicer, the Trustee, any Paying Agent and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, any Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar, any Paying Agent nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Servicer assumes responsibility for their correctness.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                      B-1-6

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: April 27, 2007

                                        LASALLE BANK NATIONAL ASSOCIATION
                                           as Trustee


                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                         CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned Agreement.

                                        LASALLE BANK NATIONAL ASSOCIATION
                                        as Certificate Registrar


                                        By:
                                            ------------------------------------
                                                    Authorized Signatory

Date of authentication: April 27, 2007


                                      B-1-7

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        ___________________
          of survivorship and not as                               (State)
          tenants in common

     Additional abbreviations may also be used though not in the above list.


                                      B-1-8

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:
       ------------------------------


                                        ----------------------------------------
                                        Signature by or on behalf of assignor


                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:
Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________

________________________________________________________________________________

________________________________________________________________________ for the

account of _____________________________________, account number ______________,

or, if mailed by check, to ______________________________________________.

Applicable statements should be mailed to ______________________________________

This information is provided by _______________________________________________,

the assignee named above, or __________________________________________________,
as its agent.


                                      B-1-9

                                   EXHIBIT B-2
                      FORM OF CLASS B-5 (144A) CERTIFICATES

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC. ("MLMI"), THE TRUSTEE OR THE SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY MLMI, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT OR (B) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, SUBJECT TO THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE POOLING AND SERVICING AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUSTEE WITH (A) A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME


                                      B-2-1

SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60 AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60 OR (C) SOLELY IN THE CASE OF A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, AND UPON WHICH THE TRUSTEE SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICER OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE SERVICER OR THE DEPOSITOR.


                                      B-2-2

                 C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES
                           SERIES 2007-CB4, CLASS B-5

                                   (RULE 144A)

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Series 2007-CB4, Class B-5              Original Class Certificate Principal
                                        Balance of the Class B-5 Certificates as of the Closing
                                        Date: $[BALANCE]

Pass-Through Rate: [RATE]%(1)

Date of Pooling and Servicing           Initial Certificate Principal Balance:
Agreement and Cut-off                   $[BALANCE]
Date: April 1, 2007

First Distribution Date: May 25, 2007   Servicer: Litton Loan Servicing LP

No. 1                                   Trustee: LaSalle Bank National
                                        Association

CUSIP: [CUSIP]                          Closing Date: April 27, 2007

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

     This certifies that CEDE & CO. is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class B-5 Certificates) in that certain beneficial ownership interest evidenced by all the Class B-5 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), Credit-Based Asset Servicing and Securitization LLC (the "Sponsor"), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to

----------
(1)  Subject to a cap as described in the Agreement.


                                      B-2-3
the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-5 Certificates on such Distribution Date pursuant to the Agreement.

     All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class B-5 Certificates the aggregate Initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates designated as C-Bass Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class B-5 Certificates.

     The Class B-5 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

     This Certificate is subordinated in right of payment to the Class A, Class M, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates as described in the Agreement.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Sponsor and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Sponsor and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.


                                      B-2-4

The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable in fully registered form only without coupons in Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification
(i) the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee shall each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, and (ii) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, the Depositor and the Certificate Registrar may require an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Each Person who acquires this Certificate or an interest therein shall be deemed to have made the representations required by the representation letter referred to in this paragraph, unless such Person shall have provided such representation letter referred to in this paragraph to the Certificate Registrar.

     No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.


                                      B-2-5

     The Depositor, the Servicer, the Trustee, any Paying Agent and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, any Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar, any Paying Agent nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Servicer assumes responsibility for their correctness.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                      B-2-6

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: April 27, 2007

                                        LaSalle Bank National Association
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Officer

                       CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned Agreement.

                                        LaSalle Bank National Association
                                        as Certificate Registrar


                                        By:
                                            ------------------------------------
                                            Authorized Signatory
Date of authentication: April 27, 2007


                                   B-2-7

                               ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - Custodian
                                                                (Cust) (Minor)
TEN ENT - as tenants by the entireties                          under Uniform
                                                                Gifts to Minors
JT TEN  - as joint tenants with right of                        Act
          survivorship and not as                               _______________
          tenants in common                                         (State)

     Additional abbreviations may also be used though not in the above list.


                                      B-2-8

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:
       ---------------


                                        ----------------------------------------
                                        Signature by or on behalf of assignor


                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________

________________________________________________________________________ for the

account of ______________________, account number _______________, or, if mailed by check, to _______________________________________________________________.

Applicable statements should be mailed to _____________________________________

This information is provided by _______________________________________________

__________, the assignee named above, or ______________________________________

____________, as its agent.


                                      B-2-9

                                   EXHIBIT B-3
                  FORM OF CLASS B-5 CERTIFICATES (REGULATION S)

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC. ("MLMI"), THE TRUSTEE OR THE SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY MLMI, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES (AS DEFINED IN RULES 901 THROUGH 905 OF THE 1933 ACT ("REGULATION S")) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION
S), IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES (A) THAT, UNTIL THE EXPIRATION OF THE APPLICABLE "DISTRIBUTION COMPLIANCE PERIOD" WITHIN THE MEANING OF REGULATION S, ANY OFFER, SALE, PLEDGE OR OTHER TRANSFER OF THIS CERTIFICATE SHALL NOT BE MADE IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON (EACH AS DEFINED IN REGULATION S) AND (B) TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS CERTIFICATE WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (EACH AS DEFINED IN REGULATION S) ONLY (1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT OR (2) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT


                                      B-3-1

THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, SUBJECT TO THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE POOLING AND SERVICING AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUSTEE WITH (A) A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60 AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60 OR (C) SOLELY IN THE CASE OF A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, AND UPON WHICH THE TRUSTEE SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICER OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE SERVICER OR THE DEPOSITOR.


                                      B-3-2

                 C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES
                           SERIES 2007-CB4, CLASS B-5

                                 (REGULATION S)

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Series 2007-CB4, Class B-5              Original Class Certificate Principal
                                        Balance of the Class B-5 Certificates as of the Closing Date: $[BALANCE]

Pass-Through Rate: [RATE]%(1)

Date of Pooling and Servicing           Initial Certificate Principal Balance:
Agreement and Cut-off Date: April 1,    $0
2007

First Distribution Date: May 25, 2007   Servicer: Litton Loan Servicing LP

No. 1                                   Trustee: LaSalle Bank National
                                        Association

CUSIP: [CUSIP]                          Closing Date: April 27, 2007

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

     This certifies that CEDE & CO. is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class B-5 Certificates) in that certain beneficial ownership interest evidenced by all the Class B-5 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), Credit-Based Asset Servicing and Securitization LLC (the "Sponsor"), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to

----------
(1)  Subject to a cap as described in the Agreement.


                                      B-3-3
the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-5 Certificates on such Distribution Date pursuant to the Agreement.

     All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class B-5 Certificates the aggregate Initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates designated as C-Bass Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class B-5 Certificates.

     The Class B-5 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

     This Certificate is subordinated in right of payment to the Class A, Class M, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates as described in the Agreement.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Sponsor and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Sponsor and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.


                                      B-3-4

The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable in fully registered form only without coupons in Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification
(i) the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee shall each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, and (ii) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, the Depositor and the Certificate Registrar may require an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Each Person who acquires this Certificate or an interest therein shall be deemed to have made the representations required by the representation letter referred to in this paragraph, unless such Person shall have provided such representation letter referred to in this paragraph to the Certificate Registrar.

     No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.


                                      B-3-5

     The Depositor, the Servicer, the Trustee, any Paying Agent and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, any Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar, any Paying Agent nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Servicer assumes responsibility for their correctness.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                      B-3-6

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: April 27, 2007

                                        LaSalle Bank National Association
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned Agreement.

                                        LaSalle Bank National Association
                                        as Certificate Registrar


                                        By:
                                            ------------------------------------
                                            Authorized Signatory

Date of authentication: April 27, 2007


                                      B-3-7

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - Custodian
                                                                (Cust) (Minor)
TEN ENT - as tenants by the entireties                          under Uniform
                                                                Gifts to Minors
                                                                Act
JT TEN  - as joint tenants with right of                        _______________
          survivorship and not as tenants                            (State)
          in common

     Additional abbreviations may also be used though not in the above list.


                                      B-3-8

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:
       ------------------------------


                                        ----------------------------------------
                                        Signature by or on behalf of assignor


                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________

________________________________________________________________________________

for the account of _______________________________, account number ____________,

or, if mailed by check, to ____________________________________________________.

Applicable statements should be mailed to ______________________________________

This information is provided by ________________________________________________

_________, the  assignee named above, or _______________________________________

_________, as its agent.


                                      B-3-9

                                   EXHIBIT C-1
                           FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN MULTIPLE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CLASS R CERTIFICATE IS SUBORDINATE TO THE OFFERED CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CLASS R CERTIFICATE SHALL BE REGISTERED UNLESS THE TRUSTEE AND THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED A REPRESENTATION FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO
SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO STATE, LOCAL OR OTHER FEDERAL LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN.


                                     C-1-1

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (1) AN AFFIDAVIT TO THE CERTIFICATE REGISTRAR THAT SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(D) OF THE AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CLASS R CERTIFICATE.


                                     C-1-2

                 C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES
                            SERIES 2007-CB4, CLASS R

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Series 2007-CB4, Class R                Servicer: Litton Loan Servicing LP

Date of Pooling and Servicing           Trustee: LaSalle Bank National
Agreement and Cut-off Date:             Association
April 1, 2007

First Distribution Date: May 25, 2007   Closing Date: April 27, 2007

No.1                                    CUSIP: [CUSIP]
                                        ISIN: [ISIN]

Percentage Interest: 100%

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

     This certifies that [OWNER], is the registered owner of a Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class R Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), Credit-Based Asset Servicing and Securitization LLC (the "Sponsor"), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R Certificates on such Distribution Date pursuant to the Agreement.

     All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds


                                     C-1-3
to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates designated as C-Bass Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

     The Class R Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Sponsor and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Sponsor and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.


                                     C-1-4

     No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification
(i) the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee shall each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, and (ii) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, the Depositor and the Certificate Registrar may require an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of a Certificate or any interest therein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans") or any person who is directly or indirectly purchasing the Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

     The Holder of this Certificate, by its acceptance hereof, shall be deemed for all purposes to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause any REMIC provided for in the Trust Agreement to cease to qualify as a REMIC or cause the imposition of a tax upon the Trust.

     No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The Depositor, the Servicer, the Trustee, any Paying Agent and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, any Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar, any Paying Agent nor any such agent shall be affected by notice to the contrary.


                                     C-1-5

     The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

     The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Servicer assumes responsibility for their correctness.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     C-1-6

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: April 27, 2007

                                        LaSalle Bank National Association
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned Agreement.

                                        LaSalle Bank National Association
                                        as Certificate Registrar


                                        By:
                                            ------------------------------------
                                            Authorized Signatory

Date of authentication: April 27, 2007


                                     C-1-7

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - Custodian
                                                                (Cust) (Minor)
TEN ENT - as tenants by the entireties                          under Uniform
                                                                Gifts to Minors
                                                                Act
JT TEN  - as joint tenants with right of                        _______________
          survivorship and not as tenants                           (State)
          in common

     Additional abbreviations may also be used though not in the above list.


                                     C-1-8

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________

Dated:
       ------------------------------


                                        ----------------------------------------
                                        Signature by or on behalf of assignor


                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________________
for the account of ____________________, account number _________, or, if mailed by check, to __________________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by ______________________________________________, the assignee named above, or ___________________________________________, as its
agent.


                                     C-1-9

                                   EXHIBIT C-2

                          FORM OF CLASS R-X CERTIFICATE

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN MULTIPLE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CLASS R-X CERTIFICATE IS SUBORDINATE TO THE OFFERED CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R-X CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R-X CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CLASS R-X CERTIFICATE SHALL BE REGISTERED UNLESS THE TRUSTEE AND THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED A REPRESENTATION FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO
SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO STATE, LOCAL OR OTHER FEDERAL LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-X CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED


                                     C-2-1

TRANSFEREE PROVIDES (1) AN AFFIDAVIT TO THE CERTIFICATE REGISTRAR THAT SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES
(A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-X CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-X CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(D) OF THE AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CLASS R-X CERTIFICATE.


                                     C-2-2

                 C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES
                           SERIES 2007-CB4, CLASS R-X

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first and second lien mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Series 2007-CB4, Class R-X              Servicer: Litton Loan Servicing LP

Date of Pooling and Servicing           Trustee: LaSalle Bank National
Agreement and Cut-off Date:             Association
April 1, 2007

First Distribution Date: May 25, 2007   Closing Date: April 27, 2007

No. 1                                   CUSIP: [CUSIP]
                                        ISIN: [ISIN]

Percentage Interest: 100%

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

     This certifies that [OWNER] is the registered owner of a Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class R-X Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), Credit-Based Asset Servicing and Securitization LLC (the "Sponsor"), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R-X Certificates on such Distribution Date pursuant to the Agreement.

     All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds


                                     C-2-3
to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R-X Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates designated as C-Bass Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

     The Class R-X Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Sponsor and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Sponsor and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.


                                     C-2-4

     No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification
(i) the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee shall each execute a representation letter in the form described by the Agreement certifying to the Certificate Registrar the facts surrounding the transfer, and (ii) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, the Depositor and the Certificate Registrar may require an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of a Certificate or any interest therein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans") or any person who is directly or indirectly purchasing the Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

     The Holder of this Certificate, by its acceptance hereof, shall be deemed for all purposes to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause any REMIC provided for in the Trust Agreement to cease to qualify as a REMIC or cause the imposition of a tax upon the Trust.

     No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The Depositor, the Servicer, the Trustee, any Paying Agent and the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee, any Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar, any Paying Agent nor any such agent shall be affected by notice to the contrary.


                                     C-2-5

     The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Servicer assumes responsibility for their correctness.

     The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Servicer assumes responsibility for their correctness.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     C-2-6

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: April 27, 2007

                                        LaSalle Bank National Association
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned Agreement.

                                        LaSalle Bank National Association
                                        as Certificate Registrar


                                        By:
                                            ------------------------------------
                                            Authorized Signatory

Date of authentication: April 27, 2007


                                     C-2-7

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - Custodian
                                                                (Cust) (Minor)
TEN ENT - as tenants by the entireties                          under Uniform
                                                                Gifts to Minors
                                                                Act
JT TEN  - as joint tenants with right of                        _______________
          survivorship and not as tenants                           (State)
          in common

     Additional abbreviations may also be used though not in the above list.


                                     C-2-8

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within asset-backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:
       ------------------------------


                                        ----------------------------------------
                                        Signature by or on behalf of assignor


                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
________________________________________________________________________ for the
account of _________________________, account number _________________, or, if mailed by check, to ___________________________________________________________.
Applicable statements should be mailed to _____________________________________
This information is provided by ________________________________________________
________________, the assignee named above, or ________________________________
______________________, as its agent.


                                     C-2-9

                                   EXHIBIT C-3
                          FORM OF CLASS P CERTIFICATES

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRUSTEE OR THE SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THIS CLASS P CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUSTEE WITH (A) A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60 AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60 OR (C) SOLELY IN THE CASE OF A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, AND UPON WHICH THE TRUSTEE SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICER OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE POOLING AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE SERVICER OR THE DEPOSITOR.


                                     C-3-1

                 C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES

                      SERIES 2007-CB4, CLASS P CERTIFICATE

Series 2007-CB4, Class P                Servicer: Litton Loan Servicing LP

Pass-Through Rate: Variable(1)

Date of Pooling and Servicing           Trustee: LaSalle Bank National
Agreement and Cut-off Date:             Association
April 1, 2007

First Distribution Date: May 25, 2007   Closing Date: April 27, 2007

No. 1                                   CUSIP: [CUSIP]

Percentage Interest: 100%

----------
(1)  Subject to a cap as described in the Agreement.


                                     C-3-2

                 C-BASS MORTGAGE LOAN ASSET BACKED CERTIFICATES,
                      SERIES 2007-CB4, CLASS P CERTIFICATES

evidencing an ownership interest in distributions allocable to the Class P Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

This certifies that [OWNER] is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class P Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Litton Loan Servicing LP (the "Servicer") and are secured by first or second-lien mortgages on the Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of April 1, 2007, among the Depositor, the Servicer, Credit-Based Asset Servicing and Securitization and LaSalle Bank National Association ("LB"), as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

This Certificate is one of a duly authorized issue of Certificates, designated as C-Bass Mortgage Loan Asset Backed Certificates, Series 2007-CB4, Class P (the "Class P Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

The Class A Certificates, the Class M Certificates, the Class B Certificates, the Class P Certificates, the Class CE-1 Certificates, Class CE-2 Certificates, Class R Certificates, Class R-X Certificates are collectively referred to herein as the "Certificates."

Pursuant to the terms of the Agreement, the Trustee will distribute from funds in the Certificate Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 2007. Such distributions will be made to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made, if such last day is not a Business Day, the Business Day immediately preceding such last day.

Distributions on this Certificate will be made either by check mailed to the address of the person entitled to distributions as it appears on the Certificate Register or, in the case of any certificateholder that has so notified the Trustee in writing in accordance with the Agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of this Certificate at the office of the Trustee or such other address designated in writing by the Trustee. On each Distribution Date, a holder of this Certificate will receive such


                                     C-3-3
holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates.

The Trustee will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Trustee, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, for that purpose and specified in such notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

This Certificate is one of a duly authorized issue of Certificates, designated as Merrill Lynch Mortgage Investors Trust Mortgage Loan Asset-Backed Certificates, Series 2007-CB4, issued in one or more Classes of Class A Certificates, Class M Certificates, Class B Certificates, Class P Certificates, Class CE-1 Certificates, Class CE-2 Certificates, Class R Certificates and Class R-X Certificate, each evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor nor the Trustee will be affected by notice to the contrary.


                                     C-3-4

The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

The Agreement may also be amended from time to time by the Depositor, the Servicer the Trustee, with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or
(iii) change the percentage specified in clause (ii) of the third paragraph of
Section 10.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

For federal income tax purposes, the Trust Fund will include multiple "real estate mortgage investment conduits" (each, a "REMIC"). The REMIC Regular Interests will represent "regular interests" in one of the REMICs included in the Trust Fund. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

The obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement shall terminate upon the earlier of (a) the exercise by the Trustee of an Optional Termination; and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and
(ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.


                                     C-3-5

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: April 27, 2007

                                        LaSalle Bank National Association
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned Agreement.

                                        LaSalle Bank National Association
                                        as Certificate Registrar


                                        By:
                                            ------------------------------------
                                            Authorized Signatory

Date of authentication: April 27, 2007


                                     C-3-6

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

     (PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

________________________________________________________________________________

(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________

________________________________________________________________________________

the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint

____________________________________, Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:
       ------------------------------


-------------------------------------
(Signature guaranty)                    NOTICE: The signature to this assignment
                                        must correspond with the name as it
                                        appears upon the face of the within
                                        Certificate in every particular, without alteration or enlargement or any change whatever.

     (*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)


                                     C-3-7

                                   EXHIBIT C-4
                      FORM OF CLASS CE-[1][2] CERTIFICATES

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A GRANTOR TRUST THAT HOLDS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND IS TREATED AS HAVING ENTERED INTO CERTAIN NOTIONAL PRINCIPAL CONTRACTS.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRUSTEE OR THE SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THIS CLASS CE-[1][2] CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUSTEE WITH (A) A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60 AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60 OR (C) SOLELY IN THE CASE OF A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, AND UPON WHICH THE TRUSTEE SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A


                                     C-4-1

VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICER OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE POOLING AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE SERVICER OR THE DEPOSITOR.

     FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

                 C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES

                  SERIES 2007-CB4, CLASS CE-[1][2] CERTIFICATE

Series 2007-CB4, Class CE-[1][2]        Servicer: Litton Loan Servicing LP

Pass-Through Rate: Variable(1)

Date of Pooling and Servicing           Trustee: LaSalle Bank National
Agreement and Cut-off Date: April 1,    Association
2007

First Distribution Date: May 25, 2007   Closing Date: April 27, 2007

No. 1                                   CUSIP: [CUSIP]

Percentage Interest: 100%

----------
(1)  Subject to a cap as described in the Agreement.


                                     C-4-2

                 C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 SERIES 2007-CB4

evidencing an ownership interest in distributions allocable to the Class CE-[1][2] Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

This certifies that Merrill Lynch, Pierce, Fenner & Smith Incorporated, is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class CE-[1][2] Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Litton Loan Servicing LLP (the "Servicer") and are secured by first or second-lien mortgages on the Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of April 1, 2007, among the Depositor, the Servicer, Credit-Based Asset Servicing and Securitization LLC and LaSalle Bank National Association ("LB"), as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

This Certificate is one of a duly authorized issue of Certificates, designated as Merrill Lynch Mortgage Investors Trust Mortgage Loan Asset-Backed Certificates, Series 2007-CB4, Class CE-[1][2] (the "Class CE-[1][2] Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

The Class A Certificates, the Class M Certificates, the Class B Certificates, the Class P Certificates, the Class CE-1 Certificates, Class CE-2 Certificates, the Class R Certificates and the Class R-X Certificates are collectively referred to herein as the "Certificates."

Pursuant to the terms of the Agreement, the Trustee will distribute from funds in the Certificate Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in May 2007. Such distributions will be made to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made, if such last day is not a Business Day, the Business Day immediately preceding such last day.

Distributions on this Certificate will be made either by check mailed to the address of the person entitled to distributions as it appears on the Certificate Register or, in the case of any certificateholder that has so notified the Trustee in writing in accordance with the Agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of this Certificate at the office of the Trustee or such other address designated in


                                     C-4-3
writing by the Trustee. On each Distribution Date, a holder of this Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates.

The Trustee will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Trustee, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, for that purpose and specified in such notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

This Certificate is one of a duly authorized issue of Certificates, designated as Merrill Lynch Mortgage Investors Trust Mortgage Loan Asset-Backed Certificates, Series 2007-CB4, issued in one or more Classes of Class A Certificates, Class M Certificates, Class B Certificates, Class P Certificates, Class CE-[1][2] Certificates, Class CE-2 Certificates, Class R Certificates, and Class R-X Certificates each evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

Following the initial issuance of the Certificates, the principal balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current principal balance by inquiry of the Trustee.

The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor and the Trustee may treat


                                     C-4-4
the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor nor the Trustee will be affected by notice to the contrary.

The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Sponsor and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Sponsor and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

For federal income tax purposes, the Trust Fund will include multiple "real estate mortgage investment conduits" (each, a "REMIC"). The REMIC Regular Interests will represent "regular interests" in one of the REMICs included in the Trust Fund. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

The obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement shall terminate upon the earlier of (a) the exercise by the Trustee of an Optional Termination; and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and
(ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: April 27, 2007

                                        LaSalle Bank National Association
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Officer


                                     C-4-5

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned Agreement.

                                        LaSalle Bank National Association
                                        as Certificate Registrar


                                        By:
                                            ------------------------------------
                                            Authorized Signatory

Date of authentication: April 27, 2007


                                     C-4-6

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

     (PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________

________________________________________________________________________________

the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint

____________________________________ Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:
       ------------------------------


-------------------------------------
(Signature guaranty)                    NOTICE: The signature to this assignment
                                        must correspond with the name as it
                                        appears upon the face of the within
                                        Certificate in every particular, without alteration or enlargement or any change whatever.

     (*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)


                                      C-4-7

                                   EXHIBIT D-1

                             MORTGAGE LOAN SCHEDULE

                             [INTENTIONALLY OMITTED]


                                      D-1-1

                                   EXHIBIT D-2

                         GROUP I MORTGAGE LOAN SCHEDULE

                             [INTENTIONALLY OMITTED]


                                      D-2-1

                                   EXHIBIT D-3

                         GROUP II MORTGAGE LOAN SCHEDULE

                             [INTENTIONALLY OMITTED]


                                      D-3-1

                                    EXHIBIT E

                    FORM OF REQUEST FOR RELEASE OF DOCUMENTS

     To: The Bank of New York
         101 Barclay Street, 4W
         New York, New York 10286
         [and/or its designee]

     Cc: LaSalle Bank National Association
         135 S. LaSalle Street, Suite 1511
         Chicago, IL 60603
         Attn: Global Securities and Trust Services Group, C-BASS 2007-CB4

Re: Pooling and Servicing Agreement dated as of April 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, Credit-Based Asset Servicing and Securitization LLC, as sponsor, LaSalle Bank National Association, as trustee, and Litton Loan Servicing LP, as servicer, relating to C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB4

     In connection with the administration of the Mortgage Loans held by you, as Custodian, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_______ 1. Mortgage Paid in Full

_______ 2. Foreclosure

_______ 3. Substitution

_______ 4. Other Liquidation (Repurchases, etc.)

_______ 5. Nonliquidation

Address to which the Custodian should deliver the Mortgage File:


                                        By:
                                            ------------------------------------
                                            (authorized signer)

                                        Address:
                                                 -------------------------------
                                        Date:
                                              ----------------------------------

If box 1 or 2 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

If box 3, 4, 5 or 6 above is checked, upon our return of all of the above documents to you as Custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form.

Please acknowledge the execution of the above request by your signature and date below:

The Bank of New York, as Custodian


By:
    ---------------------------------   ----------------------------------------
    Signature                           Date


Documents returned to Custodian:


By:
    ---------------------------------   ----------------------------------------
    Signature                           Date

                                   EXHIBIT F-1

                    FORM OF CUSTODIAN'S INITIAL CERTIFICATION

                                     [Date]

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center, 10th Floor
New York, New York 10080

Litton Loan Servicing LP
4828 Loop Central Drive
Houston, Texas 77081

LaSalle Bank National Association
135 S. LaSalle Street, Suite 1511
Chicago, IL 60603
Attn: Global Securities and Trust Services Group, C-BASS 2007-CB4
      [and/or its designee]

     Re: Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of April 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, Credit-Based Asset Servicing and Securitization LLC, as sponsor, Litton Loan Servicing LP, as servicer, and LaSalle Bank National Association, as trustee, with respect to C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB4

Ladies and Gentlemen:

     In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it received the documents listed in Section 2.01 of the Pooling and Servicing Agreement for each Mortgage File pertaining to each Mortgage Loan listed on Exhibit D-1 to the Pooling and Servicing Agreement, subject to any exceptions noted on Schedule I hereto.

     Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is subject in all respects to the terms of Section
2.02 of the Pooling and Servicing Agreement and the Pooling and Servicing Agreement sections cross-referenced therein.

                                        THE BANK OF NEW YORK,
                                        as Custodian


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                      F-1-1

                                   EXHIBIT F-2

                     FORM OF CUSTODIAN'S FINAL CERTIFICATION

                                     [Date]

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center, 10th Floor
New York, New York 10080

Litton Loan Servicing LP
4828 Loop Central Drive
Houston, Texas 77081

LaSalle Bank National Association
135 S. LaSalle Street, Suite 1511
Chicago, IL 60603
Attn: Global Securities and Trust Services Group, C-BASS 2007-CB4
      [and/or its designee]

Re: Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of April 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, Credit-Based Asset Servicing and Securitization LLC, as sponsor, Litton Loan Servicing LP, as servicer, and LaSalle Bank National Association, as Trustee, with respect to C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB4

Ladies and Gentlemen:

     In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it has received the applicable documents listed in
Section 2.01 of the Pooling and Servicing Agreement.

     The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Mortgage Loan Schedule is correct.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement.

                                        THE BANK OF NEW YORK,
                                        as Custodian


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                      F-2-1

                                   EXHIBIT F-3

                        FORM OF RECEIPT OF MORTGAGE NOTE

                                     [Date]

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center, 10th Floor
New York, New York 10080

     Re:  C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB4

Ladies and Gentlemen:

     Pursuant to Section 2.01 of the Pooling and Servicing Agreement, dated as of April 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, Credit-Based Asset Servicing and Securitization LLC, as sponsor, Litton Loan Servicing LP, as servicer, and LaSalle Bank National Association, as trustee, we hereby acknowledge the receipt of the original Mortgage Note (a copy of which is attached hereto as Exhibit 1) with any exceptions thereto listed on Exhibit 2.

                                        THE BANK OF NEW YORK,
                                        as Custodian


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                      F-3-1

                                    EXHIBIT G

                        MORTGAGE LOAN PURCHASE AGREEMENT

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT H

                           FORM OF LOST NOTE AFFIDAVIT

     Personally appeared before me the undersigned authority to administer oaths, ______________________ who first being duly sworn deposes and says:
Deponent is ______________________ of ______________________________, successor by merger to _________________________________________ ("Seller") and who has
personal knowledge of the facts set out in this affidavit.

     On ___________________, _________________________ did execute and deliver a promissory note in the principal amount of $__________.

     That said note has been misplaced or lost through causes unknown and is presently lost and unavailable after diligent search has been made. Seller's records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and Seller is still owner and holder in due course of said lost note.

     Seller executes this Affidavit for the purpose of inducing LaSalle Bank National Association, as trustee on behalf of C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB4 to accept the transfer of the above described loan from Seller.

     Seller agrees to indemnify and hold harmless LaSalle Bank National Association and Merrill Lynch Mortgage Investors, Inc. for any losses, liabilities, costs and expenses incurred by such parties resulting from the above described promissory note having been lost or misplaced.


                                        By:
                                            ------------------------------------

STATE OF  )
          )   SS:
COUNTY OF )

     On this ____ day of _______ 20__, before me, a Notary Public, in and for said County and State, appeared ________________________, who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

     Witness my hand and Notarial Seal this ____ day of _______ 20__.

My commission expires _______________.

                                    EXHIBIT I

                          FORM OF ERISA REPRESENTATION

                                                                            Date

LaSalle Bank National Association
135 S. LaSalle Street, Suite 1511
Chicago, IL 60603
Attn: Global Securities and Trust Services Group, C-BASS 2007-CB4
      [and/or its designee]

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center, 10th Floor
New York, New York 10080

     Re:  C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB4

Ladies and Gentlemen:

     1. [The undersigned is the ______________________ of (the "Transferee") a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.] [The undersigned, ___________________, is the transferee (the "Transferee").]

     2. The Transferee hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Credit-Based Asset Servicing and Securitization LLC, as sponsor, Litton Loan Servicing LP, as servicer, and LaSalle Bank National Association, as trustee (the "Trustee"), no transfer of the Certificates (other than the Class R and Class R-X Certificates) shall be permitted to be made to any person unless the Depositor and the Certificate Registrar (as defined in the Agreement) have received a certificate from such transferee in the form hereof.

     3. Solely with respect to the ERISA-Restricted Certificates, the Transferee
(i) is not an employee benefit plan or arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law") (collectively, a "Plan"), and is not directly or indirectly acquiring the Certificate for, on behalf of or with any assets of any such Plan, (ii) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is acquiring the Certificate with assets of an "insurance company general account" as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60 and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or
(iii) solely in the case of a Definitive Certificate, will deliver herewith an Opinion of Counsel satisfactory to the Trustee and the Certificate Registrar, and upon which the Trustee and the Certificate Registrar shall be entitled to rely, to the effect that the acquisition and holding of such Certificate by the transferee will not result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Certificate Registrar, the Depositor, the Servicer or the Trustee to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the Certificate Registrar, the Depositor, the Servicer or the Trustee.

     4. Either (i) the transferee of a Certificate that is neither an ERISA-Restricted Certificate nor a Residual Certificate is not, and is not acting for, on behalf of or with any assets of, an employee benefit plan or other arrangement subject to Title I of ERISA or plan subject to Section 4975 of the Code, or (ii) until the termination of the Swap Agreement, the acquisition and holding of such Certificate by such transferee will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.

     Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

     IN WITNESS WHEREOF, the Transferee has executed this certificate.

                                        [Transferee]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT J

                           FORMS OF INVESTMENT LETTERS

                    FORM OF INVESTMENT LETTER [NON-RULE 144A]

                                                                          [DATE]

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center, 10th Floor
New York, New York 10080

LaSalle Bank National Association
135 S. LaSalle Street, Suite 1511
Chicago, IL 60603
Attn: Global Securities and Trust Services Group, C-BASS 2007-CB4
[and/or its designee]

     Re: C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB4

Ladies and Gentlemen:

     In connection with our acquisition of the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB4 (the "Certificates"), we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (e) we agree that the Certificates must be held indefinitely by us and we acknowledge that we are able to bear the economic risk of investment in the Certificates, (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement and (h) we acknowledge that the Certificates will bear a legend setting forth the applicable restrictions on transfer.

                                        Very truly yours,

                                        [NAME OF TRANSFEREE]


                                        By:
                                            ------------------------------------
                                            Authorized Officer

                      FORM OF INVESTMENT LETTER [RULE 144A]

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center, 10th Floor
New York, New York 10080

LaSalle Bank National Association
135 S. LaSalle Street, Suite 1511
Chicago, IL 60603
Attn: Global Securities and Trust Services Group, C-BASS 2007-CB4
[and/or its designee]

     Re: C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB4

Ladies and Gentlemen:

     In connection with our acquisition of the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB4 (the "Certificates"), we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (d) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                        Very truly yours,

                                        [NAME OF TRANSFEREE]


                                        By:
                                            ------------------------------------
                                            Authorized Officer

                                                            ANNEX 1 TO EXHIBIT J

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

     The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

     1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

     2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $_____(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

          ____ Corporation, etc. The Buyer is a corporation (other than a bank savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

          ____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
          (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          ____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          ____ Broker-dealer. The Buyer is a dealer registered pursuant to
          Section 15 of the Securities Exchange Act of 1934.

          ____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

----------
(1) Buyer must own and/or invest on a discretionary basis at least $______ in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $______ in securities.

          ____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

          ____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

          ____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

          ____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

          ____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

     3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

     6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                        Print Name of Buyer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------

                                                            ANNEX 2 TO EXHIBIT J

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]

     The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

     1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

     2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

          ____ The Buyer owned $______ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
          144A).

          ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
          144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

     5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

     6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                        Print Name of Buyer or Adviser


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        IF AN ADVISER:

                                        Print Name of Buyer

                                        Date:
                                              ----------------------------------

                                    EXHIBIT K

                 FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT

         C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2007-CB4

STATE OF ______________________)

_______________________________) ss.:

COUNTY OF _____________________)

     The undersigned, being first duly sworn, deposes and says as follows:

     1. The undersigned is [an officer of] ______________, the proposed Transferee of an Ownership Interest in a [Class R and/or Class R-X Certificates] (the "Residual Certificate") issued pursuant to the Pooling and Servicing Agreement, (the "Agreement"), relating to the above-referenced Certificates, among Merrill Lynch Mortgage Investors, Inc., as depositor, Credit-Based Asset Servicing and Securitization LLC, as sponsor, Litton Loan Servicing LP, as servicer, and LaSalle Bank National Association, as trustee (the "Trustee"). Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

     2. The Transferee is, as of the date hereof, and will be, as of the date of the transfer, a Permitted Transferee. The Transferee is acquiring the Residual Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person who is a Permitted Transferee and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

     3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Residual Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

     4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record Holder of an interest in such entity. The Transferee understands that, other than in the case of an "electing large partnership" under Section 775 of the Code, such tax will not be imposed for any period with respect to which the record Holder furnishes to the pass-through entity an affidavit that such record Holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

     5. The Transferee has reviewed the provisions of Section 5.02 of the Agreement and understands the legal consequences of the acquisition of the Residual Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02 of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the transfer to the Transferee contemplated hereby null and void.

     6. The Transferee agrees to require a transfer affidavit in the form of this Affidavit from any Person to whom the Transferee attempts to transfer the Residual Certificate, and in connection with any transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not transfer the Residual Certificate or cause the Residual Certificate to be transferred to any Person that the Transferee knows is not a Permitted Transferee.

     7. The Transferee historically has paid its debts as they have become due.

     8. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Residual Certificate.

     9. The taxpayer identification number of the Transferee's nominee is
___________.

     10. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

     11. The Transferee is aware that the Residual Certificate may be a "noneconomic residual interest" within the meaning of Treasury Regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

     12. The Transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other person.

     13. If the Transferee is purchasing the Residual Certificate in a transfer intended to meet the safe harbor provisions of Treasury Regulations Sections 1.860E-1(c), the Transferee has executed and attached Attachment A hereto.

     14. The Transferee is not an employee benefit plan or arrangement subject to Title I of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any state, local or other federal law substantively similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), and is not directly or indirectly acquiring this Certificate for, on behalf of or with any assets of any such Plan.

                                      * * *

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer this _____ day of ________________, ____.

                                        Print Name of Transferee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

     Personally appeared before me the above-named ____________________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______________________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

     Subscribed and sworn before me this _____ day of _______________________,
____

                                                      NOTARY PUBLIC

                                        My Commission expires the ____ day of

                                        ___________________, _____

                                  ATTACHMENT A

                                       to

 AFFIDAVIT PURSUANT TO SECTION 860E(E)(4) OF THE INTERNAL REVENUE CODE OF 1986,
                    AS AMENDED, AND FOR NON-ERISA INVESTORS

Check the appropriate box:

[ ] The consideration paid to the Transferee to acquire the Residual Certificate equals or exceeds the excess of (a) the present value of the anticipated tax liabilities over (b) the present value of the anticipated savings associated with holding such Residual Certificate, in each case calculated in accordance with U.S. Treasury Regulations Sections 1.860E-1(c)(7) and (8), computing present values using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code and the compounding period used by the Transferee.

                                       OR

[ ] The transfer of the Residual Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly:

     (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from Residual Certificate will only be taxed in the United States;

     (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

     (iii) the Transferee will transfer the Residual Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations
          Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations;

     (iv) the Transferee has determined the consideration paid to it to acquire the Residual Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith; and

     (v) in the event of any transfer of the Residual Certificate by the Transferee, the Transferee will require its transferee to complete a representation in the form of this Attachment A as a condition of such transferee's purchase of the Residual Certificate.

                                    EXHIBIT L

                         FORM OF TRANSFEROR CERTIFICATE

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center, 10th Floor
New York, New York 10080

LaSalle Bank National Association
135 S. LaSalle Street, Suite 1511
Chicago, IL 60603
Attn: Global Securities and Trust Services Group, C-BASS 2007-CB4
[and/or its designee]

     Re: C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB4

Ladies and Gentlemen:

     In connection with our disposition of the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB4 (the "Certificates"), we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (c) to the extent we are disposing of a Class [R]R-X] Certificate, we have no knowledge the Transferee is not a Permitted Transferee and (d) no purpose of the proposed disposition of a Class [R][R-X] Certificate is to impede the assessment or collection of tax.

                                        Very truly yours,

                                        [_________________________]


                                        By:
                                            ------------------------------------

                                    EXHIBIT M

                    MONTHLY INFORMATION DELIVERED BY SERVICER

1. With respect to the Mortgage Pool and each Loan Group, the number and Principal Balances of all Mortgage Loans which were the subject of Principal Prepayments during the related Prepayment Period.

2. With respect to the Mortgage Pool and each Loan Group, the amount of all partial Principal Prepayments received by the Servicer during the related Prepayment Period.

3. With respect to the Mortgage Pool and each Loan Group, the aggregate amount of principal portion of all Monthly Payments received during the related Collection Period.

4. With respect to the Mortgage Pool and each Loan Group, the amount of interest received on the Mortgage Loans during the related Collection Period.

5. With respect to the Mortgage Pool and each Loan Group, the aggregate amount of the Advances made and recovered with respect to such Distribution Date.

6. With respect to the Mortgage Pool and each Loan Group, the delinquency and foreclosure information and the amount of Mortgage Loan Losses as of the close of business of the last day of the preceding Collection Period.

7. With respect to the Mortgage Pool and each Loan Group, the weighted average maturity, the weighted average Mortgage Interest Rate and the weighted average Net Mortgage Interest Rate as of the last day of the preceding Collection Period preceding of the related Interest Accrual Period.

8. The Servicing Fees paid and Servicing Fees accrued during the related Collection Period.

9. The amount of all payments or reimbursements to the Servicer paid or to be paid since the prior Distribution Date (or in the case of the first Distribution Date, since the Closing Date).

10.  The Pool Balance and aggregate Principal Balance for each Loan Group.

11. With respect to the Mortgage Pool and each Loan Group, the number of Mortgage Loans outstanding at the beginning and at the end of the related Collection Period.

12. The aggregate interest accrued on the Mortgage Loans at their respective Mortgage Interest Rates for the related Collection Period.

13. The amount deposited in the Collection Account that may not be withdrawn therefrom pursuant to an order of a United States Bankruptcy Court of competent jurisdiction imposing a stay pursuant to Section 362 of the Bankruptcy Code.

14. The aggregate Realized Losses since the Cut-off Date as of the end of the related Collection Period.

                                    EXHIBIT N

                             FORM OF SWAP AGREEMENT

DATE:        April 27, 2007

TO: LaSalle Bank National Association, not in its individual capacity, but solely as the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the C-BASS 2007-CB4 Trust, C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB4

ATTENTION:   Global Securities and Trust Services-CBASS 2007-CB4

TELEPHONE:   (312) 992-1743

FACSIMILE:   (312) 904-1368

FROM:        The Bank of New York
             Derivative Products Support Department
             Attn: Swap Confirmation Dept.

TELEPHONE:   212-804-5163/5103

FACSIMILE:   212-804-5818/5837

SUBJECT:     Fixed Income Derivatives Confirmation

REFERENCE    NUMBER: 39230

The purpose of this long-form confirmation ("CONFIRMATION") is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "TRANSACTION") between The Bank of New York ("PARTY A") and LaSalle Bank National Association, not in its individual capacity, but solely as supplemental interest trust trustee (the "Supplemental Interest Trust Trustee") on behalf of the supplemental interest trust with respect to the C-BASS 2007-CB4 Trust, C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB4 (the "Supplemental Interest Trust") ("Party B") created under the Pooling and Servicing Agreement, dated as of April 1, 2007, among Merrill Lynch Mortgage Investors, Inc., ("the Depositor"), Credit-Based Asset Servicing and Securitization LLC, ("the Sponsor"), Litton Loan Servicing LP, ("the Servicer"), and LaSalle Bank National Association, ("the Trustee"), (the "POOLING AND SERVICING AGREEMENT"). This Confirmation evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below and replaces any previous agreement between us with respect to the subject matter hereof. This Confirmation constitutes a "CONFIRMATION" and also constitutes a "SCHEDULE" as referred to in the ISDA Master Agreement, and Paragraph 13 of a Credit Support Annex to the Schedule.

1. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the "ISDA MASTER AGREEMENT"), as if Party A and Party B had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 3 of this Confirmation, and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the "CREDIT SUPPORT ANNEX"). For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement. In the event of any inconsistency among any of the following documents, the relevant document first listed shall govern: (i) this Confirmation, exclusive of the provisions set forth in Item 3 hereof and Annex A hereto; (ii) the provisions set forth in Item 3 hereof, which are incorporated by reference into the Schedule; (iii) the Credit Support Annex; (iv) the Definitions; and (v) the ISDA Master Agreement.


                                      N-1-1

     Each reference herein to a "Section" (unless specifically referencing the Pooling and Servicing Agreement) or to a "Section" "of this Agreement" will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a "Part" will be construed as a reference to the provisions herein deemed incorporated in a Schedule to the ISDA Master Agreement; each reference herein to a "Paragraph" will be construed as a reference to a Paragraph of the Credit Support Annex.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

     Type of Transaction:                 Interest Rate Swap

     Notional Amount:                     With respect to any Calculation
                                          Period, the amount set forth for such
                                          period on Schedule I attached hereto.

     Trade Date:                          April 20, 2007

     Effective Date:                      April 27, 2007

     Termination Date:                    June 25, 2011, subject to adjustment
                                          in accordance with the Following
                                          Business Day Convention; provided,
                                          however, that for the purpose of
                                          determining the final Fixed Rate Payer
                                          Period End Date, Termination Date
                                          shall be subject to No Adjustment.

     Fixed Amounts:

        Fixed Rate Payer:                 Party B

        Fixed Rate Payer Period End
           Dates: The 25th calendar day of each month during the Term of this Transaction, commencing May 25, 2007, and ending on the Termination Date, with No
                                          Adjustment.

        Fixed Rate Payer Payment Dates:   Early Payment shall be applicable. The
                                          Fixed Rate Payer Payment Date shall be
                                          one (1) Business Day preceding each
                                          Fixed Rate Payer Period End Date.

        Fixed Rate:                       5.100%

        Fixed Rate Day Count Fraction:    30/360

     Floating Amounts:

        Floating Rate Payer:              Party A

        Floating Rate Payer Period End
           Dates: The 25th calendar day of each month during the Term of this Transaction, commencing May 25, 2007, and ending on the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

        Floating Rate Payer Payment
           Dates: Early Payment shall be applicable. The Floating Rate Payer Payment Date shall be one (1) Business Day preceding each Floating Rate Payer Period End Date.


                                      N-1-2

        Floating Rate Option:             USD-LIBOR-BBA

        Designated Maturity:              One month

        Floating Rate Day Count
           Fraction:                      Actual/360

        Reset Dates:                      The first day of each Calculation
                                          Period.

        Compounding:                      Inapplicable

        Business Days:                    New York and Illinois

        Business Day Convention:          Following

        Additional Payments:              Party A shall pay USD ________ to
                                          Party B on April 27, 2007

3.   Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

PART 1. TERMINATION PROVISIONS.

For the purposes of this Agreement:-

(a)  "SPECIFIED ENTITY" will not apply to Party A or Party B for any purpose.

(b)  "SPECIFIED TRANSACTION" will have the meaning specified in Section 14.

(c)  EVENTS OF DEFAULT.

     The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.

     (i) The "FAILURE TO PAY OR DELIVER" provisions of Section 5(a)(i) will apply to Party A and will apply to Party B; provided, however, that
          Section 5(a)(i) is hereby amended by replacing the word "third" with the word "first"; provided, further, that notwithstanding anything to the contrary in Section 5(a)(i), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(i) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

     (ii) The "BREACH OF AGREEMENT" provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.

     (iii) The "CREDIT SUPPORT DEFAULT" provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex; provided, however, that notwithstanding anything to the contrary in
          Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under
          Section 5(a)(iii) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days


                                      N-1-3
          and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

     (iv) The "MISREPRESENTATION" provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

     (v) The "DEFAULT UNDER SPECIFIED TRANSACTION" provisions of Section 5(a)(v) will apply to Party A and will not apply to Party B.

     (vi) The "CROSS DEFAULT" provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B. For purposes of Section 5(a)(vi), solely with respect to Party A:

          "Specified Indebtedness" will have the meaning specified in Section 14, except that such term shall not include obligations in respect of deposits received in the ordinary course of Party A's banking business.

          "Threshold Amount" means with respect to Party A an amount equal to three percent (3%) of the consolidated shareholders' equity of Party A and its subsidiaries or, if applicable, the Eligible Guarantor and its subsidiaries.

     (vii) The "BANKRUPTCY" provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B except that the provisions of Section 5(a)(vii)(2), (6) (to the extent that such provisions refer to any appointment contemplated or effected by the Pooling and Servicing Agreement or any appointment to which Party B has not become subject),
          (7) and (9) will not apply to Party B; provided that, with respect to Party B only, Section 5(a)(vii)(4) is hereby amended by adding after the words "against it" the words "(excluding any proceeding or petition instituted or presented by Party A or its Affiliates)", and
          Section 5(a)(vii)(8) is hereby amended by deleting the words "to (7) inclusive" and inserting lieu thereof ", (3), (4) as amended, (5), (6) as amended, or (7)".

     (viii) The "MERGER WITHOUT ASSUMPTION" provisions of Section 5(a)(viii) will apply to Party A and will apply to Party B.

(d)  TERMINATION EVENTS.

     The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to "Illegality" the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement.

     (i) The "ILLEGALITY" provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

     (ii) The "TAX EVENT" provisions of Section 5(b)(ii) will apply to Party A except that, for purposes of the application of Section 5(b)(ii) to Party A, Section 5(b)(ii) is hereby amended by deleting the words "(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)", and the "TAX EVENT" provisions of Section 5(b)(ii) will apply to Party B.

     (iii) The "TAX EVENT UPON MERGER" provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.


                                      N-1-4

     (iv) The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e) The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)  PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e) of this
     Agreement:

     (i) Market Quotation will apply, provided, however, that, in the event of a Derivative Provider Trigger Event, the following provisions will apply:

          (A) The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

               "MARKET QUOTATION" means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a Replacement Transaction, and (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

          (B) The definition of Settlement Amount shall be deleted in its entirety and replaced with the following:

               "SETTLEMENT AMOUNT" means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to:

               (a) If a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated, or such later day as Party B may specify in writing to Party A, but in either case no later than one Local Business Day prior to the Early Termination Date (such day, the "Latest Settlement Amount Determination Day"), the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

               (b) If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations from Approved Replacements have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value); or

               (c) If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotation from an Approved Replacement remains capable of becoming legally binding


                                      N-1-5
                    upon acceptance, the Settlement Amount shall equal Party B's Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

          (C) If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

          (D) If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

               "(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with Section 2(c) of this Agreement and
               (y) notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause
               (III) shall not be netted-off against any amount payable by Party B under the immediately preceding clause (I)."

          (E) At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations from Approved Replacements remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value).

     (ii) The Second Method will apply.

(g)  "TERMINATION CURRENCY" means USD.

(h) ADDITIONAL TERMINATION EVENTS. Additional Termination Events will apply as provided in Part 5(c).

PART 2. TAX MATTERS.

(a)  TAX REPRESENTATIONS.

     (i)  PAYER REPRESENTATIONS. For the purpose of Section 3(e) of this
          Agreement

               (A)  Party A makes the following representation(s):

          It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on: the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.


                                      N-1-6

          (B)  Party B makes the following representation(s):

          None.

     (ii) PAYEE REPRESENTATIONS. For the purpose of Section 3(f) of this
          Agreement:

          (A)  Party A makes the following representation(s):

          (x) It is a "U.S. person" (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for United States federal income tax purposes, (y) it is a trust company duly organized and existing under the laws of the State of New York, and (y) its U.S. taxpayer identification number is 135160382.

          (B)  Party B makes the following representation(s):

          None.

(b)  TAX PROVISIONS.

     (i)  GROSS UP. Section 2(d)(i)(4) shall not apply to Party B as X, and
          Section 2(d)(ii) shall not apply to Party B as Y, in each case such that Party B shall not be required to pay any additional amounts referred to therein.

     (ii) INDEMNIFIABLE TAX. The definition of "Indemnifiable Tax" in Section 14 is deleted in its entirety and replaced with the following:

          "INDEMNIFIABLE TAX" means, in relation to payments by Party A, any Tax and, in relation to payments by Party B, no Tax.

PART 3. AGREEMENT TO DELIVER DOCUMENTS.

(a) For the purpose of Section 4(a)(i), tax forms, documents, or certificates to be delivered are:

PARTY REQUIRED TO                        FORM/DOCUMENT/                                          DATE BY WHICH TO
DELIVER DOCUMENT                          CERTIFICATE                                              BE DELIVERED
-----------------                        --------------                                          ----------------
Party A            A correct, complete and duly executed U.S. Internal         Upon the execution and delivery of this Agreement
                   Revenue Service Form W-9 (or successor thereto) that
                   establishes an exemption from deduction or withholding
                   obligation on payments to Party A under this Agreement.

Party B            A correct, complete and executed U.S. Internal Revenue      (i) Before the first Payment Date under this
                   Service Form W-9, W-8BEN, W-8ECI, or W-8IMY, with           Agreement, (ii) in the case of a U.S. Internal
                   appropriate attachments, as applicable, or any other or     Revenue Service Form W-8ECI, W-8IMY, and W-8BEN that
                   successor form, in each case that establishes an exemption  does not include a U.S. taxpayer identification
                   from deduction or withholding obligations; and any other    number in line 6, before December 31 of each third
                   document reasonably requested to allow Party A to make      succeeding calendar year, (iii) promptly upon
                   payments under this Agreement without any deduction or      reasonable demand by Party A, and (iv) promptly upon
                   withholding for or on account of any tax.. The              receiving actual knowledge that any such form
                   responsibilities of the Supplemental Interest Trust         previously provided by Party B has become obsolete
                   Trustee and the Servicer to obtain such certificates shall  or incorrect.
                   be as set forth in Sections 4.09(d) and (e) and 5.02(c) of the Pooling and Servicing Agreement.


                                      N-1-7

(b)  For the purpose of Section 4(a)(ii), other documents to be delivered are:

PARTY REQUIRED TO                 FORM/DOCUMENT/                                DATE BY WHICH TO                  COVERED BY SECTION
DELIVER DOCUMENT                   CERTIFICATE                                    BE DELIVERED                   3(D) REPRESENTATION
-----------------                 --------------                                ----------------                 -------------------

Party A and        Any documents required by the receiving       Upon the execution and delivery of this         Yes
Party B            party to evidence the authority of the        Agreement
                   delivering party or its Credit Support
                   Provider, if any, for it to execute and
                   deliver the Agreement, this Confirmation,
                   and any Credit Support Documents to which it
                   is a party, and to evidence the authority of
                   the delivering party or its Credit Support
                   Provider to perform its obligations under
                   the Agreement, this Confirmation and any
                   Credit Support Document, as the case may be

Party A and        A certificate of an authorized officer of     Upon the execution and delivery of this         Yes
Party B            the party, as to the incumbency and           Agreement
                   authority of the respective officers of the
                   party signing the Agreement, this
                   Confirmation, and any relevant Credit
                   Support Document, as the case may be

Party A            A copy of the quarterly and annual financial  Promptly upon becoming publicly available;      No
                   statements of Party A for the most recently   provided, if available on http://www.fdic.gov,
                   completed fiscal year and publicly available  such delivery is not required in its regulatory call report

Party A            An opinion of counsel to Party A reasonably   Upon the execution and delivery of this         No
                   acceptable to Party B.                        Agreement

Party B            An opinion of counsel to Party B as to the    Upon the execution and delivery of this         No
                   enforceability of this Confirmation           Agreement
                   reasonably acceptable to Party A.

PART 4. MISCELLANEOUS.

(a)  ADDRESS FOR NOTICES: For the purposes of Section 12(a) of this Agreement:

     Address for notices or communications to Party A:

     Address: The Bank of New York
              Swaps and Derivative Products Group
              Global Market Division
              32 Old Slip 15th Floor
              New York, NY 10286
              Attention: Steve Lawler
              Facsimile: 212-495-1016
              Phone: 212-804-2137


                                      N-1-8
     with a copy to:

              The Bank of New York
              Swaps and Derivative Products Group
              32 Old Slip 16th Floor
              New York, New York 10286
              Attention: Andrew Schwartz
              Tele: 212-804-5103
              Fax: 212-804-5818/5837

     (For all purposes)

          A copy of any notice or other communication with respect to Sections 5 or 6 should also be sent to the addresses set out below:

              The Bank of New York
              Legal Department
              One Wall Street - 10th Floor
              New York, New York 10286
              Attention: General Counsel

     Address for notices or communications to Party B:

              LaSalle Bank National Association
              135 South LaSalle Street, Suite 1511
              Chicago, Illinois 60603
              Attention: Global Securities and Trust Services
                         -CBASS 2007-CB4
              Facsimile: 312-904-1368
              Phone: 312-992-1743

(b)  PROCESS AGENT. For the purpose of Section 13(c):

     Party A appoints as its Process Agent: Not applicable.

     Party B appoints as its Process Agent: Not applicable.

(c)  OFFICES. The provisions of Section 10(a) will apply to this Agreement.

(d)  MULTIBRANCH PARTY. For the purpose of Section 10(c) of this Agreement:

     Party A is not a Multibranch Party.

     Party B is not a Multibranch Party.

(e) CALCULATION AGENT. The Calculation Agent is Party A; provided, however, that if an Event of Default shall have occurred with respect to Party A, Party B shall have the right to appoint as Calculation Agent a third party, reasonably acceptable to Party A, the cost for which shall be borne by Party A.

(f)  CREDIT SUPPORT DOCUMENT.

     Party A: The Credit Support Annex, and any guarantee in support of Party
              A's obligations under this Agreement.


                                      N-1-9

     Party B: The Credit Support Annex, solely in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex.

(g)  CREDIT SUPPORT PROVIDER.

     Party A: The guarantor under any guarantee in support of Party A's obligations under this Agreement.

     Party B: None.

(h) GOVERNING LAW. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i) NETTING OF PAYMENTS. The parties agree that subparagraph (ii) of Section 2(c) will apply to each Transaction hereunder.

(j) AFFILIATE. "Affiliate" shall have the meaning assigned thereto in Section 14; provided, however, that Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

PART 5. OTHERS PROVISIONS.

(a) DEFINITIONS. Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the 2000 ISDA Definitions as published and copyrighted in 2000 by the International Swaps and Derivatives Association, Inc. (the "DEFINITIONS"), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a "Swap Transaction" shall be deemed references to a "Transaction" for purposes of this Agreement, and (ii) references to a "Transaction" in this Agreement shall be deemed references to a "Swap Transaction" for purposes of the Definitions. Each term capitalized but not defined in this Agreement shall have the meaning assigned thereto in the Pooling and Servicing Agreement.

(b)  AMENDMENTS TO ISDA MASTER AGREEMENT.

     (i) SINGLE AGREEMENT. Section 1(c) is hereby amended by the adding the words "including, for the avoidance of doubt, the Credit Support Annex" after the words "Master Agreement".

     (ii) CONDITIONS PRECEDENT. Section 2(a)(iii) is hereby amended by adding the following at the end thereof:

          Notwithstanding anything to the contrary in Section 2(a)(iii)(1), if an Event of Default with respect to Party B or Potential Event of Default with respect to Party B has occurred and been continuing for more than 30 Local Business Days and no Early Termination Date in respect of the Affected Transactions has occurred or been effectively designated by Party A, the obligations of Party A under Section 2(a)(i) shall cease to be subject to the condition precedent set forth in Section 2(a)(iii)(1) with respect to such specific occurrence of such Event of Default or such Potential Event of Default (the "SPECIFIC EVENT"); provided, however, for the avoidance of doubt, the obligations of Party A under Section 2(a)(i) shall be subject to the condition precedent set forth in Section 2(a)(iii)(1) (subject to the foregoing) with respect to any subsequent occurrence of the same Event of Default with respect to Party B or Potential Event of Default with respect to Party B after the Specific Event has ceased to be continuing and with respect to any occurrence of any other Event of Default with respect to Party B or Potential Event of Default with respect to Party B that occurs subsequent to the Specific Event.


                                     N-1-10

     (iii) CHANGE OF ACCOUNT. Section 2(b) is hereby amended by the addition of the following after the word "delivery" in the first line thereof:

          "to another account in the same legal and tax jurisdiction as the original account".

     (iv) REPRESENTATIONS. Section 3 is hereby amended by adding at the end thereof the following subsection (g):

          "(g) Relationship Between Parties.

               (1) Nonreliance. (i) It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction and (ii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

               (2) Evaluation and Understanding. (i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction and (ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

               (3) Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

               (4) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

               (5) Eligible Contract Participant. It is an "eligible swap participant" as such term is defined in, Section 35.1(b)(2) of the regulations (17 C.F.R. 35) promulgated under, and an "eligible contract participant" as defined in Section 1(a)(12) of the Commodity Exchange Act, as amended."

     (v) TRANSFER TO AVOID TERMINATION EVENT. Section 6(b)(ii) is hereby amended by (i) deleting the words "or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party," and (ii) by deleting the words "to transfer" and inserting the words "to effect a Permitted Transfer" in lieu thereof.

     (vi) JURISDICTION. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-", (ii) deleting "; and" from the end of subparagraph (i) and inserting "." in lieu thereof, and (iii) deleting the final paragraph thereof.

     (vii) LOCAL BUSINESS DAY. The definition of Local Business Day in Section 14 is hereby amended by the addition of the words "or any Credit Support Document" after "Section 2(a)(i)" and the addition of the words "or Credit Support Document" after "Confirmation".

(c) ADDITIONAL TERMINATION EVENTS. The following Additional Termination Events will apply:

     (i) FIRST RATING TRIGGER COLLATERAL. If (A) it is not the case that a Moody's Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days and (B) Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in


                                     N-1-11
          accordance with the Credit Support Annex, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

     (ii) SECOND RATING TRIGGER REPLACEMENT. If (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) (i) at least one Eligible Replacement has made a Firm Offer to be the transferee of all of Party A's rights and obligations under this Agreement (and such Firm Offer remains an offer that will become legally binding upon such Eligible Replacement upon acceptance by the offeree) and/or (ii) an Eligible Guarantor has made a Firm Offer to provide an Eligible Guarantee (and such Firm Offer remains an offer that will become legally binding upon such Eligible Guarantor immediately upon acceptance by the offeree), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

     (iii) AMENDMENT OF POOLING AND SERVICING AGREEMENT. If, without the prior written consent of Party A where such consent is required under the Pooling and Servicing Agreement (such consent not to be unreasonably withheld), an amendment is made to the Pooling and Servicing Agreement which amendment could reasonably be expected to have a material adverse effect on the interests of Party A (excluding, for the avoidance of doubt, any amendment to the Pooling and Servicing Agreement that is entered into solely for the purpose of appointing a successor servicer, master servicer, securities administrator, trustee or other service provider) under this Agreement, an Additional Termination Event shall have occurred with respect to Party B and Party B shall be the sole Affected Party with respect to such Additional Termination Event.

     (iv) OPTIONAL TERMINATION OF SECURITIZATION. An Additional Termination Event shall occur upon the notice to Certificateholders of an Optional Termination becoming unrescindable in accordance with Article IX of the Pooling and Servicing Agreement (such notice, the "OPTIONAL TERMINATION NOTICE"). With respect to such Additional Termination
          Event: (A) Party B shall be the sole Affected Party; (B) notwithstanding anything to the contrary in Section 6(b)(iv) or
          Section 6(c)(i), the final Distribution Date specified in the Optional Termination Notice is hereby designated as the Early Termination Date for this Additional Termination Event in respect of all Affected Transactions; (C) Section 2(a)(iii)(2) shall not be applicable to any Affected Transaction in connection with the Early Termination Date resulting from this Additional Termination Event; notwithstanding anything to the contrary in Section 6(c)(ii), payments and deliveries under Section 2(a)(i) or Section 2(e) in respect of the Terminated Transactions resulting from this Additional Termination Event will be required to be made through and including the Early Termination Date designated as a result of this Additional Termination Event; provided, for the avoidance of doubt, that any such payments or deliveries that are made on or prior to such Early Termination Date will not be treated as Unpaid Amounts in determining the amount payable in respect of such Early Termination Date; (D) notwithstanding anything to the contrary in Section 6(d)(i), (I) if, no later than 4:00 pm New York City time on the day that is four Business Days prior to the final Distribution Date specified in the Optional Termination Notice, the Trustee requests the amount of the Estimated Swap Termination Payment, Party A shall provide to the Trustee in writing (which may be done in electronic format) the amount of the Estimated Swap Termination Payment no later than 2:00 pm New York City time on the following Business Day and (II) if the Trustee provides written notice (which may be done in electronic format) to Party A no later than two Business Days prior to the final Distribution Date specified in the Optional Termination Notice that all requirements of the Optional Termination have been met, then Party A shall, no later than one Business Day prior to the final Distribution Date specified in the Optional Termination Notice, make the calculations contemplated by
          Section 6(e) of the ISDA Master Agreement (as amended herein) and provide to the Trustee in writing (which may be done in electronic format) the amount payable by either Party B or Party A in respect of the related Early Termination Date in connection with this Additional Termination Event; provided, however, that the amount payable by Party B, if any, in respect of the related Early Termination Date shall be the lesser of (x) the amount calculated to be due from Party B pursuant to Section 6(e) and (y) the Estimated Swap Termination Payment; and (E) notwithstanding anything to the contrary in this Agreement, any amount due from Party B to Party A in respect of this Additional Termination


                                     N-1-12

          Event will be payable on the final Distribution Date specified in the Optional Termination Notice and any amount due from Party A to Party B in respect of this Additional Termination Event will be payable one Business Day prior to the final Distribution Date specified in the Optional Termination Notice.

          The Trustee shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of the Trustee's rights specified herein.

     (v) PROVISION OF INFORMATION REQUIRED BY REGULATION AB. An Additional Termination Event shall occur if Party A fails to satisfy its obligations under Section 2 of that certain Item 1115 Agreement dated as of April 27, 2007, among Credit-Based Asset Servicing and Securitization LLC ("Sponsor"), Merrill Lynch Mortgage Investors, Inc. ("Depositor") and The Bank of New York (the "Derivative Provider").For all purposes of this Agreement, Party A shall be the sole Affected Party with respect to the occurrence of an Additional Termination Event described in this Part 5(c)(v).

(d) REQUIRED RATINGS DOWNGRADE EVENT. In the event that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold (such event, a "REQUIRED RATINGS DOWNGRADE EVENT"), then Party A shall, as soon as reasonably practicable and so long as a Required Ratings Downgrade Event is in effect, at its own expense, using commercially reasonable efforts, procure either (A) a Permitted Transfer or (B) an Eligible Guarantee from an Eligible Guarantor.

(e)  [Reserved]

(f)  TRANSFERS.

     (i)  Section 7 is hereby amended to read in its entirety as follows:

          "Except with respect to any Permitted Transfer pursuant to Section 6(b)(ii), Part 5(d), the Item 1115 Agreement, or the succeeding sentence, neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under the Agreement or any Transaction unless (a) the prior written consent of the other party is obtained, and (b) the Rating Agency Condition has been satisfied with respect to S&P and Fitch. At any time at which no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold, Party A may make a Permitted Transfer."

     (ii) If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A's written request and at Party A's expense, execute such documentation provided to it as reasonably deemed necessary by Party A.

(g) NON-RECOURSE. Party A acknowledges and agrees that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Supplemental Interest Trust and the proceeds thereof, in accordance with the priority of payments and other terms of the Pooling and Servicing Agreement and that Party A will not have any recourse to any of the directors, officers, agents, employees, shareholders or affiliates of the Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. In the event that the Supplemental Interest Trust and the proceeds thereof, should be insufficient to satisfy all claims outstanding and following the realization of the account held by the Supplemental Interest Trust and the proceeds thereof, any claims against or obligations of Party B under the ISDA Master Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Supplemental Interest Trust Trustee shall not have liability for any failure or delay in making a payment hereunder to Party A due to any failure or delay in receiving amounts in the account held by the Supplemental Interest Trust from the Trust created pursuant to the Pooling and Servicing Agreement. This provision will survive the termination of this Agreement.


                                     N-1-13

(h) TIMING OF PAYMENTS BY PARTY B UPON EARLY TERMINATION. Notwithstanding anything to the contrary in Section 6(d)(ii), to the extent that all or a portion (in either case, the "Unfunded Amount") of any amount that is calculated as being due in respect of any Early Termination Date under
     Section 6(e) from Party B to Party A will be paid by Party B from amounts other than any upfront payment paid to Party B by an Eligible Replacement that has entered a Replacement Transaction with Party B, then such Unfunded Amount shall be due on the next subsequent Distribution Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii), and on any subsequent Distribution Dates until paid in full (or if such Early Termination Date is the final Distribution Date, on such final Distribution Date); provided, however, that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Distribution Date, such payment will be payable on such Distribution Date.

(i) RATING AGENCY NOTIFICATIONS. Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Swap Rating Agency has been given prior written notice of such designation or transfer.

(j)  NO SET-OFF. Except as expressly provided for in Section 2(c), Section 6 or
     Part 1(f)(i)(D) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.".

(k) AMENDMENT. Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Swap Rating Agencies has been provided prior written notice of the same and such amendment satisfies the Rating Agency Condition with respect to S&P and Fitch.

(l) NOTICE OF CERTAIN EVENTS OR CIRCUMSTANCES. Each Party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other Party and to each Swap Rating Agency notice of such event or condition; provided that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m) PROCEEDINGS. No Relevant Entity shall institute against, or cause any other person to institute against, or join any other person in instituting against Party B, the Supplemental Interest Trust, or the Trust formed pursuant to the Pooling and Servicing Agreement, in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Certificates and any Notes. This provision will survive the termination of this Agreement.

(n) SUPPLEMENTAL INTEREST TRUST TRUSTEE LIABILITY LIMITATIONS. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by LaSalle Bank National Association, not individually or personally but solely as the Supplemental Interest Trust Trustee, in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement, (b) the representations, warranties, covenants, undertakings and agreements herein made on the part of the Supplemental Interest Trust are made and intended not as personal representations, undertakings and agreements by LaSalle Bank National Association but are made and intended for the purpose of binding only the Supplemental Interest Trust, (c) nothing herein contained shall be construed as creating any liability on LaSalle Bank National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by


                                     N-1-14
     any person claiming by, through or under such parties and (d) under no circumstances shall LaSalle Bank National Association be personally liable for the payment of any indemnity, indebtedness, fees or expenses of the Supplemental Interest Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Supplemental Interest Trust under this Agreement.

(o) SEVERABILITY. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

     The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(p) AGENT FOR PARTY B. Party A acknowledges that Party B has appointed the Supplemental Interest Trust Trustee as its agent under the Pooling and Servicing Agreement to carry out its obligations hereunder, and that Supplemental Interest Trust Trustee shall be entitled to give notices and to perform and satisfy the obligations of Party B hereunder on behalf of Party B.

(q) ESCROW PAYMENTS. If (whether by reason of the time difference between the cities in which payments are to be made or otherwise) it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either Party may at its option and in its sole discretion notify the other Party that payments on that date are to be made in escrow. In this case deposit of the payment due earlier on that date shall be made by 2:00 pm (local time at the place for the earlier payment) on that date with an escrow agent selected by the notifying party, accompanied by irrevocable payment instructions (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of any corresponding payment payable by the other party on the same date accompanied by irrevocable payment instructions to the same effect or (ii) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow. The party that elects to have payments made in escrow shall pay all costs of the escrow arrangements.

(r) CONSENT TO RECORDING. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading, marketing, and operations personnel of the parties and their Affiliates, waives any further notice of such monitoring or recording, and agrees to notify such personnel of such monitoring or recording.

(s) WAIVER OF JURY TRIAL. Each party waives any right it may have to a trial by jury in respect of any in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.

(t) FORM OF ISDA MASTER AGREEMENT. Party A and Party B hereby agree that the text of the body of the ISDA Master Agreement is intended to be the printed form of the ISDA Master Agreement (Multicurrency - Crossborder) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc.

(u) PAYMENT INSTRUCTIONS. Party A hereby agrees that, unless notified in writing by Party B of other payment instructions, any and all amounts payable by Party A to Party B under this Agreement shall be paid to the account specified in Item 4 of this Confirmation, below.


                                     N-1-15

(v)  ADDITIONAL REPRESENTATIONS.

     (i) REPRESENTATIONS OF PARTY A. Party A represents to Party B on the date on which Party A enters into each Transaction that:--

          (1) Party A is a bank subject to the requirements of the Federal Deposit Insurance Act.. This Agreement (including the Credit Support Annex and each Confirmation) has been authorized by all necessary corporate action of Party A, the person executing this Agreement on behalf of Party A is an officer of Party A of the level of vice president or higher, and this Agreement (including the Credit Support Annex and each Confirmation will be maintained as one of its official records continuously from the time of its execution (or in the case of any Confirmation, continuously until such time as the relevant Transaction matures and the obligations therefor are satisfied in full).

     (ii) CAPACITY. Party A represents to Party B on the date on which Party A enters into this Agreement that it is entering into this Agreement and the Transaction as principal and not as agent of any person. Party B represents to Party A on the date on which the Supplemental Interest Trust Trustee executes this Agreement on behalf of Party B, that it is executing this Agreement, not individually, but solely its capacity as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust.

(w)  ACKNOWLEDGEMENTS.

     (i) SUBSTANTIAL FINANCIAL TRANSACTIONS. Each party hereto is hereby advised and acknowledges as of the date hereof that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Pooling and Servicing Agreement relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

     (ii) BANKRUPTCY CODE. Subject to Part 5(m), without limiting the applicability if any, of any other provision of the U.S. Bankruptcy Code as amended (the "Bankruptcy Code") (including without limitation Sections 362, 546, 556, and 560 thereof and the applicable definitions in Section 101 thereof), the parties acknowledge and agree that all Transactions entered into hereunder will constitute "forward contracts" or "swap agreements" as defined in Section 101 of the Bankruptcy Code or "commodity contracts" as defined in Section 761 of the Bankruptcy Code, that the rights of the parties under Section 6 of this Agreement will constitute contractual rights to liquidate Transactions, that any margin or collateral provided under any margin, collateral, security, pledge, or similar agreement related hereto will constitute a "margin payment" as defined in Section 101 of the Bankruptcy Code, and that the parties are entities entitled to the rights under, and protections afforded by, Sections 362, 546, 556, and 560 of the Bankruptcy Code.

     (iii) SWAP AGREEMENT. Party A acknowledges that each Transaction is a "swap agreement" as defined in 12 U.S.C. Section 1821(e)(8)(D)(vi) and a "covered swap agreement" as defined in the Commodity Exchange Act (7 U.S.C. Section 27(d)(1)).

     (x)  ADDITIONAL DEFINITIONS.

          As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:


                                     N-1-16

"APPROVED RATINGS THRESHOLD" means each of the S&P Approved Ratings Threshold, the Moody's First Trigger Ratings Threshold, and the Fitch Approved Ratings Threshold.

"APPROVED REPLACEMENT" means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b) and
(c) of the definition of Permitted Transfer (as determined by Party B in its sole discretion, acting in a commercially reasonable manner) if such entity were a Transferee, as defined in the definition of Permitted Transfer.

"DERIVATIVE PROVIDER TRIGGER EVENT" means (i) an Event of Default with respect to which Party A is a Defaulting Party, (ii) a Termination Event with respect to which Party A is the sole Affected Party or (iii) an Additional Termination Event with respect to which Party A is the sole Affected Party.

"ELIGIBLE GUARANTEE" means an unconditional and irrevocable guarantee of all present and future obligations (for the avoidance of doubt, not limited to payment obligations) of Party A or an Eligible Replacement to Party B under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition with respect to S&P and Fitch, and either (A) a law firm has given a legal opinion confirming that none of the guarantor's payments to Party B under such guarantee will be subject to Tax collected by withholding or (B) such guarantee provides that, in the event that any of such guarantor's payments to Party B are subject to Tax collected by withholding, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any Tax collected by withholding) will equal the full amount Party B would have received had no such withholding been required.

"ELIGIBLE GUARANTOR" means an entity that (A) has credit ratings from S&P and Fitch at least equal to the S&P Approved Ratings Threshold and the Fitch Approved Ratings Threshold and (B) has credit ratings from Moody's at least equal to the Moody's Second Trigger Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Moody's First Trigger Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue with respect to Moody's. All credit ratings described in this definition of Eligible Guarantor shall be provided to Party B in writing upon request of Party B.

"ELIGIBLE REPLACEMENT" means an entity (A) (i) (a) that has credit ratings from S&P and Fitch at least equal to the S&P Approved Ratings Threshold and the Fitch Approved Ratings Threshold, and (b) has credit ratings from Moody's at least equal to the Moody's Second Trigger Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Replacement with credit ratings below the Moody's First Trigger Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue with respect to Moody's, or (ii) the present and future obligations (for the avoidance of doubt, not limited to payment obligations) of which entity to Party B under this Agreement are guaranteed pursuant to an Eligible Guarantee and (B) that has executed an Item 1115 Agreement with the Sponsor and the Depositor. All credit ratings described in this definition of Eligible Replacement shall be provided to Party B in writing upon request of Party B.

"ESTIMATED SWAP TERMINATION PAYMENT" means, with respect to an Early Termination Date, an amount determined by Party A in good faith and in a commercially reasonable manner as the maximum payment that could be owed by Party B to Party A in respect of such Early Termination Date pursuant to Section 6(e) of the ISDA Master Agreement, taking into account then current market conditions.

"FIRM OFFER" means (A) with respect to an Eligible Replacement, a quotation from such Eligible Replacement (i) in an amount equal to the actual amount payable by or to Party B in consideration of an agreement between Party B and such Eligible Replacement to replace Party A as the counterparty to this Agreement by way of novation or, if such novation


                                     N-1-17
is not possible, an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction (assuming that all Transactions hereunder become Terminated Transactions), and (ii) that constitutes an offer by such Eligible Replacement to replace Party A as the counterparty to this Agreement or enter a Replacement Transaction that will become legally binding upon such Eligible Replacement upon acceptance by Party B, and (B) with respect to an Eligible Guarantor, an offer by such Eligible Guarantor to provide an Eligible Guarantee that will become legally binding upon such Eligible Guarantor upon acceptance by the offeree.

"FITCH" means Fitch Ratings Ltd., or any successor thereto.

"FITCH APPROVED RATINGS THRESHOLD" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from Fitch of "A" and a short-term unsecured and unsubordinated debt rating from Fitch of "F1".

"FITCH REQUIRED RATINGS THRESHOLD" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from Fitch of "BBB-".

"MOODY'S" means Moody's Investors Service, Inc., or any successor thereto.

"MOODY'S FIRST TRIGGER RATINGS THRESHOLD" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A2" and a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-1", or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A1".

"MOODY'S SECOND TRIGGER RATINGS EVENT" means that no Relevant Entity has credit ratings from Moody's at least equal to the Moody's Second Trigger Ratings Threshold.

"MOODY'S SECOND TRIGGER RATINGS THRESHOLD" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3" and a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-2", or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3".

"PERMITTED TRANSFER" means a transfer by novation by Party A pursuant to Section 6(b)(ii), Part 5(d), the Item 1115 Agreement, or the second sentence of Section 7 (as amended herein) to a transferee (the "TRANSFEREE") of all, but not less than all, of Party A's rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement; (b) Party A and the Transferee are both "dealers in notional principal contracts" within the meaning of Treasury regulations section 1.1001-4; (c) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under Section 2(d)(i)(4); (d) an Event of Default or Termination Event would not occur as a result of such transfer; (e) pursuant to a written instrument (the "TRANSFER AGREEMENT"), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction; (f) Party B shall have determined, in its sole discretion, acting in a commercially reasonable manner, that such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A's rights and obligations under the Agreement and all relevant Transactions; (g) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of


                                     N-1-18
entering into a replacement transaction); (h) either (A) Moody's has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P and Fitch or (B) each Swap Rating Agency has been given prior written notice of such transfer and such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(b)(iv), Part 5(v)(i)(2) or Part 5(v)(ii), notice information and account details; and (i) such transfer otherwise complies with the terms of the Pooling and Servicing Agreement.

"RATING AGENCY CONDITION" means, with respect to any particular proposed act or omission to act hereunder and each Swap Rating Agency specified in connection with such proposed act or omission, that the party acting or failing to act must consult with each of the specified Swap Rating Agencies and receive from each such Swap Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates or Notes.

"RELEVANT ENTITY" means Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

"REPLACEMENT TRANSACTION" means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that
(i) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation, save for the exclusion of provisions relating to Transactions that are not Terminated Transaction, as determined by Party B in its sole discretion, acting in a commercially reasonable manner.

"REQUIRED RATINGS DOWNGRADE EVENT" shall have the meaning assigned thereto in
Part 5(d).

"REQUIRED RATINGS THRESHOLD" means each of the S&P Required Ratings Threshold, the Moody's Second Trigger Ratings Threshold, and the Fitch Required Ratings Threshold.

"S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

"S&P APPROVED RATINGS THRESHOLD" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating from S&P of "A-1", or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of "A+".

"S&P REQUIRED RATINGS THRESHOLD" means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of "BBB+".

"SWAP RATING AGENCIES" means, with respect to any date of determination, each of S&P, Moody's, and Fitch, to the extent that each such rating agency is then providing a rating for any of the C-Bass Mortgage Loan Asset-Backed Certificates 2007-CB4 (the "CERTIFICATES") or any notes backed by the Certificates (the "NOTES").


                                     N-1-19

               [Remainder of this page intentionally left blank.]


                                     N-1-20

4.   Account Details and Settlement Information:

Payments to Party A:   The Bank of New York
                       Derivative Products Support Department
                       32 Old Slip, 16th Floor
                       New York, New York 10286
                       Attention: Renee Etheart
                       ABA #021000018
                       Account #890-0068-175
                       Reference: Interest Rate Cap

Payments to Party B:   LaSalle Bank National Association
                       ABA Number 071-000-505
                       LaSalle CHGO/CTR/BNF:/LaSalle Trust
                       Account Number: 724701.2
                       Attention: C-Bass 2007-CB4
                       B. Whiteley, (312) 992-1743

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


                                     N-1-21

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

The Bank of New York


BY:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


                                     N-1-22

Party B, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the date hereof.

LaSalle Bank National Association, not in its individual capacity, but solely as the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the C-BASS 2007-CB4 Trust, C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB4


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


                                     N-1-23

                                   SCHEDULE I

          (subject to adjustment in accordance with the Following Business Day Convention with respect to the Floating Amounts and No Adjustment with respect to the Fixed Amounts)

ACCRUAL START DATE   ACCRUAL END DATE   NOTIONAL AMOUNT (IN USD)
------------------   ----------------   ------------------------
     04/27/07            05/25/07              342,127,000
     05/25/07            06/25/07              334,627,974
     06/25/07            07/25/07              326,003,820
     07/25/07            08/25/07              316,134,056
     08/25/07            09/25/07              305,548,189
     09/25/07            10/25/07              293,747,618
     10/25/07            11/25/07              281,625,883
     11/25/07            12/25/07              268,920,045
     12/25/07            01/25/08              256,899,188
     01/25/08            02/25/08              245,027,763
     02/25/08            03/25/08              233,081,586
     03/25/08            04/25/08              221,673,207
     04/25/08            05/25/08              210,531,306
     05/25/08            06/25/08              199,442,658
     06/25/08            07/25/08              187,852,027
     07/25/08            08/25/08              175,661,415
     08/25/08            09/25/08              162,979,249
     09/25/08            10/25/08              135,071,994
     10/25/08            11/25/08              114,107,265
     11/25/08            12/25/08               89,247,432
     12/25/08            01/25/09               89,043,267
     01/25/09            02/25/09               89,043,267
     02/25/09            03/25/09               76,697,157
     03/25/09            04/25/09               76,697,157
     04/25/09            05/25/09               76,697,157
     05/25/09            06/25/09               76,697,157
     06/25/09            07/25/09               76,697,157
     07/25/09            08/25/09               73,115,426
     08/25/09            09/25/09               68,872,999
     09/25/09            10/25/09               63,501,349
     10/25/09            11/25/09               58,958,903
     11/25/09            12/25/09               55,960,017
     12/25/09            01/25/10               53,629,051
     01/25/10            02/25/10               50,844,968
     02/25/10            03/25/10               46,426,472
     03/25/10            04/25/10               44,701,310
     04/25/10            05/25/10               43,081,435
     05/25/10            06/25/10               41,520,733
     06/25/10            07/25/10               40,017,004
     07/25/10            08/25/10               38,568,134


                                     N-1-24

     08/25/10            09/25/10               37,172,089
     09/25/10            10/25/10               35,826,913
     10/25/10            11/25/10               34,530,723
     11/25/10            12/25/10               33,281,710
     12/25/10            01/25/11               32,078,131
     01/25/11            02/25/11               30,918,311
     02/25/11            03/25/11               29,800,637
     03/25/11            04/25/11               28,723,558
     04/25/11            05/25/11               27,685,582
     05/25/11            06/25/11               26,684,148


                                     N-1-25

                                   EXHIBIT N-2

                          FORM OF CREDIT SUPPORT ANNEX

                                     ISDA(R)
                              CREDIT SUPPORT ANNEX
                             to the Schedule to the
                              ISDA Master Agreement
                       dated as of April 27, 2007 between
                              The Bank of New York
               (hereinafter referred to as "PARTY A" or "PLEDGOR")
                                       and

LaSalle Bank National Association, not in its individual capacity, but solely as the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the C-BASS 2007-CB4 Trust, C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB4 (hereinafter referred to as "PARTY B" or "SECURED PARTY").

          For the avoidance of doubt, and notwithstanding anything to the contrary that may be contained in the Agreement, this Credit Support Annex shall relate solely to the Transaction documented in the Confirmation dated April 27, 2007, between Party A and Party B, Reference Number 39230.

PARAGRAPH 13. ELECTIONS AND VARIABLES.

(a) Security Interest for "Obligations". THE TERM "Obligations" AS USED IN THIS ANNEX INCLUDES THE FOLLOWING ADDITIONAL OBLIGATIONS:

     With respect to Party A: not applicable.

     With respect to Party B: not applicable.

(b)  Credit Support Obligations.

     (i)  DELIVERY AMOUNT, RETURN AMOUNT AND CREDIT SUPPORT AMOUNT.

          (A) "DELIVERY AMOUNT" has the meaning specified in Paragraph 3(a) as amended (I) by deleting the words "upon a demand made by the Secured Party on or promptly following a Valuation Date" and inserting in lieu thereof the words "not later than the close of business on each Valuation Date on which (A) a Moody's First Trigger Event or Moody's Second Trigger Event has occurred and has been continuing (x) for at least 30 Local Business Days or
               (y) since this Annex was executed, (B) an S&P Rating Threshold Event or an Fitch Rating Threshold Event has occurred and been continuing for at least 30 days or (C) an Required Ratings Downgrade Event has occurred and is continuing" and (II) by deleting in its entirety the sentence beginning "Unless otherwise specified in Paragraph 13" and ending "(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party." and inserting in lieu thereof the following:


                                     N-2-1

               The "DELIVERY AMOUNT" applicable to the Pledgor for any Valuation Date will equal the greatest of

               (1) the amount by which (a) the S&P/Fitch Credit Support Amount for such Valuation Date exceeds (b) the S&P/Fitch Value as of such Valuation Date of all Posted Credit Support held by the Secured Party,

               (2) the amount by which (a) the Moody's First Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody's First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party, and

               (3) the amount by which (a) the Moody's Second Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody's Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party.

          (B) "RETURN AMOUNT" has the meaning specified in Paragraph 3(b) as amended by deleting in its entirety the sentence beginning "Unless otherwise specified in Paragraph 13" and ending "(ii) the Credit Support Amount." and inserting in lieu thereof the following:

               The "RETURN AMOUNT" applicable to the Secured Party for any Valuation Date will equal the least of

               (1) the amount by which (a) the S&P/Fitch Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the S&P/Fitch Credit Support Amount for such Valuation Date,

               (2) the amount by which (a) the Moody's First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody's First Trigger Credit Support Amount for such Valuation Date, and

               (3) the amount by which (a) the Moody's Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody's Second Trigger Credit Support Amount for such Valuation Date.

          (c) "CREDIT SUPPORT AMOUNT" shall not apply. For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the S&P/Fitch Credit Support Amount, the Moody's First Trigger Credit Support Amount, or the Moody's Second Trigger Credit Support Amount, in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.


                                     N-2-2

     (ii) ELIGIBLE COLLATERAL.

          On any date, the items set forth in Schedule I will qualify as "ELIGIBLE COLLATERAL" (for the avoidance of doubt, all Eligible Collateral to be denominated in USD).

     (iii) OTHER ELIGIBLE SUPPORT.

          The following items will qualify as "OTHER ELIGIBLE SUPPORT" for the party specified:

          Not applicable.

     (iv) THRESHOLD.

          (A)  "INDEPENDENT AMOUNT" means zero with respect to Party A and Party
               B.

          (B) "THRESHOLD" means, with respect to Party A and any Valuation Date, zero if (A) a Moody's First Trigger Event or Moody's Second Trigger Event has occurred and has been continuing (x) for at least 30 Local Business Days or (y) since this Annex was executed, (B) an S&P Rating Threshold Event or Fitch Rating Threshold Event has occurred and been continuing for at least 30 days or (C) an Required Ratings Downgrade Event has occurred and is continuing; otherwise, infinity.

               "THRESHOLD" means, with respect to Party B and any Valuation Date, infinity.

          (C) "MINIMUM TRANSFER AMOUNT" means USD 100,000 with respect to Party A and Party B; provided, however, that if the aggregate Certificate Principal Balance of the Certificates and the aggregate principal balance of the Notes rated by S&P is at the time of any transfer less than USD 50,000,000, the "Minimum Transfer Amount" shall be USD 50,000.

          (D) ROUNDING: The Delivery Amount will be rounded up to the nearest integral multiple of USD 10,000. The Return Amount will be rounded down to the nearest integral multiple of USD 10,000.

(c)  VALUATION AND TIMING.

     (i) "VALUATION AGENT" means Party A; provided, however, that if an Event of Default shall have occurred with respect to which Party A is the Defaulting Party, Party B shall have the right to designate as Valuation Agent an independent party, reasonably acceptable to Party A, the cost for which shall be borne by Party A. All calculations by the Valuation Agent must be made in accordance with standard market practice, including, in the event of a dispute as to the Value of any Eligible Credit Support or Posted Credit Support, by making reference to quotations received by the Valuation Agent from one or more Pricing Sources.

     (ii) "VALUATION DATE" means each Local Business Day for which the Threshold with respect to Party A equals zero.


                                     N-2-3

     (iii) "VALUATION TIME" means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the applicable Valuation Date (or in the case of Paragraph 6(d), the Local Business Day following the day on which such relevant calculations are performed).

     (iv) "NOTIFICATION TIME" means 11:00 a.m., New York time, on a Local Business Day.

     (v) EXTERNAL VERIFICATION. Notwithstanding anything to the contrary in the definitions of Valuation Agent or Valuation Date, at any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least "BBB+" from S&P, the Valuation Agent shall (A) calculate the Secured Party's Exposure and the S&P Value of Posted Credit Support on each Valuation Date based on internal marks and (B) verify such calculations with external marks monthly by obtaining on the last Local Business Day of each calendar month two external marks for each Transaction to which this Annex relates and for all Posted Credit Support; such verification of the Secured Party's Exposure shall be based on the higher of the two external marks. Each external mark in respect of a Transaction shall be obtained from an independent Reference Market-maker that would be eligible and willing to enter into such Transaction in the absence of the current derivative provider, provided that an external mark may not be obtained from the same Reference Market-maker more than four times in any 12-month period. The Valuation Agent shall obtain these external marks directly or through an independent third party, in either case at no cost to Party B. The Valuation Agent shall calculate on each Valuation Date (for purposes of this paragraph, the last Local Business Day in each calendar month referred to above shall be considered a Valuation Date) the Secured Party's Exposure based on the greater of the Valuation Agent's internal marks and the external marks received. If the S&P Value on any such Valuation Date of all Posted Credit Support then held by the Secured Party is less than the S&P Credit Support Amount on such Valuation Date (in each case as determined pursuant to this paragraph), Party A shall, within three Local Business Days of such Valuation Date, Transfer to the Secured Party Eligible Credit Support having an S&P Value as of the date of Transfer at least equal to such deficiency.

     (vi) NOTICE TO S&P. At any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least "BBB+" from S&P, the Valuation Agent shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date its calculations of the Secured Party's Exposure and the S&P Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks received pursuant to the preceding paragraph.

(d) CONDITIONS PRECEDENT AND SECURED PARTY'S RIGHTS AND REMEDIES. The following Termination Events will be a "SPECIFIED CONDITION" for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): With respect to Party A: any Additional Termination Event with respect to which Party A is the sole Affected Party. With respect to Party B: None.


                                     N-2-4

(e)  SUBSTITUTION.

     (i)  "SUBSTITUTION DATE" has the meaning specified in Paragraph 4(d)(ii).

     (ii) CONSENT. If specified here as applicable, then the Pledgor must obtain the Secured Party's consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(f)  DISPUTE RESOLUTION.

     (i) "RESOLUTION TIME" means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

     (ii) VALUE. Notwithstanding anything to the contrary in Paragraph 12, for the purpose of Paragraphs 5(i)(C) and 5(ii), the S&P/Fitch Value, Moody's First Trigger Value, and Moody's Second Trigger Value, on any date, of Eligible Collateral other than Cash will be calculated as follows:

          For Eligible Collateral in the form of securities listed in Paragraph 13(b)(ii): the sum of (A) the product of (1)(x) the bid price at the Valuation Time for such securities on the principal national securities exchange on which such securities are listed, or (y) if such securities are not listed on a national securities exchange, the bid price for such securities quoted at the Valuation Time by any principal market maker for such securities selected by the Valuation Agent, or (z) if no such bid price is listed or quoted for such date, the bid price listed or quoted (as the case may be) at the Valuation Time for the day next preceding such date on which such prices were available and (2) the applicable Valuation Percentage for such Eligible Collateral, and (B) the accrued interest on such securities (except to the extent Transferred to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in the immediately preceding clause (A)) as of such date.

     (iii) ALTERNATIVE. The provisions of Paragraph 5 will apply.

(g)  Holding and Using Posted Collateral.

     (i) ELIGIBILITY TO HOLD POSTED COLLATERAL; CUSTODIANS. Custodian on Party B's behalf will be entitled to hold Posted Collateral pursuant to Paragraph 6(b).

          Party B may appoint as Custodian (A) the entity then serving as Supplemental Interest Trust Trustee or (B) a commercial bank or trust company organized under the laws of the United States or any state thereof, having assets of at least $10 Billion and a long term debt or a deposit rating of at least (i) Baa2 from Moody's and (ii) A from S&P and a short-term unsecured and unsubordinated debt rating from S&P of at least "A-1."

          Initially, the CUSTODIAN for Party B is: Supplemental Interest Trust Trustee.

          Posted Collateral may be held only in the following jurisdiction:
          United States.

     (ii) USE OF POSTED COLLATERAL. The provisions of Paragraph 6(c)(i) will not apply to Party B, but the provisions of Paragraph 6(c)(ii) will apply to Party B.


                                     N-2-5

     (iii) NOTICE. If a party or its Custodian fails to meet the criteria for eligibility to hold (or, in the case of a party, to use) Posted Collateral set forth in this Paragraph 13(g), such party shall promptly notify the other party of such ineligibility.

(h)  DISTRIBUTIONS AND INTEREST AMOUNT.

     (i) INTEREST RATE. The "INTEREST RATE" will be the actual interest rate earned on Posted Collateral in the form of Cash that is held by Party B or its Custodian. Posted Collateral in the form of Cash shall be invested in such overnight (or redeemable within two Local Business Days of demand) Permitted Investments rated at least AAAm or AAAm-G by S&P and Prime-1 by Moody's or Aaa by Moody's as directed by Party A (unless (x) an Event of Default or an Additional Termination Event has occurred with respect to which Party A is the defaulting or sole Affected Party or (y) an Early Termination Date has been designated, in which case such Posted Collateral shall be held uninvested). Gains and losses incurred in respect of any investment of Posted Collateral in the form of Cash in Permitted Investments as directed by Party A shall be for the account of Party A.

     (ii) TRANSFER OF INTEREST AMOUNT. The Transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b); provided, however, that the obligation of Party B to Transfer any Interest Amount to Party A shall be limited to the extent that Party B has earned and received such funds and such funds are available to Party B.

     (iii) ALTERNATIVE TO INTEREST AMOUNT. The provisions of Paragraph 6(d)(ii) will apply.

(i) ADDITIONAL REPRESENTATION(S). There are no additional representations by either party.

(j)  OTHER ELIGIBLE SUPPORT AND OTHER POSTED SUPPORT.

     (i) "VALUE" with respect to Other Eligible Support and Other Posted Support means: not applicable.

     (ii) "TRANSFER" with respect to Other Eligible Support and Other Posted Support means: not applicable.

(k) DEMANDS AND NOTICES. All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, except that any demand, specification or notice shall be given to or made at the following addresses, or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party:

          If to Party A:

          The Bank of New York
          Collateral Management
          32 Old Slip, 16th Floor
          New York, New York 10286
          Phone: (212) 804-5158
          Fax: (212) 804-5818


                                     N-2-6

          If to Party B, at the address specified pursuant to the Notices Section of this Agreement.

          If to Party B's Custodian: LaSalle Bank National Association

(l) ADDRESS FOR TRANSFERS. Each Transfer hereunder shall be made to the address specified below or to an address specified in writing from time to time by the party to which such Transfer will be made.

     Party A account details: To be notified to Party B to Party A at the time of the request for the transfer.

          Party B's Custodian account details:
          LaSalle Bank National Association
          ABA Number 071-000-505
          LaSalle CHGO/CTR/BNF:/LaSalle Trust
          Account Number: 724701.3
          Attention: C-Bass 2007-CB4
          B. Whiteley, (312) 992-1743

(m)  OTHER PROVISIONS.

     (i) COLLATERAL ACCOUNT. Party B shall open and maintain a segregated account, which shall be an Eligible Account, and hold, record and identify all Posted Collateral in such segregated account. .

     (ii) AGREEMENT AS TO SINGLE SECURED PARTY AND SINGLE PLEDGOR. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term "Secured Party" as used in this Annex means only Party B, (b) the term "Pledgor" as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

     (iii) CALCULATION OF VALUE. Paragraph 4(c) is hereby amended by deleting the word "Value" and inserting in lieu thereof "S&P/Fitch Value, Moody's First Trigger Value, Moody's Second Trigger Value". Paragraph 4(d)(ii) is hereby amended by (A) deleting the words "a Value" and inserting in lieu thereof "an S&P/Fitch Value, Moody's First Trigger Value, and Moody's Second Trigger Value" and (B) deleting the words "the Value" and inserting in lieu thereof "S&P/Fitch Value, Moody's First Trigger Value, and Moody's Second Trigger Value". Paragraph 5 (flush language) is hereby amended by deleting the word "Value" and inserting in lieu thereof "S&P/Fitch Value, Moody's First Trigger Value, or Moody's Second Trigger Value". Paragraph 5(i) (flush language) is hereby amended by deleting the word "Value" and inserting in lieu thereof "S&P/Fitch Value, Moody's First Trigger Value, and Moody's Second Trigger Value". Paragraph 5(i)(C) is hereby amended by deleting the word "the Value, if" and inserting in lieu thereof "any one or more of the S&P/Fitch Value, Moody's First Trigger Value, or Moody's Second Trigger Value, as may be". Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words "the Value" and inserting in lieu thereof "any one or more of the S&P/Fitch Value, Moody's First Trigger Value, or Moody's Second Trigger Value" and (2) deleting the second instance of the words "the Value" and inserting in lieu thereof "such disputed S&P/Fitch Value, Moody's First Trigger Value, or Moody's Second Trigger Value". Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended


                                     N-2-7
          by deleting the word "Value" and inserting in lieu thereof "least of the S&P/Fitch Value, Moody's First Trigger Value, and Moody's Second Trigger Value".

     (iv) FORM OF ANNEX. Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

     (v) EVENTS OF DEFAULT. Paragraph 7 will not apply to cause any Event of Default to exist with respect to Party B except that Paragraph 7(i) will apply to Party B solely in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex. Notwithstanding anything to the contrary in Paragraph 7, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall only be an Event of Default if
          (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

     (vi) EXPENSES. Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in any Transfer of Eligible Collateral.

     (vii) WITHHOLDING. Paragraph 6(d)(ii) is hereby amended by inserting immediately after "the Interest Amount" in the fourth line thereof the words "less any applicable withholding taxes."

     (viii) ADDITIONAL DEFINITIONS. As used in this Annex:

          "COLLATERAL EVENT" means that no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold.

          "EXPOSURE" has the meaning specified in Paragraph 12, except that after the word "Agreement" the words "(assuming, for this purpose only, that Part 1(f) of the Schedule is deleted)" shall be inserted.

          "FITCH RATING THRESHOLD EVENT" means, on any date, no Relevant Entity has credit ratings from Fitch which equal or exceed the Fitch Approved Ratings Threshold.

          "LOCAL BUSINESS DAY" means, for purposes of this Annex: any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian.

          "MOODY'S FIRST TRIGGER EVENT" means that no Relevant Entity has credit ratings from Moody's at least equal to the Moody's First Trigger Ratings Threshold.


                                     N-2-8

          "MOODY'S FIRST TRIGGER CREDIT SUPPORT AMOUNT" means, for any Valuation Date, the excess, if any, of

          (I) (A) for any Valuation Date on which (I) a Moody's First Trigger Event has occurred and has been continuing (x) for at least 30 Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody's Second Trigger Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (a) zero and (b) the sum of (i) the Secured Party's Exposure for such Valuation Date and (ii) the sum, for each Transaction to which this Annex relates, of the product of (x) the applicable Moody's First Trigger Factor set forth in Table 1
                    (y) the Scale Factor, if any, for such Transaction, or, if no Scale Factor is applicable for such Transaction, one, and
                    (z) the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

               (B)  for any other Valuation Date, zero, over

          (II) the Threshold for Party A such Valuation Date.

          "MOODY'S FIRST TRIGGER VALUE" means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody's First Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

          "MOODY'S SECOND TRIGGER CREDIT SUPPORT AMOUNT" means, for any Valuation Date, the excess, if any, of

          (I) (A) for any Valuation Date on which it is the case that a Moody's Second Trigger Ratings Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (a) zero, (b) the aggregate amount of the Next Payment for all Next Payment Dates, and (c) the sum of (x) the Secured Party's Exposure for such Valuation Date and (y) the sum, for each Transaction to which this Annex relates, of (1) if such Transaction is not a Transaction-Specific Hedge, the product of (i) the applicable Moody's Second Trigger Factor set forth in Table 2 (ii) Scale Factor, if any, for such Transaction, or, if no Scale Factor is applicable for such Transaction, one, and
                    (iii) the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

                    (2) if such Transaction is a Transaction-Specific Hedge, the product of (i) the applicable Moody's Second Trigger Factor set forth in Table 3 (ii) Scale Factor, if any, for such Transaction, or, if no Scale Factor is applicable for such Transaction, one, and (iii) the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

               (B)  for any other Valuation Date, zero, over

          (II) the Threshold for Party A for such Valuation Date.

          "MOODY'S SECOND TRIGGER VALUE" means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by


                                     N-2-9
          the Moody's Second Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

          "NEXT PAYMENT" means, in respect of each Next Payment Date, the greater of (i) the amount of any payments due to be made by Party A under Section 2(a) on such Next Payment Date less any payments due to be made by Party B under Section 2(a) on such Next Payment Date (in each case, after giving effect to any applicable netting under Section 2(c)) and (ii) zero.

          "NEXT PAYMENT DATE" means each date on which the next scheduled payment under any Transaction, to which this Annex relates, is due to be paid.

          "PRICING SOURCES" means the sources of financial information commonly known as Bloomberg, Bridge Information Services, Data Resources Inc., Interactive Data Services, International Securities Market Association, Merrill Lynch Securities Pricing Service, Muller Data Corporation, Reuters, Wood Gundy, Trepp Pricing, JJ Kenny, S&P and Telerate.

          "REMAINING WEIGHTED AVERAGE MATURITY" means, with respect to a Transaction, the expected weighted average maturity for such Transaction as determined by the Valuation Agent.

          "S&P/FITCH CREDIT SUPPORT AMOUNT" means, for any Valuation Date, the excess, if any, of

          (I) (A) for any Valuation Date on which (i) an S&P Rating Threshold Event or Fitch Rating Threshold Event has occurred and been continuing for at least 30 days, or (ii) a Required Ratings Downgrade Event has occurred and is continuing, an amount equal to the sum of (1) 100.0% of the Secured Party's Exposure for such Valuation Date and (2) the sum, for each Transaction to which this Annex relates, of the product of
                    (i) the Volatility Buffer for such Transaction, (ii) the Scale Factor, if any, for such Transaction, or, if no scale factor is applicable for such Transaction, one, and (iii) the Notional Amount of such Transaction for the Calculation Period of such Transaction which includes such Valuation Date, or

               (B)  for any other Valuation Date, zero, over

          (II) the Threshold for Party A for such Valuation Date.

          "S&P RATING THRESHOLD EVENT" means, on any date, no Relevant Entity has credit ratings from S&P which equal or exceed the S&P Approved Ratings Threshold.

          "S&P/FITCHVALUE" means, on any date and with respect to any Eligible Collateral other than Cash, the product of (A) the bid price obtained by the Valuation Agent for such Eligible Collateral and (B) the S&P/Fitch Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii).

          "TRANSACTION EXPOSURE" means, for any Transaction, Exposure determined as if such Transaction were the only Transaction between the Secured Party and the Pledgor.

          "TRANSACTION-SPECIFIC HEDGE" means any Transaction that is (i) an interest rate swap in respect of which (x) the notional amount of the interest rate swap is "balance guaranteed" or (y) the notional amount of the interest rate swap for any Calculation Period (as defined


                                     N-2-10
          in the related Confirmation) otherwise is not a specific dollar amount that is fixed at the inception of the Transaction, (ii) an interest rate cap, (iii) an interest rate floor or (iv) an interest rate swaption.

          "VALUATION PERCENTAGE" shall mean, for purposes of determining the S&P/Fitch Value, Moody's First Trigger Value, or Moody's Second Trigger Value with respect to any Eligible Collateral or Posted Collateral, the applicable S&P/Fitch Valuation Percentage, Moody's First Trigger Valuation Percentage, or Moody's Second Trigger Valuation Percentage for such Eligible Collateral or Posted Collateral, respectively, in each case as set forth in Paragraph 13(b)(ii).

          "VALUE" shall mean, in respect of any date, the related S&P/Fitch Value, the related Moody's First Trigger Value, and the related Moody's Second Trigger Value.

          "VOLATILITY BUFFER" means, for any Transaction, the related percentage set forth in the following table.

                                   Remaining
                                    Weighted         Remaining
                                    Average          Weighted           Remaining          Remaining
The higher of  the S&P  credit    Maturity of         Average       Weighted Average   Weighted Average
rating of (i) Party A and (ii)       such           Maturity of      Maturity of such   Maturity of such
the Credit Support Provider of    Transaction    such Transaction     Transaction        Transaction
Party A, if applicable           up to 3 years    up to 5 years      up to 10 years     up to 30 years
------------------------------   -------------   ----------------   ----------------   ----------------
"A-2" or higher                      2.75%             3.25%             4.00%               4.75%
"A-3"                                3.25%             4.00%             5.00%               6.25%
"BB+" or lower                       3.50%             4.50%             6.75%               7.50%

                [Remainder of this page intentionally left blank]


                                     N-2-11

                                     Table 1

                          MOODY'S FIRST TRIGGER FACTOR

            REMAINING
      WEIGHTED AVERAGE LIFE              COLLATERAL
        OF HEDGE IN YEARS           POSTING REQUIREMENT
---------------------------------   -------------------
1 or less                                  0.15%
More than 1 but not more than 2            0.30%
More than 2 but not more than 3            0.40%
More than 3 but not more than 4            0.60%
More than 4 but not more than 5            0.70%
More than 5 but not more than 6            0.80%
More than 6 but not more than 7            1.00%
More than 7 but not more than 8            1.10%
More than 8 but not more than 9            1.20%
More than 9 but not more than 10           1.30%
More than 10 but not more than 11          1.40%
More than 11 but not more than 12          1.50%
More than 12 but not more than 13          1.60%
More than 13 but not more than 14          1.70%
More than 14 but not more than 15          1.80%
More than 15 but not more than 16          1.90%
More than 16 but not more than 17          2.00%
More than 17 but not more than 18          2.00%
More than 18 but not more than 19          2.00%
More than 19 but not more than 20          2.00%
More than 20 but not more than 21          2.00%
More than 21 but not more than 22          2.00%
More than 22 but not more than 23          2.00%
More than 23 but not more than 24          2.00%
More than 24 but not more than 25          2.00%
More than 25 but not more than 26          2.00%
More than 26 but not more than 27          2.00%
More than 27 but not more than 28          2.00%
More than 28 but not more than 29          2.00%
More than 29                               2.00%


                                     N-2-12

                                     Table 2

        MOODY'S SECOND TRIGGER FACTOR FOR INTEREST RATE SWAPS WITH FIXED
                                NOTIONAL AMOUNTS

            REMAINING
      WEIGHTED AVERAGE LIFE              COLLATERAL
        OF HEDGE IN YEARS           POSTING REQUIREMENT
---------------------------------   -------------------
1 or less                                  0.50%
More than 1 but not more than 2            1.00%
More than 2 but not more than 3            1.50%
More than 3 but not more than 4            1.90%
More than 4 but not more than 5            2.40%
More than 5 but not more than 6            2.80%
More than 6 but not more than 7            3.20%
More than 7 but not more than 8            3.60%
More than 8 but not more than 9            4.00%
More than 9 but not more than 10           4.40%
More than 10 but not more than 11          4.70%
More than 11 but not more than 12          5.00%
More than 12 but not more than 13          5.40%
More than 13 but not more than 14          5.70%
More than 14 but not more than 15          6.00%
More than 15 but not more than 16          6.30%
More than 16 but not more than 17          6.60%
More than 17 but not more than 18          6.90%
More than 18 but not more than 19          7.20%
More than 19 but not more than 20          7.50%
More than 20 but not more than 21          7.80%
More than 21 but not more than 22          8.00%
More than 22 but not more than 23          8.00%
More than 23 but not more than 24          8.00%
More than 24 but not more than 25          8.00%
More than 25 but not more than 26          8.00%
More than 26 but not more than 27          8.00%
More than 27 but not more than 28          8.00%
More than 28 but not more than 29          8.00%
More than 29                               8.00%


                                     N-2-13

                                     Table 3

          MOODY'S SECOND TRIGGER FACTOR FOR TRANSACTION-SPECIFIC HEDGES

            REMAINING
      WEIGHTED AVERAGE LIFE              COLLATERAL
        OF HEDGE IN YEARS           POSTING REQUIREMENT
---------------------------------   -------------------
1 or less                                  0.65%
More than 1 but not more than 2             1.30%
More than 2 but not more than 3             1.90%
More than 3 but not more than 4             2.50%
More than 4 but not more than 5             3.10%
More than 5 but not more than 6             3.60%
More than 6 but not more than 7             4.20%
More than 7 but not more than 8             4.70%
More than 8 but not more than 9             5.20%
More than 9 but not more than 10            5.70%
More than 10 but not more than 11           6.10%
More than 11 but not more than 12           6.50%
More than 12 but not more than 13           7.00%
More than 13 but not more than 14           7.40%
More than 14 but not more than 15           7.80%
More than 15 but not more than 16           8.20%
More than 16 but not more than 17           8.60%
More than 17 but not more than 18           9.00%
More than 18 but not more than 19           9.40%
More than 19 but not more than 20           9.70%
More than 20 but not more than 21          10.00%
More than 21 but not more than 22          10.00%
More than 22 but not more than 23          10.00%
More than 23 but not more than 24          10.00%
More than 24 but not more than 25          10.00%
More than 25 but not more than 26          10.00%
More than 26 but not more than 27          10.00%
More than 27 but not more than 28          10.00%
More than 28 but not more than 29          10.00%
More than 29                               10.00%


                                     N-2-14

                                   SCHEDULE 1
                               ELIGIBLE COLLATERAL

                   ELIGIBLE COLLATERAL & VALUATION PERCENTAGES
                                 MOODY'S AND S&P

                                                                              VALUATION
                                                   VALUATION PERCENTAGE*     PERCENTAGE*
                                                   ---------------------   ---------------
                                                          MOODY'S                S&P
                                                   ---------------------   ---------------
                                                    FIRST       SECOND
                                                   TRIGGER     TRIGGER     DAILY    WEEKLY
                                                   -------   -----------   ------   ------
(A)   Cash: U.S. Dollars in depositary account       100         100                   100
      form

(B)   U.S. Treasury Securities: negotiable debt      100         100         98.9     98.6
      obligations issued by the U.S. Treasury
      Department after July 18, 1984
      ("TREASURIES") having a remaining maturity
      of up to and not more than 1 year.

(C)   Treasuries having a remaining maturity of      100          99           98     97.3
      greater than 1 year but not more than 2
      years.

(D)   Treasuries having a remaining maturity of      100          98         97.4     95.8
      greater than 2 years but not more than 3
      years.

(E)   Treasuries having a remaining maturity of      100          97         95.5     93.8
      greater than 3 years but not more than 5
      years.

(F)   Treasuries having a remaining maturity of      100          95         93.7     91.4
      greater than 5 years but not more than 7
      years.

(G)   Treasuries having a remaining maturity of      100          94         92.5     90.3
      greater than 7 years but not more than 10
      years.

(H)   Treasuries having a remaining maturity of      100          89         91.1     87.9
      greater than 10 years but not more than 20
      years.

(I)   Treasuries having a remaining maturity of      100          87         88.6     84.6
      greater than 20 years but not more than 30
      years.

(J)   Agency Securities: negotiable debt             100          99         98.5      98
      obligations of the Federal National
      Mortgage Association (FNMA), Federal Home
      Loan Mortgage Corporation (FHLMC), Federal
      Home Loan Banks (FHLB), Federal Farm
      Credit Banks (FFCB), Tennessee Valley
      Authority (TVA) (collectively, "AGENCY
      SECURITIES") issued after July 18, 1984
      and having a remaining maturity of not
      more than 1 year.

(K)   Agency Securities having a remaining           100          98         97.7     96.8
      maturity of greater than 1 year but not
      more than 2 years.


                                     N-2-15

                   ELIGIBLE COLLATERAL & VALUATION PERCENTAGES
                                 MOODY'S AND S&P

                                                                              VALUATION
                                                   VALUATION PERCENTAGE*     PERCENTAGE*
                                                   ---------------------   ---------------
                                                          MOODY'S                S&P
                                                   ---------------------   ---------------
                                                    FIRST       SECOND
                                                   TRIGGER     TRIGGER     DAILY    WEEKLY
                                                   -------   -----------   ------   ------
(L)   Agency Securities having a remaining           100          97         97.3     96.3
      maturity of greater than 2 years but not
      more than 3 years.

(M)   Agency Securities having a remaining           100          96         94.5     94.5
      maturity of greater than 3 years but not
      more than 5 years.

(N)   Agency Securities having a remaining           100          94         93.1     90.3
      maturity of greater than 5 years but not
      more than 7 years.

(O)   Agency Securities having a remaining           100          93         90.7     86.9
      maturity of greater than 7 years but not
      more than 10 years.

(P)   Agency Securities having a remaining           100          88         87.7     82.6
      maturity of greater than 10 years but not
      more than 20 years.

(Q)   Agency Securities having a remaining           100          86         84.4     77.9
      maturity of greater than 20 years but not
      more than 30 years.

(R)   FHLMC Certificates. Mortgage participation     100          *            *      86.40
      certificates issued by FHLMC evidencing                   (daily
      undivided interests or participations in               evaluation)
      pools of first lien conventional or FHA/VA                  86
      residential mortgages or deeds of trust,                 (weekly
      guaranteed by FHLMC, issued after July 18,              valuation)
      1984 and having a remaining maturity of
      not more than 30 years.

(S)   FNMA Certificates. Mortgage-backed             100          *            *     86.40
      pass-through certificates issued by FNMA                  (daily
      evidencing undivided interests in pools of             evaluation)
      first lien mortgages or deeds of trust on                   86
      residential properties, guaranteed by                    (weekly
      FNMA, issued after July 18, 1984 and                    valuation)
      having a remaining maturity of not more
      than 30 years.

(T)   GNMA Certificates. Mortgage-backed             100          *            *     86.40
      pass-through certificates issued by                       (daily
      private entities, evidencing undivided                 evaluation)
      interests in pools of first lien mortgages                  86
      or deeds of trust on single family                       (weekly
      residences, guaranteed by the Government                valuation)
      National Mortgage Association (GNMA) with
      the full faith and credit of the United
      States, issued after July 18, 1984 and
      having a remaining maturity of not more
      than 30 years.


                                     N-2-16

* percentage to be determined when such other Item of Credit Support (including, without limitation, Agency Securities, FHLMC Certificates, FNMA Certificates, GNMA Certificates, Commercial Mortgage-Backed Securities and Commercial Paper) has been approved by Moody's or S&P.


                                     N-2-17

                   ELIGIBLE COLLATERAL & VALUATION PERCENTAGES
                                      FITCH

                                                           VALUATION PERCENTAGE
                                                         (RATING OF CERTIFICATES)
                                                        -------------------------
                                                         AAA    AA      A     BBB
                                                        ----   ----   ----   ----
(A)   Cash: U.S. Dollars in depositary account form      100%   100%   100%   100%

(B)   U.S. Treasury Securities: negotiable debt         97.5%  97.8%  98.4%  98.9%
      obligations issued by the U.S. Treasury
      Department after July 18, 1984 ("TREASURIES")
      having a remaining maturity of up to and not
      more than 1 year.

(C)   Treasuries having a remaining maturity of         94.7%  95.3%  95.9%  96.5%
      greater than 1 year but not more than 2 years.

(D)   Treasuries having a remaining maturity of         94.7%  95.3%  95.9%  96.5%
      greater than 2 years but not more than 3 years.

(E)   Treasuries having a remaining maturity of         91.5%  92.5%  93.5%  94.5%
      greater than 3 years but not more than 5 years.

(F)   Treasuries having a remaining maturity of         89.0%  90.1%  91.2%  92.3%
      greater than 5 years but not more than 7 years.

(G)   Treasuries having a remaining maturity of         86.3%  87.5%  88.8%  90.0%
      greater than 7 years but not more than 10
      years.

(H)   Treasuries having a remaining maturity of         83.0%  84.5%  86.0%  87.5%
      greater than 10 years but not more than 20
      years.

(I)   Treasuries having a remaining maturity of         79.0%  80.7%  82.3%  84.0%
      greater than 20 years but not more than 30
      years.

(J)   Agency Securities: negotiable debt obligations      *      *      *      *
      of the Federal National Mortgage Association
      (FNMA), Federal Home Loan Mortgage Corporation
      (FHLMC), Federal Home Loan Banks (FHLB),
      Federal Farm Credit Banks (FFCB), Tennessee
      Valley Authority (TVA) (collectively, "AGENCY
      SECURITIES") issued after July 18, 1984 and
      having a remaining maturity of not more than 1
      year.

(K)   Agency Securities having a remaining maturity       *      *      *      *
      of greater than 1 year but not more than 2
      years.

(L)   Agency Securities having a remaining maturity       *      *      *      *
      of greater than 2 years but not more than 3
      years.

(M)   Agency Securities having a remaining maturity       *      *      *      *
      of greater than 3 years but not more than 5
      years.

(N)   Agency Securities having a remaining maturity       *      *      *      *
      of greater than 5 years but not more than 7
      years.

(O)   Agency Securities having a remaining maturity       *      *      *      *
      of greater than 7 years but not more than 10
      years.

(P)   Agency Securities having a remaining maturity       *      *      *      *
      of greater than 10 years but not more than 20
      years.

(Q)   Agency Securities having a remaining maturity       *      *      *      *
      of greater than 20 years but not more than 30
      years.

* percentage to be determined when such other Item of Credit Support (including, without limitation, Agency Securities, FHLMC Certificates, FNMA Certificates, GNMA Certificates, Commercial Mortgage-Backed Securities and Commercial Paper) has been approved by Fitch.


                                     N-2-18

     IN WITNESS WHEREOF, the parties have executed this Annex by their duly authorized representatives as of the date of the Agreement.

THE BANK OF NEW YORK                    LASALLE BANK NATIONAL ASSOCIATION, NOT
                                        IN ITS INDIVIDUAL CAPACITY, BUT SOLELY
                                        AS THE SUPPLEMENTAL INTEREST TRUST
                                        TRUSTEE ON BEHALF OF THE SUPPLEMENTAL
                                        INTEREST TRUST WITH RESPECT TO THE
                                        C-BASS 2007-CB4 TRUST, C-BASS MORTGAGE
                                        LOAN ASSET-BACKED CERTIFICATES, SERIES
                                        2007-CB4


By:                                     By:
    ---------------------------------       ------------------------------------
Name                                    Name:
     --------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------
Date:                                   Date:
      -------------------------------         ----------------------------------


                                     N-2-19

                                    EXHIBIT O

                            FORM OF POWER OF ATTORNEY

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO
LITTON LOAN SERVICING LP
4828 Loop Central Drive
Houston, Texas 77081
Attn: ____________________

                            LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that ___________________________, having its principal place of business at ____________________, as Trustee (the "Trustee") pursuant to that Pooling and Servicing Agreement among ____________________ (the "Depositor"), Litton Loan Servicing LP (the "Servicer"), and the Trustee, dated as of ________________________ 1, 200_ (the "Pooling and Servicing Agreement"), hereby constitutes and appoints the Servicer, by and through the Servicer's officers, the Trustee's true and lawful Attorney-in-Fact, in the Trustee's name, place and stead and for the Trustee's benefit, in connection with all mortgage loans serviced by the Servicer pursuant to the Pooling and Servicing Agreement for the purpose of performing all acts and executing all documents in the name of the Trustee as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the "Mortgages" and the "Deeds of Trust", respectively) and promissory notes secured thereby (the "Mortgage Notes") for which the undersigned is acting as Trustee for various certificateholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which the Servicer is acting as servicer, all subject to the terms of the Pooling and Servicing Agreement.

This appointment shall apply to the following enumerated transactions only:

1. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recordings is for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured.

2. The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

3. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

4.   The completion of loan assumption agreements.

5. The full satisfaction/release of a Mortgage or Deed of Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

6. The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

7. The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

8. With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

          a. the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

          b. the preparation and issuance of statements of breach or non-performance;

          c. the preparation and filing of notices of default and/or notices of sale;

          d. the cancellation/rescission of notices of default and/or notices of sale;

          e.   the taking of a deed in lieu of foreclosure; and

          f. the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8.a. through 8.e., above.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

Notwithstanding anything contained herein to the contrary, the Servicer shall not, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Servicer's representative capacity; provided that the Servicer shall not be required to sign this Limited Power of Attorney in order to perform the functions enumerated herein or (ii) take any action with the intent to cause, or which actually does cause, the Trustee to be registered to do business in any state.

IN WITNESS WHEREOF, _____________________________ as Trustee pursuant to that Pooling and Servicing Agreement among the Depositor, the Servicer, and the Trustee, dated as of April 1, 2007, C-BASS Mortgage Loan Asset Backed Certificates, Series 2007-CB4, has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by its duly elected and authorized Vice President this __________ day of ________________________, 200_.

                                       LASALLE BANK NATIONAL ASSOCIATION
                                       as Trustee for C-BASS Mortgage Loan Asset
                                       Backed Certificates, Series 2007-CB4


                                       By
                                          --------------------------------------

STATE OF ________________

COUNTY OF _______________

On _______________, 200_, before me, the undersigned, a Notary Public in and for said state, personally appeared ____________________, Vice President of as Trustee for C-BASS Mortgage Loan Asset Backed Certificates, Series 2007-CB4, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.


WITNESS my hand and official seal.
              (SEAL)

                                        ----------------------------------------
                                        Notary Public

                                        My Commission Expires
                                                              ------------------

                                   EXHIBIT P-1

                    FORM OF 1122(D) SERVICING CRITERIA LETTER

                                     [DATE]

LaSalle Bank National Association
135 S. LaSalle Street, Suite 1511
Chicago, IL 60603

The Bank of New York
101 Barclay Street, 8W
New York, New York 10286
Attention: Glen Mitchell

          Re:  Item 1122 of Regulation AB -- C-BASS 2007-CB4 Trust

Ladies and Gentlemen:

     In connection with the above-referenced transaction, Litton Loan Servicing LP (the "Servicer"), LaSalle Bank National Association (the "Trustee") and The Bank of New York (the "Custodian") hereby acknowledge and agree that the purpose of this letter agreement (this "Letter Agreement") is to facilitate compliance by the Servicer, the Trustee and the Custodian with identifying each party's responsibility with respect to the servicing criteria identified in Item 1122(d) of Regulation AB. Merrill Lynch Mortgage Investors, Inc. (the "Depositor") shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.

     The Servicer, the Trustee and the Custodian each agree that as of the Closing Date, each such party will, solely with respect to completing assessments as required with respect to Item 1122(d) of Regulation AB and not as an obligation with respect to the administration of the transaction, comply with the servicing criteria indicated on Exhibit A hereto applicable to it in order to comply with the requirements of Item 1122(d) of Regulation AB.

     The Servicer, the Trustee and the Custodian each hereby acknowledge that interpretations of the requirements of Item 1122(d) of Regulation AB may change over time and agree in good faith to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In the event that the parties are not able to agree upon the servicing criteria applicable to it, the parties hereby agree to negotiate in good faith to come to a determination of the servicing criteria applicable to them under Item 1122(d) of Regulation AB using industry practice, industry groups' recommended practices and SEC interpretative guidance as determining factors. If the parties cannot come to a resolution after such negotiations, the parties hereby agree to submit to binding arbitration by an arbitrator agreed to by the parties or if an arbitrator can not be agreed upon then an arbitrator selected by the Depositor.

     Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of April 1, 2007 among Credit-Based Asset Servicing and Securitization LLC, the Servicer, the Trustee and the Depositor.


                                      P-1-1

     This Letter Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York except to the extent preempted by federal law.

     For the purpose of facilitating the execution of this Letter Agreement, and for other purposes, this Letter Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

                         [NO FURTHER TEXT ON THIS PAGE]


                                      P-1-2

                                        LITTON LOAN SERVICING LP


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

ACKNOWLEDGED AND AGREED:


LASALLE BANK NATIONAL ASSOCIATION


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


THE BANK OF NEW YORK


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


MERRILL LYNCH MORTGAGE INVESTORS, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


                                      P-1-3

                                   EXHIBIT P-2

                       SERVICING CRITERIA TO BE ADDRESSED
                           IN ASSESSMENT OF COMPLIANCE
                          (RMBS UNLESS OTHERWISE NOTED)

DEFINITIONS
PRIMARY SERVICER - transaction party having borrower contact
CUSTODIAN - safe keeper of pool assets
TRUSTEE - fiduciary of the transaction

                                                                      LITTON LOAN
                                                                      SERVICING LP        BANK OF NEW YORK        LASALLE BANK
REG AB REFERENCE   SERVICING CRITERIA                                  (SERVICER)           (CUSTODIAN)            (TRUSTEE)
----------------   --------------------------------------------   -------------------   -------------------   -------------------
                   GENERAL SERVICING CONSIDERATIONS

1122(d)(1)(i)      Policies and procedures are instituted to                X                                              X
                   monitor any performance or other triggers
                   and events of default in accordance with the
                   transaction agreements.

1122(d)(1)(ii)     If any material servicing activities are       If applicable for a   If applicable for a   If applicable for a
                   outsourced to third parties, policies and          transaction           transaction           transaction
                   procedures are instituted to monitor the           participant           participant           participant
                   third party's performance and compliance
                   with such servicing activities.

1122(d)(1)(iii)    Any requirements in the transaction
                   agreements to maintain a back-up servicer
                   for the Pool Assets are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and omissions                X
                   policy is in effect on the party
                   participating in the servicing function
                   throughout the reporting period in the
                   amount of coverage required by and otherwise
                   in accordance with the terms of the
                   transaction agreements.

                   CASH COLLECTION AND ADMINISTRATION

1122(d)(2)(i)      Payments on pool assets are deposited into              X                                          X*
                   the appropriate custodial bank accounts and
                   related bank clearing accounts no more than
                   two business days following receipt, or such
                   other number of days specified in the
                   transaction agreements.

1122(d)(2)(ii)     Disbursements made via wire transfer on                 X                                           X
                   behalf of an obligor or to an investor are
                   made only by authorized personnel.

1122(d)(2)(iii)    Advances of funds or guarantees regarding               X
                   collections, cash flows or distributions,
                   and any interest or other fees charged for
                   such advances, are made, reviewed and
                   approved as specified in the transaction
                   agreements.

1122(d)(2)(iv)     The related accounts for the transaction,               X*                                          X
                   such as cash reserve accounts or accounts
                   established as a form of over
                   collateralization, are separately maintained
                   (e.g., with respect to commingling of cash)
                   as set forth in the transaction agreements.


                                      P-2-1

                                                                      LITTON LOAN
                                                                      SERVICING LP        BANK OF NEW YORK        LASALLE BANK
REG AB REFERENCE   SERVICING CRITERIA                                  (SERVICER)           (CUSTODIAN)            (TRUSTEE)
----------------   --------------------------------------------   -------------------   -------------------   -------------------
1122(d)(2)(v)      Each custodial account is maintained at a               X                                          X*
                   federally insured depository institution as
                   set forth in the transaction agreements.
                   For purposes of this criterion, "federally
                   insured depository institution" with respect
                   to a foreign financial institution means a
                   foreign financial institution that meets the
                   requirements of Rule 13k-1(b)(1) of the
                   Securities Exchange Act.

1122(d)(2)(vi)     Unissued checks are safeguarded so as to          If applicable                               If applicable
                   prevent unauthorized access.

1122(d)(2)(vii)    Reconciliations are prepared on a monthly               X                                           X
                   basis for all asset-backed securities
                   related bank accounts, including custodial
                   accounts and related bank clearing
                   accounts.  These reconciliations are (A)
                   mathematically accurate; (B) prepared within
                   30 calendar days after the bank statement
                   cutoff date, or such other number of days
                   specified in the transaction agreements; (C)
                   reviewed and approved by someone other than
                   the person who prepared the reconciliation;
                   and (D) contain explanations for reconciling
                   items.  These reconciling items are resolved
                   within 90 calendar days of their original
                   identification, or such other number of days
                   specified in the transaction agreements.

                   INVESTOR REMITTANCES AND REPORTING

1122(d)(3)(i)      Reports to investors, including those to be             X                                           X
                   filed with the Commission, are maintained in
                   accordance with the transaction agreements
                   and applicable Commission requirements.
                   Specifically, such reports (A) are prepared
                   in accordance with timeframes and other
                   terms set forth in the transaction
                   agreements; (B) provide information
                   calculated in accordance with the terms
                   specified in the transaction agreements; (C)
                   are filed with the Commission as required by
                   its rules and regulations; and (D) agree
                   with investors' or the trustee's records as
                   to the total unpaid principal balance and
                   number of Pool Assets serviced by the
                   Servicer.

1122(d)(3)(ii)     Amounts due to investors are allocated and                                                          X
                   remitted in accordance with timeframes,
                   distribution priority and other terms set
                   forth in the transaction agreements.

1122(d)(3)(iii)    Disbursements made to an investor are posted            X                                           X
                   within two business days to the Servicer's
                   investor records, or such other number of
                   days specified in the transaction
                   agreements.

1122(d)(3)(iv)     Amounts remitted to investors per the                   X                                           X
                   investor reports agree with cancelled
                   checks, or other form of payment, or


                                      P-2-2

                                                                      LITTON LOAN
                                                                      SERVICING LP        BANK OF NEW YORK        LASALLE BANK
REG AB REFERENCE   SERVICING CRITERIA                                  (SERVICER)           (CUSTODIAN)            (TRUSTEE)
----------------   --------------------------------------------   -------------------   -------------------   -------------------
                   custodial bank statements.

                   POOL ASSET ADMINISTRATION

1122(d)(4)(i)      Collateral or security on pool assets is                                      X                    X*
                   maintained as required by the transaction
                   agreements or related pool asset documents.

1122(d)(4)(ii)     Pool assets and related documents are                                         X
                   safeguarded as required by the transaction
                   agreements

1122(d)(4)(iii)    Any additions, removals or substitutions to             X                     X                     X
                   the asset pool are made, reviewed and
                   approved in accordance with any conditions
                   or requirements in the transaction
                   agreements.

1122(d)(4)(iv)     Payments on pool assets, including any                  X
                   payoffs, made in accordance with the related
                   pool asset documents are posted to the
                   Servicer's obligor records maintained no
                   more than two business days after receipt,
                   or such other number of days specified in
                   the transaction agreements, and allocated to
                   principal, interest or other items (e.g.,
                   escrow) in accordance with the related pool
                   asset documents.

1122(d)(4)(v)      The Servicer's records regarding the pool               X
                   assets agree with the Servicer's records
                   with respect to an obligor's unpaid
                   principal balance.

1122(d)(4)(vi)     Changes with respect to the terms or status             X
                   of an obligor's pool assets (e.g., loan
                   modifications or re-agings) are made,
                   reviewed and approved by authorized
                   personnel in accordance with the transaction
                   agreements and related pool asset
                   documents.

1122(d)(4)(vii)    Loss mitigation or recovery actions (e.g.,              X
                   forbearance plans, modifications and deeds
                   in lieu of foreclosure, foreclosures and
                   repossessions, as applicable) are initiated,
                   conducted and concluded in accordance with
                   the timeframes or other requirements
                   established by the transaction agreements.

1122(d)(4)(viii)   Records documenting collection efforts are              X
                   maintained during the period a pool asset is
                   delinquent in accordance with the
                   transaction agreements.  Such records are
                   maintained on at least a monthly basis, or
                   such other period specified in the
                   transaction agreements, and describe the
                   entity's activities in monitoring delinquent
                   pool assets including, for example, phone
                   calls, letters and payment rescheduling
                   plans in cases where delinquency is deemed
                   temporary (e.g., illness or unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or rates of               X
                   return for pool assets with variable rates


                                      P-2-3

                                                                      LITTON LOAN
                                                                      SERVICING LP        BANK OF NEW YORK        LASALLE BANK
REG AB REFERENCE   SERVICING CRITERIA                                  (SERVICER)           (CUSTODIAN)            (TRUSTEE)
----------------   --------------------------------------------   -------------------   -------------------   -------------------
                   are computed based on the related pool asset
                   documents.

1122(d)(4)(x)      Regarding any funds held in trust for an                X
                   obligor (such as escrow accounts): (A) such
                   funds are analyzed, in accordance with the
                   obligor's pool asset documents, on at least
                   an annual basis, or such other period
                   specified in the transaction agreements; (B)
                   interest on such funds is paid, or credited,
                   to obligors in accordance with applicable
                   pool asset documents and state laws; and (C)
                   such funds are returned to the obligor
                   within 30 calendar days of full repayment of
                   the related pool assets, or such other
                   number of days specified in the transaction
                   agreements.

1122(d)(4)(xi)     Payments made on behalf of an obligor (such             X
                   as tax or insurance payments) are made on or
                   before the related penalty or expiration
                   dates, as indicated on the appropriate bills
                   or notices for such payments, provided that
                   such support has been received by the
                   servicer at least 30 calendar days prior to
                   these dates, or such other number of days
                   specified in the transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in connection                X
                   with any payment to be made on behalf of an
                   obligor are paid from the Servicer's funds
                   and not charged to the obligor, unless the
                   late payment was due to the obligor's error
                   or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an obligor              X
                   are posted within two business days to the
                   obligor's records maintained by the
                   servicer, or such other number of days
                   specified in the transaction agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and uncollectible            X
                   accounts are recognized and recorded in
                   accordance with the transaction agreements.

1122(d)(4)(xv)     Any external enhancement or other support,                                                          X
                   identified in Item 1114(a)(1) through (3) or
                   Item 1115 of Regulation AB, is maintained as
                   set forth in the transaction agreements.

* For d(2)(iv) Servicer needs to provide only if it is deemed that the Collection Account is subject to this criteria.

* For d(2)(i) and (v) Trustee needs to provide only if it is deemed that any account maintained by the Trustee is a custodial account for purposes of the servicing criteria. Subject to further clarification from the SEC.

* For d(3)(i)(C) waterfall calculations are a Trustee responsibility under the Pooling and Servicing Agreement.


                                      P-2-4

* For d(4)(i) Trustee needs to provide only if it is deemed that the final certification required to be delivered by the Trustee pursuant to Section 2.02, Acceptance by the Trustee, of the Pooling and Servicing Agreement is not covered in the (d)(4)(iii) servicing criteria.


                                      P-2-5

                                   EXHIBIT P-3

                 FORM OF SARBANES-OXLEY CERTIFICATION (SERVICER)

         C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2007-CB4

     Re:  C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB4

     I, [identify the certifying individual], certify that:

     1. I have reviewed the report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of [identify the issuing entity] (the "Exchange Act Periodic Reports");

     2. Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

     3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

     4. [I am responsible for reviewing the activities performed by the servicer(s) and based on my knowledge and the compliance review(s) conducted in preparing the servicer compliance statement(s) required in this report under
Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the servicer(s) [has/have] fulfilled [its/their] obligations under the servicing agreement(s) in all material respects; and]

     5. All of the reports on assessment of compliance with servicing criteria for ABS and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

     [In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties [name of servicer, sub-servicer, co-servicer, depositor, custodian or trustee].]

Date:
      ---------------


                                        ----------------------------------------
                                        [Signature]
                                        [Title]


                                      P-3-1

                                   EXHIBIT P-4

                   FORM OF ITEM 1123 CERTIFICATION OF SERVICER

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

LaSalle Bank National Association
135 S. LaSalle Street, Suite 1511
Chicago, IL 60603

     [and/or its designee]

Re: Pooling and Servicing Agreement (the "Agreement") dated as of April 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, Litton Loan Servicing LP, as servicer, Credit-Based Asset Servicing and Securitization LLC, as sponsor, and LaSalle Bank National Association, as trustee, relating to C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB4.

I, [identify name of certifying individual], [title of certifying individual] of Litton Loan Servicing LP (the "Servicer"), hereby certify that:

     (1) A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the Agreement has been made under my supervision; and

     (2) To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement in all material respects throughout such year or a portion thereof[, or, if there has been a failure to fulfill any such obligation in any material respect, I have specified below each such failure known to me and the nature and status thereof].

Date:
      ---------------

                                        LITTON LOAN SERVICING LP,
                                        as Servicer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                      P-4-1

                                   EXHIBIT P-5

                    FORM OF OFFICER'S CERTIFICATE OF TRUSTEE

         C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2007-CB4

     Reference is made to the Pooling and Servicing Agreement, dated as of April 1, 2007 (the "Pooling Agreement"), by and among LaSalle Bank National Association (the "Trustee"), Credit-Based Asset Servicing and Securitization LLC, as sponsor, Litton Loan Servicing LP, as servicer (the "Servicer") and Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"). The Trustee hereby certifies to the Servicer and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

     (i) The Trustee has reviewed the annual report on Form 10-K for the fiscal year [____], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, relating to the above-referenced trust;

     (ii) Subject to paragraph (iv), based on my Knowledge, the Distribution Information in the distribution reports contained in all Monthly Form 8-K's included in the year covered by the annual report on Form 10-K for the calendar year [___], taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required by the Pooling Agreement to be included therein and necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report;

     (iii) Based on my Knowledge, the Distribution Information required to be provided by the Trustee under the Pooling Agreement is included in these reports.

     (iv) In compiling the Distribution Information and making the foregoing certifications, the Trustee has relied upon information furnished to it by the Servicer under the Pooling Agreement. The Trustee shall have no responsibility or liability for any inaccuracy in such reports resulting from information so provided by the Servicer.

     Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling Agreement.

Date:
      ---------------

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                      P-5-1

                                    EXHIBIT Q

            FORM OF OFFICER'S CERTIFICATE WITH RESPECT TO PREPAYMENTS

                              Officer's Certificate
         C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB4

                                     [DATE]

VIA FACSIMILE

LaSalle Bank National Association
135 S. LaSalle Street, Suite 1511
Chicago, IL 60603

     Re:  Prepayments

Dear Sir or Madam:

     __________________ hereby certifies that he/she is an officer of the Servicer, holding the office set forth beneath his/her name and hereby further certifies as follows:

     With respect to the Mortgage Loans set forth in the attached schedule:

     1. A Principal Prepayment in full was received during the related Collection Period;

     2. Any prepayment penalty due under the terms of the Mortgage Note with respect to such Principal Prepayment in full was received from the mortgagor and deposited in the Collection Account: ____ Yes ____ No

     3. As to each Mortgage Loan so noted on the attached schedule, all or part of the prepayment penalty required in connection with the Principal Prepayment in full was waived based upon (Circle one):

          (i) the Servicer's determination that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such prepayment penalty, or

          (ii)(A) the enforceability thereof be limited (1) by bankruptcy insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law;

     4. We certify that all amounts due in connection with the waiver of a prepayment penalty inconsistent with number 3 above which are required to be deposited by the Servicer pursuant to Section 3.01 of the Pooling and Servicing Agreement, have been or will be so deposited.

          Capitalized terms used herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement, dated April 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, Credit-Based Asset Servicing and Securitization LLC, as sponsor, Litton Loan Servicing LP, as servicer and LaSalle Bank National Association, as trustee.

                                        LITTON LOAN SERVICING LP


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT R

                               FORM 8-K DISCLOSURE

                   Item on Form 8-K                                        Party Responsible
------------------------------------------------------   -----------------------------------------------------
*Item 1.01- Entry into a Material Definitive Agreement   All parties as to themselves

*Item 1.02- Termination of a Material Definitive         All parties as to themselves
Agreement

Item 1.03- Bankruptcy or Receivership                    All parties as to themselves

Item 2.04- Triggering Events that Accelerate or          N/A
Increase a Direct Financial Obligation or an
Obligation under an Off-Balance Sheet Arrangement

*Item 3.03- Material Modification to Rights of           Covered in Item 1.01
Security Holders

Item 5.03- Amendments of Articles of Incorporation or    Depositor
Bylaws; Change of Fiscal Year

Item 6.01 - ABS Informational and Computational          N/A
Material

*Item 6.02- Change of Servicer or Trustee                Servicer (as to Servicer or each SubServicer it
                                                         engages), Trustee (as to Trustee or any Subcontractor
                                                         it engages)

*Item 6.03- Change in Credit Enhancement or External     Depositor
Support

*Item 6.04- Failure to Make a Required Distribution      Trustee

Item 6.05- Securities Act Updating Disclosure            Depositor

Item 7.01- Reg FD Disclosure                             Depositor

Item 8.01 - Other Events                                 All parties as to themselves

Item 9.01 - Financial Statements and Exhibits            All parties as it relates to their own agreements

                                    EXHIBIT S

                              FORM 10-D DISCLOSURE

                   Item on Form 10-D                                       Party Responsible
------------------------------------------------------   -----------------------------------------------------

Item 1: Distribution and Pool                            Trustee
Performance Information                                  Servicer
Material breaches of Mortgage Loan                       Servicer, Trustee and Depositor (each as
Representations                                          to itself and with respect to other parties,
Material breaches of                                     as to which it obtains actual notice.)
covenants under this Agreement

Item 2: Legal Proceedings per Item 1117 of Reg AB        All parties to the Pooling and Servicing Agreement
                                                         (as to themselves), the depositor as to the issuing
                                                         entity and any 1100(d)(1) party

Item 3: Sale of Securities and Use of Proceeds           Depositor

Item 4: Defaults Upon Senior Securities                  Trustee

Item 5: Submission of Matters to a Vote of Security      Trustee
Holders

Item 6: Significant Obligors of Pool Assets 1112(b)      N/A

Item 7: Significant Enhancement Provider Information     Depositor/Sponsor

   Item 1114(b)(2)-Credit Enhancement Provider           Depositor
   Financial Information

   Item 1115(b)-Derivative Counterparty Financial        Sponsor/Depositor
   Information

Item 8: Other Information                                Depositor, Sponsor, Trustee and any other party
                                                         responsible for disclosure items on Form 8-K

Item 9: Exhibits                                         Depositor, Sponsor, Trustee (as to monthly
                                                         payment/distribution reports only)

                                   EXHIBIT T

                              FORM 10-K DISCLOSURE

                   Item on Form 10-K                                       Party Responsible
------------------------------------------------------   -----------------------------------------------------
Item 1B: Unresolved Staff Comments                       Depositor

*Item 9B: Other Information                              Depositor, Trustee and any other party responsible
                                                         for disclosure items on Form 8-K

*Item 15: Exhibits, Financial Statement Schedules        Trustee/Servicer/ Depositor

*Additional Item: Disclosure per Item 1112(b) of         N/A
Reg AB

*Additional Item: Disclosure per Item 1114(b)(2) of      N/A
Reg AB

*Additional Item: Disclosure per Item 1115(b) of         Depositor
Reg AB

*Additional Item: Disclosure per Item 1117 of Reg AB     All parties to the Pooling and Servicing Agreement
                                                         (as to themselves), the Depositor as to the issuing
                                                         entity and any 1100(d)(1) party

*Additional Item: Disclosure per Item 1119 of Reg AB     All parties to the Pooling and Servicing Agreement

Additional Item: Disclosure per Item 1122 of Reg AB      Servicer and SubServicer, Trustee and Subcontractor
                                                         and Custodian

Additional Item: Disclosure per Items 1123 of Reg AB     Servicer and SubServicer, Trustee and Subcontractor
                                                         and Custodian

To the extent no notice is provided to the Trustee of the events or information as described above in this Exhibit T, the Trustee shall without further notice conclude that there is no event or information to be reported.

                                   EXHIBIT U

                   FORM OF ADDITIONAL DISCLOSURE NOTIFICATION

**SEND TO LASALLE VIA FAX AT 312-904-2084 AND VIA EMAIL TO EDGAR@ABANMRO.COM AND
    SEND TO BOTH LASALLE AND THE DEPOSITOR VIA OVERNIGHT MAIL TO THE ADDRESS
                              IMMEDIATELY BELOW**

LaSalle Bank, N.A., as Trustee
135 S. LaSalle Street, Suite 1511
Chicago, Illinois 60603
Attention: Global Securities and Trust Services - C-BASS, Series 2007-CB4--SEC REPORT PROCESSING

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080
Attention: Asset-Backed Finance

RE: **Additional Form [__] Disclosure**Required

Ladies and Gentlemen:

     In accordance with Section 3.29 of the Pooling and Servicing Agreement, dated as of April 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Credit-Based Asset Servicing and Securitization LLC, as seller (the "Seller"), Litton Loan Servicing LP, as servicer (the "Servicer"), and LaSalle Bank National Association, as trustee (the "Trustee"). The Undersigned, as [____], hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [___].

Description of Additional Form [___] Disclosure:

List of Any Attachments hereto to be included in the Additional Form [__]
Disclosure:

     Any inquiries related to this notification should be directed to [___], phone number: [___]; email address: [___].

                                        [NAME OF PARTY]
                                        as [role]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                       U-1